Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO AMENDED AND RESTATED CREDIT AGREEMENT

Amendment No. 1 to the Amended and Restated Credit Agreement, dated as of August 8, 2014, (this “Amendment”), to the Amended and Restated Credit Agreement dated as of April 1, 2014, by and among XPO LOGISTICS, INC., a Delaware corporation (“Parent Borrower”), certain of Parent Borrower’s wholly-owned Domestic Subsidiaries signatory thereto, as borrowers (collectively with Parent Borrower, referred to therein as the “U.S. Borrowers” and each, individually, as a “U.S. Borrower”), XPO LOGISTICS CANADA INC., an Ontario corporation (“XPO Canada”), certain of Parent Borrower’s other wholly-owned Canadian subsidiaries signatory thereto, as borrowers (collectively, referred to therein as the “Canadian Borrowers” and each, individually, as a “Canadian Borrower” and together with the U.S. Borrowers, collectively, referred to therein as the “Borrowers” and each, individually, as a “Borrower”), the Lenders from time to time party thereto, MORGAN STANLEY SENIOR FUNDING, INC., in its capacity as agent (in such capacity and together with any successors and assigns in such capacity, the “Agent”) and MORGAN STANLEY SENIOR FUNDING, INC. and JPMORGAN CHASE BANK, N.A. in their capacity as co-collateral agent (in such capacity and together with any successors and assigns in such capacity, the “Co-Collateral Agent”) (as amended, restated, modified and supplemented from time to time, the “Credit Agreement”); capitalized terms used and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement annexed hereto as Exhibit A.

WHEREAS, on July 29, 2014, the Parent Borrower has entered into an Agreement and Plan of Merger (the “Nexus Acquisition Agreement”) pursuant to which the Parent Borrower shall acquire all of the issued and outstanding Capital Stock of New Breed Holding Company (the “Nexus Acquisition”).

WHEREAS, in connection with the Nexus Acquisition and Nexus Acquisition Agreement, the Parent and the Requisite Lenders have agreed to amend the Credit Agreement to, among other things, expressly permit the consummation of the Nexus Transactions, including the incurrence of indebtedness in connection therewith (including on the terms described in the Nexus Commitment Letter, and including any notes issues in lieu thereof on the terms thereof (including any mandatory special redemption provisions and/or escrow arrangements)), the designation of Nexus Unrestricted Holdco, the Nexus Borrower and any of their subsidiaries as Unrestricted Subsidiaries, the contribution of 3PD Inc. and any direct or indirect parent of 3PD Inc. (or any of its direct or indirect parent, other than another Borrower) and any direct or indirect subsidiary of 3PD to an Unrestricted Subsidiary (or the designation of any such entity as an Unrestricted Subsidiary), and/or the direct acquisition of New Breed Holding Company by the Parent Borrower or any Restricted Subsidiary thereof, and all other transactions relating thereto, as contemplated by the Nexus Commitment Letter and the exhibits thereto (collectively, the “Nexus Related Transactions”).

NOW, THEREFORE, in consideration of the premises contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

Section 1. Amendment. The Credit Agreement is, effective as of the Restatement Effective Date (as defined below), hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Credit Agreement attached as Exhibit A hereto.

Section 2. Representations and Warranties, No Default.

(i) Each Credit Party hereby represents and warrants that as of the Restatement Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Credit Party contained in the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

(ii) After giving effect to this Amendment, neither the modification of the Credit Agreement effected pursuant to this Amendment nor the execution, delivery, performance or effectiveness of this Amendment: (i) impairs the grant, validity, priority or perfection of the Liens granted by the Credit Parties party hereto pursuant to any Loan Document, and such Liens continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action taken to perfect or to maintain the perfection of such Liens.

Section 3. Effectiveness. This Amendment shall become effective on the date (such date, the “Restatement Effective Date”) that the following conditions have been satisfied:

(i) Consents. Agent shall have received executed signature pages hereto from each Credit Party and the Requisite Lenders;

(ii) Fees. All fees and out-of-pocket expenses of Agent required to be paid or reimbursed by the Borrowers on the Restatement Effective Date under Section 12.03 of the Credit Agreement, shall, to the extent invoiced and provided in writing to the Parent Borrower at least one Business Day prior to the Restatement Effective Date, have been paid or reimbursed; and

(iii) Representations and Warranties, No Default. As of the Restatement Effective Date, after giving effect to this Amendment, (i) no Default or Event of Default has occurred and is continuing and (ii) all representations and warranties made by any Credit Party contained in this Amendment, the Credit Agreement or in the other Loan Documents are true and correct in all material respects with the same effect as though such representations and warranties had been made on and as of the date hereof (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct in all respects on the date hereof or on such earlier date, as the case may be (after giving effect to such qualification).

Section 4. Certain Post-Restatement Effective Date Requirements. Without limiting any obligations under the Credit Agreement, solely in the event that the Nexus Unrestricted Structure Transaction is implemented:

(i) within five Business Days of the date of the consummation of the Nexus Acquisition (or such later date as the Agent may agree in its reasonable discretion), Co-Collateral Agents shall have received updated Schedules 4.2, 4.6, 4.8 and 6.13, in each case updated as of the date of consummation of the Nexus Acquisition after giving effect thereto.

(ii) as of the date of the consummation of the Nexus Acquisition (or such later date as the Agent may agree in its reasonable discretion), Agent shall have received a completed Borrowing Base Certificate dated and effective as of the date of consummation of the Nexus Acquisition and signed by a Responsible Officer of the Parent Borrower, together with all attachments contemplated thereby, provided that if Parent Borrower does not comply with this Section 4(ii), then the sole effect of such non-compliance will be that the Lenders shall not be obligated to fund any Advance or incur any Letter of Credit Obligation until such time as such completed Borrowing Base Certificate is delivered.

Section 5. Lenders’ Fees. Parent Borrower shall pay all fees it has agreed to pay to any Lenders in connection with this Amendment No. 1 in accordance with the terms of any applicable agreements relating thereto between Parent Borrower and each such Lender.

Section 6. Consent to Nexus Acquisition and Nexus Related Transactions; Collateral Account. By their signatures hereto, the Requisite Lenders consent to the consummation of (a) the Nexus Acquisition in accordance with the terms of the Nexus Acquisition Agreement and (b) the Nexus Related Transactions in accordance with the terms of the Credit Agreement. In the event that the Parent Borrower or any of its Subsidiaries issues the Nexus Transaction Notes prior to the consummation of the Nexus Acquisition and the proceeds of such Nexus Transaction Notes are required by the terms of such Nexus Transaction Notes or any document or agreement executed in connection therewith to be deposited in an escrow or other cash collateral account (the “Proceeds Account”), such Proceeds Account shall not be (and shall not be required to be) subject to a pledge in favor of the Agent or the Secured Parties under any of the Loan Documents, and none of the Parent Borrower or any of its Subsidiaries shall be required to make such Proceeds Account subject to any control agreement or other arrangement of any kind in favor of the Agent or the Secured Parties.

Section 7. Counterparts. This Amendment may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Amendment by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment. Except as expressly set forth herein, (i) this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders, the L/C Issuers, Agent, Co-Collateral Agent in each case under the Credit Agreement or any other Loan Document, and (ii) shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document. Except as expressly set forth herein, each and every term, condition, obligation, covenant and agreement contained in the Credit Agreement or any other Loan Document is hereby ratified and re-affirmed in all respects and shall continue in full force and effect and each Credit Party reaffirms its obligations under the Loan Documents to which it is party and the grant of its Liens on the Collateral made by it pursuant to the Collateral Documents. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein or as provided in the exhibits hereto, operate as a waiver of any right, power or remedy of any Lender or Agent under any of the Loan Documents, or constitute a waiver of any provision of any of the Loan Documents. This Amendment shall not extinguish the Obligations for the payment of money outstanding prior to the Restatement Effective Date. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Original Credit Agreement, which shall remain in full force and effect, except to any extent modified hereby or as provided in the exhibits hereto. Except as expressly provided in the Credit Agreement, nothing implied in this Amendment or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties from the Loan Documents. This Amendment shall constitute a Loan Document for purposes of the Credit Agreement and from and after the Restatement Effective Date, all references to the Credit Agreement in any Loan Document and all references in the Credit Agreement to “this Agreement,” “hereunder,” “hereof” or words of like import referring to the Credit Agreement, shall, unless expressly provided otherwise, refer to the Credit Agreement as amended by this Amendment. Each of the Credit Parties hereby consents to this Amendment and confirms that all obligations of such Credit Party under the Loan Documents to which such Credit Party is a party shall continue to apply to the Credit Agreement as amended hereby. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case, as amended by this Amendment. Each Credit Party hereby expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof, (i) the covenants and agreements contained in each Loan Document to which it is a party, including, in each case, such covenants and agreements as in effect immediately after giving effect to this Amendment and the transactions contemplated hereby, (ii) its guarantee of the Obligations under the Loan Documents and (iii) its grant of Liens on the Collateral to secure the Obligations under the Loan Documents pursuant to the Loan Documents.

Section 10. Governing Law.

(a) EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES.

(b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AMENDMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATED TO THIS AMENDMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO AGENT, CO-COLLATERAL AGENTS OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, CO-COLLATERAL AGENTS, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT OR CO-COLLATERAL AGENTS FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF SUCH PERSON. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT

PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

(c) EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION 12.10 OF THE CREDIT AGREEMENT AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

Section 11. Amendment, Modification and Waiver. This Amendment may not be amended nor may any provision hereof be waived except pursuant to a writing signed by each Credit Party, Agent and each Lender signatory hereto.

Section 12. Entire Agreement. This Amendment, the Credit Agreement and the other Loan Documents constitute the entire agreement among the parties with respect to the subject matter hereof and thereof and supersede all other prior agreements and understandings, both written and verbal, among the parties or any of them with respect to the subject matter hereof.

Section 13. WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS, L/C ISSUERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

Section 14. Severability. Any term or provision of this Amendment which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Amendment or affecting the validity or enforceability of any of the terms or provisions of this Amendment in any other jurisdiction. If any provision of this Amendment is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as would be enforceable.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWERS:

XPO LOGISTICS, INC.
OCEAN WORLD LINES, INC.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Chief Financial Officer

3P DELIVERY CANADA INC.
3PDIC, INC. BOUNCE LOGISTICS, INC.
CONCERT GROUP LOGISTICS, INC.
SD LOGISTICS, LLC
XPO AIR CHARTER, LLC
XPO EXPRESS, INC.
XPO LAST MILE, INC.
XPO LOGISTICS CANADA INC.
XPO LOGISTICS, LLC
XPO NLM, INC.
XPO NLM, LLC

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Treasurer

INTERMODAL CONTAINER SERVICE, INC.
PACER INTERNATIONAL, INC.
RF INTERNATIONAL, LTD.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Chief Financial Officer and
Treasurer

PACER CARTAGE, INC.
PACER STACKTRAIN, INC.
PACER TRANSPORTATION SOLUTIONS, INC.
RAIL TO RAIL TRANSPORT, INC.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Vice President and Treasurer

PACER DISTRIBUTION SERVICES, INC.
PDS TRUCKING, INC.

By:	/s/ Ryan Brenan
	Name:	Ryan Brenan
	Title:	Controller and Treasurer

[Signature Page to Amendment]

CREDIT PARTIES:

XPO AQ, INC.
PACER TRANSPORT, INC.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Chief Financial Officer

3PD HOLDING, INC.
OPTIMA SERVICE SOLUTIONS, LLC
XPO DEDICATED, LLC
XPO GLOBAL LOGISTICS INC.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Treasurer

MANUFACTURERS CONSOLIDATION
SERVICE OF CANADA, INC.
PACER SERVICES, INC.

By:	/s/ John J. Hardig
	Name:	John J. Hardig
	Title:	Vice President and Treasurer

S & H TRANSPORT, INC.
S & H LEASING, INC.

By:	/s/ Jeffrey J. Cook
	Name:	Jeffrey J. Cook
	Title:	Vice President, Secretary and Treasurer

CTP LEASING, INC.

By:	/s/ Jeffrey J. Cook
	Name:	Jeffrey J. Cook
	Title:	Treasurer

[Signature Page to Amendment]

AGENTS:

MORGAN STANLEY SENIOR FUNDING, INC., as Agent and as Co-Collateral Agent

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Co-Collateral Agent

By:	/s/ Salvator P. Demma
Name:	Salvator P. Demma
Title:	Authorized Officer

[Signature Page to Amendment]

LENDERS:

MORGAN STANLEY BANK, N.A., as a Lender and L/C Issuer

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:	/s/ Lisa Hanson
Name:	Lisa Hanson
Title:	Authorized Signatory

[Signature Page to Amendment]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Vipul Dhadda
Name:	Vipul Dhadda
Title:	Authorized Signatory

By:	/s/ D. Andrew Maletta
Name:	D. Andrew Maletta
Title:	Authorized Signatory

[Signature Page to Amendment]

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:	/s/ Michael Shannon
Name:	Michael Shannon
Title:	Vice President

By:	/s/ Peter Cucchiara
Name:	Peter Cucchiara
Title:	Vice President

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Salvator P. Demma
Name:	Salvator P. Demma
Title:	Authorized Officer

[Signature Page to Amendment]

CITIBANK, N.A., as a Lender

By:	/s/ Matthew Paquin
Name:	Matthew Paquin
Title:	Vice President and Director

[Signature Page to Amendment]

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Paul A. Taubeneck
Name:	Paul A. Taubeneck
Title:	Vice President

[Signature Page to Amendment]

RBS CITIZENS BUSINESS CAPITAL, A DIVISION OF RBS ASSET FINANCE, INC., A SUBSIDIARY OF CITIZENS BANK, N.A.,
as a Lender

By:
Name:
Title:

~~Execution Version~~Exhibit A

$415,000,000

AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT

by and among

XPO LOGISTICS, INC. AND

CERTAIN SUBSIDIARIES OF XPO LOGISTICS, INC.

NAMED HEREIN,

as Borrowers,

THE OTHER CREDIT PARTIES SIGNATORY HERETO,

as Credit Parties,

THE LENDERS SIGNATORY HERETO

FROM TIME TO TIME,

as Lenders,

MORGAN STANLEY SENIOR FUNDING, INC.,

as Agent,

MORGAN STANLEY SENIOR FUNDING, INC. AND JPMORGAN CHASE BANK, N.A.,

as Co-Collateral Agents

MORGAN STANLEY SENIOR FUNDING, INC., CREDIT SUISSE SECURITIES (USA)

LLC, DEUTSCHE BANK SECURITIES INC., J.P. MORGAN SECURITIES LLC AND

CITIGROUP GLOBAL MARKETS INC.,

as Joint Lead Arrangers and Joint Bookrunners

J.P. MORGAN SECURITIES LLC AND DEUTSCHE BANK SECURITIES INC.,

as Co-Syndication Agents

-and-

CREDIT SUISSE SECURITIES (USA) LLC, CITIGROUP GLOBAL MARKETS INC., AND

KEYBANK NATIONAL ASSOCIATION,

as Co-Documentation Agents

Dated as of April 1, 2014

as amended as of August 8, 2014

TABLE OF ~~CONTENT~~CONTENTS

1.	DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS	2
1.1	Definitions	2
1.2	Rules of Construction	~~44~~46
1.3	Interpretive Matters	~~45~~46
1.4	GAAP	~~45~~47
1.5	Timing of Payment or Performance	~~45~~47
1.6	Quebec Matters	~~46~~47
1.7	Quebec Security	~~46~~48
1.8	Permitted Encumbrances	~~47~~49
1.9	Interest Act (Canada)	~~47~~49
1.10	Criminal Code (Canada)	~~47~~49
1.11	Anti-Money Laundering (Canada)	~~47~~49
2.	AMOUNT AND TERMS OF CREDIT	~~48~~49
2.1	Credit Facilities	~~48~~49
2.2	Letters of Credit	~~51~~52
2.3	Prepayments	~~56~~58
2.4	Use of Proceeds	~~57~~59
2.5	Interest; Applicable Margins	~~57~~59
2.6	Cash Management Systems	~~59~~61
2.7	Fees	~~59~~61
2.8	Receipt of Payments	~~60~~61
2.9	Application and Allocation of Payments	~~60~~62
2.10	Loan Account and Accounting	~~61~~62
2.11	Indemnity	~~61~~63
2.12	Access	~~63~~64
2.13	Taxes	~~63~~65
2.14	Capital Adequacy; Increased Costs; Illegality	~~65~~67
2.15	Single Loan	~~68~~69
2.16	Incremental Revolving Loans; Extensions	~~68~~69
2.17	Bank Products	~~70~~71
2.18	Reserves Generally	~~70~~71
3.	CONDITIONS PRECEDENT	~~70~~72
3.1	Conditions to the Initial Loans	~~70~~72
3.2	Further Conditions to Each Loan, Each Letter of Credit Obligation, and Each Continuation/Conversion	~~74~~75
4.	REPRESENTATIONS AND WARRANTIES	~~75~~76
4.1	Corporate Existence; Compliance with Law	~~75~~76
4.2	Chief Executive Offices; Collateral Locations; FEIN	~~75~~76
4.3	Corporate Power; Authorization; Enforceable Obligations	~~75~~77
4.4	Financial Statements and Business Plan	~~76~~77
4.5	Material Adverse Effect	~~77~~78
4.6	Ownership of Property; Liens	~~77~~78
4.7	Labor Matters	~~77~~79
4.8	Subsidiaries and Joint Ventures	~~78~~79
4.9	Investment Company Act	~~78~~79

-i-

4.10	Margin Regulations	~~78~~79
4.11	Taxes/Other	~~78~~79
4.12	ERISA	~~78~~79
4.13	No Litigation	~~79~~80
4.14	Brokers	~~79~~80
4.15	Intellectual Property	~~79~~80
4.16	Full Disclosure	~~80~~81
4.17	Environmental Matters	~~80~~81
4.18	Insurance	~~80~~82
4.19	Deposit and Disbursement Accounts	~~80~~82
4.20	No Default	~~81~~82
4.21	Creation and Perfection of Security Interests	~~81~~82
4.22	Solvency	~~81~~82
4.23	Foreign Assets, Control Regulations, and Anti-Money Laundering	~~81~~82
4.24	Patriot Act: Use of Proceeds	~~81~~83
4.25	[Reserved]	~~82~~83
4.26	Status as Senior Debt	~~82~~83
4.27	FCPA and Related	~~82~~83
4.28	Borrowing Base Certificates	~~82~~83
4.29	Drivers	~~82~~83
4.30	Canadian Pension Plans and Canadian Benefit Plans	~~83~~84
5.	FINANCIAL STATEMENTS AND INFORMATION	~~83~~84
5.1	Financial Reports and Notices	~~83~~84
5.2	Collateral Reporting	~~86~~87
6.	AFFIRMATIVE COVENANTS	~~87~~88
6.1	Maintenance of Existence and Conduct of Business	~~87~~88
6.2	Payment of Charges and Taxes	~~87~~88
6.3	Books and Records	~~88~~89
6.4	Insurance; Damage to or Destruction of Collateral	~~88~~89
6.5	Compliance with Laws	~~88~~89
6.6	PATRIOT Act	~~88~~89
6.7	Intellectual Property	~~88~~89
6.8	Environmental Matters	~~88~~89
6.9	[Reserved]	~~89~~90
6.10	Further Assurances	~~89~~90
6.11	ERISA Matters	~~89~~90
6.12	New Subsidiaries	~~89~~90
6.13	Designation of Subsidiaries	~~90~~91
6.14	Post-Closing Matters	~~91~~92
6.15	Use of Proceeds	~~91~~92
6.16	Driver Payables	~~91~~92
6.17	Rolling Stock	~~91~~92
7.	NEGATIVE COVENANTS	~~92~~93
7.1	Mergers, Fundamental Changes, Etc	~~92~~93
7.2	Investments; Loans and Advances	~~93~~94
7.3	Indebtedness	~~95~~96

-ii-

7.4	Affiliate Transactions	~~97~~98
7.5	Amendment of Certain Documents; Line of Business	~~98~~99
7.6	[Reserved.]	~~98~~99
7.7	Liens	~~98~~99
7.8	Sale of Capital Stock and Assets	~~101~~103
7.9	ERISA	~~103~~104
7.10	Financial Covenants	~~103~~104
7.11	Hazardous Materials	~~104~~106
7.12	Limitations on Payments, Prepayments of Indebtedness	~~104~~106
7.13	Restricted Payments	~~105~~106
7.14	Change of Jurisdiction of Incorporation; Change of Fiscal Year	~~105~~107
7.15	[Reserved.]	~~106~~107
7.16	No Speculative Transactions	~~106~~107
7.17	Canadian Pension Plans	~~106~~107
7.18	OFAC; Patriot Act	~~106~~108
7.19	Limitation of Restrictions Affecting Subsidiaries	~~106~~108
8.	TERM	~~107~~108
8.1	Termination	~~107~~109
8.2	Survival of Obligations Upon Termination of Financing Arrangements	~~107~~109
9.	EVENTS OF DEFAULT; RIGHTS AND REMEDIES	~~107~~109
9.1	Events of Default	~~107~~109
9.2	Remedies	~~110~~111
9.3	Waivers by Credit Parties	~~110~~112
9.4	Cure Right	~~110~~112
10.	APPOINTMENT OF AGENT	~~111~~113
10.1	Appointment of Agents	~~111~~113
10.2	Agents’ Reliance, Etc	~~112~~114
10.3	MSSF, JPMorgan Chase and Affiliates	~~113~~114
10.4	Lender Credit Decision	~~113~~115
10.5	Indemnification	~~113~~115
10.6	Successor Agent and Successor Co-Collaterals	~~114~~115
10.7	Setoff and Sharing of Payments	~~115~~116
10.8	Advances; Payments; Availability of Lender’s Pro Rata Share; Return of Payments; Non-Funding Lenders; Dissemination of Information; Actions in Concert	~~115~~117
10.9	Actions in Concert	~~118~~119
10.10	Procedures	~~118~~119
10.11	Collateral Matters	~~118~~119
10.12	Additional Agents	~~119~~120
10.13	Distribution of Materials to Lenders and L/C Issuers	~~119~~121
10.14	Agent	~~120~~122
11.	ASSIGNMENT AND PARTICIPATIONS; SUCCESSORS AND ASSIGNS	~~120~~122
11.1	Assignment and Participations	~~120~~122
11.2	Successors and Assigns	~~123~~125
11.3	Certain Assignees	~~124~~125
12.	MISCELLANEOUS	~~124~~125
12.1	Complete Agreement; Modification of Agreement	~~124~~125

-iii-

12.2	Amendments and Waivers	~~124~~126
12.3	Fees and Expenses	~~126~~128
12.4	No Waiver	~~128~~129
12.5	Remedies	~~128~~129
12.6	Severability	~~128~~129
12.7	Conflict of Terms	~~128~~129
12.8	Confidentiality	~~128~~130
12.9	GOVERNING LAW	~~129~~130
12.10	Notices	~~130~~131
12.11	Section Titles	~~132~~133
12.12	Counterparts	~~132~~133
12.13	WAIVER OF JURY TRIAL	~~132~~133
12.14	Press Releases and Related Matters	~~132~~134
12.15	Reinstatement	~~132~~134
12.16	Advice of Counsel	~~132~~134
12.17	No Strict Construction	~~133~~134
12.18	Patriot Act Notice	~~133~~134
12.19	Currency Equivalency Generally	~~133~~134
12.20	Judgment Currency	~~133~~134
12.21	Electronic Transmissions	~~133~~135
12.22	Independence of Provisions	~~134~~136
12.23	No Third Parties Benefited	~~135~~136
12.24	Relationships between Lenders and Credit Parties	~~135~~136
13.	CROSS-GUARANTY	~~135~~136
13.1	Cross-Guaranty	~~135~~136
13.2	Waivers by Borrowers	~~136~~137
13.3	Benefit of Guaranty	~~136~~137
13.4	Subordination of Subrogation, Etc	~~136~~138
13.5	Election of Remedies	~~136~~138
13.6	Limitation	~~137~~138
13.7	Contribution with Respect to Guaranty Obligations	~~137~~139
13.8	Liability Cumulative	~~138~~139
13.9	Obligations of the Canadian Domiciled Credit Parties	~~138~~139
13.10	No Novation	~~138~~140

-iv-

INDEX OF APPENDICES

Annex A	—	Cash Management System
Annex B	—	Agent’s Wire Transfer Information
Annex C	—	Commitments as of Closing Date
Exhibit 2.1(a)(i)	—	Form of Notice of Revolving Credit Advance
Exhibit 2.1(a)(ii)	—	Form of Revolving Note
Exhibit 2.1(b)(ii)	—	Form of Swing Line Note
Exhibit 2.5(e)	—	Form of Notice of Conversion/Continuation
Exhibit 5.2	—	Form of Borrowing Base Certificate
Exhibit 11.1(a)	—	Form of Assignment Agreement
Schedule A-1	—	Subsidiary Guarantors
Schedule (2.1)	—	Agent’s Representatives
Schedule (4.1)	—	Type of Entity; Jurisdiction of Organization
Schedule (4.2)	—	Chief Executive Office, Jurisdiction of Organization; Principal Place of Business; Collateral Locations; FEIN
Schedule (4.6)	—	Real Estate and Leases
Schedule (4.7)	—	Labor Matters
Schedule (4.8)	—	Subsidiaries and Joint Ventures
Schedule (4.11)	—	Tax Matters
Schedule (4.13)	—	Litigation
Schedule (4.14)	—	Brokers
Schedule (4.15)	—	Intellectual Property
Schedule (4.17)	—	Hazardous Materials
Schedule (4.19)	—	Deposit Accounts
Schedule (4.21(a))	—	Pledged Collateral Filing Offices
Schedule (6.13)	—	Unrestricted Subsidiaries
Schedule (6.14)	—	Post-Closing Matters
Schedule (7.2)	—	Existing Investments
Schedule (7.3(d))	—	Existing Indebtedness
Schedule (7.4)	—	Affiliate Transactions
Schedule (7.7)	—	Liens in Existence on Closing Date

-v-

~~TABLE OF CONTENT~~

REVOLVING LOAN CREDIT AGREEMENT

This AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, this “Agreement”), dated as of April 1, 2014 and amended as of August 8, 2014, by and among XPO LOGISTICS, INC., a Delaware corporation (“Parent Borrower”), and certain of Parent Borrower’s wholly-owned domestic subsidiaries signatory hereto, as borrowers (collectively, referred to herein as the “U.S. Borrowers” and each, individually, as a “U.S. Borrower”), XPO Logistics Canada Inc., an Ontario corporation (“XPO Canada”), and certain of Parent Borrower’s wholly-owned other Canadian subsidiaries signatory hereto, as borrowers (collectively, referred to herein as the “Canadian Borrowers” and each, individually, as a “Canadian Borrower” and together with the U.S. Borrowers, collectively, referred to herein as the “Borrowers” and each, individually, as a “Borrower”); the other Credit Parties (with such term and each other capitalized term used but not defined in this preamble having the meaning assigned thereto in Article 1), from time to time, signatory hereto; MORGAN STANLEY SENIOR FUNDING, INC. (“MSSF”), as administrative agent for the Lenders (together, with any permitted successors in such capacity, “Agent”); MSSF and JPMORGAN CHASE BANK, N.A. (“JPMorgan Chase”), as co-collateral agents for the Lenders (together, with any permitted successors in such capacity, “Co-Collateral Agents”); the Lenders and L/C Issuers signatory hereto from time to time.

RECITALS

WHEREAS, the Borrowers, Agent ~~and the Lenders (as defined in the Existing Credit Agreement (as defined below)) are party to the Existing~~, Co-Collateral Agents, certain Lenders and L/C Issuers are party to a that certain AMENDED AND RESTATED REVOLVING LOAN CREDIT AGREEMENT, dated as of April 1, 2014 (the “Original Credit Agreement”); and

WHEREAS, ~~Borrowers, have requested that Agent and the Lenders amend and restate the Existing Credit Agreement, to among other things provide for a $415,000,000 secured revolving credit facility on the terms and subject to the conditions set forth in this Agreement for purposes permitted under Section 2.4;~~pursuant to Amendment No. 1 to the Original Credit Agreement, dated as of the date hereof to which this Agreement is attached as Exhibit A (“Amendment No. 1”) the parties thereto have agreed to amend the Original Credit Agreement.

WHEREAS, the U.S. Borrowers have agreed to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a first priority security interest in the U.S. Collateral;

WHEREAS, the Canadian Borrowers have agreed to secure all of their Obligations under the Loan Documents by granting to Agent, for the benefit of the Secured Parties, a first priority security interest in the Canadian Collateral;

WHEREAS, the Lenders are willing to make certain loans and other extensions of credit to the Borrowers of up to such amounts upon the terms and conditions set forth herein; and

WHEREAS, all Annexes, Schedules, Exhibits and other attachments (collectively, “Appendices”) to the Original Credit Agreement, expressly identified in the Original Credit Agreement, hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together with this Agreement, shall constitute but a single agreement. These Recitals shall be construed as part of this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

Section 15. DEFINITIONS, ACCOUNTING PRINCIPLES AND OTHER INTERPRETIVE MATTERS.

(a) Definitions. For purposes of this Agreement:

“30 Day Availability” means the quotient obtained by dividing (a) the sum of each day’s Availability during the 30-consecutive day period immediately preceding a proposed transaction by (ii) 30.

“AAR” means the Association of American Railroads or any successor thereto.

“AAR Rules” means the Code of Car Service Rules/Code of Car Hire Rules contained in AAR Circular OT-10 as promulgated in the Official Railway Equipment Register, as in effect from time to time, or any successor thereto.

“Account Debtor” means any Person who may become obligated to any Credit Party on account of, an Account, Chattel Paper or General Intangibles (including a payment intangible).

“Account” means all “accounts” as defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party.

“Accounting Changes” has the meaning ascribed to it in Section 1.4.

“Acquisition” means, with respect to any Person, (a) the acquisition by such Person of the Capital Stock of any other Person resulting in such other Person becoming a Subsidiary of such Person, (b) the acquisition by such Person of all or substantially all of the assets of any other Person or of a division or business line of such Person, or (c) any merger, amalgamation or consolidation of such Person or a Subsidiary of such Person with any other Person so long as the surviving or continuing entity of such merger, amalgamation or consolidation is such Person or a Subsidiary of such Person.

“Activation Event” and “Activation Notice” have the meanings ascribed thereto in Annex A.

“Administrative Services Agreement” means that certain Administrative Services Agreement, dated October 15, 2001, by and between Pacer International and Greenbrier Leasing Company LLC, as amended, restated, supplemented or otherwise modified from time to time.

“Advance” means any Revolving Credit Advance or Swing Line Advance, as the context may require.

“Affected Lender” has the meaning ascribed to it in Section 2.14(d).

“Affiliate” means, with respect to any Person, (a) each Person that, directly or indirectly, owns or controls, whether beneficially, or as a trustee, guardian or other fiduciary, 20% or more of the Capital Stock having ordinary voting power in the election of directors of such Person and (b) each Person that controls, is controlled by or is under common control with such Person. For the purposes of this definition, “control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of its management or policies, whether through the ownership of voting securities, by contract or otherwise. Notwithstanding the foregoing, the term “Affiliate” shall specifically exclude Agent, each Co-Collateral Agent and each Lender.

“Agent” has the meaning ascribed to it in the preamble to this Agreement.

“Aggregate Consideration” means, with respect to any Permitted Acquisition, the sum (without duplication) of (a) the aggregate amount of all cash paid (or to be paid) by the Borrowers or any of their Subsidiaries in connection with such Permitted Acquisition (excluding payments of fees and costs and expenses in connection therewith and all contingent cash purchase price, earn-out and other similar contingent obligations of any Borrower and its Subsidiaries incurred and reasonably expected to be incurred in connection therewith (as determined in good faith by Parent Borrower at the time of the consummation of the Acquisition)), (b) the aggregate principal amount of all Indebtedness assumed, incurred, acquired, refinanced and/or issued in connection with such Permitted Acquisition, including without limitation any seller notes (or other similar obligations) to the extent permitted by Section 7.3 and (c) the fair market value of all other consideration (other than common Capital Stock and other Qualified Capital Stock of Parent Borrower) payable in connection with such Permitted Acquisition.

“Agreement” ~~means this $415,000,000 Amended and Restated Revolving Loan Credit Agreement, dated as of April 1, 2014, by and among the Borrowers, the other Credit Parties party hereto, Agent, Co-Collateral Agents and the Lenders and L/C Issuers from time to time party hereto, as the same may be amended, supplemented, restated or otherwise modified from time to time.~~has the meaning given to such term in the preamble hereto.

“Amendment No. 1” has the meaning ascribed to it in the recitals to this Agreement.

“Appendices” has the meaning ascribed to it in the recitals to this Agreement.

“Applicable Commitment Fee Percentage” shall mean, for any day, the applicable percentage set forth below under the caption “Applicable Commitment Fee Percentage” based upon the Quarterly Average Unused Revolving Facility Balance as of the last day of the most recently ended fiscal quarter:

Quarterly Average Unused Revolving Facility Balance	Applicable Commitment Fee Percentage
Category 1 > 50% of the Total Commitments	0.375% per annum
Category 2 ≤ 50% of the Total Commitments	0.25% per annum

(i) the Applicable Commitment Fee Percentage shall be calculated once each fiscal quarter, as of the last day of each such fiscal quarter, based upon the Quarterly Average Unused Revolving Facility Balance for such fiscal quarter, (ii) the Applicable Commitment Fee Percentage from the Closing Date through and including the last day of the first fiscal quarter to end following the Closing Date shall be the applicable percentage set forth in Category 1 above and thereafter shall be adjusted in accordance with the provisions hereof, (iii) in the event that the Borrowers fail to provide any Borrowing Base Certificate required hereunder with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate was otherwise required, the Applicable Commitment Fee Percentage shall be deemed to be Category 1 above for all purposes until the date on which such required Borrowing Base Certificate is provided and (iv) at any time after the occurrence and during the continuance of an Event of Default, the Applicable Commitment Fee Percentage shall be deemed to be Category 1 above.

In the event that the Borrowing Base Certificate delivered is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Commitment Fee Percentage for any period (an “Applicable Period”) than the Applicable Commitment Fee Percentage applied for such Applicable Period, then (a) the Parent Borrower shall as promptly as practicable deliver to Agent a corrected Borrowing Base Certificate for such Applicable Period, (b) the Applicable Commitment Fee Percentage shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (c) the Borrowers shall as promptly as practicable pay to Agent (for the account of the Lenders during the Applicable Period or their successors and assigns) the accrued additional Commitment Fee owing as a result of such increased Applicable Commitment Fee Percentage for such Applicable Period. This paragraph shall not limit the rights of Agent, Co-Collateral Agents or the Lenders with respect to Article 9 hereof, and shall survive the termination of this Agreement.

All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

“Applicable Conditions” means (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) (x) the 30 Day Availability immediately preceding the proposed transaction and (y) Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is equal to or greater than the greater of (i) 12.5% of Available Credit and (ii) $25,000,000 and (c) for transactions in an amount in excess of $2,500,000, Parent Borrower shall have delivered a customary officer’s certificate to Agent certifying as to compliance with the requirements of clauses (a) and (b).

“Applicable Margin” shall mean for any day with respect to any LIBOR Loan or any Base Rate Loan, the applicable margin per annum set forth below under the caption “LIBOR Margin,” “Base Rate Margin,” as the case may be, based upon the Quarterly Average Availability Percentage as of the last day of the most recently ended fiscal quarter:

Quarterly Average Availability Percentage	LIBOR Margin	Base Rate Margin
Category 1 < 33%	2.25%	1.25%
Category 2 ≥ 33% < 67%	2.00%	1.00%
Category 3 ≥ 67%	1.75%	0.75%

(i) the Applicable Margin shall be calculated and established once each fiscal quarter, as of the last day of each such fiscal quarter, and shall remain in effect until adjusted thereafter after the end of each such fiscal quarter, (ii) each adjustment of the Applicable Margin shall be effective as of the first day of a fiscal quarter based on the Quarterly Average Availability Percentage for the immediately preceding fiscal quarter, (iii) in the event that the Borrowers fail to provide any Borrowing Base Certificate required hereunder with respect thereto for any period on the date required hereunder, effective as of the date on which such Borrowing Base Certificate was otherwise required, the Applicable Margin shall be deemed to be Category 1 above for all purposes until the date on which such required Borrowing Base Certificate is provided and (iv) at any time after the occurrence and during the continuance of an Event of Default, upon notice from Agent to Parent Borrower the Applicable Margin shall be deemed to be Category 1 above.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the Borrowing Base Certificate delivered is inaccurate (regardless of whether this Agreement or the Commitments are in effect when such inaccuracy is discovered), and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any applicable period than the Applicable Margin applied for such applicable period, then (i) Parent Borrower shall as promptly as possible deliver to Agent a corrected Borrowing Base Certificate for such Applicable Period, (ii) the Applicable Margin shall be determined based on the corrected Borrowing Base Certificate for such Applicable Period, and (iii) the Borrowers shall as promptly as possible pay to Agent (for the account of the Lenders during the applicable period or their successors and assigns) the accrued additional interest owing as a result of such increased Applicable Margin for such Applicable Period. This paragraph shall not limit the rights of Agent, Co-Collateral Agents or the Lenders with respect to Article 9 hereof, and shall survive the termination of this Agreement.

“Approved Fund” means, with respect to any Lender, any Person (other than a natural Person) that (a) is or will be engaged in making, purchasing, holding or otherwise investing in revolving commercial loans and similar extensions of credit in the ordinary course of its business and (b) is advised or managed by (i) such Lender, (ii) any Affiliate of such Lender or (iii) any Person (other than a natural Person) or any Affiliate of any Person (other than a natural Person) that administers or manages such Lender.

“Assignment Agreement” has the meaning ascribed to it in Section 11.1(a)(i).

“Availability” means, as of any date of determination, the amount (if any) by which (a) the Available Credit, exceeds (b) the sum of the aggregate Dollar Equivalent of (i) Revolving Credit Advances plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (iii) Swing Line Loans plus (iv) the Existing Senior Notes Reserve.

“Available Credit” means, as of any date of determination, the lesser of (a) the Commitment of all Lenders and (b) the Borrowing Base as most recently reported by the Credit Parties on or prior to such date of determination.

“Average Availability Percentage” shall mean, as of any date of determination with respect to any period, an amount equal to the sum of the actual amount of Availability on each day during such period expressed as a percentage of the Available Credit for such day, divided by the number of days in such period.

“Average Unused Revolving Facility Balance” shall mean, as of any date of determination, an amount equal to the sum of (a) the Commitments less (b) the sum of (i) the aggregate Dollar Equivalent of the Revolving Credit Advances outstanding on such day, plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents), divided by the number of days in such period.

“BA Rate” means (i) the rate of interest per annum equal to the average rate applicable to bankers’ acceptances with a comparable face amount to the principal amount of the applicable Canadian Dollar Loans and having an identical or comparable term as the LIBOR Period of the proposed Canadian Dollar Loans, displayed and identified as such on the display referred to as the “CDOR Page” (or any display substituted therefor) of Reuter Monitor Money Rates Service as at or about 10:00 A.M. (Toronto time) on the day that is the first day of such LIBOR Period (or, if such day is not a Business Day, as of 10:00 A.M. (Toronto time) on the immediately preceding Business Day), or (ii) if such rates do not appear on the CDOR Page at such time and on such date, the rate for such date will be the annual discount rate (rounded upward to the nearest whole multiple of 1/100 of 1.0%) as of 10:00 A.M. (Toronto time) on such day at which Agent (or a bank that is listed on Schedule 1 of the Bank Act (Canada) acceptable to Agent) is then offering to purchase such bankers’ acceptances having such specified term (or a term as closely as possible comparable to such specified term).

“Bank Products” means any one or more of the following types of services or facilities extended to the Credit Parties by a Person who at the time such services or facilities were extended was a Lender or Agent (or any Affiliate or branch of a Lender or Agent): (a) any treasury or other cash management services, including (i) deposit account, (ii) automated clearing house (ACH) origination and other funds transfer, (iii) depository (including cash vault and check deposit), (iv) zero balance accounts and sweep, and other ACH Transactions, (v) return items processing, (vi) controlled disbursement, (vii) positive pay, (viii) lockbox, (ix) account reconciliation and information reporting, (x) payables outsourcing, (xi) payroll processing, and (xii) daylight overdraft facilities and (b) card services, including (i) credit card (including purchasing card and commercial card), (ii) prepaid card, including payroll, stored value and gift cards, (iii) merchant services processing, and (iv) debit card services.

“Bank Products Documents” means all agreements entered into from time to time by the Credit Parties in connection with any of the Bank Products.

“Bank Products Obligations” means any debts, liabilities and obligations as existing from time to time of any Credit Party arising from or in connection with any Bank Products under any Bank Product Document and, if Agent or any Lender ceases to be Agent or a Lender, as applicable, any debts, liabilities and obligations as existing from time to time of any Credit Party to Agent or such Lender, as applicable, arising from or in connection with any Bank Product Documents entered into at a time when Agent was Agent or such Lender was a Lender, as applicable.

“Bankruptcy Code” means the United States Bankruptcy Code, 11 U.S.C. §§ 101 et seq.

“Base Rate” means, for any day, a floating rate equal to the highest of (i) the rate that Agent announces from time to time as its prime or base commercial lending rate, as in effect from time to time, (ii) the Federal Funds Rate plus 50 basis points per annum and (iii) LIBOR Rate for a LIBOR Period of one-month beginning on such day plus 1.00%. Each change in any interest rate provided for in this Agreement based upon the Base Rate shall take effect at the time of such change in the Base Rate.

“Base Rate Loan” means a Loan or portion thereof bearing interest by reference to the (a) Base Rate, with respect to Base Rate Loans made in Dollars and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars.

“Base Rate Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the (a) Base Rate, with respect to Base Rate Loans made in Dollars and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars, applicable to the Revolver Credit Advances, as determined by reference to the definition of Applicable Margin.

“BIA” means the Bankruptcy and Insolvency Act (Canada).

“Blocked Accounts” has the meaning ascribed to it in Annex A.

“Board of Directors” means, as to any Person, the board of directors (or comparable managers) of such Person, or any committee thereof duly authorized to act on behalf of the board of directors (or comparable managers).

“Borrower Materials” has the meaning ascribed to it in Section 10.13(a).

“Borrower Representative” means Parent Borrower in its capacity as Borrower Representative pursuant to the provisions of Section 2.1(c).

“Borrower Workspace” has the meaning ascribed to it in Section 10.13(a).

“Borrower” and “Borrowers” have the respective meanings ascribed to them in the preamble to this Agreement.

“Borrowing Base” means, at any time, the sum of the U.S. Borrowing Base plus the Canadian Borrowing Base.

“Borrowing Base Certificate” means a certificate to be executed and delivered from time to time by Borrower Representative substantially in the form attached to this Agreement as Exhibit 5.2, as such form, subject to the terms hereof, may from time to time be modified as agreed by Parent Borrower and Co-Collateral Agents.

“Borrowing Base Collateral” has the meaning ascribed to it in Section 2.18.

“Business Day” means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in the State of New York and in reference to LIBOR Loans means any such day that is also a LIBOR Business Day. When used in connection with any Loan to a Canadian Borrower or any payment made in connection therewith, the term “Business Day” shall also exclude any day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the Province of Ontario.

“Business Plan” means Borrowers’ and their Subsidiaries’ forecasted consolidated: (a) balance sheets; (b) income statements; and (c) cash flow statements, in a format consistent with the historical Financial Statements of Borrowers and their Subsidiaries, together with appropriate supporting details and a statement of underlying assumptions.

“Canadian Availability” means, as of any date of determination, the amount (if any) by which (a) Canadian Available Credit, exceeds (b) the sum of the aggregate Dollar Equivalent of (i) Revolver Credit Advances made to the Canadian Borrowers plus (ii) the Canadian Borrowers’ Letter of Credit Obligations (other than the Canadian Borrowers’ Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents).

“Canadian Available Credit” means, as of any date of determination, the lesser of (a) the Canadian Commitment and (b) the Canadian Borrowing Base as most recently reported by the Credit Parties on or prior to such date of determination.

“Canadian Base Rate” means, at any time, the annual rate of interest equal to the greater of (a) the annual rate from time to time publicly announced by Agent (or a bank that is listed on Schedule 1 of the Bank Act (Canada) acceptable to Agent) as its prime rate in effect for determining interest rates on Canadian Dollar denominated commercial loans made in Canada and (b) the annual rate of interest equal to the sum of the 30-day BA Rate at such time plus 1% percent per annum.

“Canadian Benefit Plan” means each pension, retirement, savings, profit sharing, medical, dental and other employee health and welfare plan, arrangement or program sponsored, maintained or contributed to by any Credit Party or under which any Credit Party has any actual or potential liability in respect of its employees or former employees in Canada, other than a Canadian Pension Plan.

“Canadian Borrower” and “Canadian Borrowers” has the meaning ascribed to it in the preamble to this Agreement.

“Canadian Borrowers’ Letter of Credit Obligations” means the aggregate Dollar Equivalent of all Letter of Credit Obligations in connection with the issuance of Letters of Credit on behalf of a Canadian Borrower or in respect of the Canadian Commitments.

“Canadian Borrowing Base” means, as of any date of determination, from time to time, as to the Canadian Borrowers, an amount equal to the aggregate Dollar Equivalent of the sum at such time of:

Section 1.01 an amount equal the least of:

(a) the sum at such time of (A) the U.S. Borrowing Base minus the sum of (x) Revolver Credit Advances plus (y) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (z) Swing Line Loans plus (B) the product of (x) 85% multiplied by (y) the Canadian Borrowers’ Eligible Accounts plus (C) the lesser of (x) the product of (1) 65% multiplied by (2) the cost of the Canadian Borrowers’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof), and (y) the product of (1) 85% multiplied by (2) the cost of the Canadian Borrowers’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof) multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Equipment appraisal obtained by Agent, at such time; provided that the Canadian Borrowing Base shall not include sub-clause (C) above until such time as the Requisite Lenders consent in accordance with the provisions of Section 12.2, after the Closing Date, to include assets described in sub-clause (C) above in the calculation of the Canadian Borrowing Base; provided further that a maximum of 10% of the Canadian Borrowing Base that is calculated under this clause (i) shall be attributable to the Canadian Borrowers’ Eligible Equipment;

(b) $100,000,000; and

(c) Availability; minus

Section 1.02 the Dilution Reserve, the Rent Reserve, the Canadian Priority Payables Reserve, and such other Reserves established by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18.

The Canadian Borrowing Base shall be determined by reference to the most recent Borrowing Base Certificate delivered to Agent pursuant to Section 5.2. Notwithstanding anything to the contrary contained herein, determinations as to Reserves, and adjustments related to the Canadian Borrowing Base shall be made by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18 and to assure that the Canadian Borrowing Base is calculated in accordance with the terms of this Agreement.

“Canadian Commitment” means, as to any Lender, the commitment of such Lender to make Advances as set forth on Annex C to the Canadian Borrowers, which commitment constitutes a subfacility of the Commitment of such Lender. The aggregate Canadian Commitment on the Closing Date is One Hundred Million Dollars ($100,000,000), which commitment constitutes a subfacility of the aggregate Commitments of all Lenders.

“Canadian Dollars” or “C$” means the lawful currency of Canada.

“Canadian Domiciled Credit Party” means the Canadian Borrowers and any other Credit Party incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Guarantor” means each Guarantor that is incorporated or otherwise organized under the laws of Canada or any province or territory thereof.

“Canadian Guaranty” means that certain Guaranty, substantially in the form as agreed to by Agent, dated as of October 18, 2013, executed by each Borrower and Subsidiary Guarantor in favor of Agent for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Canadian Lenders” means the Persons (or an Affiliate or branch of any such Person that is acting on behalf of such Person, in which case the term “Canadian Lenders” shall include any such Affiliate or branch with respect to the Canadian Loans made by such Affiliate or branch) as having a Canadian Commitment and any other Person that shall acquire a Canadian Commitment, other than any such Person that ceases to be a Canadian Lender pursuant to an Assignment and Assumption.

“Canadian Letters of Credit” has the meaning ascribed to it in Section 2.2(f).

“Canadian Loans” means, at any time, the sum of the aggregate Dollar Equivalent of (a) the aggregate amount of Revolving Credit Advances outstanding to the Canadian Borrowers plus (b) the aggregate Canadian Borrowers’ Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the Canadian Loans shall include the outstanding balance of the Canadian Borrowers’ Letter of Credit Obligations.

“Canadian Overadvance” means, as of any date of determination, the sum of the aggregate Dollar Equivalent of (i) Canadian Loans then outstanding less (ii) the Canadian Available Credit.

“Canadian Pension Plan” means a “registered pension plan”, as that term is defined in subsection 248(1) of the Income Tax Act (Canada).

“Canadian Priority Payables Reserve” means, on any date of determination and only with respect to a Canadian Domiciled Credit Party, Reserves established by Agent in its Permitted Discretion for amounts secured by any Liens, choate or inchoate, which rank or which would reasonably be expected to rank in priority senior to or pari passu with Agent’s Liens on Collateral in the Canadian Borrowing Base, including, without duplication, amounts deemed to be held in trust, or held in trust, pursuant to applicable law, any such amounts due and not paid for wages, vacation pay, amounts payable under the Wage Earner Protection Program Act (Canada) pursuant to the BIA or the CCAA, amounts due and not paid pursuant to any legislation on account of workers’ compensation or to employment insurance, all amounts deducted or withheld and not paid and remitted when due under the Income Tax Act (Canada), on account of sales tax, goods and services tax, value added tax, harmonized sales tax, amounts currently or past due and not paid for realty, municipal or similar taxes and all amounts currently or past due and not contributed, remitted or paid to any Canadian Pension Plans or the Canada Pension Plan, and other pension fund obligations and contributions (including in respect of any wind-up deficiency in respect of any Defined Benefit Plan) as required under applicable law, or any similar statutory or other claims that would have or would reasonably be expected to have priority over or be pari passu with any Liens granted to Agent in the future.

“Canadian Security Agreements” means, collectively, those certain Security Agreements, dated as of October 18, 2013, and those certain deeds of movable hypothec dated on or about October 18, 2013, made by the Canadian Domiciled Credit Parties party thereto in favor of Agent, on behalf of itself and for the benefit of the Secured Parties, as amended, restated, supplemented or otherwise modified from time to time.

“Capital Expenditures” means, for any period, with respect to any Person, the aggregate of all expenditures by such Person and its Subsidiaries for the acquisition or leasing (pursuant to a Capital Lease) of fixed or capital assets or additions to equipment (including replacements, capitalized repairs and improvements during such period) including capitalized software expenses, that should be capitalized under GAAP on a consolidated balance sheet of such Person and its Subsidiaries, excluding (i) Permitted Acquisitions, (ii) reinvestments of net cash proceeds from Dispositions or casualty events, (iii) interest capitalized during such period, and (iv) expenditures of a Person that are actually paid for by a third party to the extent such Person and its Subsidiaries have not provided and are not required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other Person (whether before, during or after such period).

“Capital Lease” means, with respect to any Person, any lease of any property (whether real, personal or mixed) by such Person as lessee that, in accordance with GAAP on the Closing Date, would be required to be classified and accounted for as a capital lease on a balance sheet of such Person and the stated maturity thereof shall be the date of the last payment of rent or any other amount due under such lease or other arrangement prior to the first date on which such lease may be terminated by the lessee without payment of a penalty of early termination amount; provided that all leases of any Person that are or would be characterized as operating leases in accordance with GAAP immediately prior to the Closing Date shall continue to be accounted for as operating leases (and not as Capital Leases) for purposes of this Agreement regardless of any change in GAAP following the date that would otherwise require such leases to be recharacterized as Capital Leases.

“Capital Lease Obligation” means, with respect to any Capital Lease of any Person, the capitalized amount of the obligation of the lessee thereunder that, in accordance with GAAP, would appear on a balance sheet of such lessee in respect of such Capital Lease.

“Capital Stock” means, with respect to a Person, all of the shares, options, warrants, interests, participations, or other equivalents (regardless of how designated) of or in such Person, whether voting or nonvoting, including capital stock (or other ownership or profit interests or units), preferred stock, or any other “equity security” (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the SEC under the Exchange Act), other than Indebtedness that is convertible into Parent Borrower’s common Capital Stock.

“Cash Collateral Account” has the meaning ascribed to it Section 2.2(c)(i).

“Cash Dominion Period” means the date from and after a Cash Dominion Triggering Event and continuing at all times thereafter for a period of 30 consecutive days during which no Cash Dominion Triggering Event exists.

“Cash Dominion Triggering Event” means (a) an Event of Default has occurred and is continuing, (b) one or more of the Borrowers have failed to comply in any material respect with cash management provisions relating to cash dominion, or (c) Availability is less than the greater of (x) 12.5% of the Available Credit and (y) $25,000,000 for 3 consecutive Business Days.

“Cash Equivalents” means:

Section 1.01 marketable obligations, maturing within 12 months after acquisition thereof, issued or unconditionally and fully guaranteed by the United States or Canada or an instrumentality or agency thereof and entitled to the full faith and credit of the United States or Canada, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s;

Section 1.02 securities issued by any state of the United States or any province of Canada or any political subdivision of any such state or province, or any public instrumentality thereof having, in each case having a rating of at least “A-1” from S&P or at least “P-1” from Moody’s;

Section 1.03 domestic and LIBOR certificates of deposit or bankers’ acceptances issued by any Lender or any other bank having combined capital and surplus of not less than $500,000,000 in the case of United States or Canadian domestic banks;

Section 1.04 overnight demand deposits, demand deposits and time deposits (including certificates of deposit) maturing within 12 months from the date of deposit thereof, (i) with any office of any Lender or (ii) with a domestic office of any national or state bank or trust company which is organized under the Laws of the United States or any state therein or the District of Columbia or Canada or any province or territory thereof, which has capital, surplus and undivided profits of at least $500,000,000 (or the equivalent thereof in Canadian Dollars);

Section 1.05 open market commercial paper, maturing within 270 days after acquisition thereof, which are rated at least P-1 by Moody’s or A-1 by S&P; and

Section 1.06 shares of any money market or other mutual funds (i) at least 90% of whose assets comprise securities of the types described in subsections (a) through (c) above, (ii) having net assets in excess of $500,000,000 and (iii) having obtained from either S&P or Moody’s the highest rating obtainable for money market funds in the United States or Canada.

“Cash Management Systems” has the meaning ascribed to it in Section 2.6.

“CCAA” means the Companies’ Creditors Arrangement Act (Canada).

“CERCLA” has the meaning ascribed to it in the definition of “Environmental Laws”.

“CFC” means a “controlled foreign corporation” under Section 957 of the IRC.

“Change of Control” means (a) any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act) other than Permitted Holders, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of 35%, or more, of the Capital Stock of Parent Borrower entitled (without regard to the occurrence of any contingency) to vote for the election of members of the Board of Directors of Parent Borrower, (b) a majority of the members of the Board of Directors of Parent Borrower do not constitute Continuing Directors, or (c) Parent Borrower fails to own and control, directly or indirectly (i) 100% of Capital Stock of each other Borrower existing on the Closing Date or (ii) the initial equity position acquired by Parent Borrower in any entity acquired and designated as a Borrower after the Closing Date (in each case under this clause (c), other than directors’ qualifying shares and except for sales or dispositions permitted hereunder).

“Charges” means all federal, state, provincial, county, city, municipal, local, foreign or other governmental taxes (including taxes owed to the PBGC at the time due and payable), levies, assessments, charges, claims or encumbrances owed by any Credit Party and upon or relating to (a) the Collateral, (b) the Obligations, (c) the employees, payroll, income, capital or gross receipts of any Credit Party, (d) any Credit Party’s ownership or use of any properties or other assets, or (e) any other aspect of any Credit Party’s business.

“Chassis” means any intermodal chassis owned by any U.S. Borrower consisting of steel frames with rubber tires and employed in the conduct of such U.S. Borrower’s or any U.S. Guarantor’s business to transport containers over highways.

“Chattel Paper” means any “chattel paper,” as such term is defined in the Code or the PPSA, as applicable, including electronic chattel paper, now owned or hereafter acquired by any Credit Party.

“Closing Date” means April 1, 2014.

“Co-Collateral Agent” has the meaning ascribed to it in the preamble to this Agreement.

“Code” means the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in the State of New York; provided, that to the extent that the Code is used to define any term herein or in any Loan Document and such term is defined differently in different Articles or Divisions of the Code, the definition of such term contained in Article or Division 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Agent’s, Co-Collateral Agent’s or any Lender’s Lien on any Collateral is governed by the Uniform Commercial Code as enacted and in effect in another State other than the State of New York, the term “Code” means the Uniform Commercial Code in such other State.

“Collateral” means all assets and interests in assets and proceeds thereof now owned or hereafter acquired by any Borrower or its Subsidiaries in or upon which a Lien is granted by such Person in favor of Agent under any of the Loan Documents.

“Collateral Access Agreement” means an agreement in writing, in form and substance reasonably satisfactory to Agent, from any lessor of premises to any Credit Party or any Person to whom any Collateral is consigned or who has custody, control or possession of any such Collateral or is otherwise the owner or operator of any premises on which any of such Collateral is located.

“Collateral Documents” means the U.S. Security Agreement, the Canadian Security Agreements, the Guaranties, the Intellectual Property Security Agreements, the Memorandum of Security Agreement(s), and all similar agreements entered into guarantying payment of, or granting a Lien upon property as security for payment of, the Obligations.

“Collection Account” means that certain account of Agent specified on Annex B hereto, or such other account as may be specified in writing by Agent as the “Collection Account.”

“Commitment” means with respect to each Lender, its Commitment, and, with respect to all Lenders, the aggregate amount of their Commitments, in each case, as such Dollar amounts are set forth on Annex C or in the most recent Assignment Agreement executed by such Lender as the same may be increased from time to time pursuant to Section 2.16. The aggregate Commitment on the Closing Date is $415,000,000.

“Commitment Termination Date” means the earliest of (a) October 17, 2018, (b) the date of termination of Lenders’ obligations to make Advances and to incur Letter of Credit Obligations or permit existing Loans to remain outstanding pursuant to Section 9.2(b), (c) the date of prepayment in full by the

Borrowers of the Loans and the cancellation and return of all Letters of Credit or the cash collateralization (or delivery of back-to-back letters of credit from a financial institution reasonably satisfactory to Agent) of all Letter of Credit Obligations pursuant to Section 2.2, and the permanent reduction of all Commitments to zero Dollars ($0), (d) July 1, 2017, unless (i) the Existing Senior Notes (other than Existing Senior Notes in a principal amount not in excess of the Maximum Amount) have been repaid-in-full and obligations thereunder terminated prior to July 1, 2017 or (ii) the Existing Senior Notes (other than Existing Senior Notes in a principal amount not in excess of the Maximum Amount, but only so long as Existing Senior Notes Reserve has been established and continues to be maintained), and the obligations thereunder, are converted into Parent Borrower’s Qualified Capital Stock, or (e) the date that is 90-days prior to the maturity date of the Existing Senior Notes or any Refinancing Indebtedness in respect of the Existing Senior Notes (other than any such Refinancing Indebtedness in a principal amount not in excess of the Maximum Amount).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Compliance Certificate” has the meaning ascribed to it in Section 5.1(b).

“Concentration Account” and “Concentration Accounts” have the meanings ascribed to them in Annex A.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise taxes or branch profits taxes.

“Consolidated Net Income” means, for any period, for Parent Borrower and its Restricted Subsidiaries on a consolidated basis, the net income of Parent Borrower and its Restricted Subsidiaries (excluding extraordinary gains and extraordinary losses) for that period.

“Continuing Director” means (a) any member of the Board of Directors who was a director of Parent Borrower on the Closing Date and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was approved, appointed or nominated for election to the Board of Directors by JPE or a majority of the Continuing Directors, but excluding any such individual originally proposed for election in opposition to the Board of Directors in office at the Closing Date in an actual or threatened election contest relating to the election of the directors (or comparable managers) of Parent Borrower and whose initial assumption of office resulted from such contest or the settlement thereof, unless such appointment is approved by JPE.

“Contracts” means all “contracts,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, in any event, including all contracts, undertakings, or agreements (other than rights evidenced by Chattel Paper, Documents or Instruments) in or under which any Credit Party may now or hereafter have any right, title or interest, including any agreement relating to the terms of payment or the terms of performance of any Account.

“Contractual Obligations” means, with respect to any Person, any security issued by such Person or any document or undertaking (other than a Loan Document) to which such Person is a party or by which it or any of its property is bound or to which any of its property is subject.

“Controlled Affiliates” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, has Majority Control of or is Majority Controlled by or is under common Majority Control with the Person specified.

“Copyright License” means any and all rights now owned or hereafter acquired by any Credit Party under any written agreement granting to such Credit Party any right to use any Copyright.

“Copyrights” has the meaning ascribed to it in the U.S. Security Agreement.

“Covenant Trigger Period” means the period (a) commencing on the day that (i) an Event of Default occurs or (ii) Availability is less than the greater of (x) 10% of Available Credit and (y) $20,000,000 and (b) continuing until, at all times thereafter for a period of 30 consecutive days during which, (i) no Event of Default exists and (ii) Availability shall have been not less than the greater of (x) 10% of Available Credit and (y) $20,000,000.

“Credit Parties” means each Borrower and each Guarantor.

“Cure Amount” has the meaning ascribed to it in Section 9.4(a).

“Cure Right” has the meaning ascribed to it in Section 9.4(a).

“Default” means any event that, with the passage of time or notice or both, would, unless cured or waived, become an Event of Default.

“Default Rate” has the meaning ascribed to it in Section 2.5(d).

“Defined Benefit Plan” has the meaning specified in Section 7.17(a).

“Deposit Accounts” means all “deposit accounts” as such term is defined in the Code, now or hereafter held in the name of any Credit Party.

“Dilution” means, without duplication, with respect to any period, a percentage based upon the experience of the immediately prior twelve (12) month period that is the result of dividing the aggregate dollar amount of (a) all deductions, credit memos, returns, adjustments, allowances, bad debt write-offs and other non-cash credits which are recorded to reduce the Credit Parties’ Accounts in a manner consistent with current and historical accounting practices of the Credit Parties, by (b) the Credit Parties’ total gross sales during such period.

“Dilution Reserve” means, as of any date of determination, a reserve established by Co-Collateral Agents in an amount equal to the result of (a) the percentage by which Dilution is greater than 5%, times (b) the amount of Eligible Accounts as set forth on the most recent Borrowing Base Certificate received by Co-Collateral Agents. If the Dilution does not exceed 5%, the Dilution Reserve shall be zero dollars ($0).

“Disbursement Account” and “Disbursement Accounts” have the meanings ascribed to them in Annex A.

“Disposition” means with respect to any property, any sale, lease, license, sale and leaseback, assignment, conveyance, transfer or other disposition thereof. The terms “Dispose” and “Disposed of” shall have correlative meanings.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, (a) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole on or prior to the date that is ninety-one (91) days after the date set forth in clause (a) of the definition of Commitment Termination Date, (b) is secured by any assets of any Borrower or any of its Subsidiaries, (c) is exchangeable or convertible at the option of the holder into debt securities or any other form of Indebtedness of any Borrower or any of its Subsidiaries or (d) provides for the mandatory payment of dividends regardless of whether or not the Board of Directors has declared any dividends. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require a Borrower or any of its Subsidiaries to repurchase such Capital Stock upon the occurrence of a “change of control” or an asset Disposition shall not constitute Disqualified Capital Stock if the terms of such Capital Stock provide that such Borrower or such Subsidiary may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the provisions of Section 7.13.

“Disqualified Institution” means (i) any Person identified by name in writing to Agent and the Lenders as a Disqualified Institution prior to the Closing Date and (ii) a competitor of any Borrower or its Subsidiaries identified by name in writing to Agent and the Lenders as Disqualified Institutions prior to the Closing Date and any other Person identified by name in writing to Agent and the Lenders after the Closing Date to the extent such Person becomes a direct competitor of any Borrower or its Subsidiaries, which designations shall become effective two days after delivery of each such written supplement to Agent and the Lenders, but which shall not apply retroactively to disqualify any Persons that have previously acquired an assignment or participation interest in the Loans; provided that a “competitor” shall not include any bona fide debt fund or investment vehicle that is engaged in making, purchasing, holding or otherwise investing in commercial revolving loans and similar extensions of credit in the ordinary course of business which is managed, sponsored or advised by any Person controlling, controlled by or under common control with such competitor, and for which no personnel involved with the investment of such competitor thereof, as applicable, (i) makes any investment decisions or (ii) has access to any information (other than information publicly available) relating to the Credit Parties or any entity that forms a part of the Credit Parties’ business (including their Subsidiaries).

“Documents” means all “documents,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.

“Dodd-Frank Act” has the meaning ascribed to it in Section 2.14(e).

“Dollar Equivalent” means, at any time, (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in Canadian Dollars, the equivalent in Dollars of such amount as determined by Agent at such time on the basis of the Spot Rate (determined in respect of the most recent Revaluation Date) for the purchase of Dollars with Canadian Dollars. In making any determination of the Dollar Equivalent, Agent shall use the relevant Spot Rate in effect on the date on which a Dollar Equivalent is required to be determined pursuant to the provisions of this Agreement. As appropriate, amounts specified herein as amounts in Dollars shall be or include any relevant Dollar Equivalent amount.

“Dollars” or “$” means the lawful currency of the United States.

“Domestic Subsidiary” means each Subsidiary of Parent Borrower other than the Foreign Subsidiaries.

“Driver” means an operator of a motor vehicle.

“Driver Contract” means any contract, agreement or arrangement between a Credit Party and a Driver for the operation of a motor vehicle owned or leased by such Credit Party.

“Driver Payables” means all amounts owed by any Credit Party to a Driver under the terms of a Driver Contract between such Credit Party and such Driver.

“EBITDA” means, with respect to any Person for any fiscal period, an amount equal to the sum, without duplication, of the amounts for such period of (a) Consolidated Net Income, plus, (b) to the extent deducted in calculating Consolidated Net Income for such period, (i) consolidated Interest Expense, (ii) consolidated income tax expense (including tax credits to income on a consolidated basis for such period) for all federal, state, local, withholding, franchise, foreign, state single business unitary and similar taxes, (iii) consolidated depreciation expense, (iv) consolidated amortization expense (including, without limitation, amortization of goodwill and other intangible assets and amortization or write-off of debt discount or deferred financing costs and debt issuance costs and commissions, discounts and other fees, costs, expenses and charges associated with Indebtedness), (v) expenses, fees or charges paid with respect to the Related Transactions and the Pacer Acquisition, and (vi) net loss (or gain) on early extinguishment of debt, (c) plus or minus, as applicable (without duplication), (i) any net non-cash gain or loss resulting in such period from foreign currency balance sheet adjustments as required by GAAP to the extent such gain or loss was added to or subtracted from, as applicable, Consolidated Net Income, (ii) any unusual or non-recurring non-cash charges (including any impairment charge or asset write-off pursuant to GAAP) (provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent), (iii) to the extent the related loss is not added back in calculating such Consolidated Net Income, proceeds of business interruption insurance policies to the extent of such related loss, (iv) any fees, costs and expenses of Parent Borrower and its Subsidiaries incurred as a result of the Pacer Acquisition, Permitted Acquisitions, recapitalizations, Investments and Dispositions permitted hereunder (including, without limitation, expenses in respect of earn-out obligations incurred, in each case, thereunder) and the issuance of Capital Stock or Indebtedness permitted hereunder, in all cases under this clause (c), whether or not successful, (v) all non-cash equity compensation expenses, (vi) the amount of any restructuring charges or reserves or non-recurring integration costs deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Closing Date and costs related to the closure and/or consolidation of facilities, severance, relocation costs, integration and facilities opening costs, transition costs and other restructuring costs, in each case, within twelve months following the date of such transaction and (vii) the amount of net cost savings, operating improvements or synergies projected by Parent Borrower in good faith to be realized within twelve months following the date of the Pacer Acquisition and any Permitted Acquisitions, other Investments permitted hereunder, recapitalizations, Investments and Dispositions as a result of specified actions initiated or to be taken (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (A) such net cost savings and operating improvements or synergies are reasonably identifiable and quantifiable and reflected in each Compliance Certificate delivered to Agent for any period in which such cost savings are reflected in Consolidated EBITDA, (B) aggregate amounts added pursuant to clauses (vi) and (vii) shall not exceed 15% of EBITDA for any period and (C) no cost savings shall be added pursuant to this clause (vii) to the extent duplicative of any expenses or charges relating to such net cost savings and operating improvements or synergies that are included in clause (vi) above, plus or minus (d) to the extent such amounts decrease or increase Consolidated Net Income, other non-cash items (excluding any such non-cash item to the extent it represents the reversal of an accrual or reserve for a potential cash item in any prior period) and any extraordinary gains, losses or charges (including all fees and expenses relating thereto) or expenses. For purposes of clarity, to the extent that there is any “gain” or “income”, then the amount of such gain or income shall be deducted from EBITDA, and to the extent that there is any “loss”, then the amount of such loss shall be added back to EBITDA. For the purposes of calculating EBITDA during any four Fiscal Quarter period in which an Acquisition (including the Pacer Acquisition) or a Disposition has occurred (each, a “Reference Period”), (x) if at any time during such Reference Period, Borrower or any Subsidiary shall have made any Disposition, the EBITDA for such Reference Period shall be reduced by an amount equal to the EBITDA (if positive) attributable to the property that is the subject of such Disposition for such Reference Period or increased by an amount equal to the EBITDA (if negative) attributable thereto for such Reference Period and (y) if during such Reference Period Borrower or any Subsidiary shall have made an Acquisition, EBITDA for such Reference Period shall be calculated after giving Pro Forma Effect thereto as if such Acquisition occurred on the first day of such Reference Period.

“E-Fax” means any system used to receive or transmit faxes electronically.

“Electronic Transmission” means each document, instruction, authorization, file, information and any other communication transmitted, posted or otherwise made or communicated by e-mail or E-Fax, or otherwise to or from an E-System or other equivalent service acceptable to Agent.

“Eligible Accounts” means Accounts created by any Borrower other than any Account:

Section 1.07 with respect to which the applicable Borrower does not have good and valid title to such Account;

Section 1.08 that is not a valid, legally enforceable obligation of an Account Debtor payable in Dollars (in the case of a U.S. Borrower) or payable in Canadian Dollars or Dollars (in the case of a Canadian Borrower), to such Person in the United States (in the case of a U.S. Borrower) or the United States or Canada (in the case of a Canadian Borrower) in the ordinary course of business of such Borrower;

Section 1.09 which is not subject to a first priority perfected security interest in favor of Agent (other than Liens that are the subject of a Canadian Priority Payables Reserve);

Section 1.10 which is subject to any Lien other than (i) a Lien in favor of Agent and (ii) a Permitted Encumbrance which does not have priority over the Lien in favor of Agent;

Section 1.11 for which the Account Debtor has failed to pay within one hundred and twenty (120) days after the date of the original invoice therefor;

Section 1.12 with respect to which (i) the goods giving rise to such Account have not been shipped and billed to the Account Debtor or (ii) the services giving rise to such Account have not been performed and billed to the Account Debtor; provided that Accounts which satisfy all of the other criteria described in this definition and would be deemed ineligible solely because of the failure to comply with this clause (f) shall nevertheless be eligible in an aggregate amount not to exceed at any time twenty-five percent (25%) of all Eligible Accounts if (i) the Account Debtor has not been billed but the goods giving rise to such Account have been shipped and/or the services have been completed, and (ii) the Accounts have been unbilled from the date of shipment or performance, as applicable, for not more than thirty (30) days;

Section 1.13 which is unpaid more than ninety (90) days after the original due date therefor;

Section 1.14 which is owing by an Account Debtor for which fifty percent (50%) or more of the dollar amount of all accounts owing from such Account Debtor and its Controlled Affiliates are ineligible pursuant to clauses (e) or (g) above;

Section 1.15 which is owing by an Account Debtor but only to the extent of the aggregate amount of Accounts owing from such Account Debtor and its Affiliates to all Borrowers in excess of fifteen percent (15%) (or, with respect to the Account Debtor identified in writing by Parent Borrower to Agent prior to the Closing Date, twenty percent (20%)) of the aggregate amount of Eligible Accounts of all Borrowers;

Section 1.16 with respect to which any applicable covenant, representation or warranty contained in this Agreement or in any other Loan Document (including documentation with respect to applicable foreign jurisdictions) has been breached or is not true, in each case, in any material respect;

Section 1.17 which (i) does not arise from the sale of goods in the ordinary course of the Credit Parties’ business, (ii) does not arise from the performance of services in the ordinary course of the Credit Parties’ business, (iii) is not (subject to clause (f)(ii) above) evidenced by an invoice issued by a U.S. Borrower (in case of the U.S. Borrowing Base) or a Borrower (in case of the Canadian Borrowing Base) which has been sent to the Account Debtor (provided, that it is understood and agreed that Railcar Receivables are not evidenced by invoices, and that the absence of such invoice shall not be a basis for excluding such Accounts from Eligible Accounts), (iv) represents progress billing or a billing that is contingent upon any Credit Party’s completion of any further performance, (v) represents a sale on a bill-and-hold, guarantied sale, sale-and-return, sale on approval, consignment, cash-on-delivery or any other repurchase or return basis, (vi) relates to payments of interest, (vii) relates to restricted proceeds of Inventory which are subject to a title retention arrangement or (viii) relates to tooling or other similar activities;

Section 1.18 was invoiced more than once (including chargebacks, debit memos, credits and rebills) other than payment reminders and multiple invoices with respect to Accounts in which partial or multiple shipments are made on such Account, in each case, sent in the ordinary course of business;

Section 1.19 with respect to which any check or other instrument of payment has been returned uncollected for any reason (other than bank error);

Section 1.20 which is owed by an Account Debtor which, to the actual knowledge of a Credit Party, has (i) applied for, suffered, or consented to the appointment of any receiver, custodian, trustee, monitor, liquidator or similar person of its assets, (ii) has had possession of all or a material part of its property taken by any receiver, custodian, monitor, liquidator or similar person of its assets, (iii) filed, or had filed against it, any request or petition for liquidation, reorganization, arrangement, adjustment of debts, adjudication as bankrupt, insolvent, winding up, or voluntary or involuntary case under any Insolvency Laws (other than post-petition accounts payable of an Account Debtor that is a debtor-in-possession under any Insolvency Laws and reasonably acceptable to Co-Collateral Agents), (iv) has admitted in writing its inability, or is generally unable, to pay its debts as they become due, (v) become insolvent, or (vi) ceased operation (or has announced plans to cease operation) of its business (or a material portion thereof);

Section 1.21 which is owed by any Account Debtor which, to the actual knowledge of a Credit Party, has sold all or substantially all of its assets, other than the discontinuance or sale of a line of business or brand by such Account Debtor in the ordinary course of business;

Section 1.22 which is owed by an Account Debtor which (i) in case of the U.S. Borrowing Base, (x) does not maintain a material place of business in the United States or Canada or (y) is not organized under applicable law of the United States or Canada or any state of the United States or province of Canada and (ii) in case of the Canadian Borrowing Base, (x) does not maintain a material place of business in the United States or Canada or (y) is not organized under applicable law of the United States or Canada or any state of the United States or any province of Canada;

Section 1.23(i) in case of the U.S. Borrowing Base, which is owed in any currency other than in Dollars and (ii) in case of the Canadian Borrowing Base, which is owed in any currency other than in Dollars and Canadian Dollars;

Section 1.24 which is owed by (i) the government (or any department, agency, public corporation, or instrumentality thereof) of any country other than the United States or Canada unless such Account is backed by a Letter of Credit reasonably acceptable to Co-Collateral Agents which is in the possession of Agent, (ii) the government of Canada or a province or territory thereof unless the Account has been assigned, if required, to Agent in compliance with the Financial Administration Act (Canada) (or similar applicable law of such province or territory), and any other steps necessary to perfect or render opposable the Lien of Agent in such Account have been complied with to Co-Collateral Agents’ reasonable satisfaction, or (iii) the government of the United States, or any department, agency, public corporation or instrumentality thereof, unless the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.), and any other steps necessary to perfect the Lien of Agent in such Account have been complied with to Agent’s reasonable satisfaction;

Section 1.25 which is owed by any Controlled Affiliate, employee, officer, director or agent of any Credit Party; provided that, so long as transactions between them and the Borrower are arms-length, portfolio companies of JPE, that do business with a Borrower in the ordinary course of business, will not be treated as Controlled Affiliates for purposes of this clause (s);

Section 1.26 which is owed by an Account Debtor or any Affiliate of such Account Debtor to which any Credit Party is indebted, but only to the extent of such indebtedness or is subject to any security, deposit, progress payment, retainage or other similar advance made by or for the benefit of an Account Debtor, in each case to the extent thereof, in each case, unless a no-set-off letter in form and substance reasonably acceptable to Co-Collateral Agents has been provided by the Account Debtor with respect to any claims, rights, setoff or dispute;

Section 1.27 which is subject to any counterclaim, deduction, defense, setoff or dispute but only to the extent of any such counterclaim, deduction, defense, setoff or dispute;

Section 1.28 which is evidenced by any promissory note, chattel paper, or instrument;

Section 1.29 with respect to which such Borrower has made any agreement with the Account Debtor for any reduction thereof, other than discounts and adjustments given in the ordinary course of business, or any Account which was partially paid and such Credit Party created a new receivable for the unpaid portion of such Account with a later due date than the original receivable;

Section 1.30 which does not comply in all material respects with the requirements of all applicable laws and regulations, whether federal, state, provincial, foreign, municipal or local, including, without limitation, the Federal Consumer Credit Protection Act, the Federal Truth in Lending Act and Regulation Z of the Board;

Section 1.31 which was created on cash on delivery terms;

Section 1.32 which, in the case of Railcar Receivables, exceed the product of monthly average of Railcar Receivables reported in the three most recent monthly “car-hire reports” made by AAR, or any successor thereto, to Greenbrier Leasing Company LLC or to a U.S. Borrower, multiplied by two (2); and

Section 1.33 which Co-Collateral Agents determine in their Permitted Discretion may not be paid by reason of the Account Debtor’s inability to pay or which Co-Collateral Agents otherwise determine in their Permitted Discretion is unacceptable for any reason whatsoever.

There has been excluded from each Account any portion of such Account representing sales tax, excise tax, goods and services tax, harmonized tax or any other Taxes or collections on behalf of any Governmental Authority which such Borrower is obligated to distribute or remit to such Governmental Authority.

Subject to Section 12.2(b), Agent shall establish a Dilution Reserve and a Rent Reserve and Agent shall have the right to establish, modify or eliminate such other Reserves against Eligible Accounts from time to time in its Permitted Discretion in conformity with Section 2.18. Any Accounts which are not Eligible Accounts shall nevertheless be part of the Collateral.

In the event that an Account, which was previously an Eligible Account, ceases to be an Eligible Account hereunder, Borrower Representative shall exclude such Account from Eligible Accounts on, and at the time of submission to Agent of, the next Borrowing Base Certificate. In determining the amount of the Eligible Account, the face amount of an Account shall be reduced by, without duplication and to the extent such reduction is not reflected in such face amount, (i) the amount of all accrued and actual discounts, claims, credits or credits pending, promotional program allowances, price adjustments, finance charges or other allowances (including, any amount that any Credit Party is obligated to rebate to an Account Debtor pursuant to the terms of any agreement or understanding (written or oral)), and (ii) the aggregate amount of all cash received in respect of such Account but not yet applied by any Credit Party to reduce the amount of such Account.

“Eligible Assignee” means (a) a Lender, (b) a commercial bank, insurance company, finance company, financial institution, any fund that invests in revolving loans, (c) any Affiliate of a Lender, or (d) an Approved Fund of a Lender; provided that in any event, “Eligible Assignee” shall not include (i) any natural person, (ii) any Disqualified Institution or (iii) any Borrower, any Subsidiary or any Affiliate thereof.

“Eligible Equipment” means Equipment of the U.S. Borrowers (in case of the U.S. Borrowing Base) or all Borrowers (in case of the Canadian Borrowing Base) (a) that is located at one of the business locations of a Credit Party set forth on Schedule (4.6), (b) that is not excluded as ineligible by virtue of the one or more of the criteria set forth below, and (c) in respect of which Agent has completed a Borrowing Base Collateral review and an appraisal report, in form and substance reasonably satisfactory to Co-Collateral Agents, has been delivered to Agent. An item of Equipment shall not be included in Eligible Equipment if: (i) a Borrower does not have good and valid title thereto; (ii) (A) with respect to Equipment of the U.S. Borrowers, it is not located at one of the locations in the continental United States set forth on Schedule (4.6) (or in-transit from one such location to another such location), and (B) with respect to Equipment of the Canadian Borrowers, it is not located at one of the locations in Canada or the continental United States set forth on Schedule (4.6) (or in-transit from one such location to another such location); (iii) it is located on real property not owned by a Borrower, unless (A) (1) it is subject to a written subordination or waiver, in form and substance reasonably satisfactory to Co-Collateral Agents, executed by each owner and each lessor of such real property (and any holder of a Lien on such real property) or (2) solely with respect to Equipment, that is located on real property not owned by a Borrower, a Rent Reserve has been established by Agent with respect to such Equipment, and (B) it is segregated or otherwise separately identifiable from goods of others, if any, located on such real property; (iv) it is located on real property owned by a Credit Party and is subject to a Lien in favor of a mortgagee, unless it is subject to a written subordination or waiver, in form and substance reasonably satisfactory to Co-Collateral Agents; (v) it is not subject to a valid and perfected first priority Lien in favor of Agent, other than Permitted Encumbrances in favor of any bailee, landlord, warehouseman, mechanic or other non-consensual Lien arising by operation of law (provided that either (x) the holder of such Permitted Encumbrance has waived or subordinated such Permitted Encumbrance to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement or (y) a rent reserve has been established by Agent in the exercise of its Permitted Discretion, which rent reserve, with respect to landlord Liens shall not be in excess of three (3) months’ rent (or for such longer time period that is determined by Agent in its Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral)); (vi) it (A) is not in good repair and normal operating condition in accordance with its intended use in the business of such Borrower, or (B) is substantially worn, damaged, defective or obsolete, or (C) constitutes furnishings, fixtures or parts, or (vii) the receipts received by any Credit Party from any warehouse states that the goods covered thereby are to be delivered to bearer or to the order of a named Person or to a named Person and such named Person’s assigns.

“Eligible Rolling Stock” means Rolling Stock constituting Railcars, Chassis, trucks, trailers and tractors that (i) are owned by any of the U.S. Borrowers, (ii) in the case of Rolling Stock other than Railcars, is either subject to a valid certificate of title (other than with respect to trailers that are registered or located in a State that does not provide that a “certificate of title” is an evidence of ownership of trailers registered or located in such State), or if not so subject, has been fully assembled and delivered to a U.S. Borrower and, in each case, is subject to a manufacturer’s statement of origin that has been delivered to the applicable titling authority to promptly cause such Rolling Stock to become titled and Agent’s Lien (subject to Section 6.17(b)) has been indicated on such “certificate of title”, (iii) in the case of Railcars, the applicable U.S. Borrower has executed and delivered to Agent such Memorandum of Security Agreements as Agent may request and recorded such Memorandum of Security Agreements with the Surface Transportation Board and taken such other action as Co-Collateral Agents may reasonably request to perfect Agent’s first priority Liens and security interests in such Railcars, (iv) are in good operating condition, are not unmerchantable (other than in connection with Agent’s Liens), are not out for repair, meet in all material respects all standards imposed by any Governmental Authority having regulatory authority over such Rolling Stock, are usable and in good working order, (v) are not located outside the continental United States and Canada, including in connection with any “over the road use” or “over the rail use”, (vi) (a) other than with respect to Railcars, are not subject to any lease or other similar arrangement (or if subject to a lease or other similar arrangement, such arrangement is reasonably satisfactory to Co-Collateral Agents and is subject to an acknowledgment of Agent’s Liens and, if applicable, Collateral Access Agreements) and (b) with respect to Railcars, are not subject to any lease, contract or arrangement for hire other than in connection with participation in the Interchange System through Brandon Railroad LLC’s (or any successor railroad acceptable to Agent in its Permitted Discretion under whose marks the Railcars operate) status as “Subscriber” under the Interchange System and which participation is managed by Greenbrier Leasing Company LLC (or its successor or assign) in accordance with the terms of the Administrative Services Agreement (or other similar arrangement, including, if applicable, Collateral Access Agreements), and (vii) in respect of which Co-Collateral Agents are satisfied in their Permitted Discretion that all actions necessary or desirable, including, without limitation pursuant to Section 6.17, in order to create a perfected first priority Lien in favor of Agent on such Rolling Stock have been taken.

“Environmental Laws” means all applicable federal, state, provincial, local and foreign laws, statutes, ordinances, codes, rules, standards and regulations, now or hereafter in effect, including any applicable judicial or administrative order, consent decree, order or judgment, in each case having the force or effect of law, imposing liability or standards of conduct for or relating to the regulation and protection of human health, safety, the environment and natural resources (including ambient air, soil, vapor, surface water, groundwater, wetlands, land surface or subsurface strata, wildlife, aquatic species and vegetation). Environmental Laws include the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 (42 U.S.C. §§ 9601 et seq.) (“CERCLA”); the Hazardous Materials Transportation Authorization Act of 1994 (49 U.S.C. §§ 5101 et seq.); the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. §§ 136 et seq.); the Solid Waste Disposal Act (42 U.S.C. §§ 6901 et seq.); the Toxic Substance Control Act (15 U.S.C. §§ 2601 et seq.); the Clean Air Act (42 U.S.C. §§ 7401 et seq.); the Federal Water Pollution Control Act (33 U.S.C. §§ 1251 et seq.); the Occupational Safety and Health Act (29 U.S.C. §§ 651 et seq.); and the Safe Drinking Water Act (42 U.S.C. §§ 300(f) et seq.), and any and all regulations promulgated thereunder, and all analogous federal, state, provincial, local and foreign counterparts or equivalents and any transfer of ownership notification or approval statutes related to the protection of human health, safety or the environment.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, responsibilities, response, remedial and removal costs, investigation and feasibility study costs, losses, damages, punitive damages, property damages, natural resource damages, consequential damages, treble damages, costs and expenses (including all reasonable fees, disbursements and expenses of counsel, experts and consultants), fines, penalties, sanctions and interest incurred as a result of or related to any claim, suit, action, investigation, proceeding or demand by any Person, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law, arising under or related to any Environmental Laws, Environmental Permits, or in connection with any Release or threatened Release or presence of a Hazardous Material whether on, at, in, under, from or about or in the vicinity of any real or personal property.

“Environmental Permits” means all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws for conducting the operations of the Borrowers.

“Equipment” means all “equipment,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any regulations promulgated thereunder.

“ERISA Affiliate” means, with respect to any Credit Party, any trade or business (whether or not incorporated) that, together with such Credit Party, are treated as a single employer within the meaning of Sections 414(b), (c), (m) or (o) of the IRC.

“ERISA Event” means, with respect to any Credit Party or any ERISA Affiliate, (a) any event described in Section 4043(c) of ERISA with respect to a Title IV Plan (other than an event for which the thirty (30) day notice period is waived); (b) the withdrawal of any Credit Party or ERISA Affiliate from a Title IV Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (c) the complete or partial withdrawal of any Credit Party or any ERISA Affiliate from any Multiemployer Plan; (d) the filing of a notice of intent to terminate a Title IV Plan or the treatment of a plan amendment as a termination under Section 4041 of ERISA; (e) the institution of proceedings to terminate a Title IV Plan or Multiemployer Plan by the PBGC; (f) the failure by any Credit Party or ERISA Affiliate to make when due required contributions to a Multiemployer Plan or Title IV Plan unless such failure is cured within thirty (30) days; (g) the termination of a Multiemployer Plan under Section 4041A of ERISA or the reorganization or insolvency of a Multiemployer Plan under Section 4241 or 4245 of ERISA; (h) the loss of a Qualified Plan’s qualification or tax exempt status; or (i) the termination of a Plan described in Section 4064 of ERISA.

“ERISA Lien” has the meaning ascribed to it in Section 6.11.

“E-Signature” means the process of attaching to, or logically associating with, an Electronic Transmission, an electronic symbol, encryption, digital signature or process (including the name or an abbreviation of the name of the party transmitting the Electronic Transmission) with the intent to sign, authenticate or accept such Electronic Transmission.

“E-System” means any electronic system approved by Agent, including Intralinks® and ClearPar® and any other Internet or extranet-based site, whether such electronic system is owned, operated or hosted by Agent, any of its Related Persons or any other Person, providing for access to data protected by passcodes or other security system.

“Event of Default” has the meaning ascribed to it in Section 9.1.

“Excluded Subsidiaries” means, collectively, any (a) Unrestricted Subsidiary, (b) Foreign Subsidiary, (c) indirect Subsidiary of Parent Borrower that is a direct or indirect Domestic Subsidiary of a Foreign Subsidiary, (d) Subsidiary that is a captive insurance company, (e) not-for-profit Subsidiary, (f) Subsidiary that is prohibited by applicable law, rule or regulation or by Contractual Obligation existing on the Closing Date or by applicable law, rule or regulation or by any Contractual Obligation existing at the time of acquisition thereof after the Closing Date for so long as such prohibition exists, in each case from guaranteeing the Obligations, (g) non-Wholly-Owned Subsidiary of Parent Borrower and (h) Subsidiary which would require governmental (including regulatory) consent, approval, license or authorization to provide a Guarantee unless such consent, approval, license or authorization has been received; provided that the Restricted Subsidiaries of the Parent Borrower incorporated or otherwise organized in Canada or any province thereof shall not constitute Excluded Subsidiaries under, and for purposes of, clauses (b) and (c) in connection with guarantees and other credit support with respect to the obligations of the Canadian Borrowers.

“Excluded Swap Obligation” means, with respect to any Credit Party, any Swap Obligation if, and to the extent that, all or a portion of the Obligations of such Credit Party of, or the grant by such Credit Party of a security interest to secure, such Swap Obligation (or any Obligations thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof). If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Obligation or security interest is or becomes illegal.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient, or required to be withheld or deducted from a payment to a Recipient: (a) taxes imposed on or measured by the net income (however denominated) of such Recipient by the jurisdictions under the laws of which such Recipient is organized, conducts business, or to which it has a present or former connection (other than a connection arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document) resulting in such Tax, or any political subdivision thereof, (b) any franchise or branch profits Taxes imposed by the United States (or any political subdivision thereof) or any similar Tax imposed by any other jurisdiction in which such Recipient is located, (c) in the case of a Lender (other than an assignee pursuant to a request by Borrowers under Section 2.14(d)), any withholding Tax that is imposed on amounts payable to or for the account of such Lender and is the result of any law in effect (including FATCA) on (and, in the case of FATCA, including any regulations or official interpretations thereof issued after) the date such Lender becomes a party to this Agreement (or designates a new lending office, unless such designation is at the request of the Borrower Representative under Section 2.14(g)), and (d) Taxes attributable to such Recipient’s failure to comply with Section 2.13(d).

“Existing Credit Agreement” means the $125,000,000 Revolving Loan Credit Agreement, dated as of October 18, 2013, by and among Parent Borrower, certain of Parent Borrower’s wholly-owned domestic subsidiaries signatory thereto, as borrowers, XPO Canada, and certain of Parent Borrower’s other wholly-owned Canadian subsidiaries signatory thereto, as borrowers; the other Credit Parties (as defined therein) party thereto, MSSF, as agent, and the lenders and letter of credit issuers signatory thereto.

“Existing Loan Documents” means “Loan Documents” as defined in the Existing Credit Agreement.

“Existing Senior Notes” means the 4.50% Convertible Senior Notes due 2017 issued by Parent Borrower pursuant to that certain Indenture and that certain First Supplemental Indenture, each dated September 26, 2012, between Parent Borrower and The Bank of New York Mellon Trust Company, N.A., as trustee.

“Existing Senior Notes Reserve” means a reserve established against Availability and the Borrowing Base by Agent on June 30, 2017 in an amount equal to the lesser of (x) the Maximum Amount and (y) the amount that is required to redeem and pay-in-full the Existing Senior Notes that remain outstanding on June 30, 2017 or thereafter; provided that on the date the Existing Senior Notes and any Refinancing Indebtedness in respect thereof that matures or requires a payment on or prior to the date that is 90-days after October 16, 2018 is terminated and paid-in-full, the amount of the Existing Senior Notes Reserve shall be reduced to zero.

“Extended Revolving Commitment” has the meaning ascribed to it in Section 2.16(c).

“Extension” has the meaning ascribed to it in Section 2.16(c).

“Extending Lender” has the meaning ascribed to it in Section 2.16(c).

“Fair Labor Standards Act” means the Fair Labor Standards Act, 29 U.S.C. §§ 201 et seq.

“FATCA” means Sections 1471 through 1474 of the IRC as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof.

“FCPA” means the Foreign Corrupt Practices Act of 1977 (15 U.S.C. §§ 78dd-1, et seq.), as amended, and the rules and regulations thereunder.

“Federal Funds Rate” means, for any day, a floating rate equal to (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the weighted average of the rates on overnight Federal funds transactions among members of the Federal Reserve System, as determined by Agent in its reasonable discretion, which determination shall be final, binding and conclusive (absent manifest error).

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“Fee Letter” means that certain Fee Letter, dated as of the Closing Date, between Agent, Parent Borrower and other parties party thereto with respect to certain Fees to be paid from time to time by Borrowers.

“Fees” means any and all fees and other amounts payable to Agent, any Co-Collateral Agent or any Lender pursuant to this Agreement or any of the other Loan Documents.

“Financial Officer” means, with respect to any Group Member, the chief executive officer, the chief financial officer, the principal accounting officer, the treasurer, the assistant treasurer and the controller thereof.

“Financial Performance Covenant” has the meaning ascribed to it in Section 9.4(a).

“Financial Statements” means the consolidated income statements, statements of cash flows and balance sheets of Borrowers delivered in accordance with Section 4.4 and Section 5.1.

“Fiscal Month” means any of the monthly accounting periods of Borrowers.

“Fiscal Quarter” means any of the quarterly accounting periods of Borrowers, ending on March 31, June 30, September 30, and December 31 of each year.

“Fiscal Year” means any of the annual accounting periods of Borrowers ending on December 31 of each year.

“Fixed Charge Coverage Ratio” shall mean, for any period, the ratio of (a) EBITDA for such period minus the sum of (i) Unfinanced Capital Expenditures plus (ii) the portion of taxes based on income actually paid in cash and provisions for cash income taxes to (b) Fixed Charges for such period.

“Fixed Charges” shall mean, for any period, the sum of (a) any scheduled amortization payments paid or payable during such period on all Indebtedness of Parent Borrower and its Subsidiaries (including the principal component of all obligations in respect of all Capitalized Lease Obligations), plus (b) consolidated cash Interest Expense of Parent Borrower and its Subsidiaries for such period, plus (c) all dividends paid in cash on any series of Disqualified Capital Stock of Parent Borrower and its Restricted Subsidiaries, other than dividends payable solely in Qualified Capital Stock of Parent Borrower or to Parent Borrower or a Restricted Subsidiary of Parent Borrower, in each case, on a consolidated basis in accordance with GAAP.

“Foreign Lender” has the meaning ascribed thereto in Section 2.13(d).

“Foreign Subsidiary” means any Subsidiary that is incorporated or organized under the laws of a country other than the United States or any state~~, possession or territory~~ thereof or the District of Columbia that is treated as a CFC, provided that any Subsidiary that is not described in the preceding clause, but which owns equity interests in one or more Foreign Subsidiaries that are treated as CFCs but owns no other material assets and does not engage in any trade or business (other than acting as a holding company for such equity interests in such Foreign Subsidiaries) shall be deemed to be a Foreign Subsidiary hereunder; provided further that for any Subsidiary which is disregarded as separate from its owner for United States federal income tax purposes and which owns equity interests in one or more Foreign Subsidiaries that are treated as CFCs but owns no other material assets shall be deemed to be a Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States consistently applied, as such term is further defined in Section 1.4.

“General Intangibles” has the meaning ascribed to it in the U.S. Security Agreement.

“Goods” means all “goods” as defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, including embedded Software to the extent included in “goods” as defined in the Code or the PPSA, as applicable.

“Governmental Authority” any federal, state, provincial or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Granting Lender” has the meaning ascribed to it in Section 11.1(g).

“Greenbrier Acknowledgment” means the acknowledgment by each of Greenbrier Leasing Company LLC and Brandon Railroad LLC in form and substance satisfactory to Agent.

“Group Members” means the collective reference to Borrowers and their Subsidiaries.

“Guarantied Obligations” means as to any Person, any obligation of such Person guarantying or otherwise having the economic effect of guarantying any Indebtedness, lease, dividend, or other obligation (“primary obligation”) of any other Person (the “primary obligor”) in any manner, including any obligation or arrangement of such Person to (a) purchase or repurchase any such primary obligation, (b) advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet condition of the primary obligor, (c) purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, (d) protect the beneficiary of such arrangement from loss (other than product warranties given in the ordinary course of business), or (e) indemnify the owner of such primary obligation against loss in respect thereof; provided, however, that the term Guarantied Obligations shall not include endorsements of instruments for deposit or collection in the ordinary course of business or standard contractual indemnities. The amount of any Guarantied Obligations at any time shall be deemed to be an amount equal to the lesser at such time of (x) the stated or determinable amount of the primary obligation in respect of which such Guarantied Obligations is incurred, and (y) the maximum amount for which such Person may be liable pursuant to the terms of the instrument embodying such Guarantied Obligations, or, if not stated or determinable, the maximum reasonably anticipated liability (assuming full performance) in respect thereof.

“Guaranties” means the U.S. Guaranty, the Canadian Guaranty and any other guaranty executed by any Guarantor in favor of Agent, for the benefit of the Secured Parties, in respect of the Obligations.

“Guarantors” means each Subsidiary Guarantor and each other Person, if any, that executes a guaranty or other similar agreement in favor of Agent, for itself and the ratable benefit of the Secured Parties, in connection with the transactions contemplated by this Agreement and the other Loan Documents.

“Hazardous Material” means any substance, material or waste that is regulated as a hazardous waste, hazardous substance, hazardous material, pollutant, contaminant or words of similar import under any Environmental Law, including but not limited to any “Hazardous Waste” as defined by the Resource Conservation and Recovery Act (RCRA) (42 U.S.C. § 6901 et seq. (1976)), any “Hazardous Substance” as defined under the Comprehensive Environmental Response, Compensation and Liability Act (CERCLA) (42 U.S.C. § 9601 et seq. (1980)), any petroleum or any fraction thereof, asbestos, polychlorinated biphenyls, toxic mold, mycotoxins, toxic microbial matter (naturally occurring or otherwise), infectious waste and radioactive substances or any other substance that is regulated under Environmental Law due to its toxic, ignitable, reactive, corrosive, caustic or dangerous properties.

“Hedge Bank” means any Person that, at the time an applicable Swap Contract was entered into (or in the case of Swap Agreements entered into prior to the Closing Date, as of the Closing Date) with a Credit Party, is a Lender, Agent, or an Affiliate or branch of a Lender or Agent.

“Immaterial Subsidiary” means, with respect to Sections 9.1(j) or (k) (events and/or circumstances described therein, each an “Insolvency Event”) as of any date, any Restricted Subsidiary of Parent Borrower (other than any Borrower) (a) whose total assets at the last day of the of the most recent fiscal period for which financial statements are required to be delivered pursuant to Section 5.1(b) or (c) were equal to or less than 5% of the consolidated total assets of Parent Borrower and its Restricted Subsidiaries at such date; provided that total assets of all Immaterial Subsidiaries subject to Insolvency Events on any date shall not exceed 5% of total assets of Parent Borrower and its Restricted Subsidiaries at such date and (b) that does not contribute EBITDA in excess of 5% of the EBITDA of Parent Borrower and its Restricted Subsidiaries, in each case, for the most recently ended for the twelve month period ending on the last day of the most recent fiscal period for which financial statements have been delivered pursuant to Section 5.1(b) or (c); provided that, EBITDA (as so determined) of all Immaterial Subsidiaries subject to Insolvency Events on any date shall not exceed 5% of EBITDA of Parent Borrower and its Restricted Subsidiaries for the relevant period.

“Impacted Lender” means any Lender that fails to promptly provide any Borrower or Agent, upon such Person’s reasonable request, reasonably satisfactory evidence that such Lender will not become a Non-Funding Lender.

“Incremental Lender” has the meaning ascribed to it in Section 2.16(a).

“Incremental Revolving Loan Amendment” has the meaning ascribed to it in Section 2.16(a).

“Incremental Revolving Loans” has the meaning ascribed to it in Section 2.16(a).

“Indebtedness” means, with respect to any Person, without duplication, (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services (but excluding obligations to trade creditors and accrued expenses incurred in the ordinary course of business), but excluding “earn-out” obligations or other contingent consideration liabilities arising in connection with Permitted Acquisitions until the amounts are due and payable, (b) all reimbursement and other obligations with respect to letters of credit, bankers’ acceptances and surety bonds, whether or not matured, (c) all obligations evidenced by notes, bonds, debentures or similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Capital Lease Obligations and the present value of future rental payments under all synthetic leases, off balance sheet or tax retention arrangements, (f) all obligations of such Person under commodity price hedging arrangements, in each case whether contingent or matured; provided, the amount of any such obligations shall be deemed to be the Termination Value, (g) all obligations of such Person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that Person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured; provided, the amount of any such obligations shall be deemed to be the Termination Value, (h) all Indebtedness referred to above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property or other assets (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; provided that if such Indebtedness shall not have been assumed by such Person and is otherwise non-recourse to such Person, the amount of such obligation treated as Indebtedness shall not exceed the fair market value of such property or assets, (i) all obligations of such Person to purchase, redeem, retire or otherwise acquire for value any Disqualified Capital Stock other than such repurchases from former directors, officers or employees made pursuant to stock option agreements, (j) any obligation of such Person guaranteeing or intended to guarantee (whether directly or indirectly guaranteed, endorsed, co-made, discounted, or sold with recourse) any obligation of any other Person that constitutes Indebtedness under any of clauses (a) through (i) above, and (k) the Obligations; provided that Indebtedness shall not include (i) deferred or prepaid revenue arising in the ordinary course of business, and (ii) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller of such assets.

“Indemnified Liabilities” has the meaning ascribed to it in Section 2.11.

“Indemnified Person” has the meaning ascribed to in Section 2.11.

“Indemnified Tax” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of a Credit Party under any Loan Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Insolvency Laws” means any of the Bankruptcy Code, the BIA or the CCAA, in each case, as now and hereafter in effect, any successors to any such statute and any other applicable insolvency or other similar law of any jurisdiction including, without limitation, any law of any jurisdiction permitting a debtor to obtain a stay or a compromise of the claims of its creditors against it.

“Instruments” means all “instruments,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located, and, in any event, shall include all promissory notes and other evidences of indebtedness, other than instruments that constitute, or are a part of a group of writings that constitute, Chattel Paper.

“Intellectual Property” means any and all Patents, Copyrights and Trademarks.

“Intellectual Property Security Agreements” means, collectively, any and all Copyright Security Agreements, Patent Security Agreements and Trademark Security Agreements, made in favor of Agent, on behalf of itself and Lenders, by each Credit Party signatory thereto, as amended from time to time.

“Interchange System” means that certain rail interchange system governed by the AAR Rules.

“Interest Expense” means, with respect to any Person for any fiscal period, (i) interest expense of such Person determined in accordance with GAAP for the relevant period ended on such date minus (ii) cash interest income of such Person determined in accordance with GAAP for the relevant period ended on such date.

“Interest Payment Date” means (a) as to any Base Rate Loan, the last Business Day of each Fiscal Quarter to occur while such Loan is outstanding, and the final maturity date of such Loan, and (b) as to any LIBOR Loan, the last day of the applicable LIBOR Period; provided, that in the case of any LIBOR Period greater than three months in duration, interest shall be payable at three-month intervals and on the last day of such LIBOR Period; and provided further that, in addition to the foregoing, each of (x) the date upon which all of the Commitments have been terminated and the Loans have been paid in full and (y) the Commitment Termination Date shall be deemed to be an Interest Payment Date with respect to any interest that has then accrued under this Agreement.

“Inventory” means all “inventory,” as such term is defined in the Code or the PPSA, as applicable, now owned or hereafter acquired by any Credit Party, wherever located.

“Investment Property” has the meaning ascribed to it in the U.S. Security Agreement.

“Investments” has the meaning ascribed to it in Section 7.2.

“IRC” means the Internal Revenue Code of 1986 and all regulations promulgated thereunder.

“IRS” means the Internal Revenue Service.

“Joint Venture” means any Person a portion (but not all) of the Capital Stock of which is owned directly or indirectly by a Borrower or a Subsidiary thereof but which is not a Wholly Owned Subsidiary and which is engaged in a business which is similar to or complementary with the business of Borrowers and their Subsidiaries as permitted under this Agreement.

“JPE” means Jacobs Private Equity, LLC.

“Lead Arrangers” means each of Morgan Stanley Senior Funding, Inc., Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., J.P. Morgan Securities LLC and Citigroup Global Markets Inc, in each case in their capacities as Joint Lead Arrangers and Joint Bookrunners.

“L/C Issuer” means Morgan Stanley Bank, N.A. or any of its Affiliates or branches, in its capacity as issuer of any Letter of Credit, or such other bank or authorized Person as Borrower Representative and Agent may select as the L/C Issuer under this Agreement.

“L/C Sublimit” has the meaning ascribed to it in Section 2.2(a).

“Lenders” means the Lenders named on the signature pages of this Agreement and all financial institutions and funds that make Incremental Loans hereunder; and, if any such Lender shall decide to assign (in accordance with Section 11.1) all or any portion of the Obligations, such term shall include any permitted assignee of such Lender.

“Letter of Credit Fee” has the meaning ascribed to it in Section 2.2(d).

“Letter of Credit Obligations” means all outstanding obligations incurred by Agent, L/C Issuer and Lenders at the request of Borrower Representative, whether direct or indirect, contingent or otherwise, due or not due, in connection with the issuance of Letters of Credit by the L/C Issuer or the purchase of a participation as set forth in Section 2.2 with respect to any Letter of Credit. The amount of such Letter of Credit Obligations shall equal the maximum amount that may be payable at such time or at any time thereafter by L/C Issuer, Agent or Lenders thereupon or pursuant thereto.

“Letter-of-Credit Rights” means “letter-of-credit rights” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party.

“Letters of Credit” means standby letters of credit issued for the account of any Borrower by any L/C Issuer, in form and substance satisfactory to such L/C Issuer.

“Liabilities” means all claims, actions, suits, judgments, damages, losses, liability, obligations, responsibilities, fines, penalties, sanctions, costs, fees, taxes, commissions, charges,

disbursements and expenses, in each case of any kind or nature (including interest accrued thereon or as a result thereto and reasonable fees, charges and disbursements of advisors, appraisers, field examiners and legal advisors), whether joint or several, whether or not indirect, contingent, consequential, actual, punitive, treble or otherwise.

“LIBOR Business Day” means a Business Day on which banks in the City of London are generally open for interbank or foreign exchange transactions.

“LIBOR Loan” means a Loan or any portion thereof bearing interest by reference to the (a) LIBOR Rate, with respect to LIBOR Rate Loans denominated in Dollars and (b) BA Rate, with respect to BA Rate Loans denominated in Canadian Dollars.

“LIBOR Margin” means the per annum interest rate margin from time to time in effect and payable in addition to the (a) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars and (b) BA Rate, with respect to BA Rate Loans denominated in Canadian Dollars, applicable to the Revolver Credit Advances, as determined by reference to the definition of Applicable Margin.

“LIBOR Period” means, with respect to any LIBOR Loan, each period commencing on a LIBOR Business Day selected by Borrower Representative pursuant to this Agreement and ending one, three or six months (and if available to all Lenders, twelve months) thereafter, as selected by Borrower Representative’s irrevocable notice to Agent as set forth in Section 2.5(e); provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

Section 1.34 if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month, in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;

Section 1.35 any LIBOR Period that would otherwise extend beyond the Commitment Termination Date shall end on such date;

Section 1.36 any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month; and

Section 1.37 Borrower Representative shall select LIBOR Periods so that there shall be no more than ten (10) separate LIBOR Loans in existence at any one time.

“LIBOR Rate” means for each LIBOR Period, a rate of interest determined by Agent equal to:

Section 1.38 the London interbank offered rate, for any LIBOR Period with respect to a LIBOR Loan, and displayed on the appropriate page of the Reuters screen (or on any successor page or any successor service, or any substitute page or substitute for such service, providing rate quotations comparable to those currently provided on Reuters screen, as determined by Agent from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) for deposits in Dollars (for delivery on the first day of such LIBOR Period) with a term equivalent to such LIBOR Period two Business Days prior to the commencement of such LIBOR Period (but if more than one rate is specified on such page, the rate will be an arithmetic average of all such rates), or, if for any reason such rate is not available, the rate at which Dollar deposits for a maturity comparable to such LIBOR Period that would be offered to the Administrative Agent by major banks in the London or other offshore interbank market for Dollars at their request at approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such LIBOR Period; divided by

Section 1.39 a number equal to 1.0 minus the aggregate (but without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on the day that is two (2) LIBOR Business Days prior to the beginning of such LIBOR Period (including basic, supplemental, marginal and emergency reserves under any regulations of the Federal Reserve Board or other Governmental Authority having jurisdiction with respect thereto, as now and from time to time in effect) for Eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Federal Reserve Board) that are required to be maintained by a member bank of the Federal Reserve System.

“License” means any Copyright License, Patent License, Trademark License or other license of intellectual property rights or interests, now held or hereafter acquired by any Credit Party.

“Lien” means any mortgage or deed of trust, pledge, hypothecation, collateral assignment, deposit arrangement, lien (statutory or otherwise), charge, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any capital lease or title retention agreement, any financing lease (other than operating leases) having substantially the same economic effect as any of the foregoing.

“Litigation” has the meaning ascribed to it in Section 4.13.

“Loan Account” has the meaning ascribed to it in Section 2.10.

“Loan Documents” means this Agreement, the Amendment No. 1, the Notes, the Collateral Documents, the Fee Letter, the Greenbrier Acknowledgment and all other agreements, instruments, and documents executed and delivered to, or in favor of, Agent, Co-Collateral Agent, or any Lenders securing any Obligation and including all other pledges, powers of attorney, consents and assignments. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.

“Loans” means the Revolving Loans and the Swing Line Loans.

“Lock Boxes” has the meaning ascribed to it in Annex A.

“Majority Control” means with respect to any Person (the “parent”) at any date, (i) the ownership, control, or holding by parent of securities or other ownership interests representing 50% or more of the ordinary voting power or, in the case of a partnership, 50% or more of the general partnership interest of any other corporation, limited liability company, partnership, association or other entity (the “subject person”), (ii) occupation of 50% or more of the seats (other than vacant seats) on the board of directors of the subject person by Persons who were nominees, designees or Related Persons of parent, or (iii) any circumstances that could require the accounts of the subject Person to be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date. Terms such as “Majority Controlled” and “Majority Controlling” shall have corresponding meanings.

“Margin Stock” has the meaning ascribed to in Section 4.10.

“Material Adverse Effect” means, a material adverse effect on (x) the business, financial condition, operations or properties of Borrowers and their respective Subsidiaries, taken as a whole, after giving effect to the Related Transactions and the Pacer Acquisition, (y) the ability of Borrowers or the other Credit Parties to perform their payment obligations under the Loan Documents when due, and (z) the validity or enforceability of any of the Loan Documents or the rights and remedies of Agent and the Lenders under any of the Loan Documents.

“Maximum Amount” means $25,000,000.

“Maximum Lawful Rate” has the meaning ascribed to it in Section 2.5(f).

“Memorandum of Security Agreement” means one or more Memorandum of Security Agreement, dated as of the Closing Date (and after the Closing Date with respect to any Railcars acquired after the Closing Date), executed by the Credit Parties that own any Railcars, in each case, in favor of Agent and in form and substance reasonably satisfactory to Agent and in any event in customary form and including such documents, including any required transmittal letter, for recording such Memorandum of Security Agreement with Surface Transportation Board pursuant to the provisions of 49 USC §11301 and 49 CFR §1177.

“MNPI” means information that is (a) not publicly available with respect to the Borrowers (or any Subsidiary of any Borrower, as the case may be) and (b) material with respect to the Borrowers (or their Subsidiaries) or their securities for purpose of United States federal and state securities laws.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“MSSF” has the meaning ascribed to it in the preamble to this Agreement.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, and to which any Credit Party or ERISA Affiliate is making, is obligated to make, or has made or been obligated to make, contributions on behalf of participants who are or were employed by any of them.

“Net Orderly Liquidation Value” means, with respect to any category of Eligible Equipment or Eligible Rolling Stock, as applicable, the estimated net recovery value as set forth in the most recent appraisal report for such Eligible Equipment or Eligible Rolling Stock, as applicable performed by an appraiser reasonably acceptable to Agent, applying an approach to valuation which is consistent with the approach used in appraisals prepared for Agent’s use at the time such Eligible Equipment or Eligible Rolling Stock, as applicable is included in the Borrowing Base, which reflects the estimated net cash value expected by the appraiser to be derived from a sale or disposition at a liquidation or going-out-of-business sale of such Eligible Equipment or Eligible Rolling Stock, as applicable after deducting all reasonable costs, expenses and fees attributable to such sale or disposition, including, without limitation, all reasonable fees, costs and expenses of any liquidator engaged to conduct such sale or disposition, and all reasonable costs and expenses of removing and delivering the same to a purchaser.

“Net Cash Proceeds” shall mean, with respect to any Person: (a) with respect to a sale or other Disposition of any assets of such Person, the excess, if any, of (i) the cash received in connection therewith (including any cash received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) payments made to retire any Indebtedness that is secured by such asset and that is required to be repaid in connection with the sale thereof, (B) the reasonable expenses of or incurred by such Person in connection therewith, (C) taxes reasonably estimated to be payable in connection with such transaction, and (D) the amount of reserves established by such Person in good faith and pursuant to commercially reasonable practices for adjustment in respect of the sale price of such asset or assets in accordance with applicable generally accepted accounting principles, provided that if the amount of such reserves exceeds the amounts charged against such reserve, then such excess, upon the determination thereof, shall then constitute Net Cash Proceeds; and

(b) with respect to the incurrence of Indebtedness for borrowed money by such Person, the excess, if any, of (i) cash received by such Person in connection with such incurrence over (ii) the sum of (A) payments made to retire any debt that is required to be repaid in connection with such issuance and (B) the underwriting discounts and commissions and other reasonable expenses incurred by such person in connection with such issuance; and (c) with respect to the issuance of equity securities, the excess of (i) the cash received in connection with such issuance over (ii) the underwriting discounts and commissions and other reasonable expenses incurred by such person in connection with such issuance.

“Nexus Acquisition” has the meaning ascribed thereto in Amendment No. 1.

“Nexus Borrower” means, solely to the extent the Nexus Unrestricted Structure Transaction is to be implemented, the borrower under the Nexus Loans and a direct wholly owned subsidiary of Nexus Unrestricted Holdco.

“Nexus Commitment Letter” means the Commitment Letter dated July 29, 2014 among (i) Credit Suisse AG (acting through such of its affiliates or branches as it deems appropriate, “CS”), and Credit Suisse Securities (USA) LLC (“CS Securities” and, together with CS and their respective affiliates, “Credit Suisse”), (ii) Morgan Stanley Senior Funding, Inc. (“MSSF”), (iii) Deutsche Bank AG New York Branch (“DBNY”) and Deutsche Bank Securities Inc. (“DBSI” and, together with DBNY, “DB”) and (iv) Citigroup Global Markets (“CGMI”) on behalf of Citi (as defined in the Nexus Commitment Letter) (Citi, together with Credit Suisse, MSSF and DB, the “Nexus Commitment Parties”) and the Parent Borrower pursuant to which the Nexus Commitment Parties have agreed to provide to the Nexus Group senior secured credit facilities in the form of a $430 million first lien facility (the “Nexus First Lien Loan”) and a $215 million second lien facility (the “Nexus Second Lien Loan” and together with the Nexus First Lien Loan, the “Nexus Loans”).

“Nexus Loans” has the meaning ascribed thereto in the definition of “Nexus Commitment Letter”.

“Nexus Restricted Structure Transaction” means the consummation of the transactions contemplated by the Nexus Acquisition Agreement (as defined in Amendment No. 1), the payoff of any Existing Debt (as defined in the Nexus Commitment Letter), the payment of fees and expenses incurred in connection with the foregoing and the issuance of Nexus Transaction Notes to fund all or a portion of the foregoing, and in connection therewith New Breed Holding Company becoming a Restricted Subsidiary.

“Nexus Transactions” has the meaning ascribed to the term “Transactions” in Exhibit A of the Nexus Commitment Letter.

“Nexus Transaction Notes” means any unsecured notes issued by the Parent Borrower or any Subsidiary thereof in a public offering or in a Rule 144A or other private placement to fund all or a part of the Merger Consideration (as defined in Exhibit A of the Nexus Commitment Letter), the refinancing or replacement of all or any portion of the Nexus Loans, and/or the refinancing of the Credit Agreement, dated as of October 1, 2012, by, among others, New Breed Holding Company and Morgan Stanley Senior Funding, as administrative agent and other uses.

“Nexus Unrestricted Group” means (i) the Nexus Unrestricted Holdco (which may be XPO AQ, Inc. or any other entity described in clause (iii) hereof), (ii) the Nexus Borrower (which may be 3PD Holding, Inc. or any other entity described in clause (iii) hereof) and (iii) in the event Nexus Unrestricted Structure Transaction is to be implemented, in the Parent Borrower’s discretion, any or all of (A) XPO AQ, Inc., a Delaware corporation, (B) 3PD Holding, Inc., a Delaware corporation, (C) New Breed Holding Company, a Delaware corporation and (D) the respective Subsidiaries of each of the entities described in clauses (A)-(C).

“Nexus Unrestricted Holdco” means a direct wholly owned subsidiary of the Parent Borrower that is an Unrestricted Subsidiary.

“Nexus Unrestricted Structure Transaction” means the consummation of the transactions contemplated by the Nexus Acquisition Agreement, the payoff of any Existing Debt (as defined in the Nexus Commitment Letter), the payment of fees and expenses incurred in connection with the foregoing and the incurrence of the Nexus Loans to fund all or a portion of the foregoing, and in connection therewith, New Breed Holding Company and its Subsidiaries, and the Nexus Borrower and its Subsidiaries become Unrestricted Subsidiaries.

“Non-Consenting Lender” has the meaning ascribed to it in Section 12.2(d).

“Non-Funding Lender” shall mean any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies Agent and Borrower Representative in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, (b) has notified Borrower Representative and Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three Business Days after written request by Agent or Borrower Representative, to confirm in writing to Agent and Borrower Representative that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Non-Funding Lender pursuant to this clause (c) upon receipt of such written confirmation by Agent and Borrower Representative), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Insolvency Law, or (ii) had appointed for it a receiver, interim receiver, custodian, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state, federal or foreign regulatory authority acting in such a capacity; provided that a Lender shall not be a Non-Funding Lender solely by virtue of the ownership or acquisition of any Capital Stock in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or Canada or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by Agent that a Lender is a Non-Funding Lender under any one or more of clauses (a) through (d) above, and of the effective date of such status, shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Non-Funding Lender as of the date established therefor by Agent in a written notice of such determination, which shall be delivered by Agent to Borrower Representative and each other Lender promptly following such determination.

“Notes” means, collectively, the Revolving Notes and the Swing Line Notes.

“Notice of Conversion/Continuation” has the meaning ascribed to it in Section 2.5(e).

“Notice of Revolving Credit Advance” has the meaning ascribed to it in Section 2.1(a)(i).

“Obligations” means all loans, advances, debts, liabilities and obligations for the performance of covenants or for payment of monetary amounts (whether or not such performance is then required or contingent, or such amounts are liquidated or determinable) owing by any Credit Party to any Secured Party under any Loan Document, and all covenants and duties regarding such amounts, of any kind or nature, present or future, whether or not evidenced by any note, agreement, letter of credit agreement or other instrument, arising under this Agreement, any of the other Loan Documents, any Bank Product Documents or any Secured Hedge Agreement (other than with respect to any Credit Party’s obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party). This term includes all principal, interest (including all interest that accrues after the commencement of any case or proceeding by or against any Credit Party in bankruptcy, whether or not allowed in such case or proceeding), Fees, Secured Hedging Obligations (other than with respect to any Credit Party’s Secured Hedging Obligations that constitute Excluded Swap Obligations solely with respect to such Credit Party), expenses, attorneys’ fees and any other sum chargeable to any Credit Party under this Agreement, any of the other Loan Documents, any Bank Product Documents or any Secured Hedge Agreements.

“OFAC” has the meaning ascribed to it in Section 4.23.

“Original Credit Agreement” has the meaning assigned to such term in the recitals hereto.

“Other Connection Taxes” means, with respect to a Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other Taxes” has the meaning ascribed to it in Section 2.13(b).

“Overadvance” means, at any time, and without duplication, the sum of the U.S. Overadvance plus the Canadian Overadvance.

“Pacer Acquisition” means the acquisition by Parent Borrower, directly or indirectly, of all of the outstanding capital stock of Pacer International.

“Pacer Acquisition Agreement” means the Agreement and Plan of Merger by and among Parent Borrower, Acquisition Sub, Inc., a Tennessee corporation and Pacer International, Inc., a Tennessee corporation (“Pacer International”), dated as of January 5, 2014, together with all exhibits, annexes and schedules thereto.

“Pacer International” has the meaning ascribed thereto in the definition of the term Pacer Acquisition Agreement.

“Pacer Representations” means, the representations and warranties made by Pacer International with respect to Pacer International and its subsidiaries in the Pacer Acquisition Agreement as are material to the interests of the Lenders, but only to the extent that Parent Borrower (or one of Parent Borrower’s affiliates) has the right (taking into account any applicable cure provisions) to terminate Parent Borrower’s (or Parent Borrower’s affiliates) obligations under the Pacer Acquisition Agreement or decline to consummate the Pacer Acquisition as a result of a breach of such representations and warranties in the Pacer Acquisition Agreement.

“Parent Borrower” has the meaning ascribed to it in the preamble to this Agreement.

“Participant Register” has the meaning ascribed to it in Section 11.1(c).

“Patent License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting to such Credit Party any right with respect to any Patent.

“Patents” has the meaning ascribed to it in the U.S. Security Agreement.

“Patriot Act” has the meaning ascribed to it in Section 4.24.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means a Plan described in Section 3(2) of ERISA (other than Canadian Pension Plan and Canadian Benefit Plan).

“Permitted Acquisition” means any Acquisition with respect to which each of the following conditions has been satisfied: (a) such Acquisition shall have been approved by the board of directors of the Person (or similar governing body if such Person is not a corporation) which is the subject of such Acquisition, and such Person shall not have announced that it will oppose such Acquisition and shall not have commenced any action which alleges that any such Acquisition will violate any applicable law; (b) the Aggregate Consideration of all Permitted Acquisitions (other than the Nexus Acquisition) of Persons that, subject to Section 6.12(a), do not become Subsidiary Guarantors or whose assets do not become Collateral (other than Excluded Property (as defined in the U.S. Security Agreement or Canadian Security Agreement, as applicable)) following the Closing Date (as reasonably calculated by the Parent Borrower in good faith), together with amounts of Investments made under Section 7.2(e)(iii), shall not exceed ~~$10,000,000~~the greater of (x) $50,000,000 and (y) 3.5% of consolidated net total assets of the Parent Borrower and its Restricted Subsidiaries at such date; (c) no Default or Event of Default shall have occurred or be continuing (including after giving effect to such Permitted Acquisition) on the date of the Permitted Acquisition; (d) the acquired Person or assets are in the same or substantially similar, ancillary or related line of business as the Credit Parties; and (e) in the case of Acquisitions over $2,500,000, Parent Borrower shall have delivered to Agent, for the benefit of the Lenders, no later than the date on which any such Acquisition is consummated, a certificate of a Financial Officer of Borrower, in form and substance reasonably satisfactory to Agent, certifying that all of the requirements set forth in clauses (a) through (d) have been satisfied or will be satisfied on or prior to the consummation of such Acquisition.

“Permitted Discretion” means a determination made by Agent or a Co-Collateral Agent in good faith and in the exercise of reasonable (from the perspective of a secured asset-based revolving lender) business judgment.

“Permitted Encumbrances” means the encumbrances and Liens permitted under Section 7.7 (other than clause (dd)).

“Permitted Holders” means JPE, Bradley Jacobs (“Jacobs”), any entity controlled by Jacobs, Jacobs’ wife, Jacobs’ children and other lineal descendants and trusts established for the benefit any of the foregoing.

“Permitted Protest” means the right of any Borrower or any of its Subsidiaries to protest any Lien (other than any Lien that secures the Obligations), taxes (other than payroll taxes or taxes that are the subject of a United States federal or Canadian federal, provincial, territorial or municipal tax lien), or rental payment, provided that (a) a reserve with respect to such obligation is established on such Borrower’s or its Subsidiaries’ books and records in such amount as is required under GAAP, (b) any such protest is pursued diligently by such Borrower or its Subsidiary, as applicable, in good faith, and (c) while any such protest is pending, there will be no impairment of the enforceability, validity or priority of any of Agent’s Liens.

“Permitted Restructuring Transactions” means the transactions described in the restructuring memorandum dated September 30, 2013 with respect to Pacer International Inc. and delivered to the Lead Arrangers on February 25, 2014.

“Person” means any individual, sole proprietorship, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, unlimited liability company, institution, public benefit corporation, other entity or government (whether federal, state, provincial, county, city, municipal, local, foreign or otherwise, including any instrumentality, division, agency, body or department thereof).

“Plan” means, at any time, an “employee benefit plan”, as defined in Section 3(3) of ERISA (other than a Multiemployer Plan), that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to or has maintained, contributed to or had an obligation to contribute to at any time within the past seven (7) years on behalf of participants who are or were employed by any Credit Party or ERISA Affiliate.

“Post Restatement Effective Date Debt Issuances” means issuances, offerings or placements of debt obligations for borrowed money of the Parent Borrower and its subsidiaries from and after the consummation of the Nexus Acquisition and funding of the Nexus Loans.

“Post Restatement Effective Date Stock Issuances” means issuances of equity securities of the Parent Borrower or any of its Subsidiaries from and after the consummation of the Nexus Acquisition and funding of the Nexus Loans not prohibited by this Agreement.

“PPSA” means the Personal Property Security Act (Ontario) (or any successor statute) or similar legislation (including the Civil Code of Quebec) of any other Canadian jurisdiction the laws of which are required by such legislation to be applied in connection with the issue, perfection, effect of perfection, enforcement, enforceability, opposability, validity or effect of security interests or other applicable lien.

“Pro Forma” means the unaudited consolidated balance sheets and related statements of income of Parent Borrower and its consolidated Subsidiaries as of and for the twelve-month period ending on the last day of the most recently completed four-fiscal quarter period ended at least 45 days prior to the Closing Date after giving Pro Forma Effect to the Related Transactions and the Pacer Acquisition.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” means, with respect to any determination for any period and any transaction, that such determination shall be made by giving pro forma effect to each such transaction, as if each such transaction had been consummated on the first day of such period, based on, in the case of determinations made in reliance on pro-forma financial statement calculations only, historical results accounted for in accordance with GAAP and, to the extent applicable, reasonable assumptions that are specified in detail in the relevant compliance certificate, financial statement or other document provided to Agent or any Lender in connection herewith (which shall be prepared by the Parent Borrower in good faith (subject to the approval of Agent, not to be unreasonably withheld)) and for such purposes historical financial statements shall be recalculated as if such transaction had been consummated at the beginning of the applicable period, and any Indebtedness or other liabilities to be incurred, assumed or repaid had been incurred, assumed or repaid at the beginning of such period (and assuming that such Indebtedness to be incurred bears interest during any portion of the applicable measurement period prior to the relevant acquisition at the weighted average of the interest rates applicable to such Indebtedness incurred during such period) and, to the extent pro forma financial statements are required to be prepared by the Parent Borrower under Regulation S-X of the Securities Act of 1933 (“Reg. S-X”) reflecting such transaction for any period, all pro forma calculations made hereunder with respect to such transaction and for such period shall be in conformity with Reg. S-X at all times after such pro-forma financial statements reflecting such transactions are required to be filed by the Parent Borrower under Reg. S-X.

“Pro Rata Extension Offers” has the meaning ascribed to it in Section 2.16(c).

“Pro Rata Share” means with respect to all matters relating to any Lender, (i) with respect to the Revolving Loans, the percentage obtained by dividing (A) the Commitment of that Lender by (B) the aggregate Commitments of all Lenders, as any such percentages may be adjusted by increases or decreases in Commitments pursuant to the terms and conditions hereof or by assignments permitted pursuant to Section 11.1, (ii) with respect to all Loans, the percentage obtained by dividing (A) the aggregate Commitments of that Lender by (B) the aggregate Commitments of all Lenders, and (iii) with respect to all Loans on and after the Commitment Termination Date, the percentage obtained by dividing (A) the aggregate outstanding principal balance of the Loans held by that Lender, by (B) the outstanding principal balance of the Loans held by all Lenders.

“Public Lender” has the meaning ascribed to it in Section 10.13(a).

“Qualified Capital Stock” shall mean any Capital Stock other than Disqualified Capital Stock.

“Qualified Plan” means a Pension Plan that is intended to be tax-qualified under Section 401(a) of the IRC.

“Quarterly Average Availability Percentage” means, at any time, the Average Availability Percentage for the immediately preceding fiscal quarter.

“Quarterly Average Unused Revolving Facility Balance” means, at any time, the Average Unused Revolving Facility Balance for the immediately preceding fiscal quarter.

“Railcar Receivables” means an Account owing to a U.S. Borrower that arises in the ordinary course of business under or in connection with agreements associated with car hire settlements managed by the Railroad Clearinghouse, an entity of the AAR, or any successor thereto.

“Railcars” means the railroad cars, locomotives or other rolling stock (including stacktrain), or accessories used on such railroad cars, locomotives or other rolling stock (including superstructures and racks) owned by any U.S. Borrower and employed in the conduct of such U.S. Borrower’s or any other Credit Party’s business.

“Reaffirmation Agreement” means the Reaffirmation Agreement, dated as of the ~~date hereof~~Closing Date and made by each Credit Party party to any Existing Loan Document in favor of Agent.

“Real Estate” has the meaning ascribed to it in Section 4.6.

“Recipient” means (a) Agent and (b) any Lender, as applicable.

“Refinancing Indebtedness” means Indebtedness incurred to refund, refinance, replace, renew, extend or defease any Indebtedness or any Indebtedness issued to so refund, refinance, replace, renew, extend or defease such Indebtedness, in an amount not to exceed the principal amount of such Indebtedness plus additional Indebtedness incurred to pay premiums, defeasance costs and fees in connection therewith prior to its respective maturity; provided, however, that such Refinancing Indebtedness (i) has a weighted average life to maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining weighted average life to maturity of the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased and (ii) has a maturity date which is not earlier than the maturity date of the Indebtedness being refunded, refinanced, replaced, renewed, extended or defeased.

“Refunded Swing Line Loan” has the meaning ascribed to it in Section 2.1(b)(iii).

“Register” has the meaning ascribed to it in Section 11.1(a)(i).

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor and other consultants and agents of or to such Person or any of its Affiliates.

“Related Transactions” means the entry into and the initial borrowing under the Existing Credit Agreement and under this Agreement on the Closing Date, the payment of all fees, costs and expenses associated with all of the foregoing and the execution and delivery of all of the Related Transactions Documents.

“Related Transactions Documents” means the Loan Documents and all other agreements or instruments executed in connection with the Related Transactions.

“Release” means any release, threatened release, spill, emission, leaking, pumping, pouring, emitting, emptying, escape, injection, deposit, disposal, discharge, dispersal, dumping, leaching or migration of Hazardous Material in the environment, including the migration of Hazardous Material through or in the air, soil, surface water, ground water or property.

“Rent Reserve” means, with respect to any store, warehouse distribution center, regional distribution center or depot where any Eligible Equipment subject to Liens arising by operation of law is located (other than any Eligible Equipment with respect to which Agent has determined that such Liens have been waived or subordinated to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement), a rent reserve not in excess of three (3) months’ rent (or for such longer time period that is determined by Agent in its Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral located at any) at such store, warehouse distribution center, regional distribution center or depot.

“Replacement Lender” has the meaning ascribed to it in Section 2.14(d).

“Requisite Lenders” means Lenders having (a) more than 50% of the Commitments of all Lenders, or (b) if the Commitments have been terminated, more than 50% of the aggregate outstanding amount of the Loans, in each case, excluding Non-Funding Lenders.

“Reserves” means reserves against the Borrowing Base, including, without limitation, the Dilution Reserve, the Rent Reserve, the Canadian Priority Payables Reserve, and such additional other reserves as Co-Collateral Agents may establish from time to time in their Permitted Discretion as provided in Section 2.18 hereof, including related to any material downward trend in monthly Railcar Receivables.

“Restatement Effective Date” means August 8, 2014.

“Restricted Conditions” means (a) there is no Default or Event of Default existing immediately before or after such transaction, (b) (i) the 30 Day Availability immediately preceding the proposed transaction and (ii) Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is equal to or greater than the greater of (x) 12.5% of Available Credit and (y) $25,000,000, (c) the Fixed Charge Coverage Ratio is at least 1.00 to 1.00 determined as of the end of the most recent fiscal quarter for which financial statements were required to have been delivered to Agent for the twelve-month period then ended; provided that if each of 30 Day Availability and Availability on the date of the proposed transaction (in each case, calculated on a pro forma basis for such transaction and/or any Advance) is greater than the greater of (x) 17.5% of Available Credit and (y) $35,000,000 at such time, clause (c) shall not apply and (d) for transactions which are consummated in reliance on the Restricted Conditions in an amount in excess of $2,500,000 only, Parent Borrower shall have delivered a customary officer’s certificate to Agent certifying as to compliance with the requirements of clauses (a) through (c) (if applicable).

“Restricted Payment” means, with respect to any Person (a) the declaration or payment of any dividend or the incurrence of any liability or any other payment or distribution of cash or other property or assets (whether in cash, securities or other property) in respect of Capital Stock (other than dividends, other payments and distributions payable in the form of common Capital Stock of such Person (other than Disqualified Capital Stock of such Person and cash in lieu of fractional shares)); (b) any payment or distribution (whether in cash, securities or other property) on account of the purchase, redemption, defeasance, sinking fund or other retirement of such Person’s Capital Stock, either directly or indirectly; (c) any payment or distribution (whether in cash, securities or other property) made to redeem, purchase, repurchase or retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Capital Stock of such Person now or hereafter outstanding and (d) any payment, loan, contribution, or other transfer of funds or other property to any Stockholder of such Person that is prohibited by Section 7.4.

“Restricted Subsidiary” means any Subsidiary of any Borrower other than an Unrestricted Subsidiary.

“Retiree Welfare Plan” means, at any time, a welfare plan (within the meaning of Section 3(1) of ERISA) that provides for continuing coverage or benefits for any participant or any beneficiary of a participant after such participant’s termination of employment, other than continuation coverage provided pursuant to Section 4980B of the IRC or other similar state law and at the sole expense of the participant or the beneficiary of the participant.

“Revaluation Date” means (a) with respect to any Loan made to a Canadian Borrower, each of the following: (i) each date of an Advance to a Canadian Borrower, (ii) each date of a continuation of a Loan made to a Canadian Borrower and (iii) such additional dates as Agent shall determine or the Requisite Lenders shall require and (b) with respect to any Letter of Credit, each of the following: (i) each date of issuance of a Letter of Credit for or on behalf of a Canadian Borrower, (ii) each date of an amendment of any such Letter of Credit having the effect of increasing the amount thereof, (iii) each date of any payment by the L/C Issuer under any Letter of Credit denominated in and (iv) such additional dates as Agent or the L/C Issuer shall determine or the Requisite Lenders shall require.

“Revolving Credit Advance” has the meaning ascribed to it in Section 2.1(a)(i).

“Revolving Loan” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances outstanding to Borrowers plus (b) the aggregate Letter of Credit Obligations incurred on behalf of Borrowers. Unless the context otherwise requires, references to the outstanding principal balance of the Revolving Loan shall include the outstanding balance of Letter of Credit Obligations.

“Revolving Note” has the meaning ascribed to it in Section 2.1(a)(ii).

“Rolling Stock” means all Railcars, Chassis, trucks, trailers, tractors, wherever located, except for automobiles used by the Credit Parties’ employees.

“Rolling Stock Collateral” means all Rolling Stock constituting Collateral that is included in the U.S. Borrowing Base.

“S&P” means Standard & Poor’s Ratings Group, a subsidiary of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale-Leaseback Transaction” means any sale-leaseback, synthetic lease or similar transaction.

“Schedules” means the Schedules prepared by Borrowers and denominated as Schedules (A-1) through (7.7) in the Index to this Agreement.

“SDN List” has the meaning ascribed to it in Section 4.23.

“SEC” means the United States Securities and Exchange Commission.

“Secured Hedge Agreement” means any Swap Contract that, at the time such Swap Contract was entered into, is entered into by and between any Credit Party and any Hedge Bank to protect against fluctuations in interest rates or currencies.

“Secured Hedging Obligations” means the obligations of any Credit Party arising under any Secured Hedge Agreement.

“Secured Parties” shall mean, collectively with respect to the Obligations, Agent, Co-Collateral Agents, the Lenders, any Lender or Agent (or any Affiliate of a Lender or Agent) that is a party to the Bank Product Documents and any Lender, Agent or any Hedge Bank that is a party to a Secured Hedge Agreement.

“Settlement Date” has the meaning ascribed to it in Section 10.8(a)(ii).

“Similar Business” has the meaning ascribed to it in Section 7.5.

“Software” means all “software” as such term is defined in the Code, now owned or hereafter acquired by any Credit Party, other than software that qualifies for inclusion under the definition of “Goods” in the Code.

“Solvent” means, with respect to any Person organized under the laws of the United States or any state thereof, on a particular date, that on such date (a) the fair value of the property (on a going concern basis) of such Person is greater than the total amount of “liabilities”, including “contingent liabilities”, of such Person, (b) the “present fair salable value” of the assets (on a going concern basis) of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured in the normal course of business, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in the normal course of business, and (d) such Person is not engaged in a business or transaction, and is not about to engage in a business or transaction, for which such Person’s property would constitute unreasonably small capital. The meaning of each of the quoted terms in the foregoing sentence is determined in accordance with applicable federal and state laws governing the insolvency of debtors. The amount of contingent liabilities (such as litigation, guaranties and pension plan liabilities) at any time shall be computed as the amount that, in light of all the facts and circumstances existing at the time, represents the amount that can be reasonably expected to become an actual or matured liability.

“SPC” has the meaning ascribed to it in Section 11.1(g).

“Specified Entity” means an entity (i) treated as a partnership or disregarded entity for U.S. Federal income tax purposes and (ii) the equity interests of which are not treated as held by a CFC for purposes of section 956 of the IRC.

“Specified Equity Contribution” has the meaning ascribed to it in Section 9.4.

“Spot Rate” means, on any day, the rate quoted or published by Agent (or a designated Affiliate of Agent) at which Canadian Dollars may be exchanged into Dollars.

“Stockholder” means, with respect to any Person, each holder of Capital Stock of such Person.

“Subsidiary” means, with respect to any Person, (a) any corporation of which an aggregate of more than 50% of the outstanding Capital Stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether, at the time, Capital Stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than 50% of such Capital Stock whether by proxy, agreement, operation of law or otherwise, and (b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than 50% or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

“Subsidiary Guarantors” means each Subsidiary of Parent Borrower other than Excluded Subsidiaries. As of the Closing Date, the Subsidiary Guarantors are listed on Schedule (A-1).

“Supermajority Lenders” means Lenders having (a) 66.67% or more of the Commitments of all Lenders, or (b) if the Commitments have been terminated, 66.67% or more of the aggregate outstanding amount of the Revolving Credit Advances.

“Surface Transportation Board” means the Surface Transportation Board, an agency of the Federal Government of the United States, and any successor agency thereof.

“Swap Contract” means (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, cross-currency hedges, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Borrowers or any of their respective Subsidiaries shall be a “Swap Agreement” and (b) any agreement with respect to any transactions (together with any related confirmations) which are subject to the terms and conditions of, or are governed by, any master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement or any other similar master agreement.

“Swap Obligation” means, with respect to any Credit Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1(a)(47) of the Commodity Exchange Act.

“Swing Line Advance” has the meaning ascribed to it in Section 2.1(b)(i).

“Swing Line Availability” has the meaning ascribed to it in Section 2.1(b)(i).

“Swing Line Commitment” means, as to Swing Line Lender, the commitment of Swing Line Lender to make Swing Line Advances as set forth on Annex C, which commitment constitutes a subfacility of the Commitment of Swing Line Lender. The aggregate Swing Line Commitment on the Closing Date is Ten Million Dollars ($10,000,000), which commitment constitutes a subfacility of the aggregate Commitments.

“Swing Line Lender” means MSSF.

“Swing Line Loan” means, as the context may require, at any time, the aggregate amount of Swing Line Advances outstanding to any Borrower or to all Borrowers.

“Swing Line Note” and “Swing Line Notes” have the meanings ascribed to them in Section 2.1(b)(ii).

“Tax Structure” has the meaning ascribed to it in Section 12.8.

“Taxes” means present and future taxes (including, but not limited to, income, corporate, capital, excise, property, ad valorem, sales, use, payroll, value added and franchise taxes, deductions, withholdings and custom duties), charges, fees, imposts, levies, deductions or withholdings (including backup withholding) and all liabilities (including interest, additions to tax and penalties) with respect thereto, imposed by any Governmental Authority.

“Termination Date” means the date on which (a) the Loans have been repaid in full in cash, (b) all other Obligations under this Agreement and the other Loan Documents have been completely discharged or paid (other than contingent indemnification obligations for which no claim has been asserted, Bank Products and Secured Hedge Obligations), (c) all Letter of Credit Obligations have been cash collateralized, canceled or backed by standby letters of credit in accordance with Section 2.2, and (d) none of Borrowers shall have any further right to borrow any monies under this Agreement.

“Termination Value” means, on any date in respect of any Swap Contract, or other swap or hedging agreement or obligation, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contract, other swap or hedging agreement, (a) if such Swap Contract or other swap or hedging agreement has been terminated as of such date, an amount equal to the termination value determined in accordance with such Swap Contract, or other swap or hedging agreement, and (b) if such Swap Contract or other swap or hedging agreement has not been terminated as of such date, an amount equal to the mark-to-market value for such Swap Contract or other swap or hedging agreement.

“Title Insurance” has the meaning assigned to such term in Section 4.21(b)(ii)(B).

“Title IV Plan” means a Pension Plan (other than a Multiemployer Plan) that is covered by Title IV of ERISA or Section 412 of the IRC, and that any Credit Party or ERISA Affiliate maintains, contributes to or has an obligation to contribute to on behalf of participants who are or were employed by any of them.

“Trademark License” means rights under any written agreement now owned or hereafter acquired by any Credit Party granting such Credit Party any right to use any Trademark.

“Trademarks” has the meaning ascribed to it in the U.S. Security Agreement.

“UIIA” means that Uniform Intermodal Interchange and Facilities Access Agreement, effective as of April 20, 2009, administered by The Intermodal Association of North America, together with each addendum thereto executed by Pacer Stacktrain, Inc. or Union Pacific Railroad Company and each Motor Carrier (as defined in the UIAA) party thereto, each in the form delivered to Agent prior to the Closing Date, pursuant to which Pacer Stacktrain, Inc. or Union Pacific Railroad Company and each Motor Carrier have agreed additional terms and conditions applicable to the interchange of Chassis to such Motor Carrier by Pacer Stacktrain, Inc. or Union Pacific Railroad Company.

“Unfinanced Capital Expenditures” means for any period, Capital Expenditures of Parent Borrower and its Restricted Subsidiaries made in cash during such period, except to the extent financed with the proceeds of Capital Lease Obligations or other Indebtedness (other than Loans incurred hereunder), common Capital Stock or Qualified Capital Stock, casualty proceeds, condemnation proceeds or other proceeds that would not be included in EBITDA, less cash received from the sale of any fixed assets of Parent Borrower and its Restricted Subsidiaries (including, without limitation, assets of the type that may constitute Equipment hereunder) during such period; provided that the aggregate amount of Unfinanced Capital Expenditures during such period may not be less than zero.

“Unfunded Pension Liability” means, at any time, the aggregate amount, if any, of the sum of (a) the amount by which the present value of all accrued benefits under each Title IV Plan exceeds the fair market value of all assets of such Title IV Plan, allocable to such benefits in accordance with Title IV of ERISA, all determined as of the most recent valuation date for each such Title IV Plan using the actuarial assumptions for funding purposes in effect under such Title IV Plan and (b) for a period of five (5) years following a transaction which might reasonably be expected to be covered by Section 4069 of ERISA, the liabilities (whether or not accrued) that could be avoided by any Credit Party or any ERISA Affiliate as a result of such transaction.

“United States” and “U.S.” mean the United States of America.

“Unrestricted Subsidiary” means any Subsidiary of Borrowers designated by a Financial Officer of Borrower Representative as an Unrestricted Subsidiary pursuant to Section 6.13.

“U.S. Availability” means, as of any date of determination, the amount (if any) by which (a) U.S. Available Credit, exceeds (b) the sum of (i) Revolver Credit Advances plus (ii) Letter of Credit Obligations (other than Letter of Credit Obligations cash collateralized in accordance with the terms of the Loan Documents) plus (iii) Swing Line Loans.

“U.S. Available Credit” means, as of any date of determination, the lesser of (a) the Commitment and (b) the U.S. Borrowing Base as most recently reported by the Credit Parties on or prior to such date of determination.

“U.S. Borrower” and “U.S. Borrowers” have the meanings ascribed to them in the preamble to this Agreement.

“U.S. Borrowing Base” means, as of any date of determination, from time to time, as to the U.S. Borrowers, an amount equal to the sum at such time of:

Section 1.40 the product of (i) 85% multiplied by (ii) the U.S. Borrowers’ Eligible Accounts; plus

Section 1.41 the lesser of:

(a) the product of (A) 65% multiplied by (B) the cost of the U.S. Borrowers’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof); and

(b) the product of (A) 85% multiplied by (B) the cost of the U.S. Borrowers’ Eligible Equipment (but net of delivery charges, sales tax and other costs incidental to the purchase thereof) multiplied by the Net Orderly Liquidation Value percentage identified in the most recent Equipment appraisal obtained by Agent, at such time; plus

Section 1.42 [Reserved];

Section 1.43 the lesser of

(i) 80% of the net book value of aggregate Eligible Rolling Stock; and

(ii) the product of (A) 65% multiplied by (B) the Net Orderly Liquidation Value of the U.S. Borrowers’ Eligible Rolling Stock; minus

Section 1.44 the Dilution Reserve, the Rent Reserve, the Canadian Priority Payables Reserve, the Existing Senior Notes Reserve, and such other Reserves established by Co-Collateral Agents in their Permitted Discretion in conformity with Section 2.18;

provided that U.S. Borrowing Base shall not include clauses (b) or (d) (for assets other than Railcars) above until such time as Requisite Lenders consent, after the Closing Date, to include such assets in the calculation of the U.S. Borrowing Base (it being agreed that the U.S. Borrowing Base shall include Railcars constituting Eligible Rolling Stock at any time after the Closing Date provided that the conditions contained in the following proviso with respect thereto are satisfied); provided further that (w) a maximum of 10% of the U.S. Borrowing Base shall be attributable to the U.S. Borrowers’ Eligible Equipment and the U.S. Borrowers’ Eligible Rolling Stock, (x) Agent and Co-Collateral Agents shall have completed all required or necessary field examinations and appraisals with respect to the asset classes included in clauses (b) and (d) above and (y) Borrowers shall have delivered a Borrowing Base Certificate that includes Borrowing Base calculations with respect to the assets classes included in clauses (b) and (d) above.

The U.S. Borrowing Base shall at any time be determined by reference to the most recent Borrowing Base Certificate delivered to Co-Collateral Agents pursuant to Section 5.2. Notwithstanding anything to the contrary contained herein, determinations as to Reserves, adjustments and similar matters related to the U.S. Borrowing Base shall be made by Co-Collateral Agents in their Permitted Discretion in accordance with Section 2.18.

“U.S. Guarantor” means each Guarantor that is a Domestic Subsidiary.

“U.S. Guaranty” means that certain Amended and Restated Guaranty, dated as of the ~~date hereof~~Closing Date, executed by each U.S. Borrower and Subsidiary Guarantor that is a U.S. Guarantor in favor of Agent and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“U.S. Loans” means, at any time, the sum of (a) the aggregate amount of Revolving Credit Advances and Swing Line Loans outstanding to the U.S. Borrowers plus (b) the aggregate U.S. Borrowers’ Letter of Credit Obligations. Unless the context otherwise requires, references to the outstanding principal balance of the U.S. Loans shall include the outstanding balance of the U.S. Borrowers’ Letter of Credit Obligations.

“U.S. Overadvance” means, as of any date of determination, the sum of (i) Loans then outstanding less (ii) the Available Credit.

“U.S. Security Agreement” means that certain Amended and Restated Security Agreement, dated as of the ~~date hereof~~Closing Date, made by the Credit Parties party thereto in favor of Agent, on behalf of Agent, Co-Collateral Agents and Lenders, as amended, restated, supplemented or otherwise modified from time to time.

“Value” shall mean, with respect to Eligible Rolling Stock, net book value as reported by Borrowers to Co-Collateral Agents in accordance with GAAP; provided that for purposes of the calculation of the U.S. Borrowing Base, the Value of the Eligible Rolling Stock shall not include (a) the portion of the value Eligible Rolling Stock equal to the profit earned by any Affiliate of Parent Borrower on the sale thereof to any Borrower or (b) write-ups or write-downs in value with respect to currency exchange rates.

“Wholly Owned Subsidiary” means as to any Person, any other Person all of the Capital Stock of which (other than directors’ qualifying shares or other de minimis shares held by any Person, each as required by law) is owned by such Person directly and/or through other Wholly Owned Subsidiaries.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“XPO Canada” has the meaning ascribed to it in the preamble to this Agreement.

(b) Rules of Construction. All other undefined terms contained in any of the Loan Documents shall, unless the context indicates otherwise, have the meanings provided for by the Code to the extent the same are used or defined therein; in the event that any term is defined differently in different Articles or Divisions of the Code, the definition in Article or Division 9 shall control. Unless otherwise specified, references in this Agreement or any of the Appendices to a Section, subsection or clause refer to such Section, subsection or clause as contained in this Agreement. The words “herein”, “hereof” and “hereunder”, and other words of similar import refer to this Agreement as a whole, including all Annexes, Exhibits and Schedules, as the same may from time to time be amended, restated, modified or supplemented, and not to any particular section, subsection or clause contained in this Agreement or any such Annex, Exhibit or Schedule.

(c) Interpretive Matters. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, feminine and neuter genders. The words “including”, “includes” and “include” shall be deemed to be followed by the words “without limitation”;

the word “or” is not exclusive; references to Persons include their respective successors and assigns (to the extent and only to the extent permitted by the Loan Documents) or, in the case of governmental Persons, Persons succeeding to the relevant functions of such Persons; and all references to statutes and related regulations shall include any amendments of the same and any successor statutes and regulations. Whenever any provision in any Loan Document refers to the knowledge (or an analogous phrase) of any Credit Party, such words are intended to signify that such Credit Party has actual knowledge or awareness of a particular fact or circumstance or that such Credit Party, if it had exercised reasonable diligence, would have known or been aware of such fact or circumstance.

(d) GAAP. Unless otherwise specifically provided herein, any accounting term used in this Agreement shall have the meaning customarily given to such term in accordance with GAAP, and all financial computations hereunder shall be computed in accordance with GAAP consistently applied. That certain items or computations are explicitly modified by the phrase “in accordance with GAAP” shall in no way be construed to limit the foregoing. If any Accounting Changes occur and such changes result in a change in the calculation of the financial covenants, standards or terms used in this Agreement or any other Loan Document, then Borrowers, Agent and Lenders agree to enter into negotiations in order to amend such provisions of this Agreement so as to equitably reflect such Accounting Changes with the desired result that the criteria for evaluating Borrowers’ and their Subsidiaries’ financial condition shall be the same after such Accounting Changes as if such Accounting Changes had not been made; provided, however, that the agreement of Requisite Lenders to any required amendments of such provisions shall be sufficient to bind all Lenders. “Accounting Changes” means (i) changes in accounting principles required by the promulgation of any rule, regulation, pronouncement or opinion by the Financial Accounting Standards Board of the American Institute of Certified Public Accountants (or successor thereto or any agency with similar functions); (ii) changes in accounting principles concurred in by Borrowers’ certified accountants; (iii) purchase accounting adjustments under A.P.B. 16 or 17 and EITF 88-16, and the application of the accounting principles set forth in FASB 109, including the establishment of reserves pursuant thereto and any subsequent reversal (in whole or in part) of such reserves; and (iv) the reversal of any reserves established as a result of purchase accounting adjustments. All such adjustments resulting from expenditures made subsequent to the Closing Date (including capitalization of costs and expenses or payment of pre-Closing Date liabilities) shall be treated as expenses in the period the expenditures are made and deducted as part of the calculation of EBITDA in such period. If Agent, Borrowers and Requisite Lenders agree upon the required amendments, then after appropriate amendments have been executed and the underlying Accounting Change with respect thereto has been implemented, any reference to GAAP contained in this Agreement or in any other Loan Document shall, only to the extent of such Accounting Change, refer to GAAP, consistently applied after giving effect to the implementation of such Accounting Change. If Agent, Borrowers and Requisite Lenders cannot agree upon the required amendments within ninety (90) days following the date of implementation of any Accounting Change, then Borrowers shall deliver Financial Statements prepared without regard to the underlying Accounting Change and all calculations of financial covenants and other standards and terms in accordance with this Agreement and the other Loan Documents shall be calculated consistent with such Financial Statements. The Obligations under this Agreement shall be accounted for at their outstanding face value.

(e) Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as described in the definition of LIBOR Period) or performance shall extend to the immediately succeeding Business Day.

(f) Quebec Matters. For purposes of any assets, liabilities or entities located in the Province of Quebec and for all other purposes pursuant to which the interpretation or construction of this Agreement or any other Loan Document may be subject to the laws of the Province of Quebec or a court or tribunal exercising jurisdiction in the Province of Quebec, (a) “personal property” shall include “movable property”; (b) “real property” or “real estate” shall include “immovable property”; (c) “tangible property” shall include “corporeal property”; (d) “intangible property” shall include “incorporeal property”; (e) “security interest”, “mortgage” and “lien” shall include a “hypothec”, “right of retention”, “prior claim” and a resolutory clause; (f) all references to filing, perfection, priority, remedies, registering or recording under the Code or a PPSA shall include publication under the Civil Code of Quebec; (g) all references to “perfection” of or “perfected” liens or security interest shall include a reference to an “opposable” or “set up” hypothec, lien or security interest as against third parties; (h) any “right of offset”, “right of setoff” or similar expression shall include a “right of compensation”; (i) “goods” shall include “corporeal movable property” other than chattel paper, documents of title, instruments, money and securities; (j) an “agent” shall include a “mandatary”; (k) “construction liens” shall include “legal hypothecs”; (l) “joint and several” shall include “solidary”; (m) “gross negligence or willful misconduct” shall be deemed to be “intentional or gross fault”; (n) “beneficial ownership” shall include “ownership on behalf of another as mandatary”; (o) “easement” shall include “servitude”; (p) “priority” shall include “prior claim”; (q) “survey” shall include “certificate of location and plan”; (r) “state” shall include “province”; (s) “fee simple title” shall include “absolute ownership”; (t) “accounts” shall include “claims”. The parties hereto confirm that it is their wish that this Agreement and any other document executed in connection with the transactions contemplated herein be drawn up in the English language only and that all other documents contemplated thereunder or relating thereto, including notices, may also be drawn up in the English language only. Les parties aux présentes confirment que c’est leur volonté que cette convention et les autres documents de crédit soient rédigés en langue anglaise seulement et que tous les documents, y compris tous avis, envisagés par cette convention et les autres documents peuvent être rédigés en langue anglaise seulement.

(g) Quebec Security.

(i) For greater certainty, and without limiting the powers of Agent, each of the Secured Parties hereby irrevocably constitutes MSSF as the holder of an irrevocable power of attorney (fondé de pouvoir within the meaning of Article 2692 of the Civil Code of Quebec) in order to hold hypothecs and security granted by any Credit Party on property pursuant to the laws of the Province of Quebec in order to secure obligations of any Credit Party under any bond, debenture or similar title of indebtedness, issued by any Credit Party, and hereby agrees that Agent, may act as the bondholder and mandatary (i.e. agent) with respect to any shares, capital stock or other securities or any bond, debenture or similar title of indebtedness that may be issued by any Credit Party and pledged in favor of Agent, for the benefit of the Secured Parties. The execution by MSSF, acting as fondé de pouvoir and mandatary, prior to the Credit Agreement of any deeds of hypothec or other security documents is hereby ratified and confirmed.

(ii) Notwithstanding the provisions of Section 32 of an Act respecting the special powers of legal persons (Quebec), Agent may acquire and be the holder of any bond or debenture issued by any Credit Party (i.e. the fondé de pouvoir may acquire and hold the first bond issued under any deed of hypothec by any Credit Party).

(iii) The constitution of MSSF as fondé de pouvoir, and of Agent as bondholder and mandatary with respect to any bond, debenture, shares, capital stock or other securities that may be issued and pledged from time to time to Agent for the benefit of the Secured Parties, shall be deemed to have been ratified and confirmed by each Person accepting an assignment of, a participation in or an arrangement in respect of, all or any portion of any Secured Parties’ rights and obligations under the Credit Agreement by the execution of an assignment, including an Assignment Agreement or a joinder or other agreement pursuant to which it becomes such assignee or participant, and by each successor Agent by the execution of an Assignment Agreement or other agreement, or by the compliance with other formalities, as the case may be, pursuant to which it becomes a successor Agent under the Credit Agreement.

(iv) MSSF as fondé de pouvoir shall have the same rights, powers, immunities, indemnities and exclusions from liability as are prescribed in favor of Agent in the Credit Agreement, which shall apply mutatis mutandis to MSSF acting as fondé de pouvoir.

(h) Permitted Encumbrances. Any references in this Agreement or any other Loan Document to “Permitted Encumbrances” is not intended to subordinate or postpone, and shall not be interpreted as subordination or postponing, or as any agreement to subordinate or postpone, any Lien created by any of the Loan Documents to any Permitted Encumbrance.

(i) Interest Act (Canada). For the purposes of the Interest Act (Canada) and disclosure thereunder, whenever any interest or any fee to be paid hereunder or in connection herewith by a Canadian Borrower is to be calculated on the basis of a 360-day or 365-day year, the yearly rate of interest to which the rate used in such calculation is equivalent is the rate so used multiplied by the actual number of days in the calendar year in which the same is to be ascertained and divided by 360 or 365, as applicable. The rates of interest under this Agreement are nominal rates, and not effective rates or yields. The principle of deemed reinvestment of interest does not apply to any interest calculation under this Agreement.

(j) Criminal Code (Canada). If any provision of this Agreement would oblige a Canadian Borrower to make any payment of interest or other amount payable to any Secured Party in an amount or calculated at a rate which would be prohibited by law or would result in a receipt by that Secured Party of “interest” at a “criminal rate” (as such terms are construed under the Criminal Code (Canada)), then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by applicable law or so result in a receipt by that Secured Party of “interest” at a “criminal rate”, such adjustment to be effected, to the extent necessary (but only to the extent necessary), as follows:

(i) first, by reducing the amount or rate of interest; and

(ii) thereafter, by reducing any fees, commissions, costs, expenses, premiums and other amounts required to be paid which would constitute interest for purposes of section 347 of the Criminal Code (Canada).

(k) Anti-Money Laundering (Canada). The Canadian Borrowers acknowledge that, pursuant to the Proceeds of Crime (Money Laundering) and Terrorist Financing Act (Canada) and other applicable anti-money laundering, anti-terrorist financing, government sanction and “know your client” laws, whether within Canada or elsewhere (collectively, including any guidelines or orders thereunder, “AML Legislation”), the Canadian Lenders and Agent may be required to obtain, verify and record information regarding the Canadian Borrowers, their directors, authorized signing officers, direct or indirect shareholders or other Persons in control of the Canadian Borrowers, and the transactions contemplated hereby. Canadian Borrowers shall promptly provide all such information, including supporting documentation and other evidence, as may be reasonably requested by any Canadian Lender or Agent, or any prospective assign or participant of a Canadian Lender or Agent, in order to comply with any applicable AML Legislation, whether now or hereafter in existence. Notwithstanding the foregoing and except as may otherwise be agreed in writing, each of the Canadian Lenders agrees that Agent has no obligation to ascertain the identity of any Canadian Borrower or any authorized signatories of any Canadian Borrower on behalf of any Canadian Lender, or to confirm the completeness or accuracy of any information it obtains from a Canadian Borrower or any such authorized signatory in doing so.

Section 16. AMOUNT AND TERMS OF CREDIT

(a) Credit Facilities.

(i) Revolving Credit Facility.

(i) Subject to the terms and conditions hereof, each Lender severally agrees to make available to Borrowers from time to time until the Commitment Termination Date its Pro Rata Share of advances (each, a “Revolving Credit Advance”). The Pro Rata Share of the Loans of any Lender shall not at any time exceed its separate Commitment. The obligations of each Lender hereunder shall be several and not joint. Until the Commitment Termination Date, Borrowers may borrow, repay and reborrow under this Section 2.1(a); provided, that (x) the amount of any Revolving Credit Advances to be made at any time shall not exceed Availability at such time, (y) the amount of any Revolving Credit Advances to be made to the U.S. Borrowers at any time shall not exceed the U.S. Availability at such time and (z) the amount of any Revolving Credit Advances to be made to the Canadian Borrowers at any time shall not exceed the Canadian Availability at such time. Each Revolving Credit Advance shall be made on notice by Borrower Representative to one of the representatives of Agent identified in Schedule (2.1) at the address specified therein. Any such notice must be given no later than (1) 12 noon (New York, New York time) on the date of the proposed Revolving Credit Advance, in the case of a Base Rate Loan, or (2) 12 noon (New York, New York time) on the date which is three (3) Business Days’ prior to the proposed Revolving Credit Advance, in the case of a LIBOR Loan. Each such notice (a “Notice of Revolving Credit Advance”) may be given verbally by telephone but must be immediately confirmed in writing (by fax, electronic mail or overnight courier) substantially in the form of Exhibit 2.1(a)(i), and shall include the information required in such Exhibit. If any Borrower desires to have the Revolving Credit Advances bear interest by reference to a LIBOR Rate, with respect to LIBOR Loans denominated in Dollars, and BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, Borrower Representative must comply with Section 2.5(e). All Revolving Credit Advances (x) made to a U.S. Borrower shall be denominated in Dollars and (y) made to a Canadian Borrower shall be denominated in Dollars or Canadian Dollars but shall be deemed to have been made (in the case of Canadian Dollar Revolving Credit Advances) in the Dollar Equivalent of such Revolving Credit Advance.

(ii) Except as provided in Section 2.10, if requested by Lenders, (x) the U.S. Borrowers, jointly and severally, shall execute and deliver to each Lender a note to evidence the Commitment of that Lender and (y) the Canadian Borrowers, jointly and severally, shall execute and deliver to each Lender a note to evidence the Pro Rata Share of the Canadian Commitment of that Lender. Each note shall be in the principal amount of the Commitment (or the Canadian Commitment) of the applicable Lender, dated the Closing Date and substantially in the form of Exhibit 2.1(a)(ii) (each a “Revolving Note” and, collectively, the “Revolving Notes”). Each Revolving Note (or, if a Revolving Note is not requested, this Agreement) shall represent the joint and several obligation of the appropriate Borrowers to pay the amount of the applicable Lender’s Pro Rata Share of the aggregate unpaid principal amount of all Revolving Loans to such Borrower together with interest thereon as prescribed in Section 2.5. The entire unpaid balance of the aggregate Loan and all other non-contingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date (and the Commitment, for purposes of this Agreement, shall thereafter be zero).

(ii) Swing Line Facility.

(i) Agent shall notify Swing Line Lender upon Agent’s receipt of any Notice of Revolving Credit Advance from a U.S. Borrower which requests Base Rate Loans. Subject to the terms and conditions hereof, Swing Line Lender may, in its discretion, make available from time to time until the Commitment Termination Date advances to a U.S. Borrower (each, a “Swing Line Advance”) in accordance with any such notice. The provisions of this Section 2.1(b) shall not relieve Lenders of their obligations to make Revolving Credit Advances under Section 2.1(a); provided, that if Swing Line Lender makes a Swing Line Advance pursuant to any such notice, such Swing Line Advance shall be in lieu of any Revolving Credit Advance that otherwise may be made by Lenders pursuant to such notice. The aggregate amount of Swing Line Advances outstanding shall not exceed at any time the lesser of (A) the Swing Line Commitment and (B) U.S. Available Credit, in each case, less the outstanding balance of the U.S. Revolving Loans at such time (“Swing Line Availability”). Only the U.S. Borrowers may receive a Swing Line Advance. Until the Commitment Termination Date, the U.S. Borrowers may from time to time borrow, repay and reborrow under this Section 2.1(b). Each Swing Line Advance shall be made pursuant to a Notice of Revolving Credit Advance delivered to Agent by Borrower Representative in accordance with Section 2.1(a)(i). Any such notice must be given no later than 2:00 p.m. (New York time) on the Business Day of the proposed Swing Line Advance. Unless Swing Line Lender has received at least one Business Day’s prior written notice from Requisite Lenders instructing it not to make any Swing Line Advance, Swing Line Lender shall, notwithstanding the failure of any condition precedent set forth in Section 3.2, be entitled to fund any requested Swing Line Advance, and to have each Lender make Revolving Credit Advances in accordance with Section 2.1(b)(iii) or purchase participating interests in accordance with Section 2.1(b)(iv). Notwithstanding any other provision of this Agreement or the other Loan Documents, the Swing Line Loan shall constitute a Base Rate Loan and shall be denominated in Dollars. The U.S. Borrowers shall repay the Swing Line Loan upon written demand therefor by Agent.

(ii) Upon request by Swing Line Lender, the U.S. Borrowers shall execute and deliver to Swing Line Lender a promissory note to evidence the Swing Line Commitment. Such note shall be in the principal amount of the Swing Line Commitment of Swing Line Lender, dated the Closing Date and substantially in the form of Exhibit 2.1(b)(ii) (each a “Swing Line Note” and, collectively, the “Swing Line Notes”). Each Swing Line Note (or, if Swing Line Notes are not requested, this Agreement) shall represent the obligation of each U.S. Borrower to pay the amount of the aggregate unpaid principal amount of all Swing Line Advances made to such Borrower together with interest thereon as prescribed in Section 2.5. The entire unpaid balance of the Swing Line Loan and all other noncontingent Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date, if not sooner paid in full.

(iii) If no Lender is a Non-Funding Lender, then the Swing Line Lender, at any time, and from time to time in its sole and absolute discretion, but not less frequently than weekly, shall on behalf of the U.S. Borrowers (and each U.S. Borrower hereby irrevocably authorizes the Swing Line Lender to so act on its behalf) request each Lender (including the Swing Line Lender) to make a Revolving Credit Advance for the account of the U.S. Borrowers (which shall be a Base Rate Loan) in an amount equal to that Lender’s Pro Rata Share of the principal amount of the U.S. Borrowers’ Swing Line Loan (the “Refunded Swing Line Loan”) outstanding on the date such notice is given. If any Lender is a Non-Funding Lender, and the conditions precedent set forth in Section 3.2 are satisfied at such time, that Non-Funding Lender’s reimbursement obligations with respect to the Swing Line Loans shall be reallocated to and assumed by the other Lenders in accordance with their Pro Rata Share of the Revolving Loans (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share had been increased proportionately). If any Lender is a Non-Funding Lender, upon receipt of the demand described above, each Lender that is not a Non-Funding Lender will be obligated to pay to Agent for the account of the Swing Line Lender its Pro Rata Share of the outstanding Swing Line Loans (increased as described above); provided that no Lender shall be required to fund any amount in excess of its Commitment. Unless any of the events described in Sections 9.1(j) or (k) has occurred (in which event the procedures of Section 2.1(b)(iv) shall apply), and regardless of whether the conditions precedent set forth in this Agreement to the making of a Revolving Credit Advance are then satisfied, each Lender shall disburse directly to Agent, its Pro Rata Share of a Revolving Credit Advance on behalf of the Swing Line Lender prior to 3:00 p.m. (New York time) in immediately available funds on the Business Day next succeeding the date that notice is given. The proceeds of those Revolving Credit Advances shall be immediately paid to the Swing Line Lender and applied to repay the Refunded Swing Line Loan of the U.S. Borrowers.

(iv) If, prior to refunding a Swing Line Loan with a Revolving Credit Advance pursuant to Section 2.1(b)(iii), one of the events described in Sections 9.1(j) or 9.1(k) has occurred, then, subject to the provisions of Section 2.1(b)(v) below, each Lender shall, on the date such Revolving Credit Advance was to have been made, purchase, or be deemed to have purchased, from the Swing Line Lender an undivided participation interest in the Swing Line Loan in an amount equal to its Pro Rata Share of such Swing Line Loan. Upon request, each Lender shall promptly transfer to the Swing Line Lender, in immediately available funds, the amount of its participation interest.

(v) Each Lender’s obligation to make Revolving Credit Advances in accordance with Section 2.1(b)(iii) and to purchase participation interests in accordance with Section 2.1(b)(iv) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right that such Lender may have against Swing Line Lender, any U.S. Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of any Default or Event of Default; (C) any inability of any Borrower to satisfy the conditions precedent to borrowing set forth in this Agreement at any time; or (D) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If any Lender does not make available to Agent or Swing Line Lender, as applicable, the amount required pursuant to Sections 2.1(b)(iii) or 2.1(b)(iv), as the case may be, Swing Line Lender shall be entitled to recover such amount on demand from such Lender, together with interest thereon for each day from the date of non-payment until such amount is paid in full at the Federal Funds Rate for the first two Business Days and at the Base Rate thereafter.

(iii) Reliance on Notices; Appointment of Borrower Representative. Agent shall be entitled to rely upon, and shall be fully protected in relying upon, any Notice of Revolving Credit Advance, Notice of Conversion/Continuation, or similar notice reasonably believed by Agent to be genuine. Agent may assume that each Person executing and delivering any notice in accordance herewith was duly authorized, unless the responsible individual acting thereon for Agent has actual knowledge to the contrary. Each Borrower hereby designates Parent Borrower or any of its authorized representatives as its representative and agent on its behalf for the purposes of issuing Notices of Revolving Credit Advances and Notices of Conversion/Continuation, giving instructions with respect to the disbursement of the proceeds of the Loans, selecting interest rate options, requesting Letters of Credit, giving and receiving all other notices and consents hereunder or under any of the other Loan Documents, and taking all other actions (including in respect of providing notices in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Loan Documents. Borrower Representative hereby accepts such appointment. Agent and each Lender may regard any notice or other communication pursuant to any Loan Document from Borrower Representative as a notice or communication from all U.S. Borrowers or Canadian Borrowers, as the case may be, and may give any notice or communication required or permitted to be given to any Borrower or Borrowers hereunder to Borrower Representative on behalf of such Borrower or Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement, and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower, and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

(b) Letters of Credit.

(i) Issuance. Subject to the terms and conditions of this Agreement, Agent and Lenders agree to incur, from time to time prior to the Commitment Termination Date, upon the request of Borrower Representative on behalf of the U.S. Borrowers or the Canadian Borrowers, as the case may be, and for such Borrowers’ account, Letter of Credit Obligations with respect to Letters of Credit to be issued by an L/C Issuer for such Borrowers’ account. Each Lender shall, subject to the terms and conditions hereinafter set forth, purchase (or be deemed to have purchased) risk participations in all such

Letters of Credit as more fully described in Section 2.2(b)(ii). Each U.S. Borrower shall be a co-obligor on any Letter of Credit issued on account of any U.S. Borrower and each Canadian Borrower shall be a co-obligor on any Letter of Credit issued on account of any Canadian Borrower. The aggregate amount of all such Letter of Credit Obligations shall, subject to Section 2.3(b)(ii) and Section 2.3(b) (iii), as applicable, not at any time exceed $50,000,000 (the “L/C Sublimit”). No such Letter of Credit shall have an expiry date that is more than one year following the date of issuance thereof, but may contain provisions for automatic renewal thereof for periods not in excess of one (1) year, unless otherwise reasonably determined by Agent and L/C Issuer, in their respective sole discretion, and neither Agent nor Lenders shall be under any obligation to incur Letter of Credit Obligations in respect of, or purchase risk participations in, any Letter of Credit having an expiry date that is later than the fifth (5th) Business Day prior to the date set forth in clause (a) of the definition of Commitment Termination Date; provided, further that a Letter of Credit may, upon the request of the applicable Borrower, be issued or renewed for a period beyond the date that is five (5) Business Days prior to the maturity date thereof if such Letter of Credit becomes subject to cash collateralization on such fifth (5th) Business Day prior to the Commitment Termination Date (at 103% of the face value of such Letter of Credit) or other arrangements, in each case reasonably satisfactory to Agent and the L/C Issuer, have been provided, and the L/C Issuer has released the Lenders in writing from their participation obligations with respect to such Letter of Credit on the Commitment Termination Date. Notwithstanding anything to the contrary contained herein, any L/C Issuer may only issue Letters of Credit to the extent permitted by applicable law. If (i) any Lender is a Non-Funding Lender or Agent determines that any of the Lenders is an Impacted Lender, and (ii) the reallocation of that Non-Funding Lender’s or Impacted Lender’s Letter of Credit Obligations to the other Lenders would reasonably be expected to cause the Letter of Credit Obligations and Loans of any Lender to exceed its Commitment (an “Affected L/C Issuer”), taking into account the amount of outstanding Revolving Loans, then no Affected L/C Issuer shall issue or renew any Letters of Credit unless the Non-Funding or Impacted Lender has been replaced, the Letter of Credit Obligations have been cash collateralized to the extent of any shortfall in Commitments, or the Commitment of the other Lenders has been increased in accordance with Section 12.2(c) by an amount sufficient to satisfy Agent that all additional Letter of Credit Obligations will be covered by all Lenders who are not Non-Funding Lenders or Impacted Lenders. Each Letter of Credit will be denominated in Dollars.

(ii) Advances Automatic; Participations.

(i) If no Lender is a Non-Funding Lender, in the event that L/C Issuer shall make any payment on or pursuant to any Letter of Credit Obligation, such payment shall then be deemed automatically to constitute a Revolving Credit Advance under Section 2.1(a) regardless of whether a Default or Event of Default has occurred and is continuing, and notwithstanding any Borrowers’ failure to satisfy the conditions precedent set forth in Section 3.2, and, if no Lender is a Non-Funding Lender, (or if the only Non-Funding Lender is the L/C Issuer that issued such Letter of Credit), each Lender shall be obligated to pay its Pro Rata Share thereof in accordance with this Agreement. If any Lender is a Non-Funding Lender and the conditions precedent set forth in Section 3.2 are satisfied at such time, that Non-Funding Lender’s Letter of Credit Obligations shall be reallocated to and assumed by the other Lenders pro rata in accordance with their Pro Rata Share of the Revolving Loan (calculated as if the Non-Funding Lender’s Pro Rata Share was reduced to zero and each other Lender’s Pro Rata Share had been increased proportionately). If any Lender is a Non-Funding Lender, each Lender that is not a Non-Funding Lender shall pay to Agent for the account of such L/C Issuer its Pro Rata Share (increased as described above) of the Letter of Credit Obligations that from time to time remain outstanding; provided that no Lender shall be required to fund any amount in excess of its Commitment. The failure of any Lender to make available to Agent for Agent’s own account its Pro Rata Share of any such Revolving Credit Advance or payment by Agent to the L/C Issuer shall not relieve any other Lender of its obligation hereunder to make available to Agent its Pro Rata Share thereof.

(ii) If it shall be illegal or unlawful for Borrowers to incur Revolving Credit Advances as contemplated by Section 2.2(b)(i) above, or if it shall be illegal or unlawful for any Lender to be deemed to have assumed a ratable share of the reimbursement obligations owed to the L/C Issuer, then (A) immediately and without further action whatsoever, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation equal to such Lender’s Pro Rata Share (based on its Commitment) of the Letter of Credit Obligations in respect of all Letters of Credit then outstanding, and (B) thereafter, immediately upon issuance of any Letter of Credit, each Lender shall be deemed to have irrevocably and unconditionally purchased from Agent (or such L/C Issuer, as the case may be) an undivided interest and participation in such Lender’s Pro Rata Share (based on its Commitment) of the Letter of Credit Obligations with respect to such Letter of Credit on the date of such issuance. Each Lender shall fund its participation in all payments or disbursements made under the Letters of Credit in the same manner as provided in this Agreement with respect to Revolving Credit Advances.

(iii) In determining whether to pay under any Letter of Credit, no L/C Issuer shall have any obligation relative to the other Lenders other than to confirm that any documents required to be delivered under such Letter of Credit appear to have been delivered and that they appear to substantially comply on their face with the requirements of such Letter of Credit. Any action taken or omitted to be taken by an L/C Issuer under or in connection with any Letter of Credit issued by it shall not create for such L/C Issuer any resulting liability to the Borrowers, any other Credit Party, any Lender or any other Person unless such action is taken or omitted to be taken with gross negligence, or willful misconduct on the part of such L/C Issuer (as determined by a court of competent jurisdiction in a final and non-appealable decision).

(iii) Cash Collateral.

(i) If Borrowers are required to provide cash collateral for any Letter of Credit Obligations pursuant to this Agreement prior to the Commitment Termination Date, Parent Borrower will pay to Agent for the ratable benefit of itself and applicable Lenders cash or Cash Equivalents (“Cash Collateral”) in an amount equal to 103% of the maximum amount then available to be drawn under each applicable Letter of Credit outstanding. Such funds or Cash Equivalents shall be held by Agent in a cash collateral account (the “Cash Collateral Account”) maintained at a bank or financial institution acceptable to Agent, and Agent shall use its commercially reasonable efforts to make such Cash Collateral Account an interest bearing account. The Cash Collateral Account shall be in the name of Parent Borrower and shall be pledged to, and subject to the control of, Agent, for the benefit of Agent, Co-Collateral Agents, applicable Lenders and L/C Issuer, in a manner satisfactory to Agent. Parent Borrower hereby pledges and grants to Agent, on behalf of itself and Lenders, a security interest in all such funds and Cash Equivalents held in the Cash Collateral Account from time to time and all proceeds thereof, as security for the payment of all amounts due in respect of the Letter of Credit Obligations and other Obligations, whether or not then due. This Agreement shall constitute a security agreement under applicable law.

(ii) If any Letter of Credit Obligations, whether or not then due and payable, shall for any reason be outstanding on the Commitment Termination Date, Credit Parties shall either (A) provide cash collateral therefor in the manner described above, or (B) cause all such Letters of Credit to be canceled and returned, or (C) deliver a stand-by letter (or letters) of credit in guaranty of such Letter of Credit Obligations, which stand-by letter (or letters) of credit shall be of like tenor and duration (plus thirty (30) additional days) as, and in an amount equal to 103% of, the aggregate maximum amount then available to be drawn under, the Letters of Credit to which such outstanding Letter of Credit Obligations relate and shall be issued by a banking institution, and shall be subject to such terms and conditions, as are reasonably satisfactory to Agent in its sole discretion.

(iii) From time to time after funds are deposited in the Cash Collateral Account by Parent Borrower, whether before or after the Commitment Termination Date, Agent may apply such funds or Cash Equivalents then held in the Cash Collateral Account to the payment of any amounts, and in such order as Agent may elect, as shall be or shall become due and payable by any Borrowers to Agent and Lenders with respect to such Letter of Credit Obligations, and, upon the satisfaction in full of all Letter of Credit Obligations, and after the Commitment Termination Date, to any other Obligations of any Borrower then due and payable.

(iv) No Borrower nor any Person claiming on behalf of or through any Borrower shall have any right to withdraw any of the funds or Cash Equivalents held in the Cash Collateral Account, except that upon the termination of all Letter of Credit Obligations and the payment of all amounts payable by Credit Parties to Agent and Lenders in respect thereof, any funds remaining in the Cash Collateral Account shall be applied to other Obligations then due and owing and upon payment in full of such Obligations, any remaining amount shall be paid to Parent Borrower or as otherwise required by law. Interest, if any, earned on deposits in the Cash Collateral Account shall be held as additional collateral.

(iv) Fees and Expenses. Borrowers agree to pay to Agent for the benefit of applicable Lenders, as compensation to such Lenders for Letter of Credit Obligations incurred hereunder, (i) all reasonable documented out-of-pocket costs and expenses incurred by Agent or any Lender on account of such Letter of Credit Obligations, and (ii) for each Fiscal Quarter during which any Letter of Credit Obligation shall remain outstanding, a fee (the “Letter of Credit Fee”) in an amount equal to LIBOR Margin then in effect multiplied by the aggregate face amount of each outstanding Letter of Credit, calculated on the basis of a 360-day year and for the actual number of days such Letter of Credit Obligations was outstanding during such Fiscal Quarter. Such fee shall be paid to Agent for the benefit of the Lenders in arrears, on the last Business Day of each Fiscal Quarter and on the Commitment Termination Date. In addition, Borrowers shall pay to the L/C Issuer, (i) for each Fiscal Quarter during which any Letter of Credit shall remain outstanding, a fee in an amount equal to 0.125% multiplied by the aggregate face amount of each such outstanding Letter of Credit, calculated on the basis of a 360-day year and for the actual number of days such Letter of Credit was outstanding during such Fiscal Quarter, and (ii) on demand, such reasonable fees, reasonable documented out-of-pocket charges and expenses of the L/C Issuer in respect of the issuance, negotiation, acceptance, amendment, transfer and payment of such Letter of Credit or otherwise payable pursuant to the application and related documentation under which such Letter of Credit is issued. The Obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.

(v) Request for Incurrence of Letter of Credit Obligations. Borrower Representative shall give Agent and the L/C Issuer at least five (5) Business Days’ prior written notice requesting the incurrence of any Letter of Credit Obligation and identifying whether such Letter of Credit is to be issued on behalf of the U.S. Borrowers or the Canadian Borrowers. Each such request for a Letter of Credit, and any Letter of Credit issued pursuant thereto, shall be on the L/C Issuer’s standard form documents. Notwithstanding anything contained herein to the contrary, Letter of Credit applications by Borrower Representative and approvals by Agent and the L/C Issuer may be made and transmitted pursuant to communication methods mutually agreed upon and established by and among Borrower Representative, Agent and L/C Issuer.

(vi) Obligation Absolute. The joint and several obligations of Borrowers to reimburse Agent and Lenders for payments made with respect to any Letter of Credit Obligation shall be absolute, unconditional and irrevocable, without necessity of presentment, demand, protest, or other formalities, and the obligations of each Lender to make payments to Agent with respect to Letters of Credit shall be unconditional and irrevocable. Such obligations of Borrowers and Lenders shall be paid strictly in accordance with the terms hereof under all circumstances including the following:

(i) any lack of validity or enforceability of any Letter of Credit or this Agreement or the other Loan Documents or any other agreement;

(ii) the existence of any claim, setoff, defense, or other right that any Borrower or any of their respective Affiliates or any Lender may at any time have against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such transferee may be acting), Agent, any Lender, or any other Person, whether in connection with this Agreement, the Letter of Credit, the transactions contemplated herein or therein or any unrelated transaction (including any underlying transaction between any Borrower or any of their respective Affiliates and the beneficiary for which the Letter of Credit was procured);

(iii) any draft, demand, certificate, or any other document presented under any Letter of Credit proving to be forged, fraudulent, invalid, or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

(iv) payment by Agent (except as otherwise expressly provided in Section 2.2(g)(ii)(C) below) or the L/C Issuer under any Letter of Credit against presentation of a demand, draft, or certificate or other document that does not comply with the terms of such Letter of Credit;

(v) any other circumstance or event whatsoever, that is similar to any of the foregoing; or

(vi) the fact that a Default or an Event of Default has occurred and is continuing;

provided that, the Canadian Borrowers shall be liable only for Letter of Credit Obligations under Letters of Credit (x) for which a Canadian Borrower is the co-applicant of such Letter of Credit, (y) that are issued for the account of such the Canadian Borrower or any of its Subsidiaries or (z) issued on account of the Canadian Commitment (“Canadian Letters of Credit”).

(vii) Indemnification; Nature of Lenders’ Duties.

(i) In addition to amounts payable as elsewhere provided in this Agreement, the U.S. Borrowers or the Canadian Borrowers, as the case may be, jointly and severally, hereby agree to pay and to protect, indemnify, and save harmless Agent, each Co-Collateral Agent and each Lender from and against any and all claims, demands, liabilities, damages, losses, costs, charges, and expenses (including reasonable documented attorneys’ fees of one counsel) that Agent or any Lender may incur or be subject to as a consequence, direct or indirect, of (A) the issuance of any Letter of Credit (or, the case of the Canadian Borrowers, Canadian Letters of Credit), or (B) the failure of Agent, Co-Collateral Agent or any Lender seeking indemnification or of the L/C Issuer to honor a demand for payment under any Letter of Credit (or, the case of the Canadian Borrowers, Canadian Letters of Credit) as a result of any act or omission, whether rightful or wrongful, of any present or future de jure or de facto government or Governmental Authority, in each case other than to the extent such failure is a result of the gross negligence, bad faith, or willful misconduct of Agent, such Co-Collateral Agent or such Lender (as finally determined by a court of competent jurisdiction). The Obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.

(ii) As between Agent and any Lender and Borrowers, Borrowers assume all risks of the acts and omissions of, or misuse of, any Letter of Credit by beneficiaries, of any Letter of Credit. In furtherance and not in limitation of the foregoing, to the fullest extent permitted by law, neither Agent nor any Lender shall be responsible for: (A) the form, validity, sufficiency, accuracy, genuineness, or legal effect of any document issued by any party in connection with the application for and issuance of any Letter of Credit, even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent, or forged; (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, that may prove to be invalid or ineffective for any reason; (C) failure of the beneficiary of any Letter of Credit to comply fully with conditions required in order to demand payment under such Letter of Credit; provided, that in the case of clauses (A), (B), or (C) of this Section 2.2(g)(ii), in the case of any payment by Agent under any Letter of Credit, Agent shall be liable to the extent such payment was made solely as a result of its gross negligence, bad faith, or willful misconduct (as finally determined by a court of competent jurisdiction) in determining that the demand for payment under such Letter of Credit complies on its face with any applicable requirements for a demand for payment under such Letter of Credit; (D) errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, or otherwise, whether or not they may be in cipher; (E) errors in interpretation of technical terms; (F) any loss or delay in the transmission or otherwise of any document required in order to make a payment under any Letter of Credit or of the proceeds thereof; (G) the credit of the proceeds of any drawing under any Letter of Credit; and (H) any consequences arising from causes beyond the control of Agent or any Lender. None of the above shall affect, impair, or prevent the vesting of any of Agent’s or any Lender’s rights or powers hereunder or under this Agreement.

(iii) In the event of any conflict between the terms of this Agreement and the terms of any letter of credit application, reimbursement agreement, or similar document, instrument or agreement between or among Borrowers and the L/C Issuer, the terms of this Agreement shall control.

(viii) Reporting Obligations of L/C Issuers. Each L/C Issuer agrees to provide Agent, in form and substance satisfactory to Agent, each of the following on the following dates: (i) (A) on or prior to any issuance of any Letter of Credit by such L/C Issuer, (B) immediately after any drawing under any such Letter of Credit or (C) immediately after payment (or failure to pay when due) by Borrowers of any related Letter of Credit Obligation, notice thereof, which shall contain a reasonably detailed description of such issuance, drawing or payment, and Agent shall provide copies of such notices to each Lender reasonably promptly after receipt thereof; (ii) upon the request of Agent (or any Lender through Agent), copies of any Letter of Credit issued by such L/C Issuer and any related Letter of Credit reimbursement agreement and such other documents and information as may be reasonably requested by Agent; and (iii) on the first Business Day of each calendar month, a schedule of the Letters of Credit issued by such L/C Issuer, in form and substance reasonably satisfactory to Agent, setting forth the Letter of Credit Obligations for such Letters of Credit outstanding on the last Business Day of the previous calendar month.

(ix) Replacement of L/C Issuer. The L/C Issuer may be replaced with another Lender (or an Affiliate of a Lender) at any time by written agreement among Borrower Representative, Agent, the Requisite Lenders, and the successor L/C Issuer. Agent shall notify the Lenders of any such replacement of the L/C Issuer. At the time any such replacement shall become effective, Borrowers shall pay all unpaid fees accrued for the account of the replaced L/C Issuer. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of the L/C Issuer under this Agreement with respect to Letters of Credit to be issued thereafter, and (ii) references herein to the term “L/C Issuer” shall be deemed to refer to such successor or to any previous L/C Issuer, or to such successor L/C Issuer and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(c) Prepayments.

(i) Voluntary Prepayments; Reductions in Commitments. Borrowers may prepay the Loans at any time and from time to time without prior notice, and Borrowers may at any time on at least three (3) Business Days’ prior written notice by Borrower Representative to Agent permanently reduce or terminate the Commitment (or the Canadian Commitment); provided that (i) any such prepayments or reductions (not providing for the repayment of the Revolving Loans in full) shall be in a minimum principal amount of $1,000,000 or C$1,000,000, as applicable, or a whole multiple thereof, (ii) the Commitment shall not be reduced to an amount that is less than the amount of the Loans then outstanding unless such Commitment reduction is accompanied by a prepayment of Loans (and, to the extent necessary, the cash collateralization of Letters of Credit outstanding) necessary to ensure that the Revolver Credit Advances do not exceed the Commitment (as so reduced), (iii) the Canadian Commitment shall not be reduced to an amount that is less than the amount of Canadian Loans then outstanding unless such Canadian Commitment reduction is accompanied by a prepayment of Canadian Loans (and, to the extent necessary, the cash collateralization of Letter of Credit Obligations with respect to Canadian Letters of Credit) necessary to ensure that the Revolver Credit Advances to Canadian Borrowers do not exceed the Canadian Commitment (as so reduced), and (iv) after giving effect to such reductions, Borrowers shall comply with Section 2.3(b)(i). In addition, if Borrowers terminate the Commitment, all Loans and other Obligations shall be immediately due and payable in full and all Letter of Credit Obligations shall be cash collateralized or otherwise satisfied in accordance with Section 2.2 hereto upon the effectiveness of such termination. Any voluntary prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. Any voluntary prepayment and any reduction or termination of the Commitment must be accompanied by the payment of any LIBOR funding breakage costs in accordance with Section 2.11(b). Upon any such reduction or termination of the Commitment, each Borrower’s right to request Revolving Credit Advances, or request that Letter of Credit Obligations be incurred on its behalf or request Swing Line Advances, shall simultaneously be permanently reduced or terminated, as the case may be. Each notice of partial prepayment shall designate the Loans or other Obligations to which such prepayment is to be applied.

(ii) Mandatory Prepayments.

(i) If at any time the outstanding amount of the Loans exceed the Available Credit, subject to Section 13.9, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances, subject to Section 13.9, Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.

(ii) If at any time the outstanding amount of the U.S. Loans exceed the U.S. Available Credit, U.S. Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances made to the U.S. Borrowers to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances made to the U.S. Borrowers, U.S. Borrowers shall provide cash collateral for the Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.

(iii) If any time the outstanding amount of the Canadian Loans exceed the Canadian Available Credit, Borrowers shall immediately repay the aggregate outstanding Revolving Credit Advances made to the Canadian Borrowers to the extent required to eliminate such excess. If any such excess remains after repayment in full of the aggregate outstanding Revolving Credit Advances made to the Canadian Borrowers, Borrowers provide cash collateral for the Canadian Borrowers’ Letter of Credit Obligations in the manner set forth in Section 2.2 to the extent required to eliminate such excess.

(iv) Upon the occurrence, and during the continuance of a Cash Dominion Period and on each Business Day (or on such other dates and with such frequency as Agent and the related Relationship Bank may agree in the related deposit account control agreement between them) during the continuation of a Cash Dominion Period all amounts on deposit in any Blocked Account shall be delivered to Agent to prepay the Loans in an amount equal to all such amounts on deposit.

(iii) Application of Certain Mandatory Prepayments. Any prepayments made by any Borrower pursuant to Section 2.3(b) above shall be applied as follows: first, to reasonable fees and reimbursable expenses of Agent and Co-Collateral Agents then due and payable pursuant to any of the Loan Documents; second, to prepayment of the Swing Line Advances until paid in full; third, to prepayment of the Revolving Credit Advances until paid in full; fourth, if any Event of Default has occurred and is continuing, at Agent’s election, to cash collateralize outstanding Letter of Credit Obligations pursuant to Section 2.2(c); and fifth, if no Event of Default has occurred and is continuing, as Borrower Representative may direct. The Commitment and the Swing Line Commitment shall not be permanently reduced by the amount of all prepayments made by Borrowers to the extent applied pursuant to clauses second or third above. The application of any such prepayment to the Revolving Credit Advances shall be made, first, to Base Rate Loans and, second, to LIBOR Loans. Each prepayment of Loans under Section 2.3(b)(iv) when an Event of Default has occurred and is continuing shall be accompanied by accrued and unpaid interest to the date of such prepayment on the amount prepaid.

(iv) No Implied Consent. Nothing in this Section 2.3 shall be construed to constitute Agent’s or any Lender’s consent to any transaction that is not permitted by other provisions of this Agreement or the other Loan Documents.

(d) Use of Proceeds. Borrowers shall utilize the proceeds of the Loans (a) to provide working capital from time to time for the Borrowers and their respective Subsidiaries, and (b) for other general corporate purposes.

(e) Interest; Applicable Margins.

(i) Borrowers shall pay interest to Agent, for the ratable benefit of Lenders, in arrears on each applicable Interest Payment Date, at the following rates of interest on the unpaid principal amount of each:

(i) Base Rate Loan made to the Borrowers at the (x) Base Rate, with respect to Base Rate Loans made in Dollars plus the Base Rate Margin and (y) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars plus the Base Rate Margin.

(ii) LIBOR Loans at the (x) LIBOR Rate, with respect to LIBOR Rate Loans denominated in Dollars plus the LIBOR Margin and (y) BA Rate, with respect to BA Rate Loans denominated in Canadian Dollars plus the LIBOR Margin.

(ii) If any payment on any Loan becomes due and payable on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period), and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

(iii) All computations of Fees are calculated on a per annum basis and interest shall be made by Agent on the basis of a 360-day year, in each case for the actual number of days occurring in the period for which such interest and Fees are payable, except that with respect to Base Rate Loans and LIBOR Loans made at the BA Rate based on the prime or base commercial lending rate the interest thereon shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed. The (a) Base Rate, with respect to Base Rate Loans made in Dollars, and (b) Canadian Base Rate, with respect to Canadian Base Rate Loans made in Canadian Dollars, is a floating rate determined for each day. Each determination by Agent of an interest rate and Fees hereunder shall be presumptive evidence of the correctness of such rates and Fees.

(iv) All amounts not paid when due hereunder shall bear interest in an amount equal to two percentage points (2.00%) per annum above the rates of interest or the rate of such Fees otherwise applicable hereunder unless Agent and Requisite Lenders elect to impose a smaller increase (the “Default Rate”), accruing from the initial date of such non-payment until such payment is made and shall be payable upon demand.

(v) Subject to the conditions precedent set forth in Section 3.2, Borrower Representative shall have the option to (i) request that any Revolving Credit Advance be made as a LIBOR Loan, (ii) convert at any time all or any part of outstanding Loans (other than the Swing Line Loan) from Base Rate Loans to LIBOR Loans, (iii) convert any LIBOR Loan to a Base Rate Loan and subject to payment of LIBOR breakage costs in accordance with Section 2.11(b) if such conversion is made prior to the expiration of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any Loan (other than the Swing Line Loan) as a LIBOR Loan upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued Loan shall commence on the first day after the last day of the LIBOR Period of the Loan to be continued; provided, however, that no Revolving Credit Advance shall be converted to, or continued at the end of the LIBOR Period applicable thereto as a LIBOR Loan for a LIBOR Period of longer than one (1) month if any Event of Default has occurred and is continuing. Any Loan or group of Loans having the same proposed LIBOR Period to be made or continued as, or converted into, a LIBOR Loan must be in a minimum amount (i) with respect to LIBOR Loans made in Dollars, of $5,000,000 and integral multiples of $1,000,000 in excess of such amount and (ii) with respect to BA Rate Loans denominated in Canadian Dollars, a minimum amount of C$5,000,000 and integral multiples of C$1,000,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on the third Business Day prior to (1) the date of any proposed Advance which is to bear interest at the (x) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars and (y) BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, (2) the end of each LIBOR Period with respect to any LIBOR Loans to be continued as such, or (3) the date on which Borrower Representative wishes to convert any Base Rate Loan to a LIBOR Loan for a LIBOR Period designated by Borrower Representative in such election. If no election is received with respect to a LIBOR Loan by 11:00 a.m. (New York time) on the third Business Day prior to the end of the LIBOR Period with respect thereto (or if an Event of Default has occurred and is continuing or if the additional conditions precedent set forth in Section 3.2 shall not have been satisfied), that LIBOR Loan shall be converted to a LIBOR Loan with a LIBOR Period of one (1) month at the end of its LIBOR Period. Borrower Representative must make such election by notice to Agent in writing, by fax or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a “Notice of Conversion/Continuation”) in the form of Exhibit 2.5(e).

(vi) Anything herein to the contrary notwithstanding, the obligations of Borrowers hereunder shall be subject to the limitation that payments of interest shall not be required, for any period for which interest is computed hereunder, to the extent (but only to the extent) that contracting for or receiving such payment by the respective Lender would be contrary to the provisions of any law applicable to such Lender (including, without limitation, Criminal Code (Canada)) limiting the highest rate of interest which may be lawfully contracted for, charged or received by such Lender, and in such event Borrowers shall pay such Lender interest at the highest rate permitted by applicable law (the “Maximum Lawful Rate”); provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrowers shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, is equal to the total interest that would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, interest hereunder shall be paid at the rate(s) of interest and in the manner provided in Sections 2.5(a) through (e), unless and until the rate of interest again exceeds the Maximum Lawful Rate, and at that time this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount that such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. If the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. If, notwithstanding the provisions of this Section 2.5(f), a court of competent jurisdiction shall finally determine that a Lender has received interest hereunder in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess in the order specified in Section 2.9 and thereafter shall refund any excess to Borrowers or as a court of competent jurisdiction may otherwise order.

(f) Cash Management Systems. On or prior to the date set forth in Annex A, Borrowers will establish and will maintain until the Termination Date, the cash management systems described in Annex A (the “Cash Management Systems”).

(g) Fees.

(i) Borrowers shall pay the Fees specified in the Fee Letter at the times specified for payment therein.

(ii) As additional compensation for the Lenders, Borrowers shall pay to Agent, for the ratable benefit of such Lenders, in arrears, on the last Business Day of each Fiscal Quarter, on the date of any permanent reduction of the Commitment in accordance with Section 2.3(a) and on the Commitment Termination Date, a Fee for Borrowers’ non-use of available funds in an amount equal to the Applicable Commitment Fee Percentage per annum multiplied by the difference between (A) the average for the period of the daily closing balances of the Commitment and (B) the average for the period of the daily closing balances of the aggregate Revolving Credit Advances and Letter of Credit Obligations allocable to the Lenders outstanding during the period for which such Commitment Fee is due; provided that the obligations of the Canadian Borrowers hereunder are subject to the provisions of Section 13.9.

(iii) Borrowers shall pay to Agent, for the ratable benefit of Lenders, the Letter of Credit Fee as provided in Section 2.2.

(iv) Borrowers shall pay to the applicable Lead Arranger, Bookrunner or Lender any other fees that have been separately agreed to between any Borrower and any applicable Lead Arranger, Bookrunner or Lender.

(h) Receipt of Payments. Borrowers shall make each payment under this Agreement not later than 3:00 p.m. (New York, New York time) on the day when due in immediately available funds in Dollars to the Collection Account. For purposes of computing interest and Fees and determining Availability as of any date, all payments shall be deemed received on the Business Day on which immediately available funds are received in the Collection Account prior to 3:00 p.m. (New York time). Payments received after 3:00 p.m. (New York time) on any Business Day, or on a day that is not a Business Day, shall be deemed to have been received on the following Business Day. Unless stated otherwise, all calculations, comparisons, measurements, or determinations under this Agreement shall be made in Dollars. If Agent receives any payment from or on behalf of any Credit Party in a currency other than Dollars (or, with respect to amounts received in respect of Canadian Revolver Loans made in Canadian Dollars, Canadian Dollars), Agent may convert the payment (including the monetary proceeds of realization upon any Collateral and any funds then held in a cash collateral account) into Dollars at the Dollar Equivalent thereof or at the exchange rate that Agent would be prepared to sell Dollars against the currency received on the Business Day immediately preceding the date of actual payment. The Obligations shall be satisfied only to the extent of the amount actually received by Agent upon such conversion. Agent shall distribute such payments to Lender or other applicable Persons in like funds as received.

(i) Application and Allocation of Payments.

(i) So long as no Event of Default has occurred and is continuing, (i) payments of regularly scheduled payments then due shall be applied to those scheduled payments, (ii) voluntary prepayments shall be applied in accordance with the provisions of Section 2.3(a), and (iii) mandatory prepayments shall be applied as set forth in Sections 2.3(c). All payments and prepayments applied to a particular Loan shall be applied ratably to the portion thereof held by each Lender as determined by its Pro Rata Share. As to all payments made when an Event of Default has occurred and is continuing or following the Commitment Termination Date, each Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of such Borrower. All voluntary prepayments shall be applied as directed by Borrower Representative. In all circumstances after an Event of Default, all payments and proceeds of Collateral shall be applied to amounts then due and payable in the following order: (1) to Fees and Agent’s and Co-Collateral Agents’ expenses reimbursable hereunder and to all obligations owing to Agent, any Co-Collateral Agent, Swing Line Lender, any L/C Issuer or any other Lender by any Non-Funding Lender under the Loan Documents; (2) to interest on the Swing Line Loans; (3) to principal payments on the Swing Line Loans; (4) to interest on the other Loans, ratably in proportion to the interest accrued as to each Loan; (5) to principal payments on the other Loans (or cash collateral with respect to the Letter of Credit Obligations), ratably in proportion to the principal balance of each Loan and the Letter of Credit Obligations; (6) to the payment of the Bank Products Obligations then due and payable; and (7) to all other Obligations, including expenses of Lenders to the extent reimbursable under Section 12.3.

(ii) Agent is authorized to, and at its sole election may, upon prior notice to Borrower Representative charge to the Revolving Loan balance on behalf of each U.S. Borrower or Canadian Borrower, as the case may be, and cause to be paid all Fees, expenses, costs (including, insurance premiums in accordance with Section 6.4(a)) and interest and principal, other than principal of the Revolving Loan, owing by such Borrowers under this Agreement or any of the other Loan Documents, if and to the extent such Borrowers fail to pay promptly any such amounts as and when due, even if the amount of such charges would exceed Availability at such time or would cause the balance of the Revolving Loan and the Swing Line Loan to exceed the Borrowing Base after giving effect to such charges (provided, any such Overadvance shall be subject to the cure period with respect to fees as set forth in Section 9.1(a)(ii)). At Agent’s option, and to the extent permitted by law, any charges so made shall constitute part of the Revolving Loan hereunder.

(iii) This Section 2.9 is subject in its entirety to the provisions of Section 13.9 hereof.

(j) Loan Account and Accounting. Agent, as the Borrowers’ agent, shall maintain a loan account (the “Loan Account”) on its books and records: all Advances, Letters of Credit, all payments made by Borrowers, and all other debits and credits as provided in this Agreement with respect to the Loans or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent’s customary accounting practices as in effect from time to time. The balances in the Loan Account, as recorded on Agent’s most recent printout or other written statement, shall, absent manifest error, be presumptive evidence of the amounts due and owing to Agent and Lenders by each appropriate Borrower; provided that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower’s duty to pay the Obligations owed by such Borrower. Agent shall render to Borrower Representative a monthly accounting of transactions with respect to the Loans setting forth the balance of the Loan Account as to each Borrower for the immediately preceding month. Unless Borrower Representative notifies Agent in writing of any objection to any such accounting (specifically describing the basis for such objection), within sixty (60) days after the date thereof, each and every such accounting shall be deemed presumptive evidence of all matters reflected therein. Only those items expressly objected to in such notice shall be deemed to be disputed by the applicable Borrowers. Notwithstanding any provision herein contained to the contrary, any Lender may elect (which election may be revoked) to dispense with the issuance of Notes to that Lender and may rely on the Loan Account as evidence of the amount of Obligations from time to time owing to it.

(k) Indemnity.

(i) Each Credit Party that is a signatory hereto shall jointly and severally indemnify and hold harmless each of Agent, Co-Collateral Agents, Lead Arrangers, the Lenders, and their respective Affiliates, and each such Person’s respective officers, directors, employees, attorneys, agents, advisors and representatives (each, an “Indemnified Person”), from and against any and all suits, actions, proceedings, claims, damages, actual losses, liabilities, and out-of-pocket expenses (including reasonable attorneys’ fees and disbursements and other reasonable documented out-of-pocket costs of investigation or defense, including those incurred upon any appeal) that may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents and the administration of such credit, and in connection with or arising out of the transactions contemplated hereunder and thereunder and any actions or failures to act in connection therewith, including any and all Environmental Liabilities and reasonable, out-of-pocket legal costs and expenses arising out of or incurred in connection with disputes between or among any parties to any of the Loan Documents (collectively, “Indemnified Liabilities”); provided that no such Credit Party shall be liable for any indemnification to an Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, actual loss, liability, or expense results from that Indemnified Person’s (or such Indemnified Person’s Related Persons) gross negligence, bad faith, willful misconduct or material breach of any of its obligations under any Loan Document as determined by a court of competent jurisdiction in a final and non-appealable judgment; provided, further, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent of any dispute solely among Indemnified Persons (other than any claims against Agent or any Co-Collateral Agent or any Lead Arranger acting in its capacity as such) that does not involve actions or omissions of any Credit Party or any of its Affiliates; provided, further, that none of the Canadian Borrowers shall have any obligation to make any payment with respect to any of the U.S. Borrowers’ Obligations under this Agreement or any other Loan Document. In the absence of an actual conflict of interest, or in the written opinion of counsel a potential conflict of interest, the Borrowers and their Subsidiaries will not be responsible for the fees and expenses of more than one legal counsel for all Indemnified Persons and appropriate local legal counsel; provided that in the case of an actual conflict of interest, or the written opinion of counsel that a potential conflict of interest exists, Borrowers and their Subsidiaries shall be responsible for one additional counsel in each applicable jurisdiction for the affected Indemnified Parties, taken as a whole. To the extent permitted by applicable law, no party hereto shall be responsible or liable to any other Person party to any Loan Document, any successor, assignee, or third party beneficiary of such person or any other person asserting claims derivatively through such Party, for indirect, punitive, exemplary or consequential damages which may be alleged as a result of credit having been extended, suspended, or terminated under any Loan Document or as a result of any other transaction contemplated hereunder or thereunder; provided that nothing hereunder in this sentence shall limit any Credit Party’s indemnity and reimbursement obligations to the extent set forth herein. No Indemnified Person referred to in this clause (a) shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.

(ii) To induce Lenders to provide the LIBOR Rate or the BA Rate, as applicable, option on the terms provided herein, if (i) any LIBOR Loans are repaid in whole or in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any provision of this Agreement or any other Loan Document or occurs as a result of acceleration, by operation of law or otherwise); (ii) any Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Loan; (iii) any Borrower shall refuse to accept any borrowing of, or shall request a termination of, any borrowing of, conversion into or continuation of, LIBOR Loans after Borrower Representative has given notice requesting the same in accordance herewith; (iv) any Borrower shall fail to make any prepayment of a LIBOR Loan after Borrower Representative has given a notice thereof in accordance herewith; or (v) an assignment of LIBOR Loans is mandated pursuant to Sections 2.14(d) or 12.2(d), then Borrowers shall jointly and severally indemnify and hold harmless each Lender from and against all actual losses, costs and reasonable documented out-of-pocket expenses resulting from or arising from any of the foregoing (provided, that the Canadian Borrowers shall not be required to pay any such amounts with respect to LIBOR Loans of the U.S. Borrowers). Such indemnification shall include any actual and documented out-of-pocket loss or expense (other than loss of anticipated profits), if any, arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. For the purpose of calculating amounts payable to a Lender under this Section 2.11(b), each Lender shall be deemed to have actually funded its relevant LIBOR Loan through the purchase of a deposit bearing interest at the (x) LIBOR Rate, with respect to LIBOR Loans denominated in Dollars and (y) BA Rate, with respect to LIBOR Loans denominated in Canadian Dollars, in an amount equal to the amount of that LIBOR Loan and having a maturity comparable to the relevant LIBOR Period; provided that each Lender may fund each of its LIBOR Loans in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this Section 2.11(b). This covenant shall survive the termination of this Agreement and the payment of the Obligations and all other amounts payable hereunder. As promptly as practicable under the circumstances, each Lender shall provide Borrower Representative with its written and detailed calculation of all amounts payable pursuant to this Section 2.11(b), and such calculation shall be binding on the parties hereto absent manifest error, in which case Borrower Representative shall object in writing within ten (10) Business Days of receipt thereof, specifying the basis for such objection in detail.

(iii) This Section 2.11 is subject in its entirety to the provisions of Section 13.9 hereof.

(l) Access. Each Credit Party shall, during normal business hours, from time to time upon reasonable notice as frequently as Agent reasonably determines to be appropriate: (a) provide Agent, Co-Collateral Agents (coordinated through Agent), Lenders (coordinated through Agent) and any of their representatives and designees access to its properties, facilities, advisors, officers and employees, (b) permit Agent, Co-Collateral Agents, Lenders and any of their officers, employees and agents, to inspect, audit and make extracts from any Credit Party’s books and records, and (c) permit Agent, Co-Collateral Agents, Lenders and their representatives and other designees, to inspect, review, evaluate and make test verifications and counts of the Accounts, Equipment and other Collateral of any Credit Party; provided, that to the extent that no Event of Default has occurred, Borrowers shall only be responsible for the costs of such activities as set forth in Section 5.2. Furthermore, so long as any Event of Default has occurred and is continuing or at any time after all or any portion of the Obligations have been declared due and payable pursuant to Section 9.2(b), Borrowers shall provide reasonable assistance to Agent to obtain access, which access shall be coordinated in scope and substance in consultation with the Borrowers, to their suppliers and customers. Each Credit Party agrees to use commercially reasonable efforts to assist Agent in obtaining reasonable access, which access shall be coordinated in scope and substance in consultation with Borrower Representative, to its independent certified public accountants.

(m) Taxes.

(i) All payments by each Credit Party hereunder, under the Notes or under any other Loan Document will be made without setoff, counterclaim or defense. Any and all payments by each Credit Party hereunder (including any payments made pursuant to this Section 2.13), under the Notes or under any other Loan Document shall be made, in accordance with this Section 2.13, free and clear of and without withholding or deduction for any and all present or future Taxes, except as required by applicable law. If any Credit Party shall be required by law to withhold or deduct any Taxes from or in respect of any sum payable hereunder (including any payments made pursuant to this Section 2.13) or under the Notes, (i) if such Tax is an Indemnified Tax, the sum payable shall be increased, without duplication, as much as shall be necessary so that, after making all required withholdings and deductions (including withholdings and deductions applicable to additional sums payable under this Section 2.13), Agent, Co-Collateral Agents or Lenders, as applicable, receive an amount equal to the sum they would have received had no such withholdings and deductions been made, (ii) such Credit Party shall make such withholdings and deductions, and (iii) such Credit Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law. Within thirty (30) days after the date of any such payment of Taxes, Borrowers shall furnish to Agent the original or a certified copy of a receipt evidencing payment thereof.

(ii) In addition, each Credit Party agrees to pay, without duplication, any present or future stamp, recording or documentary taxes or any other excise or property taxes, charges, or similar levies that arise from such Credit Party’s payment made under this Agreement or under any other Loan Document or from the execution, delivery or registration of, or otherwise with respect to, this Agreement, the other Loan Documents and any other agreements and instruments contemplated hereby or thereby, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.14) (“Other Taxes”). Each Lender agrees that, as promptly as reasonably practicable after it becomes aware of any circumstances referred to above which would result in additional payments under this Section 2.13, it shall notify Borrowers thereof.

(iii) Subject to Section 13.9, each Credit Party that is a signatory hereto shall jointly and severally indemnify and, within ten (10) days of demand therefor, pay Agent, each Co-Collateral Agent and each Lender for the full amount of Indemnified Taxes (including, any Taxes imposed by any jurisdiction on amounts payable under this Section 2.13) paid by (or on behalf of) Agent, such Co-Collateral Agent or such Lender as a result of payments made pursuant to this Agreement, as appropriate, and any liabilities (including, penalties, interest, and reasonable expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. A certificate as to the amount of such Taxes and evidence of payment thereof submitted to the Credit Parties shall be prima facie evidence, absent manifest error, of the amount due from the Credit Parties to Agent, such Co-Collateral Agent or such Lenders. Upon actually learning of the imposition of Taxes, Agent, such Co-Collateral Agent or such Lender, as the case may be, shall act in good faith to notify the Borrowers of the imposition of such Taxes arising hereunder.

(iv) Each Lender and the successors and assignees of such Lender, that is a “United States person” within the meaning of section 7701(a)(30) of the IRC and not an exempt recipient (as defined in Treasury Regulation section 1.6049-4(c)) shall deliver to Borrower Representative (with a copy to Agent) a properly completed and executed IRS Form W-9 and/or such other documentation or information prescribed by applicable law or reasonably requested by Agent or Borrower Representative to (i) determine whether such Lender is subject to backup withholding or information reporting requirements and (ii) for Borrowers to comply with their obligations under FATCA. Each Lender, and the successors and assignees of such Lender, organized under the laws of a jurisdiction outside of the United States (“Foreign Lender”) to whom payments to be made under this Agreement or under the Notes may be exempt from, or eligible for a reduced rate of, United States withholding tax (as applicable) under the law of the jurisdiction in which the relevant Borrower is located or under any tax treaty to which such jurisdiction is a party shall, at the time or times prescribed by applicable law, provide to Borrower Representative (with a copy to Agent) a properly completed and executed IRS Form W-8ECI, Form W-8BEN, Form W-8IMY or other applicable form, certificate (including, but not limited to, certification, if applicable, that such Foreign Lender is not a “bank,” a “10 percent shareholder,” or a “controlled foreign corporation” for purposes of the portfolio interest exemption of section 881(c) of the IRC) or document prescribed by the IRS or the United States. Each Lender shall deliver to the Borrowers and Agent (in such number of copies as shall be requested by such Borrower or Agent) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of a Borrower or Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or Agent, as applicable, to determine the withholding or deduction required to be made. Notwithstanding anything to the contrary in this paragraph, the completion, execution, and submission of such documentation (other than a W-9 or applicable W-8, each accompanied by any required documentation necessary to claim exemption from or reduction of U.S. Federal withholding tax) shall not be required if in the Lender’s reasonable judgment such completion, execution, or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(v) If Agent, any Co-Collateral Agent or any Lender, as applicable, determines, in its sole discretion, exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified by any Credit Party or with respect to which any Credit Party has paid additional amounts pursuant to this Section 2.13, it shall pay over such refund to such Credit Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Credit Party under this Section 2.13 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses of Agent, such Co-Collateral Agent or Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Credit Party, upon the request of Agent, such Co-Collateral Agent or Lender, shall repay to Agent, such Co-Collateral Agent or Lender the amount paid over pursuant to this paragraph (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that Agent, such Co-Collateral Agent or Lender is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (e), in no event will Agent, a Co-Collateral Agent or Lender be required to pay any amount to a Credit Party pursuant to this paragraph (e) the payment of which would place Agent, such Co-Collateral Agent or Lender in a less favorable net after-Tax position than Agent, such Co-Collateral Agent or Lender would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts giving with respect to such Tax had never been paid. This paragraph shall not be construed to require Agent, any Co-Collateral Agent or Lender to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to a Credit Party or any other Person.

(vi) Each Lender shall severally indemnify Agent, each Co-Collateral Agent, within ten (10) days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that a Credit Party has not already indemnified Agent, such Co-Collateral Agent for such Indemnified Taxes and without limiting the obligation of any Credit Party to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 11.1(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by Agent, such Co-Collateral Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by Agent, such Co-Collateral Agent shall be conclusive absent manifest error. Each Lender hereby authorizes Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by Agent to the Lender from any other source against any amount due to Agent under this paragraph (f).

(vii) The provisions of this Section 2.13 shall survive the termination of this Agreement and repayment of all Obligations.

(n) Capital Adequacy; Increased Costs; Illegality.

(i) If any Lender shall have determined that any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, liquidity, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, liquidity, reserve requirements or similar requirements (whether or not having the force of law), in each case, adopted after the Closing Date, from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender’s capital as a consequence of its obligations hereunder, then the U.S. Borrowers or the Canadian Borrowers, as the case may be, shall from time to time upon demand by such Lender (with a copy of such demand to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of that reduction and setting forth in reasonable detail the basis of the computation thereof submitted by such Lender to Borrower Representative and to Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

(ii) If, due to either (i) the introduction of or any change in any law or regulation (or any change in the interpretation thereof) or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), in each case adopted after the Closing Date, there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining, continuing, converting to any LIBOR Loan, or there shall be a tax on any Recipient on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, or other liabilities, or capital attributable thereto, then the U.S. Borrowers or the Canadian Borrowers, as the case may be, shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost; provided, however, that no payment shall be due as a result of increased costs resulting from (a) Indemnified Taxes, (b) Taxes described in clause (c) or (d) of the definition of Excluded Taxes or (c) Connection Income Taxes. A certificate setting forth in reasonable detail the amount of such increased cost and the basis of the calculation thereof, submitted to Borrower Representative and to Agent by such Lender, shall, absent manifest error, be final, conclusive and binding for all purposes. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to above which would result in any such increased cost, the affected Lender shall, to the extent not inconsistent with such Lender’s internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrowers pursuant to this Section 2.14(b).

(iii) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Loan, as contemplated by this Agreement, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Loan at another branch or office of that Lender without, in that Lender’s reasonable opinion, materially adversely affecting it or its Loans or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower Representative through Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain such LIBOR Loans, as the case may be, shall terminate and (ii) each U.S. Borrower or Canadian Borrower, as the case may be, shall forthwith prepay in full all outstanding LIBOR Loans owing by such Borrower to such Lender, together with interest accrued thereon, unless such Lender may maintain such LIBOR Loans through the end of such LIBOR Period under applicable law or unless Borrower Representative on behalf of such Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all LIBOR Loans into Base Rate Loans.

(iv) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Lender (an “Affected Lender”) for payment of additional amounts or increased costs as provided in Sections 2.13(a), 2.14(a) or 2.14(b), Borrower Representative may, at its option, notify Agent and such Affected Lender of its intention to replace the Affected Lender. So long as no Event of Default has occurred and is continuing, Borrower Representative, with the consent of Agent, may obtain, at Borrowers’ expense, a replacement Lender (“Replacement Lender”) for the Affected Lender, which Replacement Lender must be reasonably satisfactory to Agent. If Borrowers obtain a Replacement Lender within ninety (90) days following notice of their intention to do so, the Affected Lender must sell and assign its Loans and Commitments to such Replacement Lender for an amount equal to the principal balance of all Loans held by the Affected Lender and all accrued interest and Fees with respect thereto through the date of such sale and such assignment shall not require the payment of an assignment fee to Agent; provided, that Borrowers shall have reimbursed such Affected Lender for the additional amounts or increased costs that it is entitled to receive under this Agreement through the date of such sale and assignment. Notwithstanding the foregoing, Borrowers shall not have the right to obtain a Replacement Lender if the Affected Lender rescinds its demand for increased costs or additional amounts within 15 days following its receipt of Borrowers’ notice of intention to replace such Affected Lender. Furthermore, if Borrowers give a notice of intention to replace and do not so replace such Affected Lender within ninety (90) days thereafter, Borrowers’ rights under this Section 2.14(d) shall terminate with respect to such Affected Lender for such request for additional amounts or increased costs and Borrowers shall promptly pay all increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.13(a), 2.14(a) and 2.14(b). An exercise of the Borrowers’ option under this Section 2.14(d) shall not suspend the Borrowers’ obligation to pay such increased costs or additional amounts demanded by such Affected Lender pursuant to Sections 2.13(a), 2.14(a) and 2.14(b) until such Affected Lender is replaced.

(v) It is understood and agreed that (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines or directives in connection therewith (collectively, the “Dodd-Frank Act”) are deemed to have been adopted and gone into effect after the date of this Agreement to the extent necessary to provide Lenders with the benefit of this Section 2.14 with respect to any “change in law or regulation” resulting from the Dodd-Frank Act and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall, for the purposes of this Agreement, be deemed to have been adopted and gone into effect after the date of this Agreement to the extent necessary to provide Lenders with the benefit of this Section 2.14 with respect to any “change in law or regulation” resulting from Basel III.

(vi) No Lender shall request compensation under Section 2.14(a) or (b) hereof unless such Lender is generally requesting similar compensation from its borrowers with similar provisions in their loan or credit documents. No Borrower shall be required to compensate a Lender for any increased costs incurred or reduced rate of return suffered more than six months prior to the date that the Lender notifies the Borrower Representative of the change in law giving rise to such increased costs or reduced return and of such Lender’s intention to claim compensation therefor; provided that to the extent the change is law is retroactive to a date that is prior to the date such change in law is enacted, such six months period shall commence on the date of enactment of such change in law.

(vii) Within thirty (30) days after receipt by Borrower Representative of written notice and demand from any Affected Lender for payment of additional amounts or increased costs as provided in Sections 2.13(a), 2.14(a) or 2.14(b), then such Lender shall (at Borrower Representative’s request) use reasonable efforts to designate a different lending office for funding or booking its Loans or to assign its rights and obligations hereunder to another of its offices, branches, or affiliates, if, in the good-faith judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Sections 2.13(a), 2.13(b), 2.14(a), or 2.14(b), as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(o) Single Loan. All Loans to each U.S. Borrower and all of the other Obligations of each U.S. Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral of each U.S. Borrower and each Guarantor of the U.S. Borrowers’ Obligations. All Loans to each Canadian Borrower and all of the other Obligations of each Canadian Borrower arising under this Agreement and the other Loan Documents shall constitute one general obligation of that Borrower secured, until the Termination Date, by all of the Collateral of the Borrowers and Guarantors.

(p) Incremental Revolving Loans; Extensions.

(i) Borrowers may on any date after the Closing Date, by notice to Agent (whereupon Agent shall promptly deliver a copy to each of the Lenders), increase the Commitment hereunder with incremental revolving loan commitments (the “Incremental Revolving Loans”) in an amount not to exceed $100,000,000 in the aggregate (with minimum amounts of not less than $25,000,000 per increase; provided that at the time of the effectiveness of any Incremental Revolving Loan Amendment referred to below, (a) no Default or Event of Default shall have occurred and be continuing on such date or after giving effect to extensions of credit to be made on such date, (b) each of the representations and warranties made by any Credit Party in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects (or, in all respects, if qualified by materiality) as of such earlier date) and (c) Agent shall have received a certificate to that effect dated such date and executed by a Financial Officer of Borrower Representative. Incremental Revolving Loans may be made by any existing Lender or by any other financial institution or any fund that regularly invests in bank loans selected by Borrower Representative (any such other financial institution or fund being called an “Incremental Lender”); provided that (i) Agent, each L/C Issuer and the

Swing Line Lender shall have consented (such consent not to be unreasonably withheld) to such Lender’s or Incremental Lender’s making such Incremental Revolving Loans if such consent would be required under Section 11.1 for an assignment of Loans to such Lender or Incremental Lender, and (ii) the Borrowers shall not be permitted to increase the Commitment pursuant to this Section more than three (3) times during the term of this Agreement. No consent of the Lenders shall be required (other than the Lenders providing such Incremental Revolving Loans). Commitments in respect of Incremental Revolving Loans shall be delivered to Borrower Representative within 10 days of a Borrower’s request therefor, and shall be effected pursuant to an amendment (an “Incremental Revolving Loan Amendment”) to this Agreement and, as appropriate, the other Loan Documents, executed by Borrowers, each Lender agreeing to provide such Incremental Revolving Loans, if any, each Incremental Lender, if any, and Agent and which Incremental Revolving Loan Amendment shall provide that such Incremental Lender will execute a joinder to the collateral allocation mechanism side letter that has been executed by the Lenders on the Closing Date; provided, such documentation shall only contain amendments to this Agreement and the other Loan Documents that are necessary to implement the increase to the Commitment; provided, further, the Incremental Revolving Loans shall not require any scheduled amortization or mandatory commitment reduction prior to the Commitment Termination Date and the maturity date of all Incremental Revolving Loans shall be the Commitment Termination Date. Any upfront fees paid to the Incremental Lenders shall be determined, and agreed upon, between the Borrowers and such Incremental Lenders. Any Incremental Revolving Loans made hereunder shall be deemed “Loans” hereunder and shall be subject to the same terms and conditions applicable to the existing Loans. No Lender shall be obligated to provide any Incremental Revolving Loans, unless it so agrees. On the date of any borrowing of Incremental Revolving Loans, Borrowers shall be deemed to have repaid and reborrowed all outstanding Loans as of such date (with such reborrowing to consist of the types of Loans, with related LIBOR Periods, if applicable, specified in a notice to Agent (which notice must be received by Agent in accordance with the terms of this Agreement)). The deemed payments made pursuant to the immediately preceding sentence in respect of each LIBOR Loan shall be subject to indemnification by Borrowers pursuant to the provisions of Section 2.14 if the deemed payment occurs other than on the last day of the related LIBOR Periods.

(ii) Agent shall promptly inform the Lenders of any request for any Incremental Loan made by Borrower Representative, but no Lender shall be obligated to participate in the Incremental Revolving Loan by increasing its Commitment. If the existing Lenders are unwilling to increase their applicable Commitments by an amount equal to the requested Incremental Revolving Loans (as evidenced by a written rejection of such offer or the failure of one or more Lenders to commit to provide the Incremental Revolving Loans within the ten (10) day period provided above), Agent, in consultation with Borrowers, will use its commercially reasonable efforts to obtain one or more financial institutions which are not then Lenders (which financial institution may be suggested by Borrowers) to become a party to this Agreement and to provide the requested Incremental Revolving Loans; provided, however, that any compensation for any such assistance by Agent shall be mutually agreed by Agent and Borrowers.

(iii) Pursuant to one or more offers made from time to time by the Borrowers to all Lenders of the U.S. Loans and/or the Canadian Loans, as applicable, on a pro rata basis (based on the aggregate outstanding Canadian Commitments or the Commitments, as applicable) and on the same terms (“Pro Rata Extension Offers”), the Borrowers are hereby permitted to consummate transactions with individual Lenders from time to time to extend the maturity date of such Lender’s Commitments of U.S. Loans and/or the Canadian Loans. Any such extension (an “Extension”) agreed to between the Borrowers and any such Lender (an “Extending Lender”) will be established under this Agreement (such extended Canadian Commitments or the Commitments, as applicable, an “Extended Revolving Commitment”). Each Pro Rata Extension Offer shall specify the date on which the Borrowers propose that the Extended Revolving Commitment shall be extended, which shall be a date not earlier than ten Business Days after the date on which notice is delivered to Agent (or such shorter period agreed to by Agent in its reasonable discretion).

(iv) The applicable Borrowers and each Extending Lender shall execute and deliver to Agent such documentation as Agent shall reasonably specify to evidence the Extended Revolving Commitments of such Extending Lender. Each such document shall specify the terms of the applicable Extended Revolving Commitments; provided, that (i) except as to interest rates, fees and final maturity (which interest rates, fees and final maturity shall be determined by the Borrowers and set forth in the Pro Rata Extension Offer), any Extended Revolving Commitment shall have the same terms as the existing U.S. Loans or the Canadian Loans, as applicable, and (ii) any Extended Revolving Commitments may participate on a pro rata basis or a less than pro rata basis (but not greater than a pro rata basis) in any voluntary or mandatory repayments or prepayments hereunder. Upon the effectiveness of any such Extended Revolving Commitment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Revolving Commitments evidenced thereby. With respect to any Extended Revolving Commitments, and with the consent of each Swing Line Lender and L/C Issuer, participations in Swing Line Loans and Letters of Credit shall be reallocated to lenders holding such Extended Revolving Commitments upon effectiveness of such Extended Revolving Commitment.

(v) Upon the effectiveness of any such Extension, the applicable Extending Lender’s Canadian Commitment or Commitment, as applicable, will be automatically designated an Extended Revolving Commitment.

(vi) All Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Credit Parties under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Obligations of the relevant Credit Parties under this Agreement and the other Loan Documents and no L/C Issuer or Swing Line Lender shall be obligated to provide Swing Line Loans or issue Letters of Credit under such Extended Revolving Commitments unless it shall have consented thereto.

(q) Bank Products. Any Credit Party may request and any Lender or Agent may, in its sole and absolute discretion, arrange for such Credit Party to obtain from such Lender or any Affiliate of such Lender or Agent, as applicable, Bank Products although no Credit Party is required to do so. The Credit Parties acknowledge and agree that the obtaining of Bank Products from any Lender or Agent or their respective Affiliates (a) is in the sole and absolute discretion of such Lender or Agent or their respective Affiliates, and (b) is subject to all rules and regulations of such Lender or Agent or their respective Affiliates.

(r) Reserves Generally. Notwithstanding anything contained in this Agreement to the contrary, Co-Collateral Agents may establish or change Reserves, in the exercise of their Permitted Discretion, but only upon not less than five (5) Business Days’ notice to Borrower Representative (unless an Event of Default exists in which case prior notice shall not be required prior to the establishment or change in any Reserve). Co-Collateral Agents will be available during such period to discuss any such proposed Reserve (or change thereto) with Borrower Representative and, without limiting the right of Co-Collateral Agents to establish or change such Reserves in Co-Collateral Agents’ Permitted Discretion, Borrowers may take such action as it may elect so that the event, condition or matter that gave rise to such Reserve no longer exists, in which event Co-Collateral Agents shall reduce or remove such Reserve in a manner that they determine appropriate in the exercise of their Permitted Discretion. The amount of Reserve established by Co-Collateral Agents pursuant to the first sentence of this Section 2.18 shall have a reasonable relationship as determined by Co-Collateral Agents in their Permitted Discretion to the event, condition or other matter that is the basis for the Reserve and shall relate to the Eligible Accounts or Eligible

Equipment or Eligible Rolling Stock (collectively, the “Borrowing Base Collateral”). Notwithstanding any other provision of this Agreement to the contrary, the establishment or increase of any Reserves shall be limited to such Reserves as Co-Collateral Agents determine, in their Permitted Discretion, are appropriate, including, but not limited to, to reflect (i) changes after the Closing Date that could reasonably be expected to adversely affect Agent’s ability to realize upon the Borrowing Base Collateral, (ii) changes after the Closing Date to reflect priority claims and liabilities that Agent and Co-Collateral Agents determine will need to be satisfied in connection with the realization upon the Borrowing Base Collateral, (iii) changes after the Closing Date to reflect events, conditions, contingencies or risks that differ materially from facts or events occurring and known to Agent and Co-Collateral Agents on the Closing Date; provided that events, conditions, contingencies or risks existing or arising prior to the Closing Date and, in each case, disclosed in writing to Agent and Co-Collateral Agents during any field examination or appraisal in connection herewith prior to the Closing Date shall not be the basis for any establishment of any Reserves after the Closing Date, unless such events, conditions, contingencies or risks shall have changed in a material respect since the Closing Date, and (iv) changes after the Closing Date to reflect any concentration of risk with respect to a Borrower’s Accounts or any other factors in respect of the credit risk of lending to the Borrowers.

Section 17. CONDITIONS PRECEDENT

(a) Conditions to the Initial Loans. No Lender shall be obligated to make any Loan or incur any Letter of Credit Obligations on the Closing Date until the following conditions have been satisfied or provided for in a manner reasonably satisfactory to Agent, each Co-Collateral Agent, each Lead Arranger and each Lender, or waived in writing by Agent, Co-Collateral Agents, each Lead Arranger and each Lender:

(i) Credit Agreement; Loan Documents. The following documents shall have been duly executed by each Borrower, each other Credit Party, Agent, Co-Collateral Agents and the Lenders party thereto; and Agent shall have received such documents, instruments and agreements, each in form and substance reasonably satisfactory to Agent, each Lead Arranger and each Lender:

(i) Credit Agreement. Duly executed originals of this Agreement, dated the Closing Date, and all Annexes, Exhibits and Schedules hereto.

(ii) Revolving Notes and Swing Line Notes. If requested by Lenders, duly executed originals of the Revolving Notes and Swing Line Notes for each applicable Lender, dated the Closing Date.

(iii) U.S. Security Agreement. Duly executed originals of the U.S. Security Agreement, dated the Closing Date.

(iv) U.S. Guaranty. Duly executed originals of the U.S. Guaranty, dated the Closing Date.

(v) Insurance. Satisfactory evidence that the insurance policies required by Section 6.4 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as reasonably requested by Agent, in favor of Agent, on behalf of Lenders.

(vi) Lien, Tax, and Judgment Searches. Agent shall have received the result of recent lien, tax and judgment searches in each of the jurisdictions reasonably requested by it and such lien searches shall reveal no Liens on any of the assets of the Credit Parties, other than Liens permitted hereby.

(vii) Filings, Registrations, and Recordings. Agent shall have received each document (including, without limitation, any financing statement authorized for filing under the Code or the PPSA, as applicable) reasonably requested by Agent to be filed, registered or recorded in order to create in favor of Agent, for the benefit of the Lenders and other Secured Parties, a first priority perfected Lien on the Collateral described therein (subject to Permitted Encumbrances) which can be perfected by the filing of such document and authorization for filing, registering or recording each such document (including, without limitation, any financing statement authorized for filing under the Code or the PPSA, as applicable); provided that notwithstanding anything in this Agreement or any other Collateral Document to the contrary, the Credit Parties shall not have any obligation to perfect any security interest or Lien, or record any notice thereof, (i) in any Rolling Stock that is not part of the U.S. Borrowing Base Collateral on the Closing Date or (ii) in any Intellectual Property included in the Collateral in any jurisdiction other than the United States and Canada. Each Memorandum of Security Agreements dated the Closing Date shall have been delivered for recording with the Surface Transportation Board.

(viii) Intellectual Property Security Agreements. Duly executed originals of Intellectual Property Security Agreements, dated the Closing Date (or, where applicable and appropriate in Agent’s Permitted Discretion, reaffirmations under the Reaffirmation Agreement or otherwise of the Intellectual Property Security Agreements delivered in connection with the Existing Credit Agreement), with respect to Patents and Trademarks and in form and substance reasonably satisfactory to Agent (it being understood that the forms attached to the U.S. Security Agreement are reasonably satisfactory to Agent).

(ix) Borrowing Base Certificate. Agent shall have received duly executed originals of a Borrowing Base Certificate for the Borrowers, dated the Closing Date, reflecting information concerning calculation of the Borrowing Base as of the last day of the most recent calendar month ended at least 20 days prior to the Closing Date.

(x) Notice of Revolving Credit Advance. Duly executed originals of a Notice of Revolving Credit Advance, dated the Closing Date, with respect to the initial Revolving Credit Advance(s), if any, to be requested by Borrower Representative on the Closing Date.

(xi) Letter of Direction. Duly executed originals of a letter of direction from Borrower Representative addressed to Agent, with respect to the disbursement on the Closing Date of the proceeds of the initial Revolving Credit Advance(s), if any.

(xii) Formation and Good Standing. For each Credit Party, such Person’s (a) articles of incorporation or certificate of formation, as applicable, and all amendments thereto and (b) good standing certificates (including verification of tax status) or like certificate in its jurisdiction of incorporation or formation, as applicable.

(xiii) Bylaws and Resolutions. For each Credit Party, (a) such Person’s bylaws, operating agreement, limited liability company agreement or limited partnership agreement, as applicable, together with all amendments thereto and (b) resolutions of such Person’s members or board of directors, as the case may be, and, to the extent required under applicable law, stockholders, approving and authorizing the execution, delivery and performance of the Loan Documents to which such Person is a party and the transactions to be consummated in connection therewith, each certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, as applicable, as being in full force and effect without any modification or amendment.

(xiv) Incumbency Certificates. For each Credit Party, signature and incumbency certificates of the officers of each such Person executing any of the Loan Documents, certified as of the Closing Date by such Person’s corporate secretary or an assistant secretary, managing member, manager or equivalent senior officer, as applicable, as being true, accurate, correct and complete.

(xv) Opinions of Counsel. Duly executed originals of legal opinions of Skadden, Arps, Slate, Meagher & Flom LLP; Norton Rose Fulbright Canada, LLP; Smith, Gambrell & Russell, LLP and Bodman PLC; Bass, Berry & Simms PLC and Vorys, Sater, Seymour and Pease LLP, each in form and substance reasonably satisfactory to Agent and its counsel, dated the Closing Date.

(xvi) Officer’s Certificate. Agent shall have received duly executed originals of a certificate of a Financial Officer of Borrower Representative, dated the Closing Date, stating that since December 31, 2013, no Material Adverse Effect shall have occurred and be continuing and certifying as to the matters in clauses (f) (which may have a knowledge qualifier), (g) and (h) below.

(xvii) Audited Financials; Financial Condition. Agent shall have received the Financial Statements, Business Plan and other materials set forth in Section 4.4, in each case in form and substance reasonably satisfactory to Agent.

(xviii) Solvency Certificate. Agent shall have received a solvency certificate in form and substance reasonably satisfactory to Agent from a Financial Officer of Borrower Representative certifying that Borrowers and their respective Restricted Subsidiaries, on a consolidated basis, on the Closing Date, after giving effect to the Related Transactions and the Pacer Acquisition are Solvent.

(xix) Reaffirmation Agreement. Agent shall have received a Reaffirmation Agreement duly executed by each Borrower, each other Credit Party, Agent, Co-Collateral Agents and the Lenders party thereto.

(xx) Greenbrier Acknowledgment. Agent shall have received the Greenbrier Acknowledgment duly executed by each of Greenbrier Leasing Company LLC and Brandon Railroad LLC.

(ii) Repayment of Indebtedness and Release of Collateral. On the Closing Date, Agent shall have received satisfactory evidence that all existing Indebtedness, other than Indebtedness permitted pursuant to Section 7.3, of or related to Borrowers and their Subsidiaries shall have been repaid or cancelled and all documentation representing such indebtedness shall have been terminated and all guarantees, liens and security interests associated therewith have been released, or that adequate measures shall have been taken to terminate such documentation and release such guarantees, liens and security interests, except as otherwise agreed by Agent.

(iii) Approvals. Agent shall have received evidence reasonably satisfactory to it that the Credit Parties have obtained all required consents and approvals of all Persons including, all requisite Governmental Authorities to the execution, delivery and performance of this Agreement and the other Loan Documents and the consummation of the Related Transactions.

(iv) Payment of Fees. Borrowers shall have paid to Agent, Co-Collateral Agents and Lead Arrangers all Fees required to be paid on or before the Closing Date in the respective amounts specified in Section 2.7 (including, the Fees specified in the Fee Letter), and shall have reimbursed Agent for all reasonable fees, costs and expenses, including due diligence expenses, syndication expenses, the fees and expenses of the appraisers and auditors performing collateral field examinations and appraisals, travel expenses and reasonable fees, disbursements and other charges of counsel presented at least one (1) Business Day prior to the Closing Date.

(v) Sources and Uses. The sources and uses of funds and debt of the Borrowers on the Closing Date are consistent with those set forth on in the letter of direction referenced in Section 3.1(a)(xi) and delivered to Agent on the Closing Date

(vi) Pacer Representations. The Pacer Representations shall be true and correct in all material respects (or if qualified by “materiality,” “material adverse effect” or similar language, in all respects (after giving effect to such qualification)).

(vii) Pacer Acquisition. The Pacer Acquisition shall have been consummated in all material respects in accordance with the terms of the Pacer Acquisition Agreement, without giving effect to any modifications or amendments, waivers or consents thereto by the Borrowers that is materially adverse to the interests of the Lenders or the Lead Arrangers not approved by the Lead Arrangers (which approval shall not be unreasonably withheld or delayed); provided that (i) any change to the definition of “Material Adverse Effect” (as defined in the Pacer Acquisition Agreement) shall be deemed to be materially adverse to the Lenders and the Lead Arrangers, (ii) any reduction in the “Per Share Merger Consideration” (as defined in the Pacer Acquisition Agreement) not to exceed 10% (other than solely as a result of a change in Parent Borrower’s share price) shall not be deemed to be materially adverse to the Lenders and the Lead Arrangers and (iii) any increase in the “Per Share Merger Consideration” not in excess of 10% (other than solely as a result of a change in Parent Borrower’s share price) shall not be deemed to be materially adverse to the Lenders and the Lead Arrangers so long as any such increase shall be funded solely by equity and not debt.

(viii) Refinancing. After giving effect to the Related Transactions and the Pacer Acquisition, Borrowers and their Restricted Subsidiaries shall have no material outstanding Indebtedness other than Indebtedness hereunder, or Indebtedness permitted to be incurred and remain outstanding under the Loan Documents.

(ix) Material Adverse Effect. There shall not have been, since December 31, 2013, a Material Adverse Effect.

(x) Patriot Act. Agent and the Lenders shall have received from the Credit Parties at least five (5) days prior to the Closing Date all documentation and other information required by Governmental Authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act.

(xi) Perfection Certificate. Agent shall have received a completed perfection certificate dated the Closing Date and signed by a Responsible Officer of each Credit Party, together with all attachments contemplated thereby.

(xii) Field Audits and Appraisals; Minimum Availability. (a) Agent shall have received field audits and appraisals with respect to the assets of Pacer International to be included in the Borrowing Base as of the Closing Date, which field audits and appraisals be reasonably satisfactory to Agent and Co-Collateral Agents and (b) after giving effect to the Related Transactions, the Pacer Acquisitions and the Revolving Credit Advances and issuances of Letters of Credit under this Agreement, Availability on the Closing Date shall not be less than $75,000,000.

(b) Further Conditions to Each Loan, Each Letter of Credit Obligation, and Each Continuation/Conversion. No Lender shall be obligated to fund any Advance (which conditions shall not apply to conversions or continuations of Revolving Credit Advances made pursuant to Section 2.5(e)) or incur any Letter of Credit Obligation, if, as of the date thereof:

(i) any representation or warranty by any Credit Party contained herein or in any other Loan Document is untrue or incorrect in any material respect (with respect to any representation or warranty that is not otherwise qualified as to materiality) as of such date, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement;

(ii) any Default or Event of Default has occurred and is continuing; or

(iii) after giving effect to any Advance (or the incurrence of any Letter of Credit Obligations), the outstanding principal amount of the aggregate Revolving Loan would exceed the Available Credit, in each case, less the then outstanding principal amount of the Swing Line Loan.

The request and acceptance by any Borrower of the proceeds of any Advance or the incurrence of any Letter of Credit Obligations shall be deemed to constitute, as of the date thereof, a representation and warranty by Borrowers that the conditions in this Section 3.2 have been satisfied.

Notwithstanding the failure to satisfy the conditions precedent set forth in paragraphs (a) or (b) of this Section 3.2, unless otherwise directed by the Requisite Lenders, Administrative Agent may, but shall have no obligation to, continue to make Loans and an L/C Issuer may, but shall have no obligation to, issue, amend, renew or extend, or cause to be issued, amended, renewed or extended, any Letter of Credit for the ratable account and risk of Lenders from time to time if Administrative Agent believes that making such Loans or issuing, amending, renewing or extending, or causing the issuance, amendment, renewal or extension of, any such Letter of Credit is in the best interests of the Lenders.

Section 18. REPRESENTATIONS AND WARRANTIES

To induce Lenders to make the Loans and to incur Letter of Credit Obligations, the Credit Parties executing this Agreement make the following representations and warranties to Agent and each Lender with respect to itself and its Restricted Subsidiaries, each and all of which shall survive the execution and delivery of this Agreement.

(a) Corporate Existence; Compliance with Law. Each Credit Party (a) is a corporation, limited liability company, limited partnership or other entity duly organized, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the laws of its respective jurisdiction of incorporation or organization set forth in Schedule (4.1); (b) is duly qualified to conduct business and is in good standing (to the extent such concept is applicable in the relevant jurisdiction) in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect; (c) has the requisite power and authority, and the legal right to own and operate in all material respects its properties, to lease the property it operates under lease and to conduct its business in all material respects as now, heretofore and proposed to be conducted and has the requisite power and authority and the legal right to pledge, mortgage, hypothecate or otherwise encumber the Collateral; (d) has all material licenses, permits, consents or approvals from or by, and has made all material filings with, and has given all material notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct or other organizational documents; and (e) is in compliance in material respects with all applicable provisions of law except where the failure to be in compliance could not reasonably be expected to have a Material Adverse Effect.

(b) Chief Executive Offices; Collateral Locations; FEIN. As of the Closing Date, each Credit Party’s name as it appears in official filings in its jurisdiction of incorporation or organization, organizational identification number, if any, issued by its jurisdiction of incorporation or organization and the location of each Credit Party’s chief executive office, principal place of business, other places of business and the warehouses and premises at which any Collateral is located on the Closing Date are set forth in Schedule (4.2), and except as set forth on such schedule each Credit Party has only one jurisdiction of incorporation or organization. In addition, Schedule (4.2) lists the federal employer identification number of each Credit Party.

(c) Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by each Credit Party of the Loan Documents to which it is a party and the creation of all Liens provided for therein: (a) are within such Person’s power; (b) have been duly authorized by all necessary corporate, limited liability company or limited partnership action; (c) do not contravene any provision of such Person’s charter, bylaws or partnership or operating agreements or other organizational documents, as applicable; (d) do not violate any material provision of any law or regulation, or any material provision of any order or decree of any court or Governmental Authority; (e) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any material indenture, mortgage, deed of trust, lease, loan agreement or other material instrument to which such Person is a party or by which such Person or any of its property is bound; (f) do not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of themselves and Lenders, pursuant to the Loan Documents; and (g) do not require the consent or approval of any Governmental Authority or any other Person, other than (i) those which will have been duly obtained, made or complied with prior to the Closing Date, and (ii) the filings referred to in Section 4.21. Each of the Loan Documents have been duly executed and delivered by each Credit Party that is a party thereto and, each such Loan Document constitutes a legal, valid and binding obligation of such Credit Party enforceable against it in accordance with its terms, except to the extent that the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other similar laws generally affecting creditors’ rights and by equitable principles (regardless of whether enforcement is sought in equity or at law).

(d) Financial Statements and Business Plan. All Financial Statements concerning Parent Borrower and its consolidated Subsidiaries that are referred to in clause (a) below have been prepared in accordance with GAAP consistently applied throughout the periods covered (except as disclosed therein and except, with respect to unaudited Financial Statements, for the absence of footnotes and normal year-end audit adjustments) and fairly present, in all material respects, the financial position of the Persons covered thereby as at the dates thereof and the results of their operations and cash flows for the periods then ended.

(i) Financial Statements. The audited consolidated balance sheet at December 31, 2013 and the related statement of income and cash flows of Parent Borrower and its consolidated Subsidiaries certified by KPMG LLP for the Fiscal Year then ended and audited consolidated balance sheet at December 31, 2011, December 31, 2012 and December 31 2013 and the related statement of income and cash flows of Pacer International and its consolidated Subsidiaries certified by KPMG LLP for Fiscal Years then ended, in each case, attached to a certificate of a Financial Officer of Borrower Representative have been delivered on the Closing Date.

(ii) Pro Forma. The Pro Forma delivered on the Closing Date and attached to a certificate of a Financial Officer of Borrower Representative was prepared by Borrowers giving Pro Forma Effect to the Related Transactions and the Pacer Acquisition, was based on the audited consolidated balance sheet of Borrowers, Pacer International and their respective consolidated Restricted Subsidiaries dated December 31, 2013 and was prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP. The projections and pro forma financial information contained in the materials referenced above are based upon good faith estimates and assumptions believed by management of Parent Borrower to be reasonable at the time made, it being acknowledged and agreed by the Lenders that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of Parent Borrower and its Subsidiaries and (c) no assurances are given by any of Parent Borrower or its Subsidiaries that the results forecasted in the projections will be realized.

(iii) Business Plan. The Business Plan delivered on the Closing Date and attached to a certificate of a Financial Officer of Borrower Representative has been prepared by Borrowers in light of the past operations of their businesses, and reflect quarterly forecasts for the twelve month period commencing January 1, 2014 through December 31, 2014, and annual forecasts on a year-by-year basis thereafter through Fiscal Year 2018. The Business Plan is based upon the same accounting principles as those used in the preparation of the financial statements described above and the estimates and assumptions stated therein, all of which Borrowers believe to be reasonable and fair in light of conditions and facts known to Borrowers on the Closing Date and, as of the Closing Date, reflect Borrowers’ good faith estimates believed to be reasonable by Parent Borrower at the time made of the future financial performance of Borrowers for the period set forth therein. The Lenders hereby acknowledge that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of Parent Borrower and its Subsidiaries, and (c) no assurances are given by any of Parent Borrower or its Subsidiaries that the results forecasted in the projections will be realized.

(iv) Undisclosed Liabilities; Burdensome Restrictions. None of the Borrowers or the Restricted Subsidiaries has any material Guarantied Obligations, contingent liabilities or liabilities for unpaid taxes, or any long-term leases or unusual forward or long-term commitments, including any interest rate or foreign currency swap or exchange transaction or other obligation in respect of derivatives, that are required by GAAP to be reflected or reserved against on a balance sheet of the Borrowers and the Restricted Subsidiaries other than (i) as are reflected in the financial statements described in clause (a) hereof (including the footnotes thereto) and (ii) as otherwise permitted hereunder. During the period from December 31, 2013, to and including the Closing Date, there has been no disposition by any Borrower or any of the Restricted Subsidiaries of any material part of its business or property. No Credit Party is a party or is subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.

(e) Material Adverse Effect. Since December 31, 2013, no event has occurred, that alone or together with other events, has had a Material Adverse Effect.

(f) Ownership of Property; Liens. As of the Closing Date, the real estate (“Real Estate”) listed in Schedule (4.6) constitutes all of the real property owned, leased or subleased by any Credit Party other than Real Estate located outside of the United States and Canada. Each Credit Party owns fee simple title to all of its owned Real Estate and valid leasehold interests in all of its material leased Real Estate. Each Credit Party is the sole legal and beneficial owner of and has good and marketable title (subject to Agent’s Liens and Permitted Encumbrances) to each component of the Borrowing Base Collateral. Each Credit Party also has title to, or valid leasehold interests in, all of its other personal property and assets, in each case, material in the ordinary course of their respective businesses or where failure to so own or possess would not reasonably be expected to have a Material Adverse Effect. As of the Closing Date, none of the properties and assets of any Credit Party are subject to any Liens other than Permitted Encumbrances.

(g) Labor Matters. Except as set forth on Schedule (4.7) or as could not reasonably be expected to result in a Material Adverse Effect, to the knowledge of each Credit Party (a) no strikes or other material labor disputes against any Credit Party or any Restricted Subsidiary of any Credit Party are pending or, to the knowledge of any Credit Party, threatened; (b) hours worked by and payment made to employees of each Credit Party and each Restricted Subsidiary of any Credit Party comply with the Fair Labor Standards Act and each other federal, state, local or foreign law applicable to such matters; (c) all payments due from any Credit Party or any Restricted Subsidiary of any Credit Party for employee health and welfare insurance have been paid or accrued as a liability on the books of such Credit Party or such Restricted Subsidiary; (d) there is no organizing activity involving any Credit Party or any Restricted Subsidiary of any Credit Party pending or threatened by any labor union or group of employees; (e) there are no representation proceedings pending or, to the knowledge of any Credit Party, threatened with the National Labor Relations Board or any other applicable labor relations board, and no labor organization or group of employees of any Credit Party or any Restricted Subsidiary of any Credit Party has made a pending demand for recognition; and (f) there are no material complaints or charges against any Credit Party or any Restricted Subsidiary of any Credit Party pending or, to the knowledge of any Credit Party, threatened to be filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by any Credit Party or any Restricted Subsidiary of any Credit Party of any individual.

(h) Subsidiaries and Joint Ventures. As of the Closing Date, (a) Schedule (4.8) sets forth the name and jurisdiction of incorporation of each Subsidiary and Joint Venture of the Borrowers and, as to each such Subsidiary and Joint Venture, the percentage of each class of Capital Stock owned by any Credit Party and (b) there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Capital Stock of the Borrowers or any of their respective Subsidiaries.

(i) Investment Company Act. No Credit Party is an “investment company” or a company controlled by an “investment company,” as such terms are defined in the Investment Company Act of 1940 as amended.

(j) Margin Regulations. No Credit Party is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of “purchasing” or “carrying” any “margin stock” as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as “Margin Stock”). None of the proceeds of the Loans or other extensions of credit under this Agreement will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Indebtedness that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any of the Loans or other extensions of credit under this Agreement to be considered a “purpose credit” within the meaning of Regulations T, U, or X of the Federal Reserve Board. No Credit Party will take or permit to be taken any action that might cause any Loan Document to violate any regulation of the Federal Reserve Board.

(k) Taxes/Other. All income and other material tax returns, reports, and statements, including information returns, required by any Governmental Authority to be filed by any Credit Party or any Restricted Subsidiary, to the knowledge of each Credit Party, have been filed (after giving effect to any extensions) with the appropriate Governmental Authority, and all Taxes, other than Taxes which if not paid would not result in a Material Adverse Effect, have been paid prior to the date on which any fine, penalty, interest, or late charge may be added thereto for nonpayment thereof excluding Taxes or other amounts being contested in accordance with Section 6.2(b).

(l) ERISA.

(i) Borrowers have previously delivered or made available to Agent all Pension Plans (including Title IV Plans and Multiemployer Plans) and all Retiree Welfare Plans, as now in effect. Except with respect to Multiemployer Plans, each Qualified Plan has either received a favorable determination letter from the IRS or may rely on a favorable opinion letter issued by the IRS, and to the knowledge of any Credit Party nothing has occurred that would be reasonably expected to cause the loss of such qualification or tax-exempt status. Each Plan, to the knowledge of the Borrowers, is in compliance in all material respects with the applicable provisions of ERISA, the IRC and its terms, including the timely filing of all reports required under the IRC or ERISA except where the failure to comply could not reasonably be expected to have a Material Adverse Effect. Except as has not resulted, or could not reasonably be expected to result, in an ERISA Lien (whether or not perfected), neither any Credit Party nor ERISA Affiliate has failed to make any material contribution or pay any material amount due as required by either Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. No “prohibited transaction,” as defined in Section 406 of ERISA and Section 4975 of the IRC, has occurred with respect to any Plan that would subject any Credit Party to a material tax on prohibited transactions imposed by Section 502(i) of ERISA or Section 4975 of the IRC.

(ii) Except as could not reasonably be expected to have a Material Adverse Effect: (i) no Title IV Plan has any material Unfunded Pension Liability; (ii) no ERISA Event has occurred or to the knowledge of any Credit Party is reasonably expected to occur; (iii) there are no pending, or to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Plan or any Person as fiduciary or sponsor of any Plan; (iv) no Credit Party or ERISA Affiliate has incurred or reasonably expects to incur any material liability as a result of a complete or partial withdrawal from a Multiemployer Plan; and (v) within the last five years no Title IV Plan of any Credit Party or ERISA Affiliate has been terminated, whether or not in a “standard termination” as that term is used in Section 4041 of ERISA, nor has any Title IV Plan of any Credit Party or any ERISA Affiliate (determined at any time within the last five years) with material Unfunded Pension Liabilities been transferred outside of the “controlled group” (within the meaning of Section 4001(a)(14) of ERISA) of any Credit Party or ERISA Affiliate (determined at such time).

(m) No Litigation. Except as set forth on Schedule (4.13), no action, claim, lawsuit, demand, or proceeding is now pending or, to the knowledge of any Credit Party, threatened in writing against any Credit Party or any Restricted Subsidiary of any Credit Party, before any Governmental Authority or before any arbitrator or panel of arbitrators (collectively, “Litigation”), (a) on the Closing Date that challenges such Credit Party’s right or power to enter into or perform any of its obligations under the Loan Documents to which it is a party, or the validity or enforceability of any Loan Document or any action taken thereunder, or (b) that would reasonably be expected to result in a Material Adverse Effect. Except as set forth on Schedule (4.13), as of the Closing Date there is no Litigation pending or threatened in writing, that (i) seeks damages in excess of $2,500,000, (ii) injunctive relief which, if granted, could reasonably be expected to have a Material Adverse Effect, against, or alleges criminal misconduct of, any Credit Party or any Restricted Subsidiary of any Credit Party, or (iii) could otherwise reasonably be expected to have a Material Adverse Effect.

(n) Brokers. Except as set forth on Schedule (4.14), no broker or finder brought about the obtaining, making or closing of the Loans or the Related Transactions, and no Credit Party or Affiliate thereof has any obligation to any Person in respect of any finder’s or brokerage fees in connection therewith.

(o) Intellectual Property. As of the Closing Date, each Credit Party owns or has rights to use all Intellectual Property necessary to continue to conduct its business as now conducted by it and material to such Credit Party’s business, taken as a whole. Each issued or applied-for Patent, registered or applied-for

Trademark, and registered or applied-for Copyright owned by any Credit Party on the Closing Date is listed, together with application or registration numbers, as applicable, on Schedule (4.15). To the Borrowers’ knowledge, as of the Closing Date, each Credit Party conducts its business and affairs without infringement of any Intellectual Property of any other Person that could reasonably be expected to result in a Material Adverse Effect. Except as set forth in Schedule (4.15), on the Closing Date no Credit Party is aware of any material infringement claim by any other Person that is pending or threatened in writing against any Credit Party with respect to any material Intellectual Property owned by such Credit Party on the Closing Date.

(p) Full Disclosure. No information contained in this Agreement, any of the other Loan Documents or Financial Statements or other written reports from time to time prepared by any Credit Party (other than the projections referred to below, forward-looking information and information of a general economic or industry nature) and delivered hereunder or under any other Loan Document (in each as modified or supplemented by other information so furnished and taken as a whole) by or on behalf of any Credit Party to Agent or any Lender pursuant to the terms of this Agreement contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not materially misleading in light of the circumstances under which they were made (after giving effect to all supplements and updates thereto).

(q) Environmental Matters.

(i) Except as set forth in Schedule (4.17) or would not reasonably be expected to have a Material Adverse Effect, as of the Closing Date: (i) the Real Estate of each Credit Party and each of their Restricted Subsidiaries is free of contamination from any Hazardous Material; (ii) no Credit Party nor any Restricted Subsidiary of any Credit Party has caused or knowingly allowed to occur any Release of Hazardous Materials on, at, in, under, above, to, from or about any of its Real Estate; (iii) the Credit Parties and each of their Restricted Subsidiaries are and, except for matters which have been fully resolved, have, for the past three (3) years, been in compliance with all Environmental Laws; (iv) the Credit Parties and each of their Restricted Subsidiaries (A) have obtained, (B) possess as valid, uncontested and in good standing, and (C) are in compliance with all Environmental Permits required by Environmental Laws for the operation of their respective businesses as presently conducted; (v) there is no Litigation arising under or related to any Environmental Laws, Environmental Permits or Hazardous Material that seeks damages, penalties, fines, costs or expenses from, or that alleges criminal misconduct by, any Credit Party or any Restricted Subsidiary of any Credit Party; (vi) except for matters which have been fully resolved, no written notice has been received by any Credit Party or any Restricted Subsidiary of any Credit Party identifying it as a “potentially responsible party” or requesting information under CERCLA or analogous state statutes; and (vii) the Credit Parties and each of their Restricted Subsidiaries have provided to Agent copies of existing material environmental reports, reviews and audits relating to actual or potential material Environmental Liabilities and relating to any Credit Party or any Restricted Subsidiary of any Credit Party.

(ii) Each Credit Party hereby acknowledges and agrees that none of Agent, any other secured party under the Loan Documents or any of their respective officers, directors, employees, attorneys, agents and representatives (i) is now, or has ever been, in control of any of the Real Estate or any Credit Party’s or any Restricted Subsidiary of any Credit Party’s affairs, and (ii) has the capacity or the authority through the provisions of the Loan Documents or otherwise to direct or influence any (A) Credit Party’s or any Restricted Subsidiary of any Credit Party’s conduct with respect to the ownership, operation or management of any of its Real Estate, (B) undertaking, work or task performed by any employee, agent or contractor of any Credit Party or any Restricted Subsidiary of any Credit Party or the manner in which such undertaking, work or task may be carried out or performed, or (C) compliance of any Credit Party or any Restricted Subsidiary of any Credit Party with Environmental Laws or Environmental Permits.

(r) Insurance. Borrowers have previously delivered or made available to Agent lists of all insurance policies of any nature maintained, as of the Closing Date, for current occurrences by each Credit Party and each Restricted Subsidiary.

(s) Deposit and Disbursement Accounts. Schedule (4.19) lists all banks and other financial institutions at which any Credit Party maintains deposit or other accounts as of the Closing Date, including any Disbursement Accounts, and such Schedule correctly identifies the name of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

(t) No Default. No Default or Event of Default has occurred and is continuing.

(u) Creation and Perfection of Security Interests. Once executed and delivered, each of the U.S. Security Agreement and the Canadian Security Agreement will represent a valid and enforceable security interest in the Collateral described therein. In the case of the portion of the pledged Collateral consisting of the certificated securities represented by the certificates described in the U.S. Security Agreement or the Canadian Security Agreement, as applicable, when stock certificates representing such pledged Collateral are delivered to Agent and such stock certificates are held in New York, and in the case of the other Collateral described in the U.S. Security Agreement or the Canadian Security Agreement, as applicable, when financing statements and other filings specified on Schedule (4.21(a)) in appropriate form are filed in the offices specified on Schedule (4.21(a)), the U.S. Security Agreement or the Canadian Security Agreement, as applicable, shall constitute the creation of a perfected Lien under the Code or the PPSA as applicable (to the extent a Lien on such Collateral can be perfected by such possession or filings) on, and security interest in, all right, title and interest of the Credit Parties signatory to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, in such pledged Collateral and other Collateral, as security for the Obligations, in each case prior and superior in right to any other Person (except for Permitted Encumbrances which by operation of law or contract would have priority over the Liens securing the Obligations).

(v) Solvency. Immediately after giving effect to (a) the Loans and Letter of Credit Obligations to be made or incurred on the Closing Date, (b) the disbursement of proceeds of such Loans pursuant to the instructions of the Borrower Representative, and (c) the payment and accrual of all transaction costs in connection with the foregoing, the Credit Parties, taken as a whole, are Solvent.

(w) Foreign Assets, Control Regulations, and Anti-Money Laundering. Each Credit Party and each Subsidiary of each Credit Party is and will remain in compliance in all material respects with all United States economic sanctions, laws, executive orders, and implementing regulations as promulgated by the United States Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. No Credit Party and no Subsidiary of a Credit Party (a) is a Person designated by the United States government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a United States Person cannot deal with or otherwise engage in business transactions, (b) is a Person who is otherwise the target of United States economic sanctions laws such that a United States Person cannot deal or otherwise engage in business transactions with such Person or (c) is controlled by (including, without limitation, by virtue of such Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of United States economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Loan Document would be prohibited under United States law.

(x) Patriot Act: Use of Proceeds. Each Credit Party, and each of its Subsidiaries is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto, (b) the USA PATRIOT ACT (Title 111 of Pub. L. 107-56 (signed into law October 26, 2001)) (as amended, the “Patriot Act”), and (c) other federal or state laws relating to anti-money laundering rules and regulations. The Borrowers shall use the proceeds of the Loans only as provided in Section 2.4. No part of the proceeds of any Loan will be used directly or indirectly for any payments to any government official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(y) [Reserved].

(z) Status as Senior Debt. The Obligations are “senior debt” or “designated senior debt” (or any comparable term) under, and as may be defined in, any indenture or document governing any applicable Indebtedness that is subordinated in right of payment to the Obligations.

(aa) FCPA and Related. No Credit Party nor any of its Subsidiaries nor any director, officer or, to the knowledge of such Credit Party, agent or employee of such Credit Party or Subsidiary, is aware of or has taken any action, directly or indirectly, that would result in a material violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization or approval of the payment of any money, or other property, gift, promise to give or authorization of the giving of anything of value, directly or indirectly, to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office in contravention of the FCPA. Each Credit Party, and its Subsidiaries have conducted their businesses in compliance with, in all material respects, the FCPA and, on or before June 30, 2014, will establish and will thereafter maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein and will ensure, and which are reasonably expected to continue to ensure, continued compliance therewith. No Credit Party or any of its employees, officers, directors, agents, independent contractors, consultants, joint venture partners or representatives, in carrying out or representing its business anywhere in the world, has violated the Corruption of Foreign Public Officials Act (Canada) (or any successor statute thereto).

(bb) Borrowing Base Certificates. The information set forth in each Borrowing Base Certificate is true and correct in all material respects.

(cc) Drivers.

(i) Neither Parent Borrower nor any of its Subsidiaries,

(i) is party to a Driver Contract under which Drivers would have claims with priority over Agent, or

(ii) holds or is required to hold any portion of its Accounts collected from an Account Debtor which the Borrowers have reported as Eligible Accounts in respect of a Driver’s services in trust for such Driver.

(ii) No Driver, whether pursuant to any Driver Contract or otherwise, at any time controls the method of collection of Parent Borrower’s and its Subsidiaries’ Accounts or restricts the use of the proceeds thereof after receipt by Parent Borrower or any of its Subsidiaries.

(iii) No Driver, whether pursuant to any Driver Contract or otherwise, at any time has the right to seek payment from, or otherwise has recourse to, any Account Debtor for Driver Payables by Parent or any of its Subsidiaries to such Driver with respect to Accounts that constitute Eligible Accounts.

(iv) All payments by Parent Borrower and its Subsidiaries in respect of payables to Drivers, whether pursuant to any Driver Contract or otherwise, are made from Parent Borrower’s and its Subsidiaries’ general funds in the normal course of business.

(dd) Canadian Pension Plans and Canadian Benefit Plans. As of the Closing Date, no Credit Party (i) sponsors, maintains or contributes to, or has ever sponsored, maintained or contributed to, any Canadian Pension Plan, or (ii) maintains or has any obligation to establish or contribute to any “retirement compensation arrangement”, as defined in subsection 248(1) of the Income Tax Act (Canada). Except as could not reasonably be expected to have a Material Adverse Effect (i) each Canadian Pension Plan and each Canadian Benefit Plan, to the reasonable knowledge of the Borrowers, is in compliance in all material respects with applicable laws and its terms, (ii) there are no pending or, to the knowledge of any Credit Party, threatened material claims (other than claims for benefits in the normal course), sanctions, actions or lawsuits, asserted or instituted against any Canadian Pension Plan or Canadian Benefit Plan or any Person as fiduciary or sponsor of any Canadian Pension Plan or Canadian Benefit Plan. All material payments, contributions and premiums required to be paid or remitted to or under any Canadian Pension Plan have been made in a timely manner.

Section 19. FINANCIAL STATEMENTS AND INFORMATION

(a) Financial Reports and Notices. Each Credit Party executing this Agreement hereby agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent or to Agent for distribution to Lenders, as required, the following Financial Statements, notices, Business Plans and other information at the times, to the Persons and in the manner set forth below:

(i) Monthly Financials. At such time in which Cash Dominion Period exists, to Agent and Lenders, within thirty (30) days after the end of each Fiscal Month, financial information regarding Parent Borrower and its consolidated Restricted Subsidiaries, certified by a Financial Officer of Parent Borrower, consisting of consolidated (i) unaudited balance sheets as of the close of such Fiscal Month and the related statements of income for that portion of the Fiscal Year ending as of the close of such Fiscal Month and (ii) unaudited statements of income for such Fiscal Month, setting forth in comparative form the figures for the corresponding period in the prior year. Such financial information shall be accompanied by the certification of a Financial Officer of Parent Borrower that such financial information and any other information presented is true, correct and complete in all material respects and that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default.

(ii) Quarterly Financials. To Agent, within forty-five (45) days after the end of the first three Fiscal Quarters of each Fiscal Year, consolidated financial information regarding Parent Borrower and its consolidated Restricted Subsidiaries, certified by a Financial Officer of Parent Borrower, including (i) unaudited balance sheets as of the close of such Fiscal Quarter and (ii) unaudited statements of income and cash flows for such Fiscal Quarter, in each case setting forth in comparative form the figures for the corresponding period in the prior year and the related statements of income and cash flow for that portion of the Fiscal Year ending as of the close of such Fiscal Quarter, all prepared in accordance with GAAP (subject to absence of footnotes and normal year-end adjustments). Such financial information shall be accompanied by (A) a statement in reasonable detail (each, a “Compliance Certificate”) showing the calculations used in determining compliance with the financial covenant set forth in Section 7.10, if applicable, and (B) including the certification of a Financial Officer of Parent Borrower that (i) such financial information fairly presents, in all material respects in accordance with GAAP (except as approved by accountants or officers, as the case may be, and disclosed in reasonable detail therein, including the economic impact of such exception, and subject to normal year-end adjustments and the absence of footnote disclosure), the financial position, results of operations and statements of cash flows of Parent Borrower and its consolidated Restricted Subsidiaries, on a consolidated basis, as at the end of such Fiscal Quarter and for that portion of the Fiscal Year then ended, and (ii) that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrowers shall deliver to Agent and Lenders, within forty-five (45) days after the end of each of the first three Fiscal Quarters of each Fiscal Year, a management discussion and analysis that includes a comparison of performance for that Fiscal Quarter to the corresponding period in the prior year.

(iii) Annual Audited Financials. To Agent, within ninety (90) days after the end of each Fiscal Year, audited Financial Statements for Parent Borrower and its consolidated Restricted Subsidiaries on a consolidated basis, consisting of balance sheets and statements of income and retained earnings and cash flows, setting forth in comparative form in each case the figures for the previous Fiscal Year, which Financial Statements shall be prepared in accordance with GAAP (except as approved by accountants or officers), as the case may be, and disclosed in reasonable detail therein, including the economic impact of such exception, and certified without qualification as to going-concern or qualification arising out of the scope of the audit, by KPMG LLP, another independent certified public accounting firm of national standing or a firm otherwise reasonably acceptable to Agent. Such Financial Statements shall be accompanied by (i) a Compliance Certificate showing the calculations used in determining compliance with the financial covenant set forth in Section 7.10, if applicable, and (ii) a certification of a Financing Officer of Borrower Representative that no Default or Event of Default has occurred and is continuing as of such time or, if a Default or Event of Default has occurred and is continuing, describing the nature thereof and all efforts undertaken to cure such Default or Event of Default. In addition, Borrower shall deliver to Agent and Lenders, together with such audited Financial Statements delivered pursuant to this clause, a management discussion and analysis that includes a comparison of performance for that Fiscal Year to the corresponding period in the prior year.

(iv) Business Plan. To Agent, as soon as available, but not later than ninety (90) days after the end of each Fiscal Year, an annual business plan for the Borrowers, on a consolidated basis, for the then current Fiscal Year, which (i) includes a statement of all of the material assumptions on which such plan is based, (ii) includes projected quarterly balance sheets, income statements and statements of cash flows for the following year and (iii) integrates sales, gross profits, operating expenses, operating profit, cash flow projections, all prepared on the same basis and in similar detail as that on which operating results are reported (in each case, representing management’s good faith estimates of future financial performance based on historical performance), and including plans for personnel, Capital Expenditures and facilities. The projections and pro forma financial information contained in the materials referenced above will be based upon good faith estimates and assumptions believed by management of Parent Borrower to be reasonable at the time made, it being acknowledged and agreed by the Lenders that (a) such financial information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount, (b) the financial and business projections furnished to Agent or the Lenders are subject to significant uncertainties and contingencies, which may be beyond the control of Parent Borrower and its Subsidiaries and (c) no assurances are given by any of Parent Borrower or its Subsidiaries that the results forecasted in the projections will be realized.

(v) Information required to be delivered pursuant to this Section 5.1 may be delivered by electronic communication pursuant to procedures approved hereunder.

(vi) Default Notices. To Agent and Lenders, as soon as practicable, and in any event within five (5) Business Days after a Financial Officer of any Borrower has actual knowledge of the existence of any Default, or Event of Default, telephonic or fax or electronic notice specifying the nature of such Default or Event of Default, including the anticipated effect thereof, which notice, if given telephonically, shall be promptly confirmed in writing on the next Business Day.

(vii) SEC Filings and Press Releases. To Agent and Lenders, promptly upon their becoming available, copies of: (i) all Financial Statements, annual, regular, and periodic reports and proxy statements made publicly available by any Credit Party to its stockholders (in their capacity as such), generally; and (ii) all regular and periodic reports and all registration statements and prospectuses, if any, filed by any Credit Party with any securities exchange or with the SEC.

(viii) Litigation. To Agent in writing, promptly upon learning thereof, notice of any Litigation commenced or threatened in writing against any Credit Party that (i) could reasonably be expected to result in damages in excess of $2,500,000 (net of insurance coverages for such damages), (ii) seeks injunctive relief which, if granted, could reasonably be expected to have a Material Adverse Effect or (iii) could otherwise reasonably be expected to have a Material Adverse Effect.

(ix) Insurance Notices. To Agent, disclosure of losses or casualties required by Section 6.4 in an amount in excess of $2,500,000 covered by insurance.

(x) Other Documents. To Agent for distribution to Lenders, such other financial and other information respecting any Credit Party’s or any Subsidiary of any Credit Party’s business or financial condition as Agent shall from time to time reasonably request.

(xi) Lender Calls. Annually, at a time mutually agreed with Agent and Parent Borrower that is promptly after the delivery of the information required pursuant to clause (c) above, unless otherwise agreed by the Requisite Lenders, participate in a conference call for Lenders to discuss the financial condition and results of operations of Borrowers and their Subsidiaries for the most recently-ended Fiscal Year for which financial statements have been delivered.

(xii) Environmental Matters. To Agent, notice of any matter under any Environmental Law that has resulted or is reasonably expected to result in a Material Adverse Effect, including arising out of or resulting from the commencement of, or any material adverse development in, any litigation or proceeding affecting any Credit Party or any Restricted Subsidiary and arising under any Environmental Law.

(xiii) ERISA/Pension Matters. To Agent, notice of the occurrence of any ERISA Event that has resulted or could reasonably be expected to result in a liability of the Borrowers and the Restricted Subsidiaries in an aggregate amount exceeding $2,500,000.

(xiv) Lease Default Notices. To Agent, within five (5) Business Days after receipt thereof, copies of any and all default notices received under or with respect to any leased location or warehouse where Eligible Equipment Collateral is located.

(xv) Change of Name; etc. Parent Borrower agrees to notify Agent in writing promptly, but in any event within 10 days (or such longer period as Agent may agree in its discretion), after any change in (i) the legal name of any Credit Party, (ii) the identity or type of organization or corporate structure of such Credit Party, or (iii) the jurisdiction of organization of such Credit Party.

(b) Collateral Reporting. Each Credit Party executing this Agreement hereby agrees that, from and after the Closing Date and until the Termination Date, it shall deliver (or cause to be delivered) to Agent, as required, the following documents and reports (including Borrowing Base Certificates in the form of Exhibit 5.2) at the times, to the Persons and in the manner set forth below:

(i) To Agent, and in any event no less frequently than on the twentieth day of each Fiscal Month commencing with the Fiscal Month ending November 30, 2013 during the term of this Agreement, each of the following reports, each of which shall be prepared by the Borrowers as of the last day of the immediately preceding month; provided, however, that if a Cash Dominion Period has occurred and is continuing (or if Parent Borrower elects, so long as the frequency of delivery is maintained by Parent Borrower for the immediately following twenty (20) calendar day period after the delivery of the first Borrowing Base Certificate so delivered), then the following shall be delivered no less frequently than 12:00 p.m. (New York time) on the third Business Day of each week:

(i) a Borrowing Base Certificate accompanied by such supporting detail and documentation as shall be reasonably requested by Agent, in its Permitted Discretion; and

(ii) on the date of the delivery of monthly Borrowing Base Certificates only (A) a monthly trial balance showing Accounts outstanding aged from due date as follows: 1 to 90 days, 91 to 120 days and 121 days or more, accompanied by such supporting detail (including invoice date) and documentation as shall be reasonably requested by Agent in its Permitted Discretion and (B) a monthly trial balance showing Railcar Receivables generated for such month and (C) a reconciliation of actual Railcar Receivables reported by AAR, or any successor thereto, to Greenbrier Leasing Company LLC or to a U.S. Borrower in the latest “car-hire report” against the trial balance for such month that was reported in compliance with sub-clause (B) above;

(ii) To Agent, on a monthly basis except to the extent that the Borrowing Base is being delivered on a weekly basis, and in that instance reports in connection with clause (a) above shall then be delivered on a weekly basis, together with such supporting detail and documentation as shall be reasonably requested by Agent in its Permitted Discretion each of which shall be prepared by Borrowers as of the last day of the immediately preceding month (or such other time as may be requested by Agent);

(iii) To Agent, at the time of delivery of each of the Financial Statements delivered pursuant to Section 5.1, an aging of accounts payable, accompanied by such supporting detail and documentation as shall be reasonably requested by Agent in its Permitted Discretion.

(iv) To Agent, at the time of delivery of each of the quarterly or annual Financial Statements delivered pursuant to Section 5.1, a list of any application for the registration of any Patent, Trademark or Copyright filed by any Credit Party with the United States Patent and Trademark Office, or United States Copyright Office, respectively, or any successor office or agency in the prior Fiscal Quarter;

(v) Borrowers shall pay all reasonable fees incurred by Agent and Co-Collateral Agents in connection with (i) one (1) appraisal of Equipment and Rolling Stock (which, with respect to Railcars will be in the nature of limited inspections consistent with past practices) that is part of the Borrowing Base per calendar year and (ii) one (1) field examinations per calendar year; provided, that at any time after the date on which Availability has been less than the greater of 17.5% of the Available Credit and $35,000,000, for five consecutive Business Days during such calendar year, one (1) additional field exam and one (1) additional appraisal of Equipment and Rolling Stock that is part of the Borrowing Base will be permitted in such calendar year (each at the expense of the Borrowers) and (ii) at any time during the continuation of an Event of Default, field examinations and appraisals of Equipment and Rolling Stock may be conducted (each at the expense of the Borrowers) as frequently as determined by Agent and Co-Collateral Agents in their reasonable discretion; provided, further; that notwithstanding anything to the contrary Agent and Co-Collateral Agents may conduct additional appraisals and field examinations in the exercise of their Permitted Discretion at each of their own cost and expense;

(vi) To Agent, on the date of the delivery of monthly Borrowing Base Certificates, notice of any opening of a new location owned or leased by a U.S. Borrower (including, without limitation, rail yards, rail ramps or other terminals (including container terminals) at which Rolling Stock then constituting U.S. Borrowing Base Collateral with a value in excess of $500,000 may be stored, notice of such location; and

(vii) Such other reports, statements and reconciliations (including reconciliations of Accounts, Equipment and Rolling Stock from general ledger to financial statements to Borrowing Base) with respect to the Borrowing Base, Collateral or Obligations of any or all Credit Parties as Agent or any Co-Collateral Agent shall from time to time reasonably request.

Section 20. AFFIRMATIVE COVENANTS

Each Credit Party executing this Credit Agreement agrees as to itself and its Restricted Subsidiaries that from and after the Closing Date and until the Termination Date:

(a) Maintenance of Existence and Conduct of Business. Except as otherwise permitted under Section 7.1 or 7.8, each Credit Party shall, and shall cause each Restricted Subsidiary to, do or cause to be done all things necessary to (a) preserve and keep in full force and effect (i) its corporate existence (except, as to Persons other than Credit Parties, where the failure to do so could not reasonably be expected to result in a Material Adverse Effect) and (ii) its material rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder (including under Section 7.5); and (c) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear and except for casualties and condemnations) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices, except, in each case, referred to in this Section 6.1(a)(ii), (b) and (c) where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

(b) Payment of Charges and Taxes.

(i) Subject to Section 6.2(b), each Credit Party shall pay and discharge or cause to be paid and discharged promptly all material Charges, Taxes and claims payable by it, including: (i) material Charges and Taxes imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all material Charges with respect to tax, social security, employer contributions and unemployment withholding with respect to its employees; (ii) lawful claims for labor, materials, supplies and services or otherwise; and (iii) all material storage or rental charges payable to warehousemen or bailees at which Eligible Equipment is located, in each case, before any thereof shall become past due, in each case, which the non-payment of such Charge, Tax or claim could give rise to a material Lien (other than Permitted Encumbrances).

(ii) Each Credit Party may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, Taxes or claims described in Section 6.2(a) and not pay or discharge such Charges, Taxes or claims while so contested; provided, that (i) adequate reserves with respect to such contest are maintained on the books of such Credit Party, in accordance with GAAP and (ii) the failure to make such payment could not reasonably be expected to result in a Material Adverse Effect.

(c) Books and Records. Each Credit Party shall keep adequate books and records with respect to its business activities in which proper entries, reflecting all material financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements delivered pursuant to Section 4.4.

(d) Insurance; Damage to or Destruction of Collateral.

(i) Borrowers will, and will cause each Restricted Subsidiary to, maintain, with financially sound and reputable insurance companies insurance in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). The Borrowers will furnish to Agent, upon written request, information in reasonable detail as to the insurance so maintained

(ii) Borrowers will, and will cause each Restricted Subsidiary to, at all times keep its property which constitutes Collateral insured, and all policies or certificates (or certified copies thereof) with respect to such insurance (i) shall be endorsed to Agent’s reasonable satisfaction for the benefit of Agent (including, without limitation, by naming Agent as loss payee and/or additional insured) and (ii) shall state that such insurance policies shall not be canceled without at least thirty (30) days’ prior written notice thereof by the respective insurer to Agent (or at least ten (10) days’ prior written notice in the case of non-payment of premium).

(iii) If Borrowers or any Restricted Subsidiary shall fail to maintain insurance in accordance with this Section 6.4, Agent shall have the right, upon ten (10) days’ prior notice to Borrowers (but shall be under no obligation), to procure such insurance and Borrowers agree to reimburse Agent for all reasonable costs and reasonable out-of-pocket expenses of procuring and maintaining such insurance.

(iv) Sections 6.4(b) and (c) shall only apply to insurance in respect of assets included in the Collateral; provided, however, Sections 6.4(b) and (c) shall not apply to credit insurance.

(e) Compliance with Laws. Each Credit Party shall, and shall cause each Restricted Subsidiary to, comply in all material respects with all applicable provisions of law of any Governmental Authority.

(f) PATRIOT Act. No Credit Party or any Subsidiary thereof is in breach of or is the subject of any action or investigation under the PATRIOT Act.

(g) Intellectual Property. Each Credit Party shall, and shall cause each Restricted Subsidiary to, (a) conduct its business without knowingly infringing any Intellectual Property of any other Person which infringement could reasonably be expected to result in damages in excess of $150,000, and (b) comply in all material respects with the obligations under its material Licenses.

(h) Environmental Matters. Except where the failure to do so would not result in a Material Adverse Effect, each Credit Party shall, and shall cause the Restricted Subsidiaries to:

(i) comply in all material respects with, and use commercially reasonable efforts to ensure compliance in all material respects by all tenants and subtenants, if any, with, all applicable Environmental Laws, and obtain and comply in all material respects with and maintain, and use commercially reasonable efforts to ensure that all tenants and subtenants obtain and comply in all material respects with and maintain, any and all Environmental Permits, except in each case, where the failure to do so could not reasonably be expected to have a Material Adverse Effect, and

(ii) conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.

(i) [Reserved].

(j) Further Assurances. Each Credit Party executing this Agreement agrees that it shall and shall cause each applicable Subsidiary to, at such Credit Party’s reasonable expense and upon the reasonable request of Agent, duly execute and deliver, or cause to be duly executed and delivered, to Agent such further instruments and take all such further actions (including the authorization of filing and recording of Code financing statements, fixture filings, and other documents, in each case to the extent reasonably requested by Agent), which may be required under any applicable law, or which Agent may reasonably request, to effectuate the transactions contemplated by the Loan Documents or to grant, preserve, protect or perfect the Liens created by the Collateral Documents (other than Liens on Rolling Stock not constituting U.S. Borrowing Base Collateral at such time) or the validity or priority of any such Liens, all at the reasonable expense of the Credit Parties and to the extent required by the Loan Documents. With respect to any Acquisition of assets (including in connection with a Permitted Acquisition), if any asset acquired therein or thereby is requested to be included in the Borrowing Base, Agent and Co-Collateral Agents shall have completed its review of such assets, including, without limitation, field examinations, audits, appraisals and other due diligence as Agent and Co-Collateral Agents shall in their Permitted Discretion require; it being acknowledged and agreed that, (1) such additional assets, if any, to be included in the Borrowing Base may be subject to Reserves with respect thereto in Agent’s Permitted Discretion, and (2) prior to the inclusion of any additional assets in the Borrowing Base, all actions shall have been taken to ensure that Agent has a perfected and continuing first-priority security interest in and Lien on such assets (subject to a Permitted Encumbrance which does not have priority over the Lien in favor of Agent (other than with respect to Equipment and Rolling Stock, Liens in favor of any bailee, landlord, warehouseman, mechanic or other non-consensual Lien arising by operation of law (provided that either (x) the holder of such Permitted Encumbrance has waived or subordinated such Permitted Encumbrance to Agent’s reasonable satisfaction pursuant to a landlord waiver, bailee letter or comparable agreement or (y) a rent or other reserve has been established by Agent in the exercise of its Permitted Discretion, which reserve, with respect to landlord Liens shall not be in excess of three (3) months’ rent (or for such longer time period that is determined by Agent in its Permitted Discretion as reasonably necessary to protect and/or realize upon the Collateral)).

(k) ERISA Matters. Each Credit Party executing this Agreement agrees that it shall and shall cause each other Credit Party and each Restricted Subsidiary to timely make all contributions, pay all amounts due, and otherwise perform such actions necessary to prevent the imposition of any Liens under ERISA or Section 412 of the IRC (each an “ERISA Lien”).

(l) New Subsidiaries.

(i) Within thirty (30) Business Days of the formation of any Restricted Subsidiary, acquisition of a Restricted Subsidiary or at any time a Subsidiary becomes a Restricted Subsidiary,

Borrowers shall notify Agent of such event and, promptly thereafter (and in any event within 30 days or such longer period as Agent may agree) cause each such new Restricted Subsidiary (that is not an Excluded Subsidiary for purposes of clauses (i) and (ii) below) to (i) join this Agreement as a Credit Party by providing to Agent and Co-Collateral Agent a joinder agreement, in form and substance reasonably satisfactory to Agent (which joinder agreement will specify whether such new Credit Party will be a “Borrower” hereunder), (ii) deliver to Agent a Guaranty, a supplement to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, and such other security documents related to personalty, together with appropriate financing statements, all in form and substance reasonably satisfactory to Agent reasonably requested by Agent, together with appropriate financing statements, all in form and substance reasonably satisfactory to Agent, (iii) with respect to all new Restricted Subsidiaries (for the avoidance of doubt, including Excluded Subsidiaries) that are directly owned in whole or in part by a Credit Party, provide to Agent a supplement to the U.S. Security Agreement or the Canadian Security Agreement, as applicable, providing for the pledge of the Capital Stock in such new Restricted Subsidiary owned by it (or, in the case of the pledge under the U.S. Security Agreement of a Foreign Subsidiary, sixty-five percent (65%) of the total combined voting power of all classes of the issued and outstanding voting Capital Stock of such Foreign Subsidiary and one-hundred percent (100%) of the non-voting Capital Stock of such Foreign Subsidiary, in each case to the extent that such Capital Stock does not constitute Excluded Property (as defined in the relevant security document)), as shall be requested by Agent together with appropriate certificates and powers or financing statements under the Code or the PPSA, as applicable, or (other than with respect to Rolling Stock not constituting U.S. Borrowing Base Collateral at such time) other applicable personal property or moveable property registries or other documents necessary to perfect such pledge, in form and substance reasonably satisfactory to Agent, and (iv) provide to Agent all other customary and reasonable documentation, including one or more opinions of counsel reasonably satisfactory to Agent, which in its opinion is appropriate and customary with respect to such execution and delivery of the applicable documentation referred to above. Upon execution and delivery of the joinder agreement by each new Restricted Subsidiary, such Restricted Subsidiary shall become a Credit Party hereunder with the same force and effect as if originally named as a Credit Party herein. The execution and delivery of the joinder agreement shall not require the consent of any Credit Party or Lender hereunder. The rights and obligations of each Credit Party hereunder shall remain in full force and effect notwithstanding the addition of any Credit Party hereunder. For the avoidance of doubt, no Foreign Subsidiary shall execute a Guaranty.

(ii) Notwithstanding anything to the contrary contained herein, neither Borrower nor any Subsidiary of any Borrower shall be required to execute and deliver any joinder agreement, Guaranty, Collateral Document or any other document or grant a Lien in any Capital Stock or other property held by it if such action (A) is restricted or prohibited by general statutory limitations, financial assistance, corporate benefit, fraudulent preference, “thin capitalization” rules or similar principles, (B) is not within the legal capacity of Borrowers or such Subsidiary or would conflict with the fiduciary duties of its directors or contravene any legal prohibition or result in personal or criminal liability on the part of any officer or (C) for reasons of cost, legal limitations or other matters is unreasonably burdensome in relation to the benefits to the Lenders of such Borrower’s or such Subsidiary’s guaranty or security.

(m) Designation of Subsidiaries. A Financial Officer of Borrower Representative may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after such designation, no Default or Event of Default shall have occurred and be continuing, (b) the Borrowers shall be in pro forma compliance with the financial covenant set forth in Section 7.10 whether or not then in effect, (c) after giving effect to such designation, no Unrestricted Subsidiary may own any Capital Stock of a Subsidiary other than an Unrestricted Subsidiary, (d) no Unrestricted Subsidiary may guaranty any Indebtedness of any Credit Party or any Restricted Subsidiary, (e) neither any Borrower nor any Restricted Subsidiary may guaranty any Indebtedness of any Unrestricted Subsidiary and (f) no Subsidiary may be designated as an Unrestricted

Subsidiary if it is a “restricted subsidiary” for the purpose of other material indebtedness of the Borrower and its Restricted Subsidiaries; provided, further, that solely in connection with the implementation of the Nexus Unrestricted Structure Transaction, any member of the Nexus Unrestricted Group may be designated as an Unrestricted Subsidiary without compliance with clause (a) or (b) of the proviso above (and, for the avoidance of doubt, such designations may be made in advance of the consummation of the Nexus Unrestricted Structure Transaction). The designation of any Subsidiary as an Unrestricted Subsidiary shall constitute an Investment by Borrowers or the relevant Restricted Subsidiary (as applicable) therein at the date of designation in an amount equal to the fair market value of all of such Person’s assets and the Investment resulting from such designation must otherwise be in compliance with Section 7.2. The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute the incurrence at the time of designation of any Indebtedness or Liens of such Subsidiary existing at such time. With respect to the assets of Unrestricted Subsidiaries and Restricted Subsidiaries that are Credit Parties being included in the calculation of the Borrowing Base, (a) if a Restricted Subsidiary is designated by Borrowers as an Unrestricted Subsidiary, the assets of such Subsidiary shall immediately be excluded from the Borrowing Base, and (b) if an Unrestricted Subsidiary is designated by Borrowers as a Restricted Subsidiary after the Closing Date, then the assets of such Subsidiary shall not be included in the calculation of the Borrowing Base until (i) Agent consents (such consent not to be unreasonably withheld) to such inclusion (except to the extent such Subsidiary’s assets were previously included in the Borrowing Base) and (ii) Agent has received satisfactory appraisals and field exams with respect to the assets of such Subsidiary, if applicable, as reasonably required by Agent and (iii) the Credit Parties have complied with Section 6.12(a) with respect to such Subsidiary. As of the Closing Date, the Unrestricted Subsidiaries of the Borrowers are set forth on Schedule (6.13). No Subsidiary, other than a member of the Nexus Unrestricted Group, that is a Restricted Subsidiary on the Closing Date may be designated as an Unrestricted Subsidiary at any time. In the event that any member of the Nexus Unrestricted Group is designated an Unrestricted Subsidiary prior to the consummation of the Nexus Acquisition, but the Nexus Acquisition is consummated pursuant to the Nexus Restricted Structure Transaction, then upon the date of the Nexus Acquisition, such Persons shall automatically be redesignated as Restricted Subsidiaries.

(n) Post-Closing Matters. Execute and deliver the documents and complete the tasks set forth on Schedule (6.14), in each case within the time limits specified on such schedule, as such time limits may be extended from time to time by Agent in its reasonable discretion.

(o) Use of Proceeds. All proceeds of the Loans shall be used as provided in Section 2.4.

(p) Driver Payables. Pay before the same become delinquent all Driver Payables, except to the extent that the non-payment thereof could give rise to a Lien in an aggregate amount not to exceed $500,000.

(q) Rolling Stock.

(i) Each U.S. Borrower shall at all times maintain records with respect to Rolling Stock Collateral reasonably satisfactory to Agent, keeping correct, detailed and accurate records describing the Rolling Stock Collateral and such U.S. Borrower’s cost therefor. With respect to each Railcar, U.S. Borrowers shall maintain (i) the documents and other written information originally furnished by the manufacturer and/or seller thereof, (ii) the documents or other data maintained (or required to be maintained) pursuant to the terms of the lease thereof and (iii) the documents or other data maintained (or required to be maintained) pursuant to the terms of applicable laws.

(ii) Prior to the date that any Rolling Stock Collateral is included in the U.S. Borrowing Base, with respect to the Rolling Stock Collateral subject to certificates of title, the U.S. Borrowers shall have submitted applications to the relevant state agencies for lien notations in Agent’s name with respect to such certificates of title of such Rolling Stock Collateral and delivered, promptly after its receipt of certificates of title noting Agent’s interest, all such certificates of title to Agent, unless Agent consents that a third-party administrator acceptable to Agent may retain such certificates of title after having entered into a required custody agreement in favor of Agent; provided that, in those states where submitting an application to have a Lien noted on a certificate of title for any Rolling Stock Collateral is not sufficient to perfect such Lien under the applicable state law, then in addition, Agent shall have received evidence that Agent’s Lien with respect to such Rolling Stock Collateral has been noted on the certificate of title, except as Agent may otherwise agree.

(iii) Unless and until Agent may direct otherwise, the following items of Rolling Stock Collateral shall be located only at the Fort Worth, Texas, Jacksonville, Florida and Dublin, Ohio offices of Pacer International and its Subsidiaries or such other location that is reasonably acceptable to Agent: (i) any manufacturers’ statements of origin or manufacturers’ certificates of origin and other certificates, statements, bills of sale or other evidence of the transfer to or ownership of any U.S. Borrower of any of the Rolling Stock Collateral; and (ii) any certificates of title at any time issued under the laws of any State or other jurisdiction with respect to any of the Rolling Stock Collateral. In addition, and not in limitation of the rights of Agent hereunder, promptly upon Agent’s request, Agent may require delivery of the documents identified in the prior sentence to it or to such third party as Agent may specify.

(iv) Each U.S. Borrower will keep the Rolling Stock Collateral of such Borrower only at the locations reasonably acceptable to Agent (except for, in each case: (i) Rolling Stock out for repair; (ii) Rolling Stock in transit between locations, (iii) Rolling Stock Collateral in “over the road use” or “over the rail use” retained for the purpose of loading or unloading, fueling, driver scheduling and compliance with hours of service, and other customary trucking or rail use and (iv) Railcars placed in the Interchange System.

(v) The U.S. Borrowers shall not allow the name of any Person (other than the name “BRAN”) to be placed on any Railcar or Chassis as a designation that might be interpreted as a claim of ownership without the consent of the Agent, which consent shall not be unreasonably withheld.

(vi) In the event a Credit Party acquires a Railcar from a seller other than the relevant manufacturer thereof and other than from a lessor of such Railcar under a sale/leaseback with such Credit Party upon the termination of the related lease, deliver to Agent a physical inspection report of an independent inspector, which report shall set forth, among other things, any material unrepaired damage or maintenance deficiencies and the total number of hours and miles with respect to such Railcar.

Section 21. NEGATIVE COVENANTS

Each Credit Party executing this Agreement agrees as to itself and all of its Restricted Subsidiaries that from and after the Closing Date until the Termination Date:

(a) Mergers, Fundamental Changes, Etc. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, directly or indirectly, by operation of law or otherwise, enter into any merger, consolidation or amalgamation, or liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or Dispose of all or substantially all of its property or business, except that:

(i) Any Borrower may be merged, amalgamated or consolidated with or into another Borrower; provided that in all mergers, amalgamations or consolidations involving Parent Borrower, Parent Borrower shall be the continuing or surviving entity;

(ii) any Restricted Subsidiary of a Borrower may be merged, amalgamated or consolidated with or into a Borrower (provided that such Borrower shall be the continuing or surviving entity) or with or into any Subsidiary Guarantor (provided that such Subsidiary Guarantor shall be the continuing or surviving entity);

(iii) any Subsidiary of a Borrower that is not a Subsidiary Guarantor may be merged, amalgamated or consolidated with or into any other Subsidiary of a Borrower that is not a Subsidiary Guarantor; provided that if one Subsidiary to such merger, amalgamation or consolidation is a Wholly Owned Subsidiary, the Wholly Owned Subsidiary shall be the continuing or surviving entity;

(iv) any U.S. Borrower may Dispose of any or all of its assets to another U.S. Borrower, any Canadian Borrower may Dispose of any or all of its assets to another Borrower and any Subsidiary of a Borrower may Dispose of any or all of its assets (i) to a Borrower or any Subsidiary Guarantor (upon voluntary liquidation or otherwise), (ii) to a Subsidiary that is not a Subsidiary Guarantor if the Subsidiary making the Disposition is not a Subsidiary Guarantor; provided that any such Disposition by a Wholly Owned Subsidiary must be to a Wholly Owned Subsidiary, or (iii) pursuant to a Disposition otherwise permitted by Section 7.8;

(v) any Investment (including any Permitted Acquisition) expressly permitted by Section 7.2 may be structured as a merger, consolidation or amalgamation;

(vi) any Subsidiary may be dissolved or liquidated so long as any Dispositions of assets of such Person in connection with such liquidation or dissolution would be to Persons entitled to receive such assets; and

(vii) Pacer International and its Restricted Subsidiaries may consummate Permitted Restructuring Transactions.

(b) Investments; Loans and Advances. No Credit Party shall, or shall permit any of the Restricted Subsidiaries to, directly or indirectly, make any advance, loan, extension of credit (by way of guaranty or otherwise) or capital contribution to, or purchase any stock, bonds, notes, debentures or other debt securities of, or any assets constituting a business unit of, or make any other investment in, any Person (all of the foregoing, “Investments”), except:

(i) extensions of trade credit granted in the ordinary course of business;

(ii) Investments in Cash Equivalents in connection with the cash management activities of Borrowers and their Subsidiaries;

(iii) loans and advances to officers, directors and employees of any Group Member in the ordinary course of business (including for travel, entertainment and relocation expenses) in an aggregate amount for all Group Members not to exceed $5,000,000 at any one time outstanding;

(iv) intercompany Investments among the Credit Parties;

(v) (i) intercompany Investments by Subsidiaries which are not Credit Parties in Credit Parties, (ii) intercompany Investments by Subsidiaries which are not Credit Parties in other Subsidiaries which are not Credit Parties (including, without limitation, Foreign Subsidiaries), (iii) intercompany Investments by Credit Parties in Subsidiaries which are not Credit Parties (including, without limitation, Permitted Acquisitions of Persons that do not become Subsidiary Guarantors following the Closing Date), in an aggregate amount not to exceed, at the time made, the greater of (when combined with Permitted Acquisitions made in reliance on the dollar basket contained in clause (b) of the definition thereof) ~~$20,000,000~~(x) $50,000,000 and (y) 3.5% of consolidated net total assets of the Parent Borrower and its Restricted Subsidiaries at such time and (iv) subject to Pro Forma Compliance with the Restricted Conditions, intercompany Investments by Credit Parties in Subsidiaries which are not Credit Parties (including, without limitation, Unrestricted Subsidiaries);

(vi) subject to Pro Forma Compliance with the Restricted Conditions, Permitted Acquisitions and other Investments (other than Acquisitions);

(vii) Investments in the ordinary course of business consisting of endorsements of instruments for collection or deposit;

(viii) Investments existing on, or contemplated as of, the Closing Date and listed on Schedule (7.2);

(ix) Investments received in connection with the bankruptcy or reorganization of suppliers or customers and in settlement of delinquent obligations of, and other disputes with, customers arising in the ordinary course of business or upon foreclosure with respect to any secured Investment or other transfer of title with respect to any secured Investment and Investments received in satisfaction or partial satisfaction of trade receivable from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(x) Investments to the extent that payment for such Investments is made solely with Qualified Capital Stock or common Capital Stock of Parent Borrower;

(xi) Investments constituting non-cash proceeds of sales, transfers and other dispositions of assets to the extent permitted by Section 7.8;

(xii) Investments by a Credit Party or a Restricted Subsidiary resulting from a disposition of stock or assets by another Credit Party or Restricted Subsidiary permitted by Section 7.1 or 7.8;

(xiii) advances of payroll payments to its employees in the ordinary course of business in an amount not to exceed $5,000,000 at any time;

(xiv) Guarantied Obligations of any Credit Party or any Restricted Subsidiary of leases or of other obligations that do not constitute Indebtedness, in each case entered into in the ordinary course of business;

(xv) Investments of a Restricted Subsidiary acquired after the Closing Date or of any Person merged or amalgamated into any Credit Party or merged, amalgamated or consolidated with a Restricted Subsidiary in accordance with Section 7.1 or 7.2 after the Closing Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(xvi) Investments constituting Guarantied Obligations of Indebtedness to the extent such Indebtedness is permitted under Section 7.3;

(xvii) loans and advances to any direct or indirect parent of any Borrower in lieu of, and not in excess of the amount of, Restricted Payments to the extent permitted to be made to such parent in accordance with Section 7.13, subject to the limitations contained therein;

(xviii) Investments in respect of Swap Contracts permitted under Section 7.16;

(xix) loans and advances to independent contractors, owner-operators, drivers and carriers in an amount not to exceed $5,000,000 at any time;

(xx) other Investments by Credit Parties in an aggregate amount not to exceed $5,000,000;

(xxi) other Investments by a Credit Party or a Restricted Subsidiary resulting from (i) a payment or prepayment of Indebtedness to the extent permitted by Section 7.12 and (ii) a Restricted Payment to the extent permitted by Section 7.13; ~~and~~

(xxii) non-cash Investments made by the Pacer International and its Restricted Subsidiaries in connection with Permitted Restructuring Transactions;

(w) solely in connection with the implementation of the Nexus Unrestricted Structure Transaction, any member of the Nexus Unrestricted Group may be designated as an Unrestricted Subsidiary (and/or the equity interests thereof may be transferred to an Unrestricted Subsidiary), subject, in each case, to compliance with Section 6.13 (except as provided therein);

(x) the Nexus Acquisition; and

(y) Investments in the Nexus Unrestricted Group of the Net Cash Proceeds of any Post Restatement Effective Date Stock Issuance or Post Restatement Effective Date Debt Issuance the Net Cash Proceeds of which are required to be used to repay Nexus Loans pursuant to the terms thereof (as described in the Nexus Commitment Letter).

(c) Indebtedness. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Indebtedness, except (without duplication):

(i) Indebtedness of any Credit Party pursuant to any Loan Document;

(ii) Indebtedness of any Credit Party under the Existing Senior Notes and any Refinancing Indebtedness with respect thereto;

(iii) (i) unsecured Indebtedness of any Credit Party owed to any other Credit Party, and (ii) other unsecured Indebtedness among Borrowers and their Subsidiaries to the extent constituting an Investment permitted under Section 7.2(e) or Section 7.2(v) (provided that with respect to any such Indebtedness, to the extent constituting an Investment permitted under Section 7.2(v), no cash payment shall be required to be made from a Credit Party to a Subsidiary that is not a Credit Party and any such Indebtedness shall be subordinated to the Obligations);

(iv) Indebtedness outstanding on the Closing Date and listed on Schedule 7.3(d) and any Refinancing Indebtedness with respect thereto;

(v) Indebtedness incurred in the ordinary course of business in connection with cash pooling, netting and cash management arrangements consisting of overdrafts or similar arrangements;

provided that any such Indebtedness does not consist of Indebtedness for borrowed money and is owed to the financial institutions providing such arrangements and such Indebtedness is extinguished in accordance with customary practices with respect thereto;

(vi) Capital Lease Obligations and purchase money Indebtedness of Borrowers or any of the Restricted Subsidiaries in an aggregate amount together with Indebtedness incurred under clause (v) below, not to exceed $100,000,000 at any one time outstanding;

(vii) Indebtedness in respect of Swap Contracts permitted under Section 7.16;

(viii) Indebtedness; provided that (i) such Indebtedness is assumed (or acquired) in connection with a Permitted Acquisition, (ii) it was not incurred in contemplation of the applicable Permitted Acquisition, (iii) if secured, such Indebtedness is secured only by assets of the Person acquired pursuant to, or the assets acquired in, any Permitted Acquisition, and (iv) after giving effect to the incurrence of such Indebtedness in each case, the Borrowers shall be in Pro Forma Compliance with the Restricted Conditions;

(ix) Indebtedness arising out of the issuance of surety, stay, customs or appeal bonds, performance bonds and performance and completion guaranties, in each case incurred in the ordinary course of business;

(x) Indebtedness consisting of the financing of insurance premiums in the ordinary course of business with the providers of such insurance or their Affiliates;

(xi) Indebtedness owed to (including in respect of letters of credit for the benefit of) any Person in connection with workers’ compensation, health, disability, or other employee benefits or property, casualty or liability insurance provided by such Person to the Borrowers or any Subsidiary pursuant to reimbursement or indemnification obligations to such Person, in each case, in the ordinary course of business;

(xii) Indebtedness incurred in respect of credit cards, credit card processing services, debit cards, or cash management services, in each case, incurred in the ordinary course of business;

(xiii) Indebtedness arising in connection with endorsement of instruments for deposit in the ordinary course of business;

(xiv) Indebtedness in respect of any bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities entered into in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the payment of such guarantees, such obligations are reimbursed within 30 days following such drawing or incurrence and provided, further, that the outstanding amount of Indebtedness under any such bankers’ acceptance, bank guarantees, letter of credit, warehouse receipt or similar facilities shall not exceed $20,000,000 at any one time outstanding;

(xv) Guarantied Obligations incurred by (A) any Credit Party or their Restricted Subsidiaries in respect of Indebtedness of any Credit Parties that is permitted to be incurred under this Agreement or of other obligations of Credit Parties not prohibited by the terms of this Agreement and (B) any Restricted Subsidiary that is not a Credit Party in respect of Indebtedness of any Restricted Subsidiary that is permitted to be incurred under this Agreement;

(xvi) Guarantied Obligations (A) incurred in the ordinary course of business in respect of obligations of (or to) suppliers, customers, transportation or service providers and licensors or (B) otherwise constituting Investments permitted by Section 7.2;

(xvii) Indebtedness in respect of Swap Contracts permitted under Section 7.16;

(xviii) Indebtedness secured by assets not contained in the Borrowing Base or on a junior basis to the Liens securing the Obligations, collectively, in an aggregate amount not to exceed $50,000,000; provided that (i) if such Indebtedness is assumed in connection with a Permitted Acquisition, (x) it was not incurred in contemplation of the applicable Permitted Acquisition and (y) if secured, such Indebtedness is secured only by assets of the Person acquired pursuant to, or the assets acquired in, any Permitted Acquisition, (ii) such Indebtedness shall not mature earlier than the date that is ninety-one (91) days after the Commitment Termination Date, (iii) after giving effect to the incurrence of such Indebtedness no Default or Event of Default exists and no Cash Dominion Period exists and (iii) Liens securing such Indebtedness are secured on a junior basis to the Liens securing the Obligations and are subject to the terms of an intercreditor agreement satisfactory in form and substance to Agent;

(xix) unsecured Indebtedness arising from agreements providing for indemnification, adjustment of purchase price, earn-out or similar obligations, in each case, incurred or assumed in connection with the acquisition or disposition of any business, assets or Capital Stock permitted hereunder;

(xx) unsecured Indebtedness for seller notes in connection with a Permitted Acquisition;

(xxi) other unsecured Indebtedness, provided that ~~(i) such Indebtedness shall not mature earlier than the date that is ninety-one (91) days after the Commitment Termination Date and if such Indebtedness is in the nature of “term loans” has an amortization rate not greater than 1.00% per annum prior to the date that is ninety-one (91) days after the Commitment Termination Date, (ii)~~ after giving effect to the incurrence of such Indebtedness no Default or Event of Default exists and no Cash Dominion Period exists ~~and (iii) that such Indebtedness shall not require any amortization or payment (other than required offers to purchase resulting from the occurrence of a “change of control” or an “asset sale” or other “asset disposition”) earlier than the date that is ninety-one (91) days after the Commitment Termination Date~~;

(xxii) Indebtedness secured by real estate, improvements and related assets; provided that at the time of the incurrence of such Indebtedness, the principal amount of such Indebtedness does not exceed 100% of the value of the real estate and improvements securing such Indebtedness, as determined by Parent Borrower in good faith and the aggregate amount of such Indebtedness together with Indebtedness incurred under clause (f) above, shall not exceed $100,000,000 at any one time outstanding;

(xxiii) Indebtedness of Foreign Subsidiaries owing to unrelated third-parties in an aggregate principal amount not to exceed $10,000,000 at any time outstanding; provided that such Indebtedness shall be non-recourse to the Credit Parties; ~~and~~

(xxiv) additional unsecured Indebtedness not otherwise permitted hereunder not exceeding an aggregate principal amount of $25,000,000 at any one time outstanding~~.~~; and

(y) Solely in connection with either (I) the implementation of the Nexus Restricted Structure Transaction or (II) the re-designation of the Nexus Borrower (and its Subsidiaries and parent holdcos) as Restricted Subsidiaries and the repayment of the Nexus Loans after the consummation of the Nexus Unrestricted Structure Transaction, the Nexus Transaction Notes (which, for the avoidance of doubt, may be issued prior to the consummation of the Nexus Acquisition) in an aggregate principal amount not to exceed $645,000,000.

(d) Affiliate Transactions. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, enter into any transaction of any kind with any Affiliate of any Borrower or the Restricted Subsidiaries other than (a) transactions among Credit Party and their Subsidiaries, (b) transactions on fair and reasonable terms no less favorable to such Credit Parties or such Restricted Subsidiary as would be obtainable by such Credit Party or such Restricted Subsidiary in a comparable arm’s-length transaction with a Person other than an Affiliate, (c) the payment of fees and expenses in connection with the consummation of the Related Transactions, (d) loans and other transactions by the Credit Parties and their Subsidiaries to the extent not prohibited by this Agreement, and any Investments permitted by Section 7.2, (e) entering into employment and severance arrangements between such Borrower and the Restricted Subsidiaries and their respective officers and employees, as determined in good faith by the board of directors or senior management of the relevant Person, (f) the payment of customary fees and reimbursement of reasonable out-of-pocket costs of, and customary indemnities provided to or on behalf of, directors, officers and employees of such Borrower and the Restricted Subsidiaries in the ordinary course of business to the extent attributable to the operations of such Borrower and the Restricted Subsidiaries, as determined in good faith by the board of directors or senior management of the relevant Person, (g) arm’s-length transactions among Parent Borrower and its Affiliates that are not Subsidiaries in the ordinary course and subject to continued compliance with the provisions of this Agreement, (h) Restricted Payments permitted hereunder, (i) transactions, agreements and arrangements described on Schedule (7.4) or any amendment thereto to the extent such an amendment is not adverse, taken as a whole, to the Lenders in any material respect, (j) payments or loans (or cancellation of loans) to employees, directors or consultants of any Credit Party or their Restricted Subsidiaries to the extent permitted hereunder and employment agreements, stock option plans and other similar arrangements with such employees, directors or consultants which, in each case, are approved by Parent Borrower in good faith, and payments to any future, current or former employee, director, officer or consultant thereunder; (k) the pledge of the Capital Stock of any Unrestricted Subsidiary (other than a “top tier” Unrestricted Subsidiary) to lenders to support the Indebtedness of such Unrestricted Subsidiary owed to such lenders, (l) any health, disability and similar insurance or benefit plans or supplemental executive retirement benefit plans or arrangements with any such employees, directors, officers or consultants that are, in each case, approved by Parent Borrower in good faith, (m) in the ordinary course of business of the relevant Group Member, and (n) non-exclusive Licenses of Intellectual Property to or among Borrowers, their respective Restricted Subsidiaries and their Affiliates.

(e) Amendment of Certain Documents; Line of Business. No Credit Party shall amend its charter, bylaws or other organizational documents in any manner materially adverse to the interest of the Lenders or such Credit Party’s duty or ability to repay the Obligations. No Credit Party shall engage in any business other than the businesses currently engaged in by it on the ~~date hereof~~Closing Date or businesses that are similar, reasonably related, incidental or ancillary thereto or is a reasonable extension, development or expansion thereof (a “Similar Business”).

(f) [Reserved.]

(g) Liens. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (whether now owned or hereafter acquired) except for:

(i) Liens for taxes, assessments or governmental charges not yet due or that are being contested in good faith by appropriate proceedings provided that (i) adequate reserves with respect thereto are maintained on the books of any Credit Party or any of their respective Subsidiaries, as the case may be, in conformity with GAAP and (ii) none of the Collateral is then subject to forfeiture or loss as a result of such contest that would result in a Material Adverse Effect;

(ii) carriers’, warehousemen’s, suppliers’, mechanics’, materialmen’s, repairmen’s, landlord’s or other like Liens arising in the ordinary course of business that are not overdue for a period of more than 60 days or that are being contested in good faith by appropriate proceedings;

(iii) pledges, bonds or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;

(iv) deposits to secure the performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(v) easements, rights-of-way, covenants, conditions, restrictions, building codes and other encumbrances or title or survey defects that, in the aggregate, do not materially detract from the value of the real property subject thereto or materially interfere with the ordinary conduct of the business of any Credit Party or any of their respective Subsidiaries or are imposed by law;

(vi) Liens in existence on the Closing Date listed on Schedule (7.7) in respect of Indebtedness permitted under Section 7.3(d); provided that no such Lien is spread to cover any additional property (other than the proceeds or products thereof and accessions thereto) after the Closing Date;

(vii) Liens securing Indebtedness of any Credit Party or any other Subsidiary incurred pursuant to Section 7.3(f) to finance the acquisition, repair, replacement, construction or improvement of fixed or capital assets; provided that (i) such Liens shall be created substantially simultaneously with or within 180 days of such acquisition, repair, replacement, construction or improvement of such fixed or capital assets, (ii) such Liens do not at any time encumber any property other than the property financed by such Indebtedness (and the proceeds and products thereof and accessions thereto) and (iii) the amount of Indebtedness secured thereby is not increased;

(viii) Liens created pursuant to the Collateral Documents;

(ix) (i) leases, Licenses, subleases or sublicenses granted to other Persons that exist on the Closing Date or are granted thereafter in the ordinary course of business which do not (x) materially interfere with the business of any Credit Party or any Subsidiary, or (y) secure any Indebtedness, or (ii) materially interfere with the rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Credit Party or any Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(x) Liens securing judgments, decrees or attachments not constituting an Event of Default;

(xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(xii) Liens (i) of a collection bank arising under Section 4-210 of the Code or similar provision of another applicable law on items in the course of collection, (ii) in favor of a banking or other depositary institution encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry, (iii) in favor of a financial institution encumbering financial assets on deposit in securities accounts (including the right of set-off) and which are within the general parameters customary to the securities industry or (iv) that are contractual rights of set-off relating to the establishment of depositary and cash management relations with banks not given in connection with the issuance of Indebtedness for borrowed money and which are within the general parameters customary to the banking industry;

(xiii) Liens existing on property at the time of its acquisition or existing on the property of any Person at the time such Person becomes a Subsidiary, in each case after the Closing Date and any modifications, replacements, renewals or extensions thereof; provided that (i) such Lien was not created in contemplation of such acquisition or such Person becoming a Subsidiary, (ii) such Lien does not extend to or cover any other assets or property (other than the proceeds or products thereof and accessions thereto), and (iii) the Indebtedness secured thereby (or, as applicable, any modifications, replacements, renewals or extensions thereof) is permitted under Section 7.3;

(xiv) Liens arising from precautionary Code or PPSA financing statement filings (or similar filings);

(xv) Liens arising out of a conditional sale, title retention, consignment or similar arrangements for sale of goods entered into by any Credit Party or any of their respective Subsidiaries in the ordinary course of business and not prohibited by this Agreement; provided that such Liens only cover the property subject to such arrangements;

(xvi) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of any Credit Party or any Subsidiary to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of such Credit Party or Subsidiary or (iii) relating to purchase orders and other agreements entered into with customers or suppliers of any Credit Party or any Subsidiary in the ordinary course of business;

(xvii) Liens arising by operation of law under Article 2 of the Code or similar provision of another applicable law in favor of a reclaiming seller of goods or buyer of goods;

(xviii) security given to a public or private utility or any Governmental Authority as required in the ordinary course of business;

(xix) indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance, deposits to secure public or statutory obligations of such Person and deposits as security for the payment of rent, performance and return-of-money bonds and other similar obligations (including letters of credit issued in lieu of any such bonds or to support the issuance thereof and including those to secure health, safety and environmental obligations), in each case incurred in the ordinary course of business;

(xx) Liens on securities which are subject to repurchase agreements as contemplated in the definition of “Cash Equivalents”;

(xxi) Liens securing Indebtedness permitted to be incurred under Section 7.3(h), Section 7.3(r) and Section 7.3(v);

(xxii) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or trade letters of credit issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(xxiii) Liens to secure any modification, refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (f), (g) and (m) or hereof; provided, however, that such new Lien shall be limited to all or part of the same property that secured the original Lien (plus accessions, additions and improvements on such property, including (i)) after-acquired property that is affixed or incorporated into the property covered by such Lien, (ii) after-acquired property subject to a Lien securing such Indebtedness, the terms of which Indebtedness require or include a pledge of after-acquired property (it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such modification, refinancing, refunding, extension, renewal or replacement) and (iii) the proceeds and products thereof);

(xxiv) other Liens securing obligations which do not exceed $15,000,000 at any one time outstanding, with the amount determined on the dates of incurrence of such obligations;

(xxv) any encumbrance or restriction (including put and call arrangements) with respect to Capital Stock of any Joint Venture or similar arrangement pursuant to any Joint Venture or similar agreement;

(xxvi) Liens on Stock of an Unrestricted Subsidiary that secures Indebtedness or other obligations of such Unrestricted Subsidiary;

(xxvii) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(xxviii) Liens (i) on cash advances in favor of the seller of any property to be acquired in an Investment permitted under this Agreement to be applied against the purchase price for such Investment, and (ii) consisting of an agreement to sell, transfer, lease or otherwise dispose of any property in a transaction permitted under this Agreement in each case, solely to the extent such Investment or sale, disposition, transfer or lease, as the case may be, would have been permitted on the date of the creation of such Lien;

(xxix) Liens on earnest money deposits of cash or Cash Equivalents made by Borrower or its Subsidiaries in connection with any Permitted Acquisition or other Investment permitted hereunder;

(xxx) Liens on assets of Foreign Subsidiaries securing Indebtedness permitted under Section 7.3(w); ~~and~~

(xxxi) Liens in favor of a credit card processor arising in the ordinary course of business under any processor agreement~~.~~;

(ff) Liens granted in the ordinary course of business consistent with past practice to lessors of Railcars, Chassis or other Rolling Stock leased by the Parent Borrower or any Restricted Subsidiary thereof pursuant to arrangements which are intended to be true leases; provided that under no circumstances shall such Railcars, Chassis or other Rolling Stock be deemed part of the Borrowing Base so long as they are subject to such Liens;

(gg) Liens securing the Nexus Transaction Notes and related obligations prior to the consummation of the Nexus Acquisition pursuant to any escrow or similar arrangements entered into in connection with the issuance thereof; and

(hh) in the case of real property that constitutes a leasehold interest, any Lien to which the fee simple interest (or any superior leasehold interest) is subject;.

(h) Sale of Capital Stock and Assets. Except as set forth herein, no Credit Party shall, or shall permit any of its Restricted Subsidiaries to, sell, transfer, convey, assign or otherwise Dispose of any of its properties or other assets, including the Capital Stock of any of its Subsidiaries (whether in a public or a private offering or otherwise), other than:

(i) the Disposition (including the abandonment of any Copyright, Patent, Trademark or other intellectual property) of obsolete, no longer used or useful, surplus, uneconomic, negligible or worn out property in the ordinary course of business;

(ii) the sale of inventory in the ordinary course of business;

(iii) Dispositions permitted by Section 7.1, 7.7 and 7.13;

(iv) (i) the sale or issuance of any Subsidiary’s Capital Stock to Borrower or any Subsidiary Guarantor and (ii) the sale or issuance of Capital Stock of Borrower to any employee (and, where required by law, to any officer or director) under any employment or compensation plans or to qualify such officers and directors;

(v) the sale of assets that do not constitute Borrowing Base assets subsequent to the Closing Date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale or other disposition is in an arm’s-length transaction and the respective Borrower or Subsidiary receives at least fair market value, and (iii) the consideration received by such Borrower or such Subsidiary consists of at least 75% cash and is paid at the time of the closing of such sale;

(vi) subject to compliance with Applicable Conditions, the sale of assets that constitute Borrowing Base assets subsequent to the Closing Date, so long as (i) no Default or Event of Default then exists or would result therefrom, (ii) each such sale or other disposition is in an arm’s-length transaction and the respective Borrower or Subsidiary receives at least fair market value and (iii) the consideration received by such Borrower or such Subsidiary consists of at least 75% cash and is paid at the time of the closing of such sale;

(vii) Dispositions of Cash Equivalents in the ordinary course of business in connection with the cash management activities of Borrowers and their Subsidiaries;

(viii) Dispositions of Accounts in connection with compromise, write down or collection thereof in the ordinary course of business and consistent with past practice;

(ix) leases, subleases, licenses or sublicenses of property in the ordinary course of business and which do not materially interfere with the business of Borrowers and their Restricted Subsidiaries;

(x) Dispositions of Capital Stock to directors where required by applicable law or to satisfy other requirements of applicable law with respect to the ownership of Capital Stock of Foreign Subsidiaries;

(xi) Dispositions of the Capital Stock of any Joint Venture to the extent required by the terms of customary buy/sell type arrangements entered into in connection with the formation of such Joint Venture;

(xii) transfer of property subject to a casualty or condemnation (i) upon receipt of net cash proceeds of such casualty or (ii) to a Governmental Authority as a result of condemnation;

(xiii) Dispositions of property in connection with (i) Sale-Leaseback Transactions for fair value (as determined at the time of the consummation thereof in good faith by the applicable Credit Party or Restricted Subsidiary) not to exceed $20,000,000 in the aggregate during the term of the Agreement so long as 75% of the consideration received by such Credit Party or Restricted Subsidiary from such Sale-Leaseback Transaction is in the form of cash, (ii) other Sale-Leaseback Transactions for fair value (as determined at the time of the consummation thereof in good faith by the applicable Credit Party or Restricted Subsidiary) consummated with respect to Railcars that such Credit Party or Restricted Subsidiary acquires from the original lessor thereof in connection with the termination of the related lease and with the intent of refinancing such Railcars under a new Sale-Leaseback Transactions and (A) such Sale-Leaseback Transactions is consummated within 60 days of acquisition of such Railcars, (B) the consideration received is not less than the consideration paid for such Railcars and (C) the cash consideration received for such Railcars is not less than the cash consideration actually paid by any such Borrower or its Restricted Subsidiary and (iii) Sale-Leaseback Transactions between Excluded Subsidiaries;

(xiv) (i) any Credit Party may Dispose of its property to another Credit Party, (ii) any Restricted Subsidiary that is not a Credit Party may Dispose of its property to another Restricted Subsidiary that is not a Credit Party and (iii) asset Dispositions among Credit Parties and their Restricted Subsidiaries in the ordinary course of business;

(xv) Dispositions of any property to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(xvi) Dispositions of assets which constitute Investments permitted under Section 7.2; and

(xvii) making Chassis, containers and Railcars available, on a non-exclusive basis, to third parties in accordance with the UIIA and the Interchange System, as the case may be, in the ordinary course of business consistent with past practices and undertaken in good faith.

(i) ERISA. No Credit Party shall, or shall cause or permit any ERISA Affiliate to, cause or permit to occur (i) an event that could result in the imposition of an ERISA Lien or (ii) an ERISA Event to the extent such ERISA Event or ERISA Lien would reasonably be expected to have a Material Adverse Effect.

(j) Financial Covenants. If a Covenant Trigger Period exists, the Credit Parties and their Restricted Subsidiaries, on a consolidated basis, shall not permit:

(i) EBITDA as of the last day of each fiscal quarter commencing with the last day of the most recent fiscal quarter immediately preceding the commencement of a Financial Covenant Trigger Period and ending on the expiration of such Financial Covenant Trigger Period, in each case for the 12 month period then ended (taken as a single accounting period) to be less than the amount set forth below corresponding period then ending (the financial covenant described in this clause (a) being referred to as the “EBITDA Covenant”):

Twelve Month Period Ending	Minimum EBITDA
June 30, 2014	$25,400,000
September 30, 2014	$27,500,000
December 31, 2014	$28,900,000
March 31, 2015	$41,700,000
June 30, 2015	$54,600,000
September 30, 2015	$64,400,000
December 31, 2015	$72,200,000
March 31, 2016	$82,000,000
June 30, 2016	$96,600,000
September 30, 2016	$108,700,000
December 31, 2016	$120,900,000
March 31, 2017	$130,000,000
June 30, 2017	$143,700,000
September 30, 2017	$155,200,000
December 31, 2017	$166,600,000
March 31, 2018	$176,400,000
June 30, 2018	$191,100,000
September 30, 2018	$203,300,000

- or -

(ii) the Fixed Charge Coverage Ratio, determined as of the last day of the most recent fiscal quarter immediately preceding the commencement of a Financial Covenant Trigger Period and ending on the expiration of such Financial Covenant Trigger Period and calculated for (i) in the case of the fiscal quarter ending on March 31, 2014, the six month period then ended (taken as a single accounting period), (ii) in the case of the fiscal quarter ending on June 30, 2014, the nine month period then ended (taken as a single accounting period) and (iii) for each fiscal quarter ending thereafter, for the 12 month period then ended (taken as a single accounting period) to be less than 1.00 to 1.00 (the financial covenant described in this clause (b) being referred to as the “Fixed Charge Coverage Ratio Covenant”).

On the Closing Date, the financial covenant applicable under this Section 7.10 during the existence of a Financial Covenant Trigger Period shall be the EBITDA Covenant. Following the Closing Date, subject to the conditions set forth below, the Borrower Representative may elect that the Fixed Charge Coverage Ratio Covenant become effective; provided that the Borrower Representative may make such election only so long as (i) EBITDA is positive, (ii) no Financial Covenant Trigger Period exists and (iii) the Borrower Representative has provided on a Business Day prior written notice of such election to

Agent; provided, further that from and after the Borrowers elect to first use the Fixed Charge Coverage Ratio Covenant, the Fixed Charge Coverage Ratio Covenant and not the EBITDA Covenant shall apply during the term of this Agreement.

(k) Hazardous Materials. No Credit Party shall, or shall authorize any of the Restricted Subsidiaries to, cause or permit a Release of any Hazardous Material on, at, in, under, above, to, from or about any of the Real Estate where such Release would violate in any respect, or form the basis for any Environmental Liabilities under, any Environmental Laws or Environmental Permits other than such Releases, violations or Environmental Liabilities that could not reasonably be expected to have a Material Adverse Effect.

(l) Limitations on Payments, Prepayments of Indebtedness. No Credit Party will, or will permit any of its Restricted Subsidiaries to, pay, amortize, repay, voluntarily prepay, repurchase or redeem or otherwise defease, or make any sinking fund payment in respect of, any Indebtedness (other than Indebtedness owing to a Credit Party) prior to the Commitment Termination Date (other than Indebtedness under the Loan Documents); provided, however, (i) that so long as the Restricted Conditions are satisfied, any Credit Party or any Restricted Subsidiary may pay, amortize, repay, prepay, repurchase, redeem or otherwise defease, or make any sinking fund payment in respect of, such Indebtedness in whole or in part; (ii) that Indebtedness of the Credit Parties and the Restricted Subsidiaries may be refinanced in full or in part with the proceeds of Refinancing Indebtedness, (iii) that any Credit Party or any Restricted Subsidiary may pay, prepay, repurchase, redeem or otherwise defease, or make any sinking fund payment in respect of, any such Indebtedness with the proceeds of any issuance of common Capital Stock or Qualified Capital Stock earmarked for such transaction or in exchange for any common Capital Stock or Qualified Capital Stock (and may make cash payments in connection therewith in lieu of issuing fractional shares in an amount not to exceed $150,000 in the aggregate) ~~and~~ , (iv) that any Credit Party or any Restricted Subsidiary may pay, repay, prepay, repurchase, redeem or otherwise defease, or make any sinking fund payment in respect of Indebtedness in any calendar year (when combined with Restricted Payments made such calendar year in reliance on Section 7.13(g)) in an aggregate principal amount in excess of $15,000,000 in any calendar year (with an amount not to exceed 50% of any unused amounts permitted to be carried to following calendar year and to be used first in such subsequent calendar year (but not to the second calendar year following such year)) so long as no Default or Event of Default has occurred and is continuing or would result therefrom and no Cash Dominion Period exists, in each case, after giving Pro Forma Effect to such payment, repurchase, redemption or defeasance and (v) any Nexus Transaction Notes may be repaid to the extent required pursuant to any special mandatory redemption provision or escrow provision included therein in connection with the failure of the Nexus Acquisition to be consummated.

(m) Restricted Payments. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, make any Restricted Payment, except:

(i) any Subsidiary may make Restricted Payments to a Borrower or any Wholly Owned Subsidiary Guarantor;

(ii) any Subsidiary may make Restricted Payments pro rata to the holders of the Capital Stock of such Subsidiaries entitled to receive the same;

(iii) any Borrower may make cash payments by a Borrower in lieu of the issuance of fractional shares upon the exercise of options in the ordinary course of business;

(iv) any Credit Party or their Restricted Subsidiaries may make Restricted Payments so long as the Borrowers are in Pro Forma Compliance with the Restricted Conditions;

(v) so long as no Cash Dominion Event or an Event of Default has occurred and is continuing, Parent Borrower may purchase Capital Stock (i) from present or former officers, directors, consultants or employees (or the assigns, estate, heirs or current or former spouses thereof) of any Group Member or upon the death, disability or termination of employment of such officer, director, consultant or employee or (ii) pursuant to any employee or director equity plan, employee or director stock option plan or any other employee or director benefit plan or any agreement (including any stock subscription or shareholder agreement) with any employee or director of any Group Member in an amount not to exceed the sum of (A) $2,500,000 plus all amounts obtained from any key-man life insurance policies.

(vi) so long as no Default or Event of Default exists or would exist after giving effect thereto, the Credit Parties and their Restricted Subsidiaries may redeem in whole or in part any of its Capital Stock for another class of its Capital Stock or with proceeds from substantially concurrent equity contributions or issuances of new Capital Stock, provided that such new Capital Stock contains terms and provisions at no less advantageous to the Lenders in all respects material to their interests as those contained in the Capital Stock redeemed thereby; and

(g) other Restricted Payments in any calendar year (when combined with payment, repurchase, redemption or defeasance made such calendar year in reliance on Section 7.12(iv)) not to exceed $15,000,000 (it being understood that amounts under this clause (g) are counted as of the date Restricted Payment is paid) in any calendar year so long as no Default or Event of Default has occurred and is continuing or would result therefrom and no Cash Dominion Period exists, in each case, after giving Pro Forma Effect to such Restricted Payment.

21.14 Change of Jurisdiction of Incorporation; Change of Fiscal Year. No Credit Party shall change its jurisdiction of incorporation or organization to a jurisdiction outside of the country in which it is currently incorporated or organized. No Credit Party shall change its Fiscal Year.

(o) [Reserved.]

(p) No Speculative Transactions. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, engage in any Swap Contract, except (a) Swap Contracts entered into to hedge or mitigate risks (and not for speculative purposes) of Borrower or any of its Subsidiaries (other than those in respect of Equity Interest), including, but not limited to, foreign exchange rate and commodity hedges and (b) Swap Contracts entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or Investment of Borrower or any of its Subsidiaries.

(q) Canadian Pension Plans. The Parent Borrower shall not, and shall not permit any other Credit Party to:

(i) establish, commence participation in, commence contributing to, terminate (in whole or in part) or assume any liability under any Canadian Pension Plan which contains a “defined benefit provision”, as defined in subsection 147.1(1) of the Income Tax Act (Canada) (a “Defined Benefit Plan”) without the prior consent of Agent (which consent shall not be unreasonably withheld or delayed);

(ii) contribute to or assume an obligation to contribute to or withdraw from participation in any “multi-employer pension plan”, as such term is defined in the Pension Benefits Act (Ontario) or any similar plan under pension standards legislation in another jurisdiction without the prior consent of Agent (which consent shall not be unreasonably withheld or delayed); or

(iii) fail to pay or remit in a timely manner all contributions and premiums required to be paid or remitted to or under any Canadian Pension Plan except where such failure could not reasonably be expected to result in a material liability of a Credit Party.

(r) OFAC; Patriot Act. No Credit Party shall, and no Credit Party shall permit any of its Subsidiaries to fail to comply in all material respects with the laws, regulations and executive orders referred to in Section 4.23 and Section 4.24.

(s) Limitation of Restrictions Affecting Subsidiaries. No Credit Party shall, or shall permit any of its Restricted Subsidiaries to, directly, or indirectly, create or otherwise cause or suffer to exist any consensual encumbrance or restriction which prohibits or limits the ability of any Credit Party or Restricted Subsidiary to: (a) pay dividends or make other distributions or pay such Credit Party or Restricted Subsidiary; (b) make loans or advances to such Credit Party or Restricted Subsidiary; (c) transfer any of its properties or assets to such Credit Party or Restricted Subsidiary; or (d) create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, to secure the Obligations whether now owned or hereafter acquired, other than encumbrances and restrictions arising under (i) applicable law, (ii) this Agreement, (iii) customary provisions restricting subletting or assignment of any lease or sublease governing a leasehold interest of such Subsidiary, (iv) customary restrictions on dispositions of real property interests found in reciprocal easement agreements of such Subsidiary, (v) agreements that are binding on a Credit Party or Restricted Subsidiary at the time such Credit Party or Restricted Subsidiary first becomes a Credit Party or Restricted Subsidiary or are assumed in connection with an acquisition of assets permitted hereunder, so long as such contractual obligations were not entered into solely in contemplation of such Person becoming a Credit Party or Restricted Subsidiary or in connection with such acquisition, (vi) restrictions existing on the Closing Date and the extension or continuation of Contractual Obligations in existence on the Closing Date or refinanced, continued or rolled over or continued on terms that are not materially less favorable to Agent, Co-Collateral Agents and Lenders than those encumbrances and restrictions under or pursuant to the Contractual Obligations so extended or continued, (vii) any restrictions with respect to a Subsidiary imposed pursuant to an agreement that has been entered into in connection with a Disposition permitted hereunder with respect to the assets that are the subject of such Disposition, (viii) encumbrances or restrictions that are binding on a Credit Party or Restricted Subsidiary at the time such Credit Party or Restricted Subsidiary first becomes a Credit Party or Restricted Subsidiary or are assumed in connection with an acquisition of assets permitted hereunder, so long as such Contractual Obligations were not entered into solely in contemplation of such Person becoming a Credit Party or Restricted Subsidiary or in connection with such acquisition, (ix) negative pledges and restrictions in favor of any holder of Indebtedness permitted under clauses (f), (h), (r), (v) and (w) of Section 7.3, but only so long and only to the extent that any such negative pledge and restriction extends to and relates solely to the Property that is subject to a Lien securing such Indebtedness and (x) restrictions under joint venture agreements or other similar agreements entered into in the ordinary course of business in connection with Joint Ventures; provided, that, any such encumbrances or restrictions contained in such extension or continuation are no less favorable to Agent, Co-Collateral Agents and Lenders than those encumbrances and restrictions under or pursuant to the Contractual Obligations so extended or continued.

Section 22. TERM

(a) Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Loans and all other Obligations shall be automatically due and payable in full on such date.

(b) Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Credit Parties or the rights of Agent, Co-Collateral Agents and Lenders relating to any unpaid portion of the Loans or any other Obligations, due or not due, liquidated, contingent or unliquidated, or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Credit Parties, and all rights of Agent, each Co-Collateral Agent and each Lender, all as contained in the Loan Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the payment obligations under Sections 2.13 and 2.14, and the indemnities contained in the Loan Documents shall survive the Termination Date.

Section 23. EVENTS OF DEFAULT; RIGHTS AND REMEDIES

(a) Events of Default. The occurrence of any one or more of the following events shall constitute an “Event of Default” hereunder:

(i) Any Borrower (i) fails to make any payment of principal of the Loans when due and payable, (ii) fails to pay any interest or Fees owing in respect of the Loans within three (3) Business Days after the same becomes due and payable, or (iii) fails to pay or reimburse Agent, Co-Collateral Agents or Lenders for any other Obligations hereunder or under any other Loan Document within ten (10) days after the same becomes due and payable.

(ii) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Sections 2.4, 2.6, 6.1 (with respect to Borrowers’ existence), 6.14 or 7 (other than Section 7.4), or any of the provisions set forth in Annex A, respectively.

(iii) Any Credit Party fails or neglects to perform, keep or observe any of the provisions of Section 5.1, Section 5.2 or Section 7.4, respectively, and the same shall remain unremedied for five (5) Business Days or more.

(iv) Any Credit Party fails or neglects to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 9.1) and the same shall remain unremedied for thirty (30) days or more after written notice to Borrower Representative from Agent or any Lender to Borrower Representative.

(v) a default or breach occurs under any other agreement, document or instrument to which any Credit Party or any Restricted Subsidiary is a party that is not cured within any applicable grace period therefor, and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness or Guarantied Obligations (other than the Obligations) of any Credit Party or any Restricted Subsidiary in an aggregate amount of not less than $7,500,000, or (ii) causes or permits any holder of such Indebtedness or Guarantied Obligations or a trustee, with the giving of notice, if required, to cause Indebtedness or Guarantied Obligations of Indebtedness or a portion thereof in excess of $7,500,000 in the aggregate outstanding principal amount to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or cash collateral in respect thereof (in excess of $7,500,000) is demanded as a result of any such breach or default, in each case, regardless of whether such right is exercised, by such holder or trustee; provided that this clause (e)(ii) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness, if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness.

(vi) Any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect or any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered to Agent or any Lender by any Credit Party is untrue or incorrect in any material respect as of the date when made or deemed made; provided, that, if any inadvertent errors with respect to the Borrowing Base Certificate shall have been made by Borrowers, such inadvertent errors shall not constitute an Event of Default hereunder so long as (i) Borrowers provide a corrected Borrowing Base Certificate to Agent promptly upon Borrowers’ obtaining knowledge of the errors therein, and in any event no later than two (2) days after first knowledge thereof, and (ii) as a result of the error, no Overadvance shall have occurred. In the event an Overadvance shall have occurred as a result of the error, Borrowers shall repay all advanced amounts within one (1) Business Day from the date of notice from Agent of such Overadvance.

(vii) A final judgment or judgments for the payment of money in excess of $7,500,000 in the aggregate at any time are outstanding against one or more of the Credit Parties or Restricted Subsidiaries (to the extent not covered by independent third-party insurance as to which the insurer has been notified of such judgment and does not deny coverage or third party indemnity), and the same are not, within sixty (60) days after the entry thereof, discharged or execution thereof stayed or bonded pending appeal, or such judgments are not discharged prior to the expiration of any such stay.

(viii) Any material provision of any Loan Document for any reason (other than due to (i) Agent’s failure to take or refrain from taking any action under its sole control or (ii) Agent’s loss of possessory Collateral that was in their possession) ceases to be in full force and effect (or any Credit Party shall challenge the enforceability of any Loan Document or shall assert in writing that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms), or any Loan Document ceases to create a valid and perfected security interest in any material portion of the Collateral purported to be covered thereby (subject to Permitted Encumbrances and qualifications with respect to perfection set forth in this Agreement), except to the extent that any such loss of perfection or priority results from the failure of Agent to maintain possession of certificates actually delivered to them representing securities pledged under the Collateral Documents or to file Code or PPSA financing statements or continuation statements or other equivalent filings.

(ix) Any Change of Control occurs.

(x) An involuntary case or application or proceeding is commenced against any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) seeking a decree or order in respect of such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) (i) under any Insolvency Law or any other applicable federal, state or foreign bankruptcy or other similar law or any incorporation law, (ii) appointing a custodian, receiver, interim receiver, receiver and manager, custodian, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or for any substantial part of any such Credit Party’s or such Restricted Subsidiary’s (other than an Immaterial Subsidiary) assets, or (iii) ordering the winding up, dissolution, insolvency suspension of general operations or liquidation of the affairs of such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors of any Canadian Domiciled Credit Party (other than an Immaterial Subsidiary), and such case or proceeding shall remain undismissed or unstayed for sixty (60) days or more or a decree or order granting the relief sought in such case or proceeding shall be entered by a court of competent jurisdiction.

(xi) Any Credit Party or any Restricted Subsidiary (other than an Immaterial Subsidiary) (i) files a petition seeking relief under any Insolvency Law, or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consents to the institution of proceedings referred to in Section 9.1(j) thereunder or the filing of any such petition or the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for such Credit Party or such Restricted Subsidiary (other than an Immaterial Subsidiary) or for any substantial part of any such Credit Party’s or such Restricted Subsidiary’s (other than an Immaterial Subsidiary) assets, (iii) makes an assignment for the benefit of creditors, or (iv) institutes any proceeding seeking to adjudicate it an insolvent, or seeking liquidation, dissolution, winding-up, reorganization, compromise, arrangement, adjustment, protection, moratorium, relief, stay of proceedings of creditors generally (or any class of creditors), or composition of it or its debts or any other relief, under any federal, provincial or foreign law now or hereafter in effect relating to bankruptcy, winding-up, insolvency, reorganization, receivership, plans of arrangement or relief or protection of debtors.

(xii) (i) an ERISA Event shall have occurred, (ii) a trustee shall be appointed by a United States district court to administer any Plan; (iii) the PBGC shall institute proceedings to terminate any Plan or Plans, (iv) any Borrower, any Restricted Subsidiary or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred or will be assessed Withdrawal Liability to such Multiemployer Plan and such entity does not have reasonable grounds for contesting such Withdrawal Liability or is not contesting such Withdrawal Liability in a timely and appropriate manner, or (v) any Borrower, any Restricted Subsidiary or any ERISA Affiliate shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the IRC) involving any Plan, and in each case in clauses (i) through (v) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect.

(b) Remedies.

(i) To the extent permitted under Section 2.5(d), the rate of interest applicable to the Loans and the Letter of Credit Fees shall increase to the Default Rate. In addition, with the consent of Requisite Lenders, Agent may, or at the request of the Requisite Lenders, Agent shall, suspend the Commitments with respect to additional Advances and/or the incurrence of additional Letter of Credit Obligations, whereupon any additional Advances and additional Letter of Credit Obligations shall be made or incurred in the sole discretion of the Requisite Lenders so long as such Event of Default is continuing.

(ii) If any Event of Default has occurred and is continuing, Agent shall, at the written request of the Requisite Lenders, take any or all of the following actions: (i) terminate the Revolving Loan facility with respect to further Advances or the incurrence of further Letter of Credit Obligations; (ii) reduce the Commitments from time to time; (iii) declare all or any portion of the Obligations, including all or any portion of any Loan to be forthwith due and payable, and require that the Letter of Credit Obligations be cash collateralized in the manner set forth in Section 2.2, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrowers and each other Credit Party; or (iv) exercise any rights and remedies provided to Agent under the Loan Documents or at law or equity, including all remedies provided under the Code or the PPSA, as applicable, and any other applicable law of any jurisdiction; provided, that upon the occurrence of an Event of Default specified in Section 9.1(j) or Section 9.1(k), all Commitments shall be terminated and all of the Obligations shall become immediately due and payable without declaration, notice or demand by any Person. Agent shall, as soon as reasonably practicable, provide to Borrower Representative notice of any action taken pursuant to this Section 9.2(b) (but failure to provide such notice shall not impair the rights of Agent, Co-Collateral Agents or the Lenders hereunder and shall not impose any liability upon Agent or the Lenders for not providing such notice).

(c) Waivers by Credit Parties. Except as otherwise provided for in this Agreement or by applicable law, each Credit Party waives, to the fullest extent permitted by law (including for purposes of Section 13): (a) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent as Collateral on which any Credit Party may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (b) all rights to notice and a hearing prior to Agent’s taking possession or control of, or to Agent’s replevy, attachment or levy upon, the Collateral or any bond or security that might be required by any court prior to allowing Agent to exercise any of its remedies, and (c) the benefit of all valuation, appraisal, marshaling and exemption laws. Each Credit Party acknowledges that in the event such Credit Party fails to perform, observe or discharge any of its obligations or liabilities under this Agreement or any other Loan Document, any remedy of law may prove to be inadequate relief to Agent, Co-Collateral Agents and the Lenders; therefore, such Credit Party agrees, except as otherwise provided in this Agreement or by applicable law, that Agent, Co-Collateral Agents and the Lenders shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

(d) Cure Right. (a) Notwithstanding anything to the contrary contained in Section 9.1, in the event that the Credit Parties fail to comply with the covenant contained in Section 7.10 (the “Financial Performance Covenant”) with respect to any fiscal quarter, after the end of such fiscal quarter until the expiration of the 10th day subsequent to the date on which financial statements with respect to the fiscal quarter for which Financial Performance Covenants are being measured are required to be delivered pursuant to Section 5.1(b) or (c), one or more investors shall have the right to make a Specified Equity Contribution to Parent Borrower (collectively, the “Cure Right”), and upon the receipt by Parent Borrower of cash (the “Cure Amount”) pursuant to the exercise by one or more investors of such Cure Right (and so long as such Cure Amount is actually received by Parent Borrower no later than 10 days after the date on which financial statements with respect to the fiscal quarter for which the Financial Performance Covenants are being measured are required to be delivered pursuant to Section 5.1(b), and (c) upon notice from Parent Borrower to Agent as to the fiscal quarter with respect to which such Cure Amount is made, then the Financial Performance Covenant shall be recalculated giving effect to the following pro forma adjustments (but without regard to any reduction in Indebtedness made with all or any portion of such Cure Amount or any portion of the Cure Amount on the balance sheet of Parent Borrower and its Restricted Subsidiaries):

(i) EBITDA shall be increased, solely for the purpose of measuring the Financial Performance Covenants and determining the existence of an Event of Default set forth in Section 9.1 resulting from a breach of the Financial Performance Covenant and not for any other purpose under this Agreement, by an amount equal to the Cure Amount for such fiscal quarter and any four fiscal quarter period that contains such fiscal quarter; and

(ii) if, after giving effect to the foregoing recalculations, the Credit Parties shall then be in compliance with the requirements of the Financial Performance Covenant, the Credit Parties shall be deemed to have satisfied the requirements of the Financial Performance Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and no breach or default of the Financial Performance Covenant shall have been deemed to have occurred for purposes of this Agreement.

Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal quarter period there shall be at least two fiscal quarters in which the Cure Right is not exercised, (ii) the Cure Amount shall be no greater than 100% of the amount required for purposes of complying with the Financial Performance Covenant, (iii) the Cure Right shall not be exercised more than four times during the term of this Agreement and (iv) no Specified Equity Contribution nor the proceeds thereof may be relied on for purposes of calculating any financial ratios (other than as applicable to the Financial Performance Covenants for purposes of increasing EBITDA as provided in subclause (a), above) or any available basket or thresholds under this Agreement and shall not result in any adjustment to any amounts or calculations other than the amount of the EBITDA to the extent provided subclause (a), above. During the period, the Borrowers elect to exercise the Cure right, Lender shall be under no obligation to make any Loans or advances hereunder.

As used herein, “Specified Equity Contribution” means any cash contribution to the common Capital Stock or preferred equity that is Qualified Capital Stock of Parent Borrower.

Section 24. APPOINTMENT OF AGENT

(a) Appointment of Agents. MSSF, as Agent, is hereby appointed to act on behalf of all Lenders with respect to the administration of the Loans and the Commitments made to Borrowers and to act as agent on behalf of all Lenders with respect to Collateral of Credit Parties under this Agreement and the other Loan Documents. The provisions of this Section 10.1 are solely for the benefit of Agent, Co-Collateral Agents and Lenders and no Credit Party nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof (other than Sections 10.6 and 10.11). In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume or shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Credit Party or any other Person. Agent shall not have any duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and no Agent shall have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender. Except as expressly set forth in this Agreement and the other Loan Documents, Agent and Co-Collateral Agents shall not have any duty to disclose, nor shall they be liable for failure to disclose, any information relating to any Credit Party or any of their respective Subsidiaries or any Account Debtor that is communicated to or obtained by Agent or any of its Affiliates in any capacity. Neither Agent or Co-Collateral Agent nor any of their respective Affiliates nor any of their respective officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment.

If Agent shall request instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, Supermajority Lenders or all affected Lenders, as the case may be, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent be contrary to law or the terms of this Agreement or any other Loan Document, (b) if such action would, in the reasonable opinion of Agent expose Agent to Environmental Liabilities, or (c) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all affected Lenders, as applicable.

(b) Agents’ Reliance, Etc. Neither any of Agent or any Co-Collateral Agent nor any of its Affiliates nor any of their respective directors, officers, agents or employees shall be liable for any action taken or not taken by it or them under or in connection with this Agreement or the other Loan Documents, except for damages caused by its or their own gross negligence or willful misconduct or that of its Affiliates or their respective directors, officers, agents or employees as determined by a court of competent jurisdiction in a final and non-appealable judgment. Without limiting the generality of the foregoing, each of Agent and each Co-Collateral Agent: (a) may treat the payee of any Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form reasonably satisfactory to Agent; (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of any Credit Party or to inspect the Collateral (including the books and records) of any Credit Party; (e) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; (f) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by fax, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties; and (g) shall be entitled to delegate any of its duties hereunder to one or more sub-agents.

Except for action requiring the approval of Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, and with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this Agreement, unless Agent shall have been instructed by Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, to exercise or refrain from exercising such rights or to take or refrain from taking such action. No Agent shall incur any liability to the Lenders under or in respect of this Agreement with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment or which may seem to it to be necessary or desirable in the circumstances, except for its own gross negligence, bad faith, material breach or willful misconduct as determined by a court of competent jurisdiction in a final and non-appealable judgment. No Agent shall be liable to any Lender in acting or refraining from acting under this Agreement in accordance with the instructions of Requisite Lenders, Supermajority Lenders or all Lenders, as the case may be, and any action taken or failure to act pursuant to such instructions shall be binding on all Lenders.

(c) MSSF, JPMorgan Chase and Affiliates. With respect to its Commitments hereunder, each of MSSF and JPMorgan Chase shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not and Agent; and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include MSSF in its individual capacity. Each of MSSF and JPMorgan Chase and each of their Affiliates may lend money to, invest in, and generally engage in any kind of business with, any Credit Party, any of their Affiliates and any Person who may do business with or own securities of any Credit Party or any such Affiliate, all as if MSSF and/or JPMorgan Chase, as applicable, were not Agent and without any duty to account therefor to Lenders. Each of MSSF and JPMorgan Chase and each of their Affiliates may accept fees and other consideration from any Credit Party for services in connection with this Agreement or otherwise without having to account for the same to Lenders.

(d) Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the Financial Statements referred to in Section 4.4(a) and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of the Credit Parties and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest. Each Lender acknowledges the potential conflict of interest between MSSF, as a Lender, holding disproportionate interests in the Loans, and MSSF, as an Agent.

(e) Indemnification. Lenders agree to indemnify Agent and each Co-Collateral Agent (to the extent not reimbursed by Credit Parties and without limiting the obligations of Credit Parties hereunder), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted to be taken by Agent in connection therewith; provided, that no Lender shall be liable to Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent’s gross negligence or willful misconduct of Agent as determined by a court of competent jurisdiction in a final and non-appealable judgment; provided, further, that none of the Canadian Borrowers shall have any obligation to make any payment with respect to any of the U.S. Borrowers’ Obligations under this Agreement or any other Loan Document. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including reasonable counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Credit Parties.

(f) Successor Agent and Successor Co-Collaterals.

(i) Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders (in consultation with Borrower Representative) shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within thirty (30) days after the resigning Agent’s giving notice of resignation, then the resigning Agent may, on behalf of Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank, financial institution or trust company. If no successor Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Agent hereunder, in each case, until such time, if any, as the Requisite Lenders appoint a successor Agent as provided above. Any successor Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent. Upon the earlier of the acceptance of any appointment as Agent hereunder by a successor Agent or the effective date of the resigning Agent’s resignation, the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Agent under this Agreement and the other Loan Documents.

(ii) Any Co-Collateral Agent may resign at any time by giving not less than thirty (30) days’ prior written notice thereof to Agent, Lenders and Borrower Representative. Upon any such resignation, the Requisite Lenders (in consultation with Borrower Representative) shall have the right to appoint a successor Co-Collateral Agent. If no successor Co-Collateral Agent has been appointed pursuant to the foregoing, within thirty (30) days after the date such notice of resignation was given by the resigning Co-Collateral Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of Co-Collateral Agent hereunder, in each case, until such time, if any, as the Requisite Lenders appoint a successor Co-Collateral Agent as provided above. Any successor Co-Collateral Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower Representative, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be required if an Event of Default has occurred and is continuing. Upon the acceptance of any appointment as Co-Collateral Agent hereunder by a successor Co-Collateral Agent, such successor Co-Collateral Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Co-Collateral Agent. Upon the earlier of the acceptance of any appointment as Co-Collateral Agent hereunder by a successor Co-Collateral Agent or the effective date of the resigning Agent’s resignation, the resigning Co-Collateral Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Co-Collateral Agent shall continue. After any resigning Co-Collateral Agent’s resignation hereunder, the provisions of this Section 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was acting as Co-Collateral Agent under this Agreement and the other Loan Documents.

(g) Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender is hereby authorized at any time or from time to time, without prior notice to any Credit Party or to any Person other than Agent, any such notice being hereby expressly waived, to offset and to appropriate and to apply any and all balances held by it at any of its offices for the account (other than Excluded Accounts (as defined in the U.S. Security Agreement)) of a Credit Party (regardless of whether such balances are then due to such Credit Party) and any other Indebtedness at any time held or owing by that Lender or that holder to or for the credit or for the account of a Credit Party against and on account of any of the Obligations that are not paid when due; provided that the Lender exercising such offset rights shall give notice thereof to the affected Credit Party promptly after exercising such rights and provided, further that the Lender may not offset or appropriate and apply any balances held by it for the account of any Canadian Borrower of Canadian Guarantor or any other Indebtedness held or owing by that Lender to or for the credit or for the account of any Canadian Borrower or any Canadian Guarantor against or on account of any Obligations of a U.S. Borrower or U.S. Guarantor. Any Lender exercising a right of setoff or otherwise receiving any payment on account of the Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender’s or holder’s Pro Rata Share of the Obligations as would be necessary to cause such Lender to share the amount so offset or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares (other than offset rights exercised by any Lender with respect to Sections 2.11, 2.13 or 2.14). Each Lender’s obligation under this Section 10.7 shall be in addition to and not in limitation of its obligations to purchase a participation in an amount equal to its Pro Rata Share of the Swing Line Loans under Section 2.1 and Letter of Credit Obligations under Section 2.2. Each Credit Party agrees, to the fullest extent permitted by law and subject to the limitations set forth above, that any Lender may exercise its right to offset with respect to amounts in excess of its Pro Rata

Share of the Obligations owed to it and may sell participations in such amounts so offset to other Lenders and holders. Notwithstanding the foregoing, if all or any portion of the offset amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of offset, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest. If a Non-Funding Lender or Impacted Lender receives any such payment as described in this Section 10.7, such Lender shall turn over such payments to Agent in an amount that would satisfy the cash collateral requirements set forth in Section 10.8(a). Notwithstanding anything in this Section 10.7, amounts in accounts of the Canadian Borrowers shall not be used to set off the Obligations of the U.S. Borrowers.

(h) Advances; Payments; Availability of Lender’s Pro Rata Share; Return of Payments; Non-Funding Lenders; Dissemination of Information; Actions in Concert.

(i) Advances; Payments.

(i) Lenders shall refund or participate in the Swing Line Loan in accordance with clause (iii) of Section 2.1(b). If Swing Line Lender declines to make a Swing Line Loan or if Swing Line Availability is zero, Agent shall notify Lenders, promptly after receipt of a Notice of Revolving Credit Advance and in any event prior to 1:00 p.m. (New York time) on the date such Notice of Revolving Credit Advance is received, by fax, telephone or other similar form of transmission. Each Lender shall make the amount of such Lender’s Pro Rata Share of such Revolving Credit Advance available to Agent in same day funds by wire transfer to Agent’s account as set forth in Annex B not later than 3:00 p.m. (New York time) on the requested funding date, in the case of a Base Rate Loan, and not later than 11:00 a.m. (New York time) on the requested funding date, in the case of a LIBOR Loan. After receipt of such wire transfers (or, in Agent’s sole discretion, before receipt of such wire transfers), subject to the terms hereof, Agent shall make the requested Revolving Credit Advance to the Borrower designated by Borrower Representative in the Notice of Revolving Credit Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

(ii) Not less than once during each calendar week or more frequently at Agent’s election (each, a “Settlement Date”), Agent shall advise each Lender by telephone (confirmed promptly thereafter in writing), fax, or similar form of transmission, of the amount of such Lender’s Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Loan. Provided that each Lender has funded all payments or Advances required to be made by it and has purchased all participations required to be purchased by it under this Agreement and the other Loan Documents as of such Settlement Date, Agent shall pay to each Lender such Lender’s Pro Rata Share of principal, interest and Fees paid by Borrowers since the previous Settlement Date for the benefit of such Lender on the Loans held by it. Agent shall be entitled to set off the funding short-fall against any Non-Funding Lender’s Pro Rata Share of all payments received from Borrowers and hold, in a non-interest bearing account, all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement as cash collateral for any unfunded reimbursement obligations of such Non-Funding Lender until the Obligations are paid in full in cash, all Letter of Credit Obligations have been discharged or cash collateralized and all Commitments have been terminated, and upon such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender. Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to Revolving Loans that are Base Rate Loans. Such payments shall be made by wire transfer to such Lender’s account (as specified in writing by such Lender to Agent) not later than 2:00 p.m. (New York time) on the next Business Day following each Settlement Date.

(ii) Availability of Lender’s Pro Rata Share. Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on each funding date unless Agent has received prior written notice from such Lender that it does not intend to make its Pro Rata Share of a Loan because all or any of the conditions set forth in Section 3.2 have not been satisfied. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without setoff, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent’s demand, Agent shall promptly notify Borrower Representative and Borrowers shall repay such amount to Agent within three (3) Business Days of such demand. Nothing in this Section 10.8(b) or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that Borrowers may have against any Lender as a result of any default by such Lender hereunder. Unless Agent has received prior written notice from a Lender that it does not intend to make its Pro Rata Share of each Loan available to Agent because all or any of the conditions set forth in Section 3.2 have not been satisfied to the extent that Agent advances funds to any Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, Agent shall be entitled to retain for its account all interest accrued on such Advance until reimbursed by such Lender.

(iii) Return of Payments.

(i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrowers and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind.

(ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any Insolvency Law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

(iv) Non-Funding Lenders. The failure of any Non-Funding Lender to make any Advance, reimbursement of any Letter of Credit Obligation or any payment required by it hereunder or to purchase any participation in any Swing Line Loan to be made or purchased by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Advance or purchase such participation on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make an Advance, purchase a participation or make any other payment required hereunder subject to the reallocation provisions in Sections 2.2(b)(i) and 2.1(b)(iii). Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans and Commitments, included in the determination of “Requisite Lenders”, “Supermajority Lenders” or “Lenders directly affected” hereunder) for any voting or consent rights under or with respect to any Loan Document except with respect to any amendment, modification or consent described in Section 12.2(c)(i)-(iv) that directly affects such Non-Funding Lender. Moreover, for the purposes of determining Requisite Lenders and Supermajority Lenders, the Loans and Commitments held by any Non-Funding Lender shall be excluded from the total Loans and Commitments outstanding. At Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s reasonable consent and in Agent’s sole discretion (but shall have no obligation) to purchase from any Non-Funding Lender, and each Non-Funding Lender agrees that it shall, at Agent’s request, sell and assign to Agent or such Person, all of the Commitments of that Non-Funding Lender for an amount equal to the principal balance of all

Loans held by such Non-Funding Lender and all accrued interest and fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. In the event that a Non-Funding Lender does not execute an Assignment Agreement pursuant to Section 11.1 within five (5) Business Days after receipt by such Non-Funding Lender of notice of replacement pursuant to this Section 10.8(d) and presentation to such Non-Funding Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 10.8(d), Agent shall be entitled (but not obligated) to execute such an Assignment Agreement on behalf of such Non-Funding Lender, and any such Assignment Agreement so executed by the replacement Lender and Agent, shall be effective for purposes of this Section 10.8(d) and Section 11.1.

(v) Dissemination of Information. Agent shall not be required to deliver to any Lender originals or copies of any documents, instruments, notices, communications or other information received by Agent from any Credit Party, any Subsidiary, any Lender or any other Person under or in connection with this Agreement or any other Loan Document except (i) as specifically provided for in this Agreement or any other Loan Document, and (ii) as specifically requested from time to time in writing by any Lender with respect to a specific document, instrument, notice or other written communication received by and in the possession of Agent at the time of receipt of such request and then only in accordance with such specific request.

(i) Actions in Concert. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (other than exercising any rights of setoff) without first obtaining the prior written consent of Agent and Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of Agent or Requisite Lenders; provided, however, that (i) each Lender shall be entitled to file a proof of claim in any proceeding under any Insolvency Law to the extent that such Lender disagrees with Agent’s composite proof of claim filed on behalf of all Lenders, (ii) each Lender shall be entitled to vote its claim with respect to any plan of reorganization in any proceeding under any Insolvency Law and, (iii) each Lender shall be entitled to pursue its deficiency claim after liquidation of all or substantially all of the Collateral and application of the proceeds therefrom.

(j) Procedures. Agent is hereby authorized by each Credit Party and each other Person to whom any Obligations are owed to establish procedures (and to amend such procedures from time to time) to facilitate administration and servicing of the Loans and other matters incidental thereto. Without limiting the generality of the foregoing, Agent is hereby authorized to establish procedures to make available or deliver, or to accept, notices, documents and similar items on, by posting to or submitting and/or completion on, E-Systems. The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete in all material respects except as expressly noted in such communication or otherwise on such E-System.

(k) Collateral Matters.

(i) Lenders hereby irrevocably authorize Agent to release (or subordinate) any Liens upon any Collateral or any Guaranty of the Obligations, (i) upon the Termination Date; (ii) constituting property being sold or disposed of (including property owned by any Subsidiary being sold or disposed of) and any Guaranty of an entity being sold or disposed of if Borrower Representative certifies to Agent that the sale or Disposition is made in compliance with this Agreement and the Loan Documents (or otherwise is not prohibited) (and Agent may rely conclusively on any such certificate, without further inquiry) or such sale or Disposition is approved by the Requisite Lenders (or such greater number of Lenders as may be required under Section 12.2); (iii) constituting property in which Credit Parties owned no interest at the time the Lien was granted or at any time thereafter; or (iv) constituting property leased to Credit Parties under a lease which has expired or been terminated in a transaction permitted under this Agreement. Upon request by Agent or Borrower Representative at any time, Lenders will confirm in writing Agent’s authority to release any Lien upon particular types or items of Collateral pursuant to this Section 10.11. In addition, the Lenders hereby authorize Agent, to subordinate or release any Lien granted to or held by Agent upon any Collateral to any Lien on such asset permitted pursuant to Section 7.7(g). In addition, the Guaranty of the Obligations by, and the liens on the assets of, any Restricted Subsidiary which is designated as an Unrestricted Subsidiary (including any member of the Nexus Unrestricted Group) will automatically be terminated and released at the time of such designation.

(ii) Upon receipt by Agent of any authorization required pursuant to Section 10.11(a) from Lenders of Agent’s authority to release (or subordinate) any Liens upon particular types or items of Collateral, and upon at least five (5) Business Days’ prior written request by Borrower Representative, Agent shall (and is hereby irrevocably authorized by Lenders to) execute such documents as may be necessary to evidence the release (or subordination) of its Liens upon such Collateral; provided, however, that (i) Agent shall not be required to execute any such document on terms which, in Agent’ opinion, would expose Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of Credit Parties in respect of) all interests retained by Credit Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. Co-Collateral Agent shall act in concert with Agent in matters delegated to the both of them under this Agreement; however, in the event of any disagreement or dispute between Agent and Co-Collateral Agent in any such matter, the determination or decision of Agent shall, in all cases, control.

(iii) Each Lender hereby acknowledges and agrees to the terms of the collateral allocation mechanism side letter that has been executed by the Lenders on the Closing Date, which shall be binding upon each Lender, including any Person that becomes a Lender after the ~~date hereof~~Closing Date pursuant to the provisions of Section 2.16, Section 11.01 or otherwise and such Lender shall be deemed to be a party and subject to the terms and conditions of such collateral allocation mechanism side letter that has been executed by the Lenders on the Closing Date as if an original signatory thereto, whether or not it actually executes it or becomes a party to it.

(l) Additional Agents. None of the Lenders or other entities identified on the facing page of this Agreement as a “syndication agent”, “documentation agent”, “arranger” or “bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement or any other Loan Document other than those applicable to all Lenders as such. No Agent, Lender, “syndication agent”, “documentation agent”, “arranger” or “bookrunner” has any fiduciary relationship with or duty to any Credit Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Agent and Lenders, on one hand, and the Credit Parties, on the other hand, in connection herewith or with such other Loan Documents is solely that of debtor and creditor. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any other Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other entities so identified in deciding to enter into this Agreement or any other Loan Document or in taking or not taking action hereunder or thereunder. If necessary or appropriate Agent may appoint a Person to serve as separate collateral agent under any Loan Document. Each right and remedy intended to be available to Agent under the Loan Document shall also be vested in Agent. Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.

If such Person appointed by Agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of Agent, to the extent permitted by applicable law, shall vest in and be exercised by Agent until appointment of a new agent.

(m) Distribution of Materials to Lenders and L/C Issuers.

(i) The Borrowers acknowledge and agree that the Loan Documents and all reports, notices, communications and other information or materials provided or delivered by, or on behalf of, the Borrowers hereunder (collectively, the “Borrower Materials”) may be disseminated by, or on behalf of, Agent, and made available to, the Lenders and L/C Issuers by posting such Borrower Materials on an E-System (the “Borrower Workspace”). The Borrowers authorize Agent to download copies of its logos from its website and post copies thereof on the Borrower Workspace. The Borrowers hereby acknowledge that certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive MNPI) (each, a “Public Lender”). The Borrowers hereby agree that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (i) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (ii) by marking Borrower Materials “PUBLIC,” the Borrowers shall be deemed to have authorized Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive, confidential and proprietary) with respect to the Borrowers, their Subsidiaries or their securities for purposes of United States federal and state securities laws, (iii) all the Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Borrower Workspace designated “Public Investor”, and (iv) Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Borrower Workspace not designated “Public Investor.”

(ii) Each Lender and L/C Issuer represents, warrants, acknowledges and agrees that (i) the Borrower Materials may contain MNPI concerning the Borrowers, their Affiliates or their securities, (ii) it has developed compliance policies and procedures regarding the handling and use of MNPI, and (iii) it shall use all such Borrower Materials in accordance with Section 12.8 and any applicable laws and regulations, including federal and state securities laws and regulations.

(iii) If any Lender or L/C Issuer has elected to abstain from receiving MNPI concerning Borrowers, their Affiliates or their securities, such Lender or L/C Issuer acknowledges that, notwithstanding such election, Agent and/or the Borrowers will, from time to time, make available syndicate-information (which may contain MNPI) as required by the terms of, or in the course of administering the credit facilities, including this Agreement and the other Loan Documents, to the credit contact(s) identified for receipt of such information on the Lender’s or L/C Issuer’s administrative questionnaire who are able to receive and use all syndicate-level information (which may contain MNPI) in accordance with such Lender’s or L/C Issuer’s compliance policies and Contractual Obligations and applicable law, including federal and state securities laws; provided that if such contact is not so identified in such questionnaire, the relevant Lender or L/C Issuer hereby agrees to promptly (and in any event within one (1) Business Day) provide such a contact to Agent and Borrower Representative upon oral or written request therefor by Agent or Borrower Representative. Notwithstanding such Lender’s or L/C Issuer’s election to abstain from receiving MNPI, such Lender or L/C Issuer acknowledges that if such Lender or L/C Issuer chooses to communicate with Agent, it assumes the risk of receiving MNPI concerning the Borrowers, their Affiliates or their securities.

(n) Agent. Notwithstanding anything to the contrary set forth in this Agreement, all determinations of Agent under the Loan Documents shall be made by Agent.

Section 25. ASSIGNMENT AND PARTICIPATIONS; SUCCESSORS AND ASSIGNS

(a) Assignment and Participations.

(i) Subject to the terms of this Section 11.1, any Lender may make an assignment, or sell participations in, at any time or times, the Loan Documents, Loans, Letter of Credit Obligations and any Commitment or any portion thereof or interest therein, including any Lender’s rights, title, interests, remedies, powers or duties thereunder, to an Eligible Assignee. Any assignment by a Lender shall be subject to the following conditions:

(i) Assignment Agreement. Any assignment by a Lender shall require (A) the execution of an assignment agreement (the “Assignment Agreement”) substantially in the form attached hereto as Exhibit 11.1(a) or otherwise in form and substance reasonably satisfactory to and acknowledged by Agent and (B) the payment of a processing and recordation fee of $3,500 by the assignor or assignee to Agent (unless such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund). Agent, acting as the Borrowers’ agent, shall maintain at one of its offices listed in Section 12.10 (as may be updated from time to time pursuant to Section 12.10), a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of each Lender pursuant to the terms hereof from time to time (the “Register”). Agent shall accept and record into the Register each Assignment Agreement that it receives which is executed and delivered in accordance with the terms of this Agreement. The entries in the Register shall be conclusive, absent manifest error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by Borrowers and the Lenders, at any reasonable time and from time to time upon reasonable prior notice.

(ii) Minimum Amounts.

(A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and

(B) in any case not described in Section 11.1(a)(ii)(A), the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the principal outstanding balance of the Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment Agreement with respect to such assignment is delivered to Agent or, if “Effective Date” is specified in the Assignment Agreement, as of the Effective Date) shall not be less than $5,000,000, and in increments of $1,000,000, unless each of (1) Agent and (2) so long as no Event of Default under Sections 9.1 (a), (j) or (k) has occurred and is continuing, the Borrowers, otherwise consent (each such consent not to be unreasonably withheld or delayed, and the Borrowers shall be deemed to have consented to such assignment unless the Borrower Representative shall have objected thereto by written notice to Agent within ten (10) Business Days after having received such Assignment Agreement).

(iii) Proportionate Amounts. Each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loan or the Commitment assigned, except that this Section 11.1(a)(iii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate tranches on a non-pro rata basis (if any).

(iv) Required Consents. No consent shall be required for any assignment except to the extent required by Section 11.1(a)(ii)(B) and, in addition:

(A) the consent of the Borrowers for any assignment (such consent not to be unreasonably withheld, conditioned or delayed) shall be required unless (x) an Event of Default has occurred and is continuing at the time of such assignment or (y) such assignment is to a Lender, an Affiliate of a Lender or an Approved Fund or (z) such assignment is to or by MSSF in connection with the initial syndication of the Loans; provided that Borrowers shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to Agent within ten (10) Business Days after having received notice thereof;

(B) the consent of Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for assignments in respect of any Revolving Loan or Commitment if such assignment is to a Person that is not a Lender, an Affiliate of a Lender or an Approved Fund;

(C) the consent of the L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment that increases the obligation of the assignee to participate in exposure under one or more Letters of Credit (whether or not then outstanding); and

(D) the consent of the Swing Line Lender (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Swing Line Loans.

(ii) In the case of an assignment by a Lender under this Section 11.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as all other Lenders hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Each Borrower hereby acknowledges and agrees that any assignment shall give rise to a direct obligation of Borrowers to the assignee and that the assignee shall be considered to be a “Lender”. In all instances, each Lender’s liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender’s Pro Rata Share of the applicable Commitment. In the event Agent or any Lender assigns or otherwise transfers all or any part of the Obligations, Agent or any such Lender shall so notify Borrowers and Borrowers shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes, if any, being assigned. Notwithstanding the foregoing provisions of this Section 11.1, (i) any Lender may at any time pledge the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to a Federal Reserve Bank, and any Lender that is an investment fund may assign the Obligations held by it and such Lender’s rights under this Agreement and the other Loan Documents to another investment fund managed by the same investment advisor; provided, that no such pledge to a Federal Reserve Bank shall release such Lender from such Lender’s obligations hereunder or under any other Loan Document and (ii) no assignment shall be made to any Credit Party, any Subsidiary of a Credit Party or any Affiliate of a Credit Party.

(iii) Any participation by a Lender of all or any part of its Commitments shall be made with the understanding that all amounts payable by Borrowers hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, the Loans participated; (ii) any extension of the final maturity date thereof; and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the

Collateral Documents or the other Loan Documents). Solely for purposes of Sections 2.11, 2.13 and 2.14 each Borrower acknowledges and agrees that a participation shall give rise to a direct obligation of Borrowers to the participant and the participant shall be considered to be a “Lender”; provided, that, a participant shall not be entitled to receive any greater payment under Sections 2.13 and 2.14 than the applicable Lender from whom it received its participation would have been entitled with respect to the participation sold to such participant (unless the sale of the participation to the participant is made with the Borrower Representative’s prior written consent). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, Agent (in its capacity as Agent) shall have no responsibility for maintaining a Participant Register. Except as set forth in the preceding sentence no Borrower or Credit Party shall have any obligation or duty to any participant. Neither Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred. Notwithstanding anything to the contrary contained in the Loan Documents, no Lender may assign or sell a participation to any Person that is not an Eligible Assignee and participations shall not require Borrowers’ or Agent’s prior written consent.

(iv) Except as expressly provided in this Section 11.1, no Lender shall, as between Borrowers and that Lender, or Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

(v) Any Lender may furnish information concerning Credit Parties in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided that such Lender shall obtain from assignees or participants confidentiality covenants substantially equivalent to those contained in Section 12.8.

(vi) No Lender shall assign or sell participations in any portion of its Loans or Commitments to a potential Lender or participant, if, as of the date of the proposed assignment or sale, the assignee Lender or participant would be subject to capital adequacy or similar requirements under Section 2.14(a), increased costs under Section 2.14(b), an inability to fund LIBOR Loans under Section 2.14(c), or withholding taxes in accordance with Section 2.13(a).

(vii) Notwithstanding anything to the contrary contained herein, any Lender (a “Granting Lender”), may grant to a special purpose funding vehicle (an “SPC”), identified as such in writing by the Granting Lender to Agent and Borrowers, the option to provide to Borrowers all or any part of any Loans that such Granting Lender would otherwise be obligated to make to Borrowers pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to make any Loan; and (ii) if an SPC elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if such Loan were made by such Granting Lender. No SPC shall be liable for any indemnity or similar payment obligation under this Agreement (all liability for which shall remain with the Granting Lender). Any SPC may (i) with notice to, but without the prior written consent of, Borrowers and Agent assign all or a portion of its interests in any Loans to the Granting Lender or to any financial institutions (consented to by Borrowers and Agent) providing liquidity and/or credit support to or for the account of such SPC to support the funding or maintenance of Loans and (ii) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guaranty or credit or liquidity enhancement to such SPC. This Section 11.1(g) may not be amended without the prior written consent of each Granting Lender, all or any of whose Loans are being funded by an SPC at the time of such amendment. For the avoidance of doubt, the Granting Lender shall for all purposes, including, without limitation, the approval of any amendment or waiver of any provision of any Loan Document or the obligation to pay any amount otherwise payable by the Granting Lender under the Loan Documents, continue to be the Lender of record hereunder.

(b) Successors and Assigns. This Agreement and the other Loan Documents is binding on and inures to the benefit of each Credit Party, Agent, Co-Collateral Agent, Lender and their respective successors and assigns (including, in the case of any Credit Party, a debtor-in-possession on behalf of such Credit Party), except as otherwise provided herein or therein. No Credit Party may assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and all of the Lenders; provided that Agent and the Lenders shall be deemed to have consented to any assignment, transfer, hypothecation or conveyance of rights, benefits, obligations or duties to any successor of a Credit Party as a result of the consummation of a merger, consolidation, amalgamation or other fundamental change or transaction permitted under Section 7. Any such purported assignment, transfer, hypothecation or other conveyance by any Credit Party without the prior express written consent of Agent and all of the Lenders shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of each Credit Party, Agent, Co-Collateral Agent and Lenders with respect to the transactions contemplated hereby and no Person shall be a third party beneficiary of any of the terms and provisions of this Agreement or any of the other Loan Documents.

(c) Certain Assignees. No assignment or participation may be made to any Borrower, any Affiliate of any Borrower, Non-Funding Lender or a natural person.

Section 26. MISCELLANEOUS

(a) Complete Agreement; Modification of Agreement. This Agreement shall become effective when it shall have been executed by the Borrowers, the other Credit Parties signatory hereto, the Lenders, Agent and Co-Collateral Agent. Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of, Borrowers, the other Credit Parties party hereto, Agent, Co-Collateral Agents, the Swing Line Lender, the L/C Issuer and each Lender, their respective successors and permitted assigns. Except as expressly provided in any Loan Document, none of any Borrower, any other Credit Party, any Lender or Agent shall have the right to assign any rights or obligations hereunder or any interest herein. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 12.2. Any letter of interest, commitment letter, fee letter or confidentiality agreement, if any, between any Credit Party and any Agent or any Lender or any of their respective Affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

(b) Amendments and Waivers.

(i) Except for actions expressly permitted to be taken by Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any other Loan Document, or any consent to any departure by any Credit Party therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrowers and by Requisite Lenders, Supermajority Lenders or all directly and adversely affected Lenders as provided in Section 12.2(c). Except as set forth in clauses (b) and (c) below, all such amendments, modifications, terminations or waivers requiring the consent of any Lenders shall require the written consent of Requisite Lenders.

(ii) No amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement that waives compliance with the conditions precedent set forth in Section 3.1 or Section 3.2 to the making of any Loan or the incurrence of any Letter of Credit Obligations shall be effective unless the same shall be in writing and signed by Requisite Lenders and Borrowers. Notwithstanding the immediately preceding sentence, no amendment or modification with respect to any provision of this Agreement that either (i) increases the advance rates with respect to the Borrowing Base above those in existence on the Closing Date or (ii) amends or modifies the definition of Borrowing Base or any defined term used therein (to the extent such amendment or modification would have the effect of making more credit available) shall be effective unless the same shall be in writing and signed by Agent, Supermajority Lenders and Borrowers. Notwithstanding anything contained in this Agreement to the contrary, no waiver or consent with respect to any Default or any Event of Default shall be effective for purposes of the conditions precedent to the making of Loans or the incurrence of Letter of Credit Obligations set forth in Section 3.2 unless the same shall be in writing and signed by Agent and Requisite Lenders.

(iii) No amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each Lender and L/C Issuer directly affected thereby: (i) increase the principal amount of any Lender’s Commitment (which action shall be deemed only to affect those Lenders whose Commitments are increased); (ii) reduce the principal of, rate of interest on, composition of interest on (i.e., cash pay or payment-in-kind) or Fees payable with respect to any Loan or Letter of Credit Obligations of any affected Lender (provided, however, in each case, the waiver of any Default or Event of Default or the implementation or revocation of Default Rate interest shall not constitute a reduction in the rate of interest or any Fee); (iii) extend the final maturity date of the principal amount of any Loan of any Lender; (iv) waive, forgive, defer, extend or postpone any payment of interest or Fees or other Obligations as to any affected Lender (provided, however, in each case, the waiver of any Default or Event of Default or the implementation or revocation of Default Rate interest shall not constitute a reduction in the rate of interest or any Fee); (v) release all or substantially all of the Guaranties or, except as otherwise permitted herein or in the other Loan Documents, release (or subordinate the Lien of Agent in), or permit any Credit Party to sell or otherwise dispose of all or substantially all of the Collateral (which action shall be deemed to directly affect all Lenders and the L/C Issuer); (vi) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans that shall be required for Lenders or any of them to take any action hereunder; (vii) amend or waive this Section 12.2 or the definitions of the term “Requisite Lenders” or “Supermajority Lenders”; or (viii) amend the allocation and waterfalls in Section 2.9. Furthermore, no amendment, modification, termination or waiver affecting the rights or duties of Agent or L/C Issuer, under this Agreement or any other Loan Document, including any increase in the L/C Sublimit or any release any Guaranty requiring a writing signed by all of the Lenders or release of any Collateral requiring a writing signed by all Lenders, shall be effective unless in writing and signed by Agent or L/C Issuer, as the case may be, in addition to Lenders required hereinabove to take such action. Notwithstanding anything in this Section 12.2 to the contrary, this Agreement and the other Loan Documents may be amended by Agent, Co-Collateral Agents and each Credit Party party thereto in accordance with Sections 2.16, to incorporate the terms of any Incremental Loans or increased Commitments and the related Loans thereunder and to provide for non-Pro Rata borrowings and payments of any amounts hereunder as between the Loans and any Incremental Loans, or increased Commitments in connection therewith, in each case with the consent of Agent but without the consent of any Lender. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on any Credit Party in any case shall entitle such Credit Party or any other Credit Party to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 12.2 shall be binding upon each holder of the Obligations at the time outstanding and each future holder of the Obligations. Any amendment, modification, waiver, consent, termination or release of any Bank Product Documents or Secured Hedge Agreement may be effected by the parties thereto without the consent of the Lenders.

(iv) If, in connection with any proposed amendment, modification, waiver or termination requiring the consent of all Lenders or all directly and adversely affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described in this Section 12.2(d) being referred to as a “Non-Consenting Lender”), then, with respect to this Section 12.2(d), so long as Agent is not a Non-Consenting Lender, at Borrower Representative’s request, Agent or a Person reasonably acceptable to Agent shall have the right with Agent’s consent (but shall have no obligation) to purchase from any such Non-Consenting Lenders, and any such Non-Consenting Lenders agree that they shall, upon Agent’s request, sell and assign to Agent or such Person, all of the Commitments of any such Non-Consenting Lenders for an amount equal to the principal balance of all Loans held by such Non-Consenting Lenders and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement. In the event that a Non-Consenting Lender does not execute an Assignment Agreement pursuant to Section 11.1 within five (5) Business Days after receipt by such Non-Consenting Lender of notice of replacement pursuant to this Section 12.2(d) and presentation to such Non-Consenting Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.2(d), Borrower Representative shall be entitled (but not obligated) to execute such Assignment Agreement on behalf of any such Non-Consenting Lender, and any such Assignment Agreement so executed by Borrower Representative, the replacement Lender and Agent, shall be effective for purposes of this Section 12.2(d) and Section 11.1.

(v) Upon the Termination Date, Agent shall deliver to Borrowers termination statements, security releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Obligations.

(vi) Notwithstanding anything to the contrary contained in this Section 12.2, in the event that the Borrowers request that this Agreement be modified or amended in a manner that would require the unanimous consent of all of the Lenders and such modification or amendment is agreed to by the Requisite Lenders, then with the consent of Borrower Representative, Agent and the Requisite Lenders, Borrower Representative, Agent and the Requisite Lenders shall be permitted to amend this Agreement without the consent of the Non-Consenting Lenders to provide for (i) the termination of the Commitment of each Non-Consenting Lender at the election of Borrower Representative, Agent and the Requisite Lenders, (ii) simultaneously with the Commitment termination provided for in the foregoing clause (i), the addition to this Agreement of one or more other financial institutions (each of which shall be acceptable to Agent), or an increase in the Commitment of one or more of the Requisite Lenders (with the written consent thereof), so that the total Commitment after giving effect to such amendment shall be in the same amount as the total Commitment immediately before giving effect to such amendment, so long as such new or increased Commitments are on the same terms and provisions (including, without limitation, economic terms with respect to interest rates, pricing, fees, maturity date, etc.) as the Commitment terminated pursuant to the foregoing clause (i), (iii) if any Loans are outstanding at the time of such amendment, the making of such additional Loans by such new financial institutions or Requisite Lender(s), as the case may be, as may be necessary to repay in full, at par, the outstanding Loans of the Non-Consenting Lenders immediately before giving effect to such amendment and (iv) such other modifications to this Agreement as may be appropriate to effect the foregoing clauses (i)-(iii).

(vii) Further, notwithstanding anything to the contrary contained in this Section 12.2, if Agent and Borrower Representative shall have jointly identified an obvious error or any error or omission of a technical nature, in each case that is immaterial (as determined by Agent) in any provision of the Loan Documents, then Agent and Borrower Representative shall be permitted to amend such provisions and such amendment shall become effective without any further action or consent of any other party to any Loan Document if the same is not objected to in writing by the Requisite Lenders within ten (10) Business Days following receipt of notice thereof.

(c) Fees and Expenses. Borrowers shall reimburse: (i) Agent, Co-Collateral Agents and Lead Arrangers for all reasonable documented fees, reasonable documented out-of-pocket costs and expenses (including the reasonable documented fees and reasonable documented out-of-pocket expenses of one firm of counsel); and (ii) Agent, Co-Collateral Agents and Lead Arrangers (and, with respect to clauses (b), (c) and (d) below, all Lenders for all reasonable documented out-of-pocket fees, costs and expenses, including the reasonable documented fees, reasonable documented out-of-pocket costs and expenses of one firm of counsel for Agent, Co-Collateral Agents, Lead Arrangers and Lenders, taken as a whole, and a single local counsel in each relevant jurisdiction and in the case of an actual or potential conflict of interest where Agent, Co-Collateral Agent, Lead Arranger or the Lender affected by such conflict informs Agent of such conflict and thereafter retains its own counsel, of another firm of counsel for such affected Person), incurred in connection with the negotiation, preparation and filing and/or recordation of the Loan Documents, and incurred in connection with:

(i) any amendment, modification or waiver of, consent with respect to, or termination of, any of the Loan Documents or Related Transactions Documents or advice in connection with the syndication and administration of the Loans made pursuant hereto or its rights hereunder or thereunder;

(ii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Co-Collateral Agent any Lender, any Credit Party or any other Person and whether as a party, witness or otherwise) in any way relating to the Collateral, any of the Loan Documents and the transactions contemplated thereby or any other agreement to be executed or delivered in connection herewith or therewith, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof; in connection with a case commenced by or against any or all of the Credit Parties or any other Person that may be obligated to Agent by virtue of the Loan Documents; including any such litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the Loans during the pendency of one or more Events of Default; provided, that no Person shall be entitled to reimbursement under this clause (b) in respect of any litigation, contest, dispute, suit, proceeding or action to the extent any of the foregoing results from such Person’s gross negligence, bad faith, material breach or willful misconduct (as determined by a court of competent jurisdiction in a final and non-appealable judgment); provided, further, that no Indemnified Person will be indemnified for any such cost, expense or liability to the extent of any dispute solely among Indemnified Persons other than claims against Agent, in such capacity in connection with fulfilling any such roles;

(iii) any attempt to enforce any remedies of Agent against any or all of the Credit Parties or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the Loans during the pendency of one or more Events of Default;

(iv) any workout or restructuring of the Loans upon the occurrence and during the continuance of one or more Events of Default; and

(v) efforts to (i) monitor the Loans or any of the other Obligations, (ii) evaluate, observe or assess any of the Credit Parties or their respective affairs, and (iii) subject to the limitation contained herein verify, protect, evaluate, assess, appraise, audit, collect, sell, liquidate or otherwise dispose of any of the Collateral; including, as to each of clauses (a) through (d) above, all reasonable and documented professionals fees, including, but not limited to appraisers’, field examiners’ and attorneys’ fees arising from such services and other advice, assistance or other representation, including those in connection with any appellate proceedings, and all reasonable documented out-of-pocket expenses, costs, charges and other fees incurred by such professionals in connection with or relating to any of the events or actions described in this Section 12.3. All amounts under this Section 12.3 shall be payable no later than 20 days after written demand therefore (together with reasonably detailed supporting documentation submitted to a Financial Officer of Borrower Representative).

(d) No Waiver. Agent’s or any Lender’s failure, at any time or times, to require strict performance by the Credit Parties of any provision of this Agreement or any other Loan Document shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of an Event of Default shall not suspend, waive or affect any other Event of Default whether the same is prior or subsequent thereto and whether the same or of a different type. Subject to the provisions of Section 12.2, none of the undertakings, agreements, warranties, covenants and representations of any Credit Party contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by any Credit Party shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and the applicable Requisite Lenders, and directed to Borrowers specifying such suspension or waiver.

(e) Remedies. Agent’s, Co-Collateral Agents’ and Lenders’ rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

(f) Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement or any other Loan Document shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement or such other Loan Document.

(g) Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement conflicts with any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

(h) Confidentiality. Each Lender, each L/C Issuer Agent and each Co-Collateral Agent agrees to maintain, the confidentiality of information obtained by it pursuant to any Loan Document and designated in writing by any Credit Party as confidential or disclosed under circumstances where it is reasonable to assume that such information is confidential (the “Information”), except that such Information may be disclosed by the Lenders, L/C Issuer or Agent (i) with Borrower Representative’s consent, (ii) to Related Persons of such Lender, L/C Issuer or Agent, as the case may be, that are advised of the confidential nature of such Information and are instructed to keep such Information confidential in accordance with the terms hereof, (iii) to the extent such information presently is or hereafter becomes (A) publicly available other than as a result of a breach of this Section 12.8 or (B) available to such Lender, L/C Issuer or Agent or any of their Related Persons, as the case may be, from a source (other than any Credit Party) not known by them to be subject to disclosure restrictions, (iv) to the extent disclosure is required by applicable law or other legal process or requested or demanded by any Governmental Authority, including any governmental bank regulatory authority (in which case Agent shall notify Borrower Representative, to the extent not prohibited by law or legal process; provided that no notice shall be required in the case of disclosure to bank regulatory authorities having jurisdiction over Agent, any Co-Collateral Agent, any Lender or L/C Issuer), (v) to the extent necessary or customary for inclusion in league table measurements, (vi) (A) to the National Association of Insurance Commissioners or any similar organization, any examiner or any nationally recognized rating agency or (B) otherwise to the extent consisting of general portfolio information that does not identify Credit Parties, (vii) to current or prospective assignees or participants, direct or contractual counterparties to any Swap Contracts and to their respective Related Persons, in each case to the extent such assignees, participants, counterparties or Related Persons agree to be bound by provisions substantially similar to the provisions of this Section 12.8 (and such Person may disclose information to their respective Related Persons in accordance with clause (ii) above), (viii) to any other party hereto, (ix) in connection with the exercise or enforcement of any right or remedy under any Loan Document, in connection with any litigation or other proceeding to which such Lender, L/C Issuer or Agent or any of their Related Persons is a party or bound, or to the extent necessary to respond to public statements or disclosures by Credit Parties or their Related Persons referring to a Lender, L/C Issuer or Agent or any of their Related Persons and (x) to the National Association of Insurance Commissioners, CUSIP Service Bureau or any similar organization, regulatory authority, examiner or nationally recognized ratings agency. In the event of any conflict between the terms of this Section 12.8 and those of any Loan Document, the terms of this Section 12.8 shall govern.

Notwithstanding anything to the contrary set forth herein or in any other written or oral understanding or agreement to which the parties hereto are parties or by which they are bound, the parties acknowledge and agree that (i) any obligations of confidentiality contained herein and therein do not apply and have not applied to the federal tax treatment and federal tax structure of the Loans (the “Tax Structure”) (and any related transactions or arrangements) from the commencement of discussions between the parties, and (ii) each party (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the Tax Structure and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to the Tax Structure. The preceding sentence is intended to cause the Tax Structure to be treated as not having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Internal Revenue Code of 1986, as amended, and shall be construed in a manner consistent with such purpose. Subject to the proviso with respect to disclosure in the first sentence of this paragraph, each party hereto acknowledges that it has no proprietary or exclusive rights to the Tax Structure.

(i) GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THE LOAN DOCUMENTS AND THE OBLIGATIONS SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE AND ANY APPLICABLE LAWS OF THE UNITED STATES. EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN, CITY OF NEW YORK, NEW YORK SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THE CREDIT PARTIES, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS RELATED

TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS; PROVIDED, THAT AGENT, LENDERS AND THE CREDIT PARTIES ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF NEW YORK COUNTY; PROVIDED, FURTHER, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. EACH CREDIT PARTY EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH CREDIT PARTY HEREBY WAIVES ANY OBJECTION THAT SUCH CREDIT PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH CREDIT PARTY AT THE ADDRESS SET FORTH IN SECTION 12.10 AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH CREDIT PARTY’S ACTUAL RECEIPT THEREOF OR FIVE (5) BUSINESS DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID.

(j) Notices.

(i) Addresses. All notices, demands, requests, directions and other communications required or expressly authorized to be made by this Agreement shall, whether or not specified to be in writing unless otherwise expressly specified to be given by any other means, be given in writing and (i) addressed to (A) the party to be notified and sent to the address or facsimile number indicated in this Section 12.10 (or to such other address as may be hereafter notified by the respective parties hereto), or (B) the party to be notified at its address specified on the signature page of this Agreement or any applicable Assignment Agreement, (ii) to the extent given by a Credit Party posted to any E-System set up by or at the direction of Agent in an appropriate location or (iii) addressed to such other address as shall be notified in writing (A) in the case of Borrower Representative, Agent and Swing Line Lender, to the other parties hereto and (B) in the case of all other parties, to Borrower Representative and Agent. Transmission by electronic mail (including E-Fax, even if transmitted to the fax numbers set forth in clause (i) above) shall not be sufficient or effective to transmit any such notice under this clause (a) unless such transmission is an available means to post to any E-System. Notice addresses as of the Closing Date shall be as set forth below:

(i)	If to Agent and MSSF as Co-Collateral Agent, at

Morgan Stanley Senior Funding, Inc.

1 New York Plaza, 41st Floor

New York, New York 10004

Telephone No.: (212) 507-6680

Email: msagency@morganstanley.com

with copies to:

Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Attention: Leslie A. Plaskon, Esq.

Fax No.: (212) 230-5137

Telephone No.: (212) 318-6421

(ii)	If to JPMorgan Chase Bank, N.A., as Co-Collateral Agent, at

JPMorgan Chase Bank, N.A.

277 Park Avenue, 22nd Floor

New York, NY 10172

Telephone No.: (212) 270-0324

Email: salvatore.p.demma@jpmorgan.com

with copies to:

Paul Hastings LLP

75 East 55th Street

New York, New York 10022

Attention: Leslie A. Plaskon, Esq.

Fax No.: (212) 230-5137

Telephone No.: (212) 318-6421

(iii)	If to any Borrower, to Borrower Representative, at

XPO Logistics, Inc.

Five Greenwich Office Park

Greenwich, Connecticut 06831

Attn: Gordon Devens

Fax: (203) 629-7073

Telephone No.: (203) 413-4003

Email: Gordon.devens@xpologistics.com

with a copy to:

Skadden, Arps, Slate, Meagher & Flom, LLP

155 N. Wacker Drive

Chicago, IL 60606

Attention: Seth Jacobson

Fax: (312) 407-8511

Telephone No: (312) 407-0889

(ii)	Effectiveness.

(i) All communications described in clause (a) above and all other notices, demands, requests and other communications made in connection with this Agreement shall be effective and be deemed to have been received (i) if delivered by hand, upon personal delivery, (ii) if delivered by overnight courier service, one Business Day after delivery to such courier service, (iii) if delivered by mail, five (5) Business Days after deposit in the mail, (iv) if delivered by facsimile or electronic mail (other than to post to an E-System pursuant to clause (a) above) upon sender’s receipt of confirmation of proper transmission, and (v) if delivered by posting to any E-System, on the later of the date of such posting in an appropriate location and the date access to such posting is given to the recipient thereof in accordance with the standard procedures applicable to such E-System. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower Representative or Agent) designated in Section 12.10 to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

(ii) The posting, completion and/or submission by any Credit Party of any communication pursuant to an E-System shall constitute a representation and warranty by the Credit Parties that any representation, warranty, certification or other similar statement required by the Loan Documents to be provided, given or made by a Credit Party in connection with any such communication is true, correct and complete in all material respects (to the extent required under the Loan Documents) except as expressly noted in such communication or E-System.

(iii) Each Lender shall notify Agent in writing of any changes in the address to which notices to such Lender should be directed, of addresses of its lending office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as Agent shall reasonably request.

(k) Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

(l) Counterparts. This Agreement may be executed in any number of separate counterparts and by different parties in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. Delivery of an executed signature page of this Agreement by facsimile transmission or Electronic Transmission shall be as effective as delivery of a manually executed counterpart hereof.

(m) WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO KNOWINGLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS, L/C ISSUERS AND ANY CREDIT PARTY ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

(n) Press Releases and Related Matters. Each Credit Party consents to the publication by Agent or any Lender of customary advertising material relating to the financing transactions contemplated by this Agreement using Borrower’s name, product photographs, logo or trademark. Agent reserves the right to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

(o) Reinstatement. This Agreement shall remain in full force and effect should any petition be filed by or against Borrowers for liquidation or reorganization, should Borrowers become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver, interim receiver, receiver and manager or trustee be appointed for all or any significant part of Borrowers’ assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(p) Advice of Counsel. Each of the parties represents to each other party hereto that it has discussed this Agreement and, specifically, the provisions of Sections 12.9 and 12.13, with its counsel.

(q) No Strict Construction. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

(r) Patriot Act Notice. Each Lender and Agent (for itself and not on behalf of any Lender) hereby notifies the Credit Parties that pursuant to the requirements of the Patriot Act, such Lender and Agent may be required to obtain, verify and record information that identifies the Credit Parties, which information includes the name and address of the Credit Parties and other information that will allow such Lender and Agent, as the case may be, to identify the Credit Parties in accordance with the Patriot Act.

(s) Currency Equivalency Generally. For the purposes of making valuations or computations under this Agreement (but not for purposes of the preparation of any financial statements delivered pursuant hereto), and in particular, without limitation, for purposes of valuations or computations under Sections 2.1, 2.2, 2.3, 4, 6, 7 and 9, unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefore, each other currency shall be converted into the Dollar Equivalent thereof.

(t) Judgment Currency.

(i) If, for the purpose of obtaining or enforcing judgment against any Credit Party in any court in any jurisdiction, it becomes necessary to convert into any other currency (such other currency being hereinafter in this Section 12.20 referred to as the “Judgment Currency”) an amount due under any Loan Document in Dollars (the “Obligation Currency”), the conversion shall be made at the rate of exchange prevailing on the Business Day immediately preceding (i) the date of actual payment of the amount due, in the case of any proceeding in the courts of any jurisdiction that will give effect to such conversion being made on such earlier date, or (ii) the date on which the judgment is given, in the case of any proceeding in the courts of any other jurisdiction (the applicable date as of which such conversion is made pursuant to this Section 12.20 being hereinafter in this Section 12.20 referred to as the “Judgment Conversion Date”).

(ii) If, in the case of any proceeding in the court of any jurisdiction referred to in Section 12.20(a), there is a change in the rate of exchange prevailing between the Judgment Conversion Date and the date of actual receipt for value of the amount due, the applicable Credit Party shall pay such additional amount (if any, but in any event not a lesser amount) as may be necessary to ensure that the amount actually received in the Judgment Currency, when converted at the rate of exchange prevailing on the date of payment, will produce the amount of the Obligation Currency which could have been purchased with the amount of the Judgment Currency stipulated in the judgment or judicial order at the rate of exchange prevailing on the Judgment Conversion Date. Any amount due from a Credit Party under this Section 12.20(b) shall be due as a separate debt and shall not be affected by judgment being obtained for any other amounts due under or in respect of any of the Loan Documents.

(iii) The term “rate of exchange” in this Section 12.20 means the rate of exchange at which Agent would, on the relevant date at or about 1:00 p.m. (New York time), be prepared to sell the Obligation Currency against the Judgment Currency.

(u) Electronic Transmissions.

(i) Authorization. Subject to the provisions of Section 12.10(a), each of Agent, Lenders, each Credit Party and each of their Related Persons, is authorized (but not required) to transmit, post or otherwise make or communicate, in its sole discretion, Electronic Transmissions in connection with any Loan Document and the transactions contemplated therein. Each Borrower and each Lender party hereto acknowledges and agrees that the use of Electronic Transmissions is not necessarily secure and that there are risks associated with such use, including risks of interception, disclosure and abuse and each indicates it assumes and accepts such risks by hereby authorizing the use of Electronic Transmissions.

(ii) Signatures. Subject to the provisions of Section 12.10(a), (i)(A) no posting to any E-System shall be denied legal effect merely because it is made electronically, (B) each E-Signature on any such posting shall be deemed sufficient to satisfy any requirement for a “signature” and (C)(i) each such posting shall be deemed sufficient to satisfy any requirement for a “writing”, in each case including pursuant to any Loan Document, any applicable provision of any Code, the federal Uniform Electronic Transactions Act, the Electronic Signatures in Global and National Commerce Act and any substantive or procedural applicable law governing such subject matter, (ii) each such posting that is not readily capable of bearing either a signature or a reproduction of a signature may be signed, and shall be deemed signed, by attaching to, or logically associating with such posting, an E-Signature, upon which Agent, each Co-Collateral Agent, each Lender and each Credit Party may rely and assume the authenticity thereof, (iii) each such posting containing a signature, a reproduction of a signature or an E-Signature shall, for all intents and purposes, have the same effect and weight as a signed paper original and (iv) each party hereto or beneficiary hereto agrees not to contest the validity or enforceability of any posting on any E-System or E-Signature on any such posting under the provisions of any applicable law requiring certain documents to be in writing or signed; provided, however, that nothing herein shall limit such party’s or beneficiary’s right to contest whether any posting to any E-System or E-Signature has been altered after transmission.

(iii) Separate Agreements. All uses of an E-System shall be governed by and subject to, in addition to Section 12.10 and this Section 12.21, the separate terms, conditions and privacy policy posted or referenced in such E-System (or such terms, conditions and privacy policy as may be updated from time to time, including on such E-System) and related Contractual Obligations executed by Agent and Credit Parties in connection with the use of such E-System.

(iv) LIMITATION OF LIABILITY. ALL E-SYSTEMS AND ELECTRONIC TRANSMISSIONS SHALL BE PROVIDED “AS IS” AND “AS AVAILABLE”. NONE OF AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS WARRANTS THE ACCURACY, ADEQUACY OR COMPLETENESS OF ANY E-SYSTEMS OR ELECTRONIC TRANSMISSION AND DISCLAIMS ALL LIABILITY FOR ERRORS OR OMISSIONS THEREIN. NO WARRANTY

OF ANY KIND IS MADE BY AGENT, ANY LENDER OR ANY OF THEIR RELATED PERSONS IN CONNECTION WITH ANY E-SYSTEMS OR ELECTRONIC COMMUNICATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD-PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS. Each of the Borrowers, each other Credit Party executing this Agreement and each Lender agrees that Agent has no responsibility for maintaining or providing any equipment, Software, services or any testing required in connection with any Electronic Transmission or otherwise required for any E-System.

(v) Independence of Provisions. The parties hereto acknowledge that this Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters, and that such limitations, tests and measurements are cumulative and must each be performed, except as expressly stated to the contrary in this Agreement.

(w) No Third Parties Benefited. This Agreement is made and entered into for the sole protection and legal benefit of the Credit Parties, the Lenders, the L/C Issuers, Agent, Co-Collateral Agents, Lead Arrangers, for the purposes of Section 2.11, the Indemnified Persons and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. Neither Agent nor any Lender nor any Credit Party (except as otherwise specifically provided under the Loan Documents) shall have any obligation to any Person not a party to this Agreement or the other Loan Documents.

(x) Relationships between Lenders and Credit Parties. The Borrowers acknowledge and agree that the Lenders are acting solely in the capacity of an arm’s length contractual counterparty to the Borrowers with respect to the Loans and other financial accommodations contemplated hereby and not as a financial advisor or a fiduciary to, or an agent of, the Borrowers or any other Person. Additionally, no Lender is advising the Borrowers or any other Person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Borrowers shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Lenders shall have no responsibility or liability to the Borrowers with respect thereto. Any review by the Lenders of the Borrowers, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Lenders and shall not be on behalf of the Borrowers.

Section 27. CROSS-GUARANTY

(a) Cross-Guaranty.

(i) Each U.S. Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Secured Parties by each other Borrower. Each Canadian Borrower hereby agrees that such Borrower is jointly and severally liable for, and hereby absolutely and unconditionally guarantees to Agent and Lenders and their respective successors and assigns, the full and prompt payment (whether at stated maturity, by acceleration or otherwise) and performance of, all Obligations owed or hereafter owing to Agent and Secured Parties by each other Canadian Borrower. Each Borrower agrees that its guaranty obligation hereunder is a continuing guaranty of payment and performance and not of collection, that its obligations under this Section 13 shall not be discharged until the Termination Date, and that its obligations under this Section 13 shall be absolute and unconditional, irrespective of, and unaffected by,

(i) the genuineness, validity, regularity, enforceability or any future amendment of, or change in, this Agreement, any other Loan Document or any other agreement, document or instrument to which any Borrower is or may become a party;

(ii) the absence of any action to enforce this Agreement (including this Section 13) or any other Loan Document or the waiver or consent by Agent and Lenders with respect to any of the provisions thereof;

(iii) the existence, value or condition of, or failure to perfect its Lien against, any security for the Obligations or any action, or the absence of any action, by Agent and Lenders in respect thereof (including the release of any such security);

(iv) the insolvency of any Credit Party; or

(v) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor.

Each Borrower shall be regarded, and shall be in the same position, as principal debtor with respect to the Obligations guarantied hereunder.

(ii) Each Borrower expressly represents and acknowledges that it is part of a common enterprise with the other Borrowers and that any financial accommodations by Lenders, or any of them, to any other Borrower hereunder and under the other Loan Documents are and will be of direct and indirect interest, benefit and advantage to all Borrowers.

(b) Waivers by Borrowers. Each Borrower expressly waives, to the extent permitted by law, all rights it may have now or in the future under any statute, or at common law, or at law or in equity, or otherwise, to compel Agent or Lenders to marshal assets or to proceed in respect of the Obligations guarantied hereunder against any other Credit Party, any other party or against any security for the payment and performance of the Obligations before proceeding against, or as a condition to proceeding against, such Borrower. It is agreed among each Borrower, Agent and Lenders that the foregoing waivers are of the essence of the transaction contemplated by this Agreement and the other Loan Documents and that, but for the provisions of this Section 13 and such waivers, Agent and Lenders would decline to enter into this Agreement. Each Borrower expressly waives diligence, presentment and demand (whether for non-payment or protest or of acceptance, maturity, extension of time, change in nature or form of the Obligations, acceptance of further security, release of further security, composition or agreement arrived at as to the amount of, or the terms of, the Obligations, notice of adverse change in any Borrower’s financial condition or any other fact which might increase the risk to another Borrower).

(c) Benefit of Guaranty. Each Borrower agrees that the provisions of this Section 13 are for the benefit of Agent and Lenders and their respective successors, transferees, endorsees and assigns, and nothing herein contained shall impair, as between any other Borrower and Agent or Lenders, the obligations of such other Borrower under the Loan Documents.

(d) Subordination of Subrogation, Etc. Notwithstanding anything to the contrary in this Agreement or in any other Loan Document, and except as set forth in Section 13.7, each Borrower hereby expressly and irrevocably subordinates to payment of the Obligations any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off and any and all defenses available to a surety, guarantor or accommodation co-obligor until the Termination Date. Each Borrower acknowledges and agrees that this subordination is intended to benefit Agent and Lenders and shall not limit or otherwise affect such Borrower’s liability hereunder or the enforceability of this Section 13, and that Agent, Lenders and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 13.4.

(e) Election of Remedies. If Agent or any Lender may, under applicable law, proceed to realize its benefits under any of the Loan Documents giving Agent or such Lender a Lien upon any Collateral, whether owned by any Borrower or by any other Person, either by judicial foreclosure or by non-judicial sale or enforcement, Agent or any Lender may, at its sole option, determine which of its remedies or rights it may pursue without affecting any of its rights and remedies under this Section 13. If, in the exercise of any of its rights and remedies, Agent or any Lender shall forfeit any of its rights or remedies, including its right to enter a deficiency judgment against any Borrower or any other Person, whether because of any applicable laws pertaining to “election of remedies” or the like, each Borrower hereby consents to such action by Agent or such Lender and waives any claim based upon such action, even if such action by Agent or such Lender shall result in a full or partial loss of any rights of subrogation that such Borrower might otherwise have had but for such action by Agent or such Lender. Any election of remedies that results in the denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Borrower shall not impair any other Borrower’s obligation to pay the full amount of the Obligations. In the event Agent or any Lender shall bid at any foreclosure or trustee’s sale or at any private sale permitted by law or the Loan Documents, Agent or such Lender may bid all or less than the amount of the Obligations and the amount of such bid need not be paid by Agent or such Lender but shall be credited against the Obligations. The amount of the successful bid at any such sale, whether Agent, Lender or any other party is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 13, notwithstanding that any present or future law or court decision or ruling may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

(f) Limitation. Notwithstanding any provision herein contained to the contrary, each Borrower’s liability under this Section 13 shall be limited to an amount not to exceed as of any date of determination the greater of:

(i) the amount of all Loans advanced to such Borrower;

(ii) the net amount of all Loans advanced to another Borrower under this Agreement and then re-loaned or otherwise transferred to, or for the benefit of, such Borrower; and

(iii) the amount that could be claimed by Agent and Lenders from such Borrower under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar foreign or domestic statute or common law after taking into account, among other things, such Borrower’s right of contribution and indemnification from each other Borrower under Section 13.7.

(g) Contribution with Respect to Guaranty Obligations.

(i) To the extent that any Borrower shall make a payment under this Section 13 of all or any of the Obligations (other than Loans made to that Borrower for which it is primarily liable) (a “Guarantor Payment”) that, taking into account all other Guarantor Payments then previously or concurrently made by any other Borrower, exceeds the amount that such Borrower would otherwise have paid if each Borrower had paid the aggregate Obligations satisfied by such Guarantor Payment in the same proportion that such Borrower’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Borrowers as determined immediately prior to the making of such Guarantor Payment, then, following the Termination Date, such Borrower shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Borrower for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

(ii) As of any date of determination, the “Allocable Amount” of any Borrower shall be equal to the maximum amount of the claim that could then be recovered from such Borrower under this Section 13 without rendering such claim voidable or avoidable under Section 548 of Chapter 11 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law.

(iii) This Section 13.7 is intended only to define the relative rights of Borrowers and nothing set forth in this Section 13.7 is intended to or shall impair the obligations of Borrowers, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of, and subject to the limitations contained in, this Agreement, including Section 13.1. Nothing contained in this Section 13.7 shall limit the liability of any Borrower to pay the Loans made directly or indirectly to that Borrower and accrued interest, Fees and expenses with respect thereto for which such Borrower shall be primarily liable.

(iv) The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Borrower to which such contribution and indemnification is owing.

(v) The rights of the indemnifying Borrowers against other Credit Parties under this Section 13.7 shall be exercisable upon the full and indefeasible payment of the Obligations and the termination of the Commitments.

(h) Liability Cumulative. The liability of Borrowers under this Section 13 is in addition to and shall be cumulative with all liabilities of each Borrower to Agent and Lenders under this Agreement and the other Loan Documents to which such Borrower is a party or in respect of any Obligations or obligation of the other Borrower, without any limitation as to amount, unless the instrument or agreement evidencing or creating such other liability specifically provides to the contrary.

(i) Obligations of the Canadian Domiciled Credit Parties. Notwithstanding anything in this Agreement or any other Loan Document to the contrary, (i) no Canadian Domiciled Credit Party, other than a Specified Entity, shall be liable or in any manner responsible for, or be deemed to have guaranteed, directly or indirectly, whether as a primary obligor, guarantor, indemnitor, or otherwise, and none of their assets shall secure, directly or indirectly, any Obligations of any U.S. Borrower or U.S. Guarantor (including, without limitation, principal, interest, fees, penalties, premiums, expenses, charges, reimbursements, indemnities or any other Obligations) under this Agreement or any other Loan Document, (ii) no Collateral or other assets of any Canadian Domiciled Credit Party, other than a Specified Entity, nor any collections on or proceeds of, any such Collateral or other assets shall be applied to the Obligations of any U.S. Borrower or U.S. Guarantor under this Agreement or any other Loan Document and (iii) no Canadian Domiciled Credit Party, other than a Specified Entity, shall be obligated to make any payment hereunder or under any other Loan Document on behalf of, or with respect to, any Obligation of any U.S. Borrower or U.S. Guarantor.

27.10 No Novation

(a) ~~13.10 No Novation.~~ From and after the Closing Date, ~~this~~the Original Credit Agreement shall be binding on the Borrowers, the Guarantors, the Agent, the Co-Collateral Agents, the Lenders and the other parties hereto, and the Existing Credit Agreement and the provisions thereof shall be amended, restated and replaced in their entirety by ~~this~~the Original Credit Agreement and the provisions hereof, subject to the following provisions. ~~This~~The Original Credit Agreement and this Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith and except to the extent repaid as provided herein. Nothing implied in the Original Credit Agreement, this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties under any Loan Document from any of its obligations and liabilities as a Borrower, guarantor or pledgor under any of the Loan Documents.

(b) From and after the Restatement Effective Date, this Agreement shall be binding on the Borrowers, the Guarantors, the Agent, the Co-Collateral Agents, the Lenders and the other parties hereto. The Original Credit Agreement and this Agreement shall not extinguish the obligations for the payment of money outstanding under the Existing Credit Agreement or discharge or release the Lien or priority of any Collateral Document or any other security therefor. Nothing herein contained shall be construed as a substitution or novation of the obligations outstanding under the Existing Credit Agreement or instruments securing the same, which shall remain in full force and effect, except to any extent modified hereby or by instruments executed concurrently herewith. Nothing implied in this Agreement or in any other document contemplated hereby shall be construed as a release or other discharge of any of the Credit Parties under any Loan Document from any of its obligations and liabilities as a Borrower, guarantor or pledgor under any of the Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

BORROWERS:

XPO LOGISTICS, INC.

By:
Name:
Title:

3P DELIVERY CANADA INC.
3PD, INC.
3PDIC, INC.
BOUNCE LOGISTICS, INC.
CONCERT GROUP LOGISTICS, INC.
EXPRESS-1, INC.
OPTIMA SERVICE SOLUTIONS, LLC
SD LOGISTICS, LLC
XPO AIR CHARTER, LLC
XPO LOGISTICS CANADA INC.
XPO LOGISTICS, LLC
XPO NLM, INC.
XPO NLM, LLC
PACER INTERNATIONAL, INC.
PACER STACKTRAIN, INC.
PACER TRANSPORTATION SOLUTIONS, INC.
PACER CARTAGE, INC.
INTERMODAL CONTAINER SERVICE, INC.
RAIL TO RAIL TRANSPORT, INC.
PACER DISTRIBUTION SERVICES, INC.
PDS TRUCKING, INC.
RF INTERNATIONAL, LTD.
OCEAN WORLD LINES, INC.

By:
Name: Title:

The following Persons are signatories to this Agreement in their capacity as Credit Parties and not as Borrowers.

CREDIT PARTIES:

XPO AQ, INC.

By:
Name:
Title:

3PD HOLDING, INC.
XPO DEDICATED, LLC
XPO GLOBAL LOGISTICS INC.
MANUFACTURERS CONSOLIDATION
SERVICE OF CANADA, INC.
PACER CONTAINER LINE INC.
PACER TRANSPORT, INC.
S & H TRANSPORT, INC.
PACER SERVICES, INC.
S & H LEASING, INC.
OWL AIR, INC.
CTP LEASING, INC.

By:
Name:
Title:

AGENTS: MORGAN STANLEY SENIOR FUNDING, INC., as Agent and as Co-Collateral Agent

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as Co-Collateral Agent

By:
Name:
Title:

LENDERS:

MORGAN STANLEY BANK, N.A., as a Lender and L/C Issuer

By:
Name:
Title:

MORGAN STANLEY SENIOR FUNDING, INC., as a Lender

By:
Name:
Title:

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:
Name:
Title:

DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A., as a Lender

By:
Name:
Title:

CITIBANK, N.A., as a Lender

By:
Name:
Title:

KEYBANK NATIONAL ASSOCIATION, as a Lender

By:
Name:
Title:

ANNEX A

TO

CREDIT AGREEMENT

CASH MANAGEMENT SYSTEM

Each Borrower shall, and shall cause each other Credit Party to, establish and maintain the Cash Management Systems described below:

(a) From and after the Closing Date and until the Termination Date, Borrowers and the other Credit Parties shall (i) establish lock boxes (“Lock Boxes”) or at Agent’s discretion, blocked accounts (“Blocked Accounts”) at one or more of the banks set forth in Schedule (4.19), and shall request in writing that all Account Debtors forward payment directly to such Lock Boxes, and (ii) deposit and cause the other Credit Parties to deposit or cause to be deposited promptly, in accordance with historical practices (but in any event no later than the fifth (5th) Business Day after the date of receipt thereof), all cash, checks, drafts or other similar items of payment relating to or constituting payments made in respect of any and all Collateral (whether or not otherwise delivered to a Lock Box) into one or more Blocked Accounts in such Credit Parties’ name and at a bank identified in Schedule (4.19) (each, a “Relationship Bank”). On or before the Closing Date, Borrowers and the other Credit Parties shall have established one or more concentration accounts in such Credit Parties’ name (each a “Concentration Account” and collectively, the “Concentration Accounts”) at the bank or banks that shall be designated as the Concentration Account bank for each such Credit Party in Schedule (4.19) (each a “Concentration Account Bank” and collectively, the “Concentration Account Banks”), which banks shall be reasonably satisfactory to Agent.

(b) Credit Parties may maintain, in their respective name, an account (each a “Disbursement Account” and collectively, the “Disbursement Accounts”) at a bank reasonably acceptable to Agent into which Agent shall, from time to time, deposit proceeds of Revolving Credit Advances and Swing Line Advances made to such Borrower pursuant to Section 2.1 for use by such Borrower solely in accordance with the provisions of Section 2.4.

(c) On or before the Closing Date (as may be extended by Agent in its reasonable discretion) or within forty-five (45) days of opening of any new Concentration Account or Disbursement Account (as may be extended by Agent in its reasonable discretion), as applicable, each Concentration Account Bank, each bank where a Disbursement Account is maintained and all other Relationship Banks, shall have entered into tri-party deposit account control agreements (other than with respect to (i) any payroll, withholding tax or other employee wage and benefit account so long as such account is funded only to the extent of payroll, employee wages or benefits; (ii) escrow, fiduciary or other trust accounts; (iii) tax accounts, including, without limitation, sales tax accounts and escrow accounts; (iv) accounts which are used solely to make disbursements and (v) any other accounts that do not have a daily balance in excess of $1,500,000 collectively for all such accounts in the aggregate at any time and into which the Credit Parties shall not accept or direct collections or receipts) with Agent, for the benefit of itself and Lenders, and the applicable Credit Party with respect to such accounts of the Credit Parties, in form and substance reasonably acceptable to Agent, which shall become operative on or before the sixtieth (60th) day following the Closing Date (as may be extended by Agent in its reasonable discretion). With respect to any Concentration Account or Disbursement Account, Agent shall only give a notice (an “Activation Notice”) at such time in which a Cash Dominion Period exists (an “Activation Event”). During any Cash Dominion Period, no Borrower shall, or shall cause or permit any Subsidiary thereof to, accumulate or maintain cash in Disbursement Accounts or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements. Upon the termination (or waiver) of any Cash Dominion Period, Agent shall terminate such Activation Notice unless and until a subsequent Activation Event shall occur.

(d) So long as no Event of Default has occurred and is continuing, Credit Parties may amend Schedule (4.19) to add or replace a Relationship Bank, Lock Box or Blocked Account or to replace any Concentration Account or any Disbursement Account; provided, that (i) Agent shall have consented in writing in advance to the opening of such account or Lock Box with the relevant bank, which consent shall not be unreasonably withheld or delayed, and (ii) prior to the time of the opening of such account or Lock Box (subject to the exceptions set forth subsection (c)(i)(iii) in this Annex A), the applicable Credit Party and such bank shall have executed and delivered to Agent a tri-party deposit account control agreement, in form and substance reasonably satisfactory to Agent. Credit Parties shall close any of their accounts (and establish replacement accounts in accordance with the foregoing sentence) promptly and in any event within sixty (60) days (as may be extended by Agent in its discretion) following notice from Agent that the creditworthiness (as determined by Agent in its Permitted Discretion) of any bank holding an account is no longer acceptable in Agent’s reasonable judgment, or as promptly as practicable and in any event within sixty (60) days (as may be extended by Agent in its discretion) following notice from Agent that the operating performance, funds transfer or availability procedures or performance with respect to accounts or Lock Boxes of the bank holding such accounts or Agent’s liability under any tri-party blocked account agreement with such bank is no longer acceptable in Agent’s reasonable judgment; provided that such bank shall have a period of thirty (30) days from the date of such notice from Agent to the Credit Parties to remedy the creditworthiness issues, in the Permitted Discretion of Agent, and if such issues are not resolved, in the Permitted Discretion of Agent, then the Credit Parties shall have sixty (60) days (as may be extended by Agent in its Permitted Discretion) following the expiration of the thirty (30) days or determination by Agent that the creditworthiness issues have not been resolved (whichever is shorter) to move such accounts.

(e) The Lock Boxes, Blocked Accounts, Disbursement Accounts and the Concentration Accounts shall be cash collateral accounts, with all cash, checks and other similar items of payment in such accounts securing payment of the Loans and all other Obligations, and in which a Credit Party shall have granted a Lien to Agent, on behalf of itself and the Secured Parties, pursuant to the U.S. Security Agreement.

(f) All amounts deposited in the Collection Account during a Cash Dominion Period shall be deemed received by Agent in accordance with Section 2.8 and shall be applied (and allocated) by Agent in accordance with Section 2.9. In no event shall any amount be so applied unless and until such amount shall have been credited in immediately available funds to the Collection Account.

(g) Each Credit Party shall and shall cause its Affiliates, officers, employees, agents, directors or other Persons acting for or in concert with such Credit Party to (i) hold in trust for Agent, for the benefit of itself and Lenders, all checks, cash and other items of payment received by such Credit Party or any such Related Person, and (ii) within five (5) Business Days after receipt by such Credit Party or any such Related Person of any checks, cash or other items of payment, deposit the same into a Blocked Account of such Credit Party. Each Credit Party acknowledges and agrees that all cash, checks or other items of payment constituting proceeds of Collateral are part of the Collateral. All proceeds of the sale or other disposition of Collateral shall be deposited directly into the applicable Blocked Accounts unless transferred directly to Agent and applied toward repayment of the Loans in accordance with this Agreement.

ANNEX B

TO

CREDIT AGREEMENT

WIRE TRANSFER INFORMATION

Bank: Morgan Stanley Bank, N.A.

ABA#: 021-000-089

Account Number: 3044-0947

REF: XPO Logistics

Account Name: Morgan Stanley Bank, NA

Bank: Morgan Stanley Senior Funding, Inc.

ABA#: 021-000-089

Account Number: 406-99-776

REF: XPO Logistics

Account Name: Morgan Stanley Senior Funding, Inc.

ANNEX C

TO

CREDIT AGREEMENT1

Lender(s)	Commitment		Canadian Commitment~~[1]~~[3]	Swing Line Commitment~~[2]~~[4]
Morgan Stanley Bank, N.A.		$25,000,000	$5,000,000	$0
Morgan Stanley Senior Funding, Inc.		$50,000,000	$15,000,000	$10,000,000
Credit Suisse AG, Cayman Islands Branch	$	~~75,000,000~~50,000,000	$20,000,000	$0
Deutsche Bank AG New York Branch		$75,000,000	$20,000,000	$0
JPMorgan Chase Bank, N.A.		$75,000,000	$20,000,000	$0
Citibank N.A.		$75,000,000	$20,000,000	$0
KeyBank National Association		$40,000,000	$0	$0
RBS Citizens Business Capital, a division of RBS Asset Finance, Inc., a subsidiary of Citizens Bank, N.A.		$25,000,000	$0	$0

[1]	Reflects commitments on and as of the date prior to the Restatement Effective Date.
~~[1]~~	~~Canadian Commitment constitutes a subfacility of the aggregate Commitments.~~
[3]	Canadian Commitment constitutes a subfacility of the aggregate Commitments.
~~[2]~~	~~Swing Line Commitment constitutes a subfacility of the aggregate Commitments.~~
[4]	Swing Line Commitment constitutes a subfacility of the aggregate Commitments.

SCHEDULE (2.1)

TO

CREDIT AGREEMENT

AGENTS’ REPRESENTATIVES

Morgan Stanley Senior Funding, Inc.

1 New York Plaza, 41st Floor

New York, New York 10004

Telephone: 212-507-6680

Email: msagency@morganstanley.com